As filed with the U.S. Securities and Exchange Commission on March 22, 2021

Registration No. 333-[●]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sentage Holdings Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	6199	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

501, Platinum Tower, 233 Taicang Rd, HuangPu,

Shanghai City

the PRC

+86-21 5386 0209

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 800 Third Avenue, Suite 2800 New York, NY 10022 212-530-2206	Mitchell Nussbaum, Esq. Tahra Wright, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 212-407-4000

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Ordinary shares, par value $0.001 per share(3)	4,600,000	6.00	$27,600,000	$3,011
Underwriter Warrants(4)
Ordinary shares, par value $0.001 per share, underlying the Underwriter Warrants	368,000	7.50	$2,760,000	$302
Total	4,968,000		$30,360,000	$3,312

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the offering price attributable to additional shares that Network 1 Financial Securities, Inc. (the “Underwriter”) has the option to purchase up to 600,000 ordinary shares to cover over-allotments, if any.

(2)	Calculated pursuant to Rule 457(a) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.

(3)	In accordance with Rule 416(a), we are also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)

The Registrant will issue to the Underwriter warrants to purchase up to 368,000 ordinary shares equal to an aggregate of 8% of the ordinary shares (the “Underwriter Warrants”) sold in the offering, including the shares underlying the over-allotment option. The exercise price of the Underwriter Warrants is 125% of the offering price of the ordinary shares offered hereby. The Underwriter Warrants are exercisable within five years commencing from the effective date of the offering at any time, and from time to time, in whole or in part.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED March 22, 2021

4,000,000 Ordinary Shares

Sentage Holdings Inc.

This is an initial public offering of our ordinary shares. We are offering on a firm commitment basis our ordinary shares, par value $0.001 per share (“Ordinary Shares”). Prior to this offering, there has been no public market for our Ordinary Shares. We expect the initial public offering price to be in the range of $5 to $6 per Ordinary Share. The offering is being made on a “firm commitment” basis by Network 1 Financial Securities, Inc., the Underwriter. See “Underwriting.” We have reserved the symbol “SNTG” for purposes of listing our Ordinary Shares on the Nasdaq Capital Market and have applied to list our Ordinary Shares on the Nasdaq Capital Market. It is a condition to the closing of this offering that the Ordinary Shares qualify for listing on the Nasdaq Capital Market.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our Ordinary Shares.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 6 of this prospectus for more information.

Following the completion of this offering, our chief executive officer, Ms. Qiaoling Lu, will beneficially own approximately 58.9% of the aggregate voting power of our outstanding Ordinary Shares, assuming no exercise of the Underwriter’s over-allotment option, or approximately 56.5%, assuming full exercise of the Underwriter’s over-allotment option and excluding 368,000 Ordinary Shares underlying the Underwriter Warrants. As such, we may be deemed a “controlled company” under Nasdaq Marketplace Rules 5615(c). However, even if we are deemed as a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Marketplace Rules. See “Risk Factors” and “Management—Controlled Company.”

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Initial public offering price	$	$	$
Underwriter’s discounts(1)	$	$	$
Proceeds to our company before expenses(2)	$	$	$

(1)	See “Underwriting” in this prospectus for more information regarding our arrangements with the Underwriter.

(2)	We expect our total cash expenses for this offering (including the non-accoutable expense allowance and accountable out-of-pocket expenses payable to the Underwriter) to be approximately $[●], exclusive of the above discounts. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

This offering is being conducted on a firm commitment basis. The Underwriter is obligated to take and pay for all of the Ordinary Shares if any such Ordinary Shares are taken. We have granted the Underwriter an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of the Ordinary Shares to be offered by us pursuant to this offering (excluding Ordinary Shares subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts. If the Underwriter exercises the option in full, the total underwing discounts payable will be $[●] based on an assumed offering price of $[●] per Ordinary Share, and the total gross proceeds to us, before underwriting discounts and expenses, will be $[●].

The Underwriter expect to deliver the Ordinary Shares against payment as set forth under “Underwriting,” on or about [●], 2021.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated [●], 2021

i

ABOUT THIS PROSPECTUS

We and the Underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Ordinary Shares is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Affiliated Entities” are to our subsidiaries and the Sentage Operating Companies (defined below);

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“Sentage HK” are to Sentage Hong Kong Limited, a Hong Kong corporation, which is the wholly owned subsidiary of Sentage Holdings (defined below);

●	“Sentage Holdings” are to Sentage Holdings Inc., an exempted company with limited liability incorporated under the laws of Cayman Islands;

●

“Sentage Operating Companies” or “our VIEs” are to Daxin Wealth Investment Management (Shanghai) Co., Ltd. (“Daxin Wealth”), Daxin Zhuohui Financial Information Services (Shanghai) Co., Ltd. (“Daxin Zhuohui”), and Qingdao Buytop Payment Services Co., Ltd. (“Qingdao Buytop”), all of which are limited liability companies organized under the laws of the PRC, which we control via a series of contractual arrangements between Sentage WFOE and each of the Sentage Operating Companies;

●	“Sentage WFOE” are to Shanghai Santeng Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly owned by Sentage HK;

●	“shares,” “Shares,” or “Ordinary Shares” are to the ordinary shares of Sentage Holdings, par value $0.001 per share;

●	“U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

●	“VIE” are to variable interest entity;

●	“we,” “us,” or the “Company” are to one or more of Sentage Holdings and its Affiliated Entities, as the case may be; and

●	“WFOE” are to wholly foreign-owned enterprise;

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the Underwriter of its over-allotment option.

Our business is conducted by Sentage Operating Companies, our VIEs in the PRC, using Renminbi (“RMB”), the currency of China. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

ii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Unless otherwise indicated, all information in this amendment reflects a 1-for-1000 subdivision of our issued and outstanding Ordinary Shares, effected on September 2, 2020.

Overview

We are a growing financial service provider that offers a comprehensive range of financial services across consumer loan repayment and collection management, loan recommendation, and prepaid payment network services in China. Leveraging a deep understanding of our client base, strategic partner relationships, and valuation models and technologies, we are committed to working with our clients to understand their financial needs and challenges and offering customized services to help them meet their respective objectives.

Consumer Loan Repayment and Collection Management

Relying on our industry expertise and proprietary technology, our unique approach that integrates internal and external resources under a centralized management system allows us to offer our customers a cost-effective and trustworthy solution to recover consumer loans. We have devised and implemented a systematic repayment and collection management process adapted to each stage of a loan. Prior to loan delinquency, we provide customers with services such as repayment record reconciliation and payment reminder and notice. Upon delinquency, our experienced in-house team works on recovering past-due loans during the first three months of delinquency through means that do not require face-to-face interaction. If delinquency exceeds three months, we outsource loan collection services to reputable and local licensed third-party loan collection agencies, whose performance is supervised and evaluated by us under our monitoring system. Specifically, these third-party agencies collect past-due loans through various collection efforts such as professional skip-tracing (i.e. the process of locating a borrower who cannot be found at his or her place of residence or usual hangouts) and on-site visits. After the first six months of delinquency, if all the previous efforts to recover past-due loans remain unsuccessful, and after having received our customers’ express authorizations, we then engage reputable third-party law firms and initiate judicial proceedings against the delinquent borrower on behalf of our customers. As we exclusively rely on third-party resources for on-site visits, our in-house team is able to minimize potential physical confrontation with borrowers and effectively control compliance-related risks. In addition, we coordinate and manage all client engagements and collected information centrally through our Shanghai headquarters. Through our internal management system, we assign and adjust repayment and collection tasks to in-house specialists and third-party collection agencies based on a variety of factors. We believe our centralized management allows us to streamline and standardize the payment and collection management process, effectively monitor compliance level, and increase collection efficiency.

We believe that the expertise and service quality of collection specialists is critical to the success of our business. As a result, we place considerable focus on attracting, nurturing, and retaining our in-house specialists by providing mentorship, continued education, and performance-based promotion track. We carefully select third-party collection agencies based on our rigorous standards and only collaborate with those whose corporate history, past business activities, and internal compliance policies and measures meet our selection criteria. As we strengthen business partnerships with qualified collection agencies and help our in-house specialists accumulate experience over time, we expect continued improvement in productivity and profitability.

Since November 2017, we have not provided any intermediary services for any new customers due to changes in related governing regulations in China. In 2015, the Cyberspace Administration of China and other competent administrative authorities have promulgated the Guiding Opinions on Promoting the Healthy Development of Internet Finance (reference number: YIN FA No.221 of 2015) to strengthen the Chinese government’s supervision on internet finance activities, especially to address potential finance and business risks in P2P lending activities. During the second half of 2016, the Cyberspace Administration of China initiated a rectification process focusing on P2P lending, promulgating various policies and regulations. Each business entity engaged in P2P activities should devise a rectification plan, which is subject to review by relevant government agencies and certain record-filing procedures in its respective jurisdictions. While the Company does not engage in any P2P lending activities, the Company’s management decided to temporarily stop acquiring new customers for its intermediary services in November 2017 in anticipation that such regulatory changes might impose certain risks upon our consumer loan repayment and collection management business. However, as of the date of this prospectus, there is still no specific PRC law or regulation that directly governs our business operations and our consumer loan repayment and collection management business has not been affected by the regulation changes to the P2P business. Our management has decided that it is in the Company’s best interest to resume acquiring new customers for its consumer loan repayment and collection management business by collaborating with new third-party financial institutions. There may however be potential governing regulations changes that may affect our consumer loan repayment and collection management business in the future. In case of such changes in the future, the Company will comply with any such new regulations to ensure compliance and will adjust its operations accordingly. However, there is no guarantee that the Company will comply with such new regulations successfully. Nor is there guarantee that the Company will adjust its operations effectively to ensure minimal impact upon its business operations and financial performances.

During the six months ended June 30, 2020, and fiscal years 2019 and 2018, the total amount repaid by borrowers and collected by us and third-party agencies reached RMB1.56 million (approximately US$0.22 million), RMB18.78 million (approximately US$2.72 million) and RMB82.79 million (approximately US$12.51 million), respectively. While we offer services nationwide, we strategically focus on strengthening our presence in second-tier and third-tier Chinese cities where we have observed a strong demand for consumer loans. Currently, we are only managing the repayment and collection of loans that borrowers had obtained from individual customers through our offline loan recommendation business, which we had operated until the end of 2017.

Our existing loan repayment and collection management engagements will all be completed by the end of 2021. Those customers paid service fees for loan repayment and collection management as part of our service agreements entered at the time of loan facilitation. Such prepayments are recorded as a credit to a liability account for prepayments on our balance sheet. As we provide loan repayment and collection management services to specific customers, loan management and collection management fees received from customers in advance are deferred and recognized as revenue over time when designated services are performed. Since the end of 2017, we have not charged any new fees for loan repayment and collection management.

For the six months ended June 30, 2020 and for the 2019 and 2018 fiscal years, revenue generated from our consumer loan repayment and collection management services was US$753,239, US$3,618,823 and US$6,389,528, respectively. With a team of experienced loan management professionals, the Company plans to continue its consumer loan repayment and collection management business by expanding its client base and collaborating with third-party financial institutions. We believe our proven track record, industry reputation, integrated repayment and collection management approach, and centralized management sets solid foundation for us to develop relationships with prospective clients. As an example of such collaboration arrangements, on June 12, 2020, the Company entered into a Framework Consulting Service Agreement with Tianjin Financial Asset Exchange Co., Ltd. (“TFAE”), which is a leading financial assets trading institution in China and serves as a trading platform for financial assets, particularly for banks’ non-performing assets. Under such framework agreement, the Company may provide consumer loan repayment and collection management services to customers of TFAE, with specific terms to be further agreed upon by the parties. The framework agreement will expire on June 30, 2022 and can be renewed upon mutual agreement of both parties. However, we cannot guarantee the success of such business plan.

Loan Recommendation

As part of our strategy to diversify and expand our product and service offering, we started our loan recommendation business in June 2019. Leveraging our advanced credit assessment and risk management capabilities, we carefully evaluate applications and supporting materials submitted by individual borrowers and recommend those borrowers we deem qualified to funding partners, who in return directly provide funds to borrowers recommended by us. We endeavor to provide a transparent, seamless, and convenient recommendation process for both borrowers and funding partners, while safeguarding their respective interests.

We provide services including processing paperwork related to borrowers’ applications, evaluating credentials of borrower applicants, and appraising properties to be collateralized through data analysis and on-site inspection. For borrowers we acquired through business contacts, we do not directly charge them any service fee. Instead, referral partners first charge borrowers service fees for their referrals. We then charge the referral partners a commission pursuant to the service agreement between us and the referral partners. Our commission rate for the period from our business launch to June 30, 2020 was 1.5% to 2%. For the borrowers directly acquired by us, we charge borrowers service fees as a percentage of the loan amount pursuant to service agreement between us and them. Our service fee rate for the period from our business launch to June 30, 2020 was 1.75% to 3%.

We only recommend borrowers who are able to collateralize properties that have been evaluated and approved by our team of experienced in-house appraisers. We are confident that our disciplined, asset-driven risk management approach can effectively minimize borrowers’ default risk, mitigate the impact of a default, and promote sustainable returns for our funding partners. Specifically, we require a current real estate appraisal on all properties that borrowers intend to collateralize. Leveraging our appraisal model and technologies, our experienced in-house appraisers first undertake a rigorous due diligence process involving intensive data collection, review, and analysis to ensure that we understand the state of the market and the risk-reward profile of the property. Our team then conducts a complete visual inspection of the interior and exterior of the property, through which they notice and examine conditions that might adversely affect the property’s value. After consolidating information collected through various channels, our in-house appraisers compare the property with comparable sales based on a set of factors selected to assess specific features of the property and its market conditions. As of the date of the prospectus, through our advanced risk management capabilities, mortgage loans granted to borrowers we recommended achieved a default rate of zero percent as opposed to an industry average of approximately 3% for similar loans. However, there is no guarantee that we will maintain a low default rate in the future as we only recently started our loan recommendation business and the mortgage loans granted to borrowers we recommended become more seasoned.

We continuously work on strengthening our cooperation with funding partners and organically expanding our network of funding partners. As of the date of this prospectus, the Company is working with eight funding partners. We provide our funding partners access to our high-quality borrower applicants base, as well as enhanced credit assessment and risk management capabilities. Our value proposition is further magnified by the repeat lending and cross-selling opportunities we provide to them. Once borrowers are connected to funding partners through our services, funding partners will be able to extend more loans and sell other financial products to such borrowers. As of the date of the prospectus, we deliver value in the form of delinquency rate of zero percent. We acquire our funding partners through word-of-mouth referrals and referrals made by our shareholders and management team members, many of whom have established extensive connections in the financial industry based on their respective years of professional experience. Although subject to regulations on loan recommendation services, our business model does not subject us to the relevant local regulatory requirements that are applicable to online lending platforms since we do not provide online financing intermediary services. We believe our strengthened cooperation with funding partners allows us to sustainably grow our business and mitigate the negative impact brought by the continuing challenging regulatory environment in China.

Borrowers are drawn to us because of the convenient access to various mortgage products offered by funding partners, a transparent, easily navigable recommendation process, and a client-centric service approach aiming to understand borrowers’ specific financial needs and match them with mortgage products suitable to their current situation. The number of borrowers who have used our recommendation services has grown rapidly over time through third-party and word-of-mouth referrals. As of June 30, 2020, a total of 75 borrowers had successfully received mortgages from our funding partners through the use of our recommendation services. As of December 31, 2019, our funding partners had approved loans to borrowers recommended by us in the aggregate amount of RMB99.83 million (approximately US$14.45 million). During the period from our business launch to December 31, 2019, we had steadily expanded the scale of our loan recommendation business and reached US$260,388 in revenue. For the six months ended June 30, 2020, our funding partners had approved loans to borrowers recommended by us in the aggregate amount of RMB285.6 million (approximately US$40.6 million) and we earned $745,186 recommendation service revenue. Based on our preliminary financial information for the year ended December 31, 2020, revenue from our loan recommendation services continued to grow in the second half of fiscal year 2020 when we assisted more borrowers to obtain loans from funding partners.

Prepaid Payment Network Services

We started providing prepaid payment network services in August 2019, offering seamless, convenient, and reliable payment services to merchants across different industries. Specifically, we offer prepaid cards to individual consumers, who after purchasing such prepaid cards from us, will be able to buy goods and services offered by our merchant customers with their prepaid cards and recharge such cards online. The proceeds generated from the actual sales of the prepaid card are deposited into an escrow account designated and monitored by People’s Bank of China (“PBOC”). Leveraging our partnership with NetsUnion Clearing Corporation (“NetsUnion”) (i.e. the only bank card clearing house and the largest card payment organization offering mobile and online payment services in China), our prepaid payment network services enable qualified merchants selected by us after rigorous internal review to accept prepaid-card payments using traditional payment terminals. Our growing prepaid payment service business enables us to develop a deep understanding of customers’ needs and will allow us to provide merchants with continuously improving services and technologies. During the period from our business launch to December 31, 2019, the revenue generated from our payment services, consisted of technology consulting and support fees, was US$86,052. For the fiscal year ended December 31, 2019, we have engaged a total of two merchant customers for our prepaid network payment business and these two merchant customers have yet to issue prepaid cards to their end customers. For the six months ended June 30, 2020, the revenue generated from our payment services, consisted of technology consulting and support fees, was US$235,407 and we have engaged a total of four merchant customers for our prepaid network payment business but these four merchant customers have yet to issue prepaid cards to their end customers. Based on our preliminary financial information for the year ended December 31, 2020, revenue from our prepaid payment network services continued to grow in the second half of fiscal year 2020 when we provided more technology consulting and support services to customers under our prepaid payment network business.

For merchant customers who need payment-related technical consulting and support, we charge service fees for designing tailored payment solutions, interfacing their internal systems with our prepaid card payment system, and providing their staff with relevant operation training. Depending on the estimated annual transaction amount agreed by us and the particular merchant customer, the technology consulting and support fee ranges from RMB100,000 (approximately US$14,474) to RMB500,000 (approximately US$72,371). For merchant customers who need prepaid card payment services, we charge fees for services, including, but not limited to, collecting and processing information necessary for prepaid card issuance and authorizing transaction requests after verifying transaction information. The prepaid card payment service fee is equal to either (i) 0.3% to 0.5% of each transaction amount or (ii) 0.2% of the estimated annual transaction amount.

Our merchant customers choose us because we are a licensed prepaid card issuer capable of offering multipurpose prepaid cards and a licensed payment service provider. In order to issue multipurpose prepaid cards, which can be used to purchase goods and services from a diverse group of merchants across industries and regions, and provide related payment services, a service provider must obtain a third-party payment license that allows such activities. As a result of the tightened control imposed by the PBOC over payment licenses, it has become much harder to obtain such licenses from relevant regulatory bodies in China. A license applicant must undergo a time-consuming application process, be able to pay expensive application fee, and satisfy stringent standards adopted by the regulatory bodies. In light of the strong entry barriers, our payment license is a unique asset that distinguishes us from competitors. Without such license, a prepaid issuer can issue only single-purpose prepaid cards, which is limited to purchasing goods and services provided by the card issuer or companies related to the card issuer.

Our proprietary technology systems are critical to the growth of our prepaid payment network business, allowing us to process a large volume of transactions, achieve high level of stability, promote workflow automation, and build an easily scalable business model. Supported by a set of integrated databases, our information system can efficiently process and analyze a high volume of data, securely store the data on a cloud server, and provide each of our departments with convenient access to data. Our account management system allows us to consolidate and manage all our customers’ account information and track the balances of customer accounts in an efficient manner, promoting more transparent management of funds movements. We regularly update our systems to improve their reliability, efficiency and compatibility with our services and evolving regulatory requirements. We believe that our proprietary technology systems will enable us to build a highly automated platform that is compatible with mainstream payment methods and channels across different industries. As of the date of this prospectus, our systems have not encountered any major system interruption.

Revenue from our consumer loan repayment and collection management business accounted for 43.4% and 91.3% of our total revenue for the six months ended June 30, 2020 and for the fiscal year ended December 31, 2019, respectively, pursuant to existing engagements that will be completed by the end of 2021. With a team of experienced loan management professionals, the Company plans to continue its consumer loan repayment and collection management business by expanding its client base and collaborating with third-party financial institutions. As an example of such collaboration arrangements, on June 12, 2020, the Company entered into a Framework Consulting Service Agreement with Tianjin Financial Asset Exchange Co., Ltd. (“TFAE”), which is a leading financial assets trading institution in China and serves as a trading platform for financial assets, particularly for banks’ non-performing asset. Under such framework agreement, the Company may provide consumer loan repayment and collection management services to customers of TFAE, with specific terms to be further agreed upon by the parties. The framework agreement will expire on June 30, 2022 and can be renewed upon mutual agreement of both parties. However, we cannot guarantee the success of such business plan.

Revenue from our loan recommendation business and prepaid payment network service business accounted for 43.0% and 13.6% of our total revenue for the six months ended June 30, 2020 and 6.6% and 2.1% of our total revenue for the fiscal year ended December 31, 2019, respectively. To make up for the decline in revenue due to the completion of our past loan repayment and collection management engagements by the end of 2021, we have actively worked on expanding our loan recommendation business in the fiscal year 2020, such as growing the number of our funding partners to 35 and aggressively promoting our service to potential customers.

We deliver complementary products and services connecting customers and business partners through our three business lines as illustrated below:

Through our services, we are able to grow our borrower applicants base and develop enduring relationships with these prospective borrowers by offering them convenient access to funding partners who lend mortgage loans. As most of the borrower applicants are small-to-medium size business owners with the need for payment solutions, we plan to provide prepaid payment network services to them, which we hope will generate a vast scale of transaction volumes and provide us with greater insights into user behavior and transaction data. We expect that such accumulated data will allow us to further strengthen our credit assessment and risk management capabilities, which will attract more funding partners and broaden funding sources for our loan recommendation business. We expect that the growth of our loan recommendation business, in return, will result in more mortgage loans, which will increase lenders’ demand for our repayment and collection management services. Through the process of managing the repayment and collection of loans, we will further identify borrowers whose properties meet our selection criteria and introduce those qualified borrowers in short of capital to pay back their existing loans to funding partners through our loan recommendation business. We believe that such multidimensional approach will enable us to build a comprehensive suite of services and solutions addressing borrowers’ and lenders’ financial needs across all stages of a loan lifecycle.

Competitive Strengths

We believe that the following competitive strengths have contributed to our success and differentiated us from our competitors:

●	Scalable, sustainable business model supported by a portfolio of integrated and complementary products and services;

●	Advanced know-how and compliance-centric business practice for our loan repayment and collection management business;

●	Unique approach to loan repayment and collection management, supported by proprietary IT systems and infrastructure;

●	Steadily growing our loan recommendation business with the support of our asset-driven, disciplined risk management approach and distinct funding source advantage resulting from our collaboration with funding partners;

●	Growing our prepaid payment network business with the support of reliable, robust technology infrastructure; and

●	Experienced and visionary management team and innovative workforce.

Growth Strategies

Our goal is to become a leading financial service provider that offers a comprehensive range of financial services across consumer loan repayment and collection management, loan recommendation, and prepaid payment network services in China. Specifically, we plan to implement the following strategies:

●	Continue to invest in technology, focusing on artificial intelligence and data analytics;

●	Strategically grow our loan repayment and collection management business;

●	Maintain the steady growth of our loan recommendation business by broadening service offering, borrower base, and funding sources; and

●	Build a cohesive portfolio of prepaid payment network services and expand our customer base for our prepaid payment network business.

Our Challenges

We face risks and uncertainties in realizing our business objectives and executing our strategies, including but not limited to those arising from the following:

●	we operate in emerging and evolving industries, which are subject to extensive regulations in China;

●	we face increased regulatory risk resulting from public complaints against the consumer loan repayment and collection management industry;

●	we have a limited operating history;

●	the wind-down of our past engagements in consumer loan repayment and collection management business may affect our business operation and financial performance, and we may not be able to expand our customer base by collaborating with third-party financial institutions as we have planned;

●	we operate a socially sensitive business;

●	if we fail to maintain collaboration with our funding partners, our reputation, results of operations, and financial condition may be materially and adversely affected;

●	fluctuations in interest rates could negatively affect our loan origination volume;

●	we are dependent on NetsUnion, and any changes to its rules or practices could harm our prepaid payment network business;
●	we depend on our VIEs to conduct business in China, but our VIE Arrangements with the Sentage Operating Companies and the Sentage Operating Companies Shareholders may not be effective in providing control over the Sentage Operating Companies, and we may have difficulty in enforcing any rights we have under these VIE Arrangement;

●	the PRC government may find that the VIE agreements that establish the structure for operating our businesses in China do not comply with PRC regulations;

●

because we are a Cayman island company and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain;

●	we must remit the offering proceeds to China before they may be used to benefit our business in China, and this process may take several months to complete;

●	uncertainties with respect to the PRC legal system could adversely affect us, and U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China;

●	fluctuations in exchange rates could adversely affect our business and the value of our securities; and;

●	governmental control of currency conversion may affect the value of your investment and our payment of dividends; and

●	the recent global coronavirus COVID-19 outbreak.

See “Risk Factors” and other information included in this prospectus for a discussion of these and other risks and uncertainties we face.

Corporate Information

Our principal executive offices are located at 501, Platinum Tower, 233 Taicang Rd, HuangPu, Shanghai City, the PRC, and our phone number is +86-21 5386 0209. Our registered office in the Cayman Islands is located at Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands, and the phone number of our registered office is +1-345-814-2857. Our service process agent is Cogency Global Inc. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Subdivision of Ordinary Shares

On September 2, 2020, our shareholders amended the authorized share capital of the Company from US$50,000 divided into 50,000 Ordinary Shares of US$1.00 par value per share to US$50,000 divided into 50,000,000 Ordinary Shares of US$0.001 par value per share such that each Ordinary Share of US$1.00 was subdivided into 1,000 Ordinary Shares of US$0.001 each. As a consequence of the subdivision of the authorized share capital, our shareholders further approved and effected a subdivision of our outstanding Ordinary Shares at a ratio of 1-for-1,000 shares. All references to Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the subdivision of our authorized share capital and our issued and outstanding Ordinary Shares as if these events had occurred at the beginning of the earliest period presented.

Corporate Structure

We are a Cayman Islands exempted company incorporated on September 16, 2019. Exempted companies are Cayman Islands’ companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act (2021 Revision).

The following diagram illustrates our corporate structure, including our subsidiaries and our VIEs, as of the date of this prospectus and upon completion of this offering based on a proposed number of 4,000,000 Ordinary Shares being offered, assuming no exercise of the Underwriter’s over-allotment option. For more detail on our corporate history, refer to “Corporate History and Structure.”

Unit Giant Limited
BVI, 2019*
Other Beneficial Owners
Public Shareholders
82.5%/58.93%
17.5%/12.5%
0%/28.57%
Pre-IPO%/Post-IPO%
Sentage Holdings Inc.
"Sentage Holdings"
Cayman Islands, 2019
100%
Sentage Hongkong Limited
"Sentage HK"
Hongkong, 2019
100%
Offshore
Onshore
Shanghai Santeng Technology Co., Ltd.
"Sentage WFOE"
Shanghai, China, 2019
Contractual Arrangements
Daxin Wealth Investment Management (Shanghai) Co., Ltd.
"Daxin Wealth"
Shanghai, China, 2014
Daxin Zhuohui Financial Information Services (Shanghai) Co., Ltd.
"Daxin Zhuohui"
Shanghai, China, 2015
Qingdao Buytop Payment Services Co., Ltd.
"Qingdao Buytop"
Qingdao, China, 2017

*	See “Principal Shareholders” for further information regarding the beneficial ownership.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A;”

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act occurred, if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

THE OFFERING

Ordinary Shares offered by us	4,000,000 Ordinary Shares

Price per Ordinary Share	We currently estimate that the initial public offering price will be in the range of $5 to $6 per Ordinary Share.

Ordinary Shares outstanding prior to completion of this offering	10,000,000 Ordinary Shares

Ordinary Shares outstanding immediately after this offering

14,000,000 Ordinary Shares assuming no exercise of the Underwriter’s over-allotment option and excluding 368,000 Ordinary Shares underlying the Underwriter Warrants

14,600,000 Ordinary Shares assuming full exercise of the Underwriter’s over-allotment option and excluding 368,000 Ordinary Shares underlying the Underwriter Warrants

Listing	We have applied to have our Ordinary Shares listed on the Nasdaq Capital Market.

Nasdaq Capital Market symbol	“SNTG”

Transfer Agent	Transhare Corporation

Use of proceeds	We intend to use the proceeds from this offering for investment in service and product development, sales and marketing activities, technology infrastructure, capital expenditures, improvement of corporate facilities, and other general and administrative matters. See “Use of Proceeds” on page 53 for more information.

Underwriter	Network 1 Financial Securities, Inc.

Underwriter’s Warrants	We have agreed to sell to Network 1 Financial Securities, Inc. warrants (the “Underwriter’s Warrants”) to purchase up to 368,000 Ordinary Shares (equal to 8% of the aggregate number of Ordinary Shares sold in the offering) at a price equal to 125% of the price of our Ordinary Shares offered hereby.

Lock-up	All of our directors and officers and our principal shareholders (5% or more shareholders) have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of 180 days after the effective date of this registration statement. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk factors	The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 10 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

Unless otherwise indicated, all information in this amendment reflects a 1-for-1000 subdivision of our issued and outstanding Ordinary Shares, effected on September 2, 2020.

SUMMARY FINANCIAL DATA

The following tables set forth selected historical statements of operations for the fiscal years ended December 31, 2019 and 2018, and balance sheet data as of December 31, 2019 and 2018, which have been derived from our audited financial statements for those periods. The historical consolidated statements of operations data for the six months ended June 30, 2020 and 2019, and the historical consolidated balance sheet data as of June 30, 2020 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

(All amounts in U.S. dollars)

Statements of Operations Data:

	For the Six Months Ended June 30, 2020	For the Fiscal Year Ended December 31, 2019	For the Fiscal Year Ended December 31, 2018
	(Unaudited)
Revenue	$1,733,832	$3,965,263	$6,389,528
Operating expenses	$759,221	$1,528,043	$4,825,830
Income from operations	$974,611	$2,437,220	$1,563,698
Provision for income taxes	$247,713	$611,362	$386,302
Net income	$726,598	$1,834,353	$1,154,512

Balance Sheet Data:

	As of June 30, 2020	As of December 31, 2019	As of December 31, 2018
	(Unaudited)
Current assets	$1,703,989	$936,093	$607,088
Total assets	$2,313,318	$1,832,075	$2,186,263
Current liabilities	$714,442	$1,395,310	$5,046,094
Total liabilities	$2,352,280	$2,605,001	$5,975,219
Total shareholders’ deficit	$(38,962)	$(772,926)	$(3,788,956)

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Businesses and Industries

We have a limited operating history, which makes it difficult to evaluate our future prospects.

As we launched our consumer loan repayment and collection management business in 2015, loan recommendation business in June 2019, and prepaid payment network business in August 2019, we only have a limited operating history. Members of our management team have been working together only for a short period of time and are still in the running-in period. They may still be in the process of exploring approaches to running our company and reaching consensus among themselves, which may affect the efficiency and results of our operation.

We have limited experience in most aspects of our business operation, such as service and product offerings, credit assessment, risk management, and the development of long-term relationships with borrowers, funding partners, and other business partners. As our businesses develop or in response to competition, we may continue to introduce new product and services, adjust our existing product and service profile, or make changes to our business operation in general. Any significant change to our business model may have a material and adverse impact on our financial condition and results of operations. It is therefore difficult to effectively assess our future prospects.

Furthermore, in addition to our existing product services and offerings, we may also from time to time explore other growth opportunities, such as broadening our customer base across all three business lines and seeking strategic partnerships to enter new markets that are complementary to our existing business lines. These initiatives may have different impacts on our operation, including cannibalization of existing services. Failure to manage our expansion may have unexpected material effect on our financial condition and results of operation.

The industries we are in are still evolving, which makes it difficult to effectively assess our future prospects.

The industries in which we operate, including the consumer loan repayment and collection management industry, loan recommendation industry, and the third-party payment services industry, in the PRC are still in evolving stages. The regulatory framework for these industries remains uncertain for the foreseeable future. Many market players in these industries, including us, are inexperienced in responding to changes of market situations effectively and keeping the growth of business steadily when the industries enter a different stage. We may not be able to sustain our historical growth rate in the future.

You should consider our business and prospects in light of the risks and challenges we encounter or may encounter given the rapidly evolving markets in which we operate and our limited operating history. These risks and challenges include our ability to, among other things:

●	offer competitive product and services;

●	broaden our prospective customer bases across three business lines;

●	increase the utilization of our products and services by existing customers as well as new customers;

●	maintain and enhance our relationship and business collaboration with our partners, including, but not limited to, developing cooperative relationships with new funding partners to provide borrowers with sufficient, diversified, and cost-effective funding options and maintaining strategic partnerships with NetsUnion;

●	navigate a complex and evolving regulatory environment in China;
●	improve our operational efficiency;

●	attract, retain and motivate talented employees to support our business growth;

●

enhance our technology infrastructure to support the growth of our business, maintain the security of our systems, and safeguard the confidentiality of the information provided and utilized across our systems;

●	navigate economic conditions and fluctuation; and

●	defend ourselves against legal and regulatory actions, such as actions involving intellectual property or privacy claims.

We may not be able to manage the repayment and collection of consumer loans efficiently and our inability to manage the repayment and collection of consumer loans could adversely affect our revenue and reputation.

The success of our consumer loan repayment and collection management business depends on our ability to manage the repayment and collection of such loans efficiently. Although customers who currently use our services prepaid us fees for our services, in the future this payment structure might change. Our prospective clients could pay us a certain percentage of the total amount of consumer loans collected as commission; the commission rates will correlate strongly to our collection rates. Furthermore, we have been able to establish our industry reputation largely due to the fact that we have been able to manage the repayment and collection of these loans efficiently. Our ability to manage the repayment and collection of consumer loans may be adversely affected by, among other factors, the borrowers’ inability to repay during economic downturns, the age of the loans, or any issue with our operating portal. If we are unable to manage the repayment and collection of consumer loans efficiently in the future, our business, financial condition and results of operations could be significantly and adversely impacted.

The wind-down of our current engagements in consumer loan repayment and collection management business may affect our business operation and financial performance. We plan to continue our consumer loan repayment and collection management business by collaborating with third-party financial institutions, but we have yet to develop a source of revenue from such a plan.

Our existing loan repayment and collection management engagements will all be completed by the end of 2021. With a team of experienced loan management professionals, the Company plans to continue its consumer loan repayment and collection management business by expanding its client base and collaborating with third-party financial institutions. However, we cannot guarantee the success of such business plan. Although we believe that we can engage new clients and continue our consumer loan repayment and collection management business successfully, there can be no assurance that such will be the case. Even if we are able to eventually execute our plan effectively, it may nevertheless take longer than we expect and that may have an adverse impact on our operating and financial results.

The financial sector in China is subject to changes in regulations. Non-compliance with new financial regulations or new licensing requirements may materially affect our business operations and financial results.

The Company’s operations are subject to evolving regulatory oversight by the Chinese governmental and local regulatory authorities. As the Chinese financial sector grows, applicable laws, rules, and regulations are evolving. Any changes in laws and regulations applicable to our operations may increase our cost of compliance or may force us to revise our business plan or cease some aspects of our operations. If we fail to continuously comply with applicable rules and regulations, we may face fines or restrictions on our business activities, or even a suspension of all or part of our business operations. Furthermore, the Chinese governmental and local authorities may institute new licensing requirements applicable to our current or future operations. If such licensing requirements were introduced, we cannot assure you that we would be able to obtain any newly required license promptly, or at all, which could materially and adversely affect our business.

We operate a socially sensitive business. Public complaints against the consumer loan repayment and collection management industry generally or against us in particular may materially and adversely affect our business, financial condition and results of operations.

The general public may have certain misconceptions about the consumer loan repayment and collection management industry, such as the perceived use of unlawful means to collect debts. Given the growth of collection service providers in China, the contentious nature associated with debt collection, the unpredictability of borrower behavior, and the inflow of small-scale market participants with weak compliance protocols, the consumer loan repayment and collection management industry is subject to potentially higher and unpredictable government scrutiny. Such development could subject our operations to regulatory restrictions, government investigations, administrative fines, and increased compliance requirements. As a result, our business and our ability to generate revenue could be materially and adversely affected.

Furthermore, negative publicity about our industry and business creates the possibility of heightened attention from the public, the media and government regulators. From time to time, complaints or allegations against us, regardless of their veracity, may result in negative publicity, which in turn could result in government inquiry or reputational harm. There is no assurance that we would not become a target for public scrutiny in the future or such scrutiny and public exposure would not severely damage our reputation, business, and prospects. Furthermore, we rely heavily on our reputation to develop and maintain client relationships. Our prospective clients, including commercial banks, may refuse to work with us if we suffer from a tarnished reputation, since any perceived or actual violation of laws and regulations by service providers could increase our clients’ regulatory risks. As such, our business is particularly vulnerable to negative media coverage and negative publicity.

In addition, our directors and management may become subject to scrutiny by the media and the public regarding our business, which may result in unverified, inaccurate or misleading information about our directors and management being reported by the press. Negative publicity about our directors or management, even if untrue or inaccurate, may harm our reputation.

If we are unable to obtain sufficient consumer loans from clients to sustain the operation of our loan repayment and collection management business, our revenue may decline and this loss of revenue could have an adverse impact on our business, results of operation, and financial condition.

Currently, we are only managing the repayment and collection of loans that borrowers had obtained from individual customers through our offline loan recommendation business, which we had operated until the end of 2017. Although the service fees we have received for collecting these consumer loans currently represent a significant portion of our revenue, we do not expect this trend to continue in the future. However, for us to operate profitably, we must continuously receive a sufficient supply of consumer loans for repayment and collection management from our clients.

The availability of consumer loans for repayment and collection management depends on a number of factors outside of our control, including the continued growth of consumer loans in China. The growth in consumer loans may be affected by commercial banks and online consumer finance companies’ underwriting criteria and government regulations with respect to consumer loans. Any slowing of the consumer loan growth could result in less credit being extended. Therefore, there can be no assurance that our prospective clients will outsource their consumer loans at all, or that we will be able to offer competitive bids or services for consumer loan collection in the future.

If we are unable to maintain, develop and expand our business or adapt to changing market needs as well as our current or future competitors are able to, or if the amount of outsourced consumer loans available in the market for repayment and collection decreases, we may not be able to obtain the same amount of consumer loans from clients as we have in the past. As our existing loan servicing and collection management engagements will all be completed by the end of 2021, unless we expand our consumer loan and collection management business, this loss of revenue could have an adverse impact on our business, results of operation, and financial condition.

Our revenue would be adversely affected if our clients develop, use or adopt an alternative to our services.

If our prospective clients, including commercial banks and online consumer finance companies, decide to develop their own loan collection solution or platform internally or rely on their in-house collection team and other service providers, our loan repayment and collection management business could be adversely affected. For example, prospective clients could require our in-house specialists to sign into their proprietary loan collection system to access borrower information, instead of allowing us to use such information in our system. Since our success partially depends on our ability to use our advanced technology system, clients resorting to such alternate system may deprive us of our competitive advantage. In addition, our clients may decide against the use of third-party service providers altogether by relying on internal and proprietary resources, which could result in reduced revenue.

We may not be able to diversify our operations in loan repayment and collection management successfully.

Currently, we are only managing the repayment and collection of loans that borrowers had obtained from individual customers through our offline loan recommendation business, which we had operated until the end of 2017. While our business has been profitable, the lack of business diversification makes us vulnerable to market volatility within this particular market segment. We expect to expand our business beyond consumer loans by managing the collection for non-consumer loans. However, the non-consumer loan market is highly competitive. As a new market participant, we may not compete successfully with the current market participants who have substantially longer operating histories and greater financial resources. There is no assurance that the strategy and methods we developed in the collection of consumer loans will be effective in managing the collection of non-consumer loans. If we are not be able to offer competitive services, we may not be able obtain non-consumer loans from prospective clients, which could negatively affect our financial condition and results of operation.

Our employees and collection specialists of third-party agencies may violate our compliance policies and government rules and regulations during the repayment and collection management process.

We have compliance policies to instruct and guide our employees during the repayment and collection management process to comply with government rules and regulations. We also have comprehensive compliance protocols in place to monitor the activities of collection specialists of third-party agencies with which we collaborate. However, our employees and third-party collection specialists may not comply with our compliance policies and violate laws and regulations in the repayment and collection management process. They may make verbal or written threats of physical harm, use vulgar or inappropriate language, or agree to unauthorized repayment arrangements with borrowers, among other actions, in order to increase the likelihood of collection. They may use illegal tactics such as impersonation of government officials or fabricated documents to exert influence over borrowers. They may solicit borrower’s personal information illegally and sell such information to third parties for their personal financial gains.

Although these are individual acts, these acts may still adversely affect our business, cause reputational damage, or result in monetary penalties or loss of business. If the violations are severe, our clients may terminate our services and cease cooperation with us in the future. In addition, the government may investigate our operations for potential violations of government rules and regulations, which may interrupt our normal operations, and we may be subject to administrative penalties such as monetary penalties or, in the most severe circumstances, suspension of our loan repayment and collection management business. As of the date of this prospectus, we have not been subject to any investigation or punishment for violations by government agencies during the repayment and collection management process.

Borrowers may respond to our request for payment with unexpected reactions.

The responsibilities of our in-house collection specialists include, but are not limited to, contacting borrowers by telephone and informing borrowers about the disadvantages and potential consequences of having delinquent debts. However, borrowers may not react to our requests for payments rationally.

In addition, borrowers have formed groups to strategize against collection service providers, including entrapment arrangements to induce collection specialists to violate compliance policies and laws and regulations. We are aware of the existence of certain online social media groups organized by borrowers to strategize against repayment and collection activities, such as inducing collection specialists to use inappropriate language during the repayment and collection management process and then recording such conversations as evidence against collection service providers in order to claim monetary damages or request reduction or cancellation of their debts.

Borrowers’ actions are beyond our control. If any of their threats materializes, such threats may cause significant reputational damage to our operations and/or instigate a government investigation. Our clients may be discouraged from working with us due to the negative publicity caused by borrowers’ actions, which could result in an increase in staff turnover rates, a decrease in revenue, and an adverse impact on our business, financial condition, and results of operations. Government agencies may also initiate formal investigations as result of any materialized threats. As of the date of this prospectus, we have not been subject to any investigation or punishment for violations by government agencies during the repayment and collection management process.

If the scale and growth of our loan recommendation business are restrained by PRC laws and regulations, our business, financial condition, and prospects would be materially and adversely affected.

As part of our business model, we provide recommendation services to funding partners under our loan recommendation business, which allow funding partners to access borrowers who have passed our risk assessment. The funding partners make the final credit decision based on their own credit assessment and are also in charge of funding and servicing the loans. See “Business—Loan Recommendation” for details.

Under the current PRC regulatory regime, the legal definition and regulatory principles of loan recommendation services and specific regulatory requirements regarding the services have not been clarified in any relevant promulgated laws or regulations. However, in light of the evolving and developing nature of the regulatory regime regarding loan recommendation services in China, it is probable that Chinese government will adopt regulations and policies that may temporarily restrain the scale and growth of our loan recommendation services in the future. For more details, see “Regulations—Regulations on Loan Recommendation Services.”

Conditions that negatively impact the real estate market in China may affect the loan amount borrowers may receive from funding partners, reduce demand for our loan recommendation business, and adversely impact our business, results of operations, and financial condition.

We only recommend borrowers who are able to collateralize properties evaluated and approved by our dedicated team of experienced professionals. The borrowers who have used our loan recommendation services are primarily owners of residential properties in Shanghai City, China. Accordingly, the success of our business is closely tied to the conditions of the real estate market segment in which these borrowers are. Various changes in real estate conditions may impact this market segment. Any negative trends in such real estate conditions may affect the loan amount borrowers may receive from funding partners, the demand for our recommendation services, the accuracy of our property valuation and, as a result, adversely affect our results of operations. These conditions include:

●	oversupply of, or a reduction in demand for, residential properties;

●	zoning, rent control or stabilization laws, or other laws regulating the real estate market segment;

●	changes in the national and local tax code related to real estate;

●	increased operating costs, including increased real property taxes, maintenance, insurance, and utilities costs; and

●	potential liability under environmental and other laws.

Any or all of these factors could negatively impact the real estate market segment and, as a result, reduce the demand for loans provided by our funding partners or the terms on which they are able to make loans and, as a result, materially and adversely affect us.

Fraudulent activity could negatively impact our operating results, brand, and reputation, and cause the use of our loan recommendation services to decrease.

We are subject to the risk of fraudulent activity associated with borrowers and parties handling borrower or funding partner information. Our resources, technologies and fraud detection tools may be insufficient to accurately detect and prevent fraud. Even if we identify a fraudulent borrower and reject her loan recommendation application, such borrower may re-apply by using fraudulent information. We may fail to identify such behavior, despite our measures to verify personal identification information provided by borrowers. Furthermore, we may not be able to recoup funds underlying transactions made in connection with fraudulent activities. A significant increase in fraudulent activities could negatively impact our brands and reputation, discourage funding partners from collaborating with us, reduce the total amount of loans originated by funding partners, and lead us to take additional steps to reduce fraud risk, which could increase our costs. High profile fraudulent activity could even lead to regulatory intervention and may divert our management’s attention and cause us to incur additional expenses and costs. Although we have not experienced any material business or reputational harm as a result of fraudulent activities in the past, we cannot rule out the possibility that fraudulent activities may materially and adversely affect our business, financial condition, and results of operations in the future.

We rely on our risk management model in assessing the creditworthiness of borrowers, the value of collateralized property, and risks associated with loans. If our risk management approach is ineffective, or if we otherwise fail or are perceived to fail to manage the impact of default, our reputation and market share would be materially and adversely affected, which would severely impact our business and results of operations.

Our ability to attract borrowers and funding partners to, and build trust in, our loan recommendation business is significantly dependent on our ability to effectively evaluate borrowers’ credit profiles, the likelihood of default, and the value of borrowers’ collateralized properties. We have devised and implemented a systematic credit assessment model and an asset-driven, disciplined risk management approach to minimize a borrower’s default risk and mitigate the impact of default. Specifically, our assessment model and risk management capabilities not only enable us to select high-quality borrowers whose financial conditions and personal background are satisfactory to us, but also protect our funding partners against lending more than they might be able to recover in the case of default. For details on our credit assessment and risk management approach, see “Business—Loan Recommendation—Credit Assessment and Risk Management.”

During the risk management process, appraisals are obtained on the collateral underlying each prospective mortgage. Although we have adopted internal measures to guide the appraisal process and conducted internal review for each appraisal opinion, the quality of these appraisals may vary widely in accuracy and consistency. The appraiser may feel pressure to provide an appraisal in the amount necessary to enable funding partners to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the severity of losses on the mortgage loans, which could have a material and adverse effect on our reputation, business, and results of operations.

There can be no assurance that our risk management measures will allow us to identify or appropriately assess whether the interest and principal payments due on a loan will be repaid when due, or at all, or whether the value of the mortgaged property will be sufficient to otherwise provide for recovery of such amounts. Our risk management measures are narrower than some of our competitors because we give primary consideration to the adequacy of the property as collateral rather than focusing on the personal income of the borrower. For example, while we have adopted a multifactor selection process, there is no minimum credit score that a potential borrower must have in order to obtain a recommendation from us. Although we believe that this asset-driven approach is one of our competitive advantages, it may result in higher delinquency and default rates than those experienced by our competitors with broader risk management measures and/or those who require minimum credit scores. Furthermore, if we are unable to identify delinquency, default, and other fraud risks of the borrower through our risk management measures, although we are not legally responsible for such risks, they may still expose us to reputational harm, reduce our industry credibility, and adversely affect our business.

On a case by case basis, our in-house credit assessment team may determine that a prospective borrower that does not strictly qualify under our internal guidelines warrants a recommendation exception, based upon compensating factors. Compensating factors may include, but are not limited to, higher borrower net worth or liquidity, stable employment, longer length of time in business and length of time owning the property. If our funding partners lend loans to these borrowers recommended by us, it may result in a higher number of delinquencies and defaults.

We also rely on analytical models (both models developed by us and those supplied by third parties) and information and data (both generated by us and supplied by third parties). Models and data will be used to make projections on borrowers’ ability to repay loans and estimate value of collateralized properties. When models and data prove to be incorrect, misleading or incomplete, any decisions made in reliance thereon expose us to potential risks. Some of the analytical models we use, such as mortgage default models, are predictive in nature. The use of predictive models has inherent risks. For example, such models may incorrectly forecast future behavior, leading to volatility in results. In addition, the predictive models used by us may differ substantially from those models used by our competitors.

If any of the foregoing were to occur in the future, our funding partners may try to rescind their affected investments or decide not to invest in loans, or borrowers may seek to revise the terms of their loans or reduce the use of our services, and our reputation and market share would be materially and adversely affected, which would severely impact our business and results of operations.

We rely on our risk management team to establish and execute our risk management policies. If our risk management team or key members of such team were unable or unwilling to continue in their present positions, our business may be severely disrupted.

We rely on our risk management team to continuously adjust our property valuation method, which is the center of our risk management policies. We rely on our risk management team to spot and fix potential errors and flaws in our property valuation method. Meanwhile, the primary mortgage market in China changes fast and we may need to adjust our risk management principles from time to time to minimize borrowers’ default rate while securing a stable increase in the number of borrowers and satisfying returns for our funding partners. We rely on our risk management team to closely monitor the change in the market and our business and update our risk management principles accordingly. If our risk management team or key members of such team were unable or unwilling to continue in their present positions, we may have to incur additional time and monetary cost to find a replacement to our risk management team that fits us, and our result of business operation and financial conditions may be adversely and severely impacted.

Credit and other information we receive from third parties about borrowers may be inaccurate or may not accurately reflect the borrower’s creditworthiness, which may compromise the accuracy of our credit assessment.

For credit assessment purposes, we obtain certain information of the prospective borrowers from prospective borrowers directly and some from third parties. For more details on our information collection measures, see “Business—Loan Recommendation—Credit Assessment and Risk Management—Information Collection, Verification, and Fraud Detection.” Such information may not be complete, accurate, or reliable. Our credit assessment may not reflect that particular borrower’s actual creditworthiness because the assessment may be based on outdated, incomplete, or inaccurate borrower information. We currently cannot accurately determine whether borrowers have outstanding loans at the time they apply for loans through the use of recommendation services even though we have adopted compliance processes. This creates the risk that a borrower may borrow money through our services in order to pay off loans they have obtained through other funding sources and vice versa. If a borrower incurs additional debt before fully repaying any loan such borrower takes out with our funding partner, the additional debt may impair the ability of that borrower to make repayments on her loan with the funding partner. In addition, the additional debt may adversely affect the borrower’s creditworthiness generally and could result in the financial distress or insolvency of the borrower. As a result, we may incur reputational harms and lose potential or existing business opportunities with our funding partners.

Meanwhile, if the price of the quality data increases, we may not get access to the quality information at the same cost in the future. We may be forced to conduct credit assessment with less quality data or pay more for quality information in the future, which could adversely affect our business, financial conditions, and result of the operation.

If we are unable to maintain or increase the overall loan volume, if we are unable to retain existing borrowers or attract new borrowers, or if we fail to meet the financial needs of borrowers as they evolve and are therefore unable to capture their long-term growth potential, our loan recommendation business and results of operations will be adversely affected.

To maintain the high growth momentum of our loan recommendation business, we must continuously increase the loan volume by retaining current borrowers and attracting additional borrowers. We intend to continue to dedicate significant resources to our borrower acquisition efforts. If there are insufficient qualified loan requests, our funding partners may consider withdrawing from our collaboration, which may result in borrowers being unable to obtain capital through our recommendation services and turning to other sources for their borrowing needs.

The overall loan volume may be affected by several factors, including our brand recognition and reputation, the interest rates offered to borrowers relative to the market rates, the efficiency of our credit assessment process, availability of our funding partners, the macroeconomic environment, and other factors. In connection with the introduction of new services or response to general economic conditions, we may also impose more stringent borrower qualifications to ensure the quality of our recommended borrowers, which may negatively affect the growth of loan volume.

If any of our current user acquisition channels become less effective, if we are unable to continue to use any of these channels or if we are not successful in using new channels, we may not be able to attract new borrowers in a cost-effective manner or convert potential borrowers into active borrowers, and may even lose our existing borrowers to our competitors. If we are unable to attract qualified borrowers or if borrowers do not continue to use our recommendation services at the current rates, we might be unable to increase loan volume as we expect, and our business and results of operations may be adversely affected.

Some borrowers may use our loan recommendation services through business contacts, which could expose us to risks associated with such third parties.

Some borrowers are referred to us after receiving and reviewing the information provided by a third party. We do not verify, validate or modify any information provided by third-party websites and, while we do not believe we would have liability for such information, it is possible that an unsatisfied borrower could bring claims against us based on such information. Such claims could be costly and time-consuming to defend and would distract management’s attention from the operation of our business and create negative publicity, which could harm our business and affect our reputation. In addition, if the business operation of such third parties deteriorate, the unsatisfied borrowers may associate our company with such third parties, which could harm our business and negatively affect our reputation.

If we fail to maintain collaboration with our funding partners, our reputation, results of operations, and financial condition may be materially and adversely affected.

Our funding partners typically agree to provide funding to borrowers who meet their predetermined criteria, subject to their credit approval process. While borrowers’ loan requests are usually approved if they fall within the parameters set and agreed upon by us and our funding partners, our funding partners may implement additional requirements in their approval process outside of our monitor and control. Thus, there is no assurance that our funding partners could provide reliable, sustainable and adequate funding, either because they could decline to fund borrowers recommended by us or decline to continue consider qualified borrowers recommended by us.

In addition, if PRC laws and regulations impose more restrictions on our collaboration with funding partners, these funding partners will become more selective in choosing business partners for recommendation services, which may drive up the competition among loan recommendation service providers. If our funding partners, which mainly consist of national and regional banks, are restricted from funding loans to borrowers recommended by us in any sense, it may adversely affect our results of operations. Furthermore, if the PRC government issues any laws and regulations that restrict or prohibit our collaboration with our funding partners, our collaboration with our funding partners may have to be terminated or suspended, which may materially and adversely affect our business, financial condition and results of operations.

If our loan recommendation services do not achieve sufficient market acceptance, our financial results and competitive position will be harmed.

To achieve market acceptance of our recommendation services, it is essential for us to maintain and enhance our ability to match and recommend suitable mortgage products for our borrowers and the effectiveness of our credit assessment and property valuation process. If we are unable to respond to changes in borrower preference and deliver satisfactory and distinguishable borrower experience, existing borrowers and prospective borrowers may prefer services provided by competitors or obtain mortgage products directly from funding providers. As a result, loan recommendation applications will decrease, and our services and solutions will be less attractive to funding partners, and our business, financial performance, and prospects will be materially and adversely affected.

Our loan recommendation services could fail to attain sufficient market acceptance for many reasons, including:

●	borrowers may not find the features of available mortgage loan products, such as the prices and credit limits, competitive or appealing;

●	we may fail to predict market demand accurately and recommend mortgage products that meet this demand in a timely fashion;

●	borrowers and funding partners using our services may not like, find useful, or agree with the changes we make;

●	there may be defects, errors, or failures in our credit assessment and risk management process;

●	there may be negative publicity about our recommendation services;
●	regulatory authorities may take the view that our existing and new recommendation services do not comply with PRC laws, regulations or rules applicable to us; and

●	there may be competing products or services introduced or anticipated to be introduced by our competitors.

If our loan recommendation services do not maintain or achieve adequate acceptance in the market, our competitive position, results of operations and financial condition could be materially and adversely affected.

Fluctuations in interest rates could negatively affect our loan origination volume.

Most of the mortgages provided by our funding partners are issued with fixed interest rates. Fluctuations in the interest rate environment may discourage funding partners to provide loans for borrowers recommended by us, which may adversely affect our business. Meanwhile, if our funding partners fail to respond to the fluctuations in interest rates in a timely manner, the available mortgage products may become less attractive to borrowers.

Our success depends on the ability to develop products and services to address the rapidly evolving market for third-party payment services, which include prepaid payment network services.

As we offer prepaid payment network services, which is a subcategory of third-party payment services, we expect that new products, services and technologies applicable to the third-party payment services industry in which we operate will continue to emerge and evolve. Rapid and significant technological changes continue to shape such industry, including developments in ecommerce, mobile commerce, and proximity payment devices. Other potential changes, such as developments in big data analytics and artificial intelligence, are on the horizon as well. Similarly, there is rapid innovation in the products and services to facilitate business operations, including technology-enabled business services. These new products, services and technologies may be superior to, impair, or render obsolete the payment services we currently offer, or the technologies we currently use to provide them.

Incorporating new technologies into our payment services may require substantial expenditures and considerable time, and we may not be successful in realizing a return on these development efforts in a timely manner or at all. There can be no assurance that any new products or services we develop and offer to our customers will achieve significant commercial acceptance. Our ability to develop new products and services may be inhibited by industry-wide standards, laws and regulations, payment networks, resistance to change from customers, or third parties’ intellectual property rights. The planned timing for introduction of new products and services is subject to risks and uncertainties. We cannot assure you that any of our new payment products and services will achieve widespread market acceptance and generate incremental revenue. Moreover, actual timing may differ materially from original plans. Unexpected technical, distribution or other problems could delay or prevent the introduction of our new products and services. If we are unable to provide enhancements and new features for our prepaid payment network services or keep pace with rapid technological developments and evolving industry standards, our business, results of operations, and financial condition would be materially and adversely affected.

Market, economic and other conditions in China may adversely affect the demand for our products and services.

Payment services depend upon the overall level of economic conditions and consumer spending in China. A sustained deterioration in the general economic conditions in China, including any turmoil in the economy, reductions in household disposable income, distresses in financial markets, or reduced market liquidity, as well as increased government intervention, may reduce the number of our customers. Small-to-medium size business owners, in particular, are more susceptible to adverse changes in market, economic and regulatory conditions and the level of consumption in China. As a result, the demand for our existing and new payment services could decrease, and our financial performance could be adversely affected.

Adverse market trends may affect our financial performance. Such trends may include, but are not limited to, the followings:

●	fluctuations in consumer demand, which reflect the prevailing economic and demographic conditions;

●	low levels of consumer and business confidence associated with recessionary environments which may in turn reduce consumer spending;

●	financial institutions restricting credit lines to cardholders or limiting the issuance of new cards to mitigate cardholder defaults; and

●	government intervention and regulation, and/or reduction in government investments in our customers, and that may reduce their desire to use our products and services.

We are subject to extensive regulations in the third-party payment services industry. Non-compliance with or changes to the regulations or licensing regimes may materially affect our business operations and financial results.

As prepaid payment network services is a subcategory third-party payment services, we are subject to the regulations applicable to the third-party payment services industry, which is implemented and monitored by several regulatory authorities, such as the PBOC, the China Securities Regulatory Commission (“CSRC”), the State Administration of Foreign Exchange (“SAFE”), the National Development and Reform Commission (“NDRC”) and the China Banking and Insurance Regulatory Commission (“CBIRC”). There are laws and regulations that cover different aspects of the industry including entry into such businesses, scope of permitted activities, licenses and permits for various operations and pricing. Major laws and regulations that govern our prepaid payment network business include or may in the future include those relating to payment services, such as payment processing and settlement, money transfer, foreign exchange, anti-money laundering and financial consumer protection, insurance and financial services. See “Regulations—Regulations on Prepaid Payment Network Services.”

As the third-party payment services industry in China is emerging and evolving, the applicable laws, rules, and regulations are continually developing and evolving. Any changes in the relevant rules and regulations may result in an increase in our cost of compliance or might restrict our business activities. If we fail to continuously comply with the applicable rules, regulations, we may face fines or restrictions on our business activities, or even a suspension or revocation of some or all of our licenses that allow us to carry on our business activities. Furthermore, the PRC government may institute new licensing regimes covering our current and future services offerings. If such a licensing regime were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

Our efforts to expand our payment service offerings may not succeed and may reduce our revenue growth.

While we intend to continue to broaden the scope of our payment services, we may not be successful in deriving any significant revenue from them. Failure to do so may inhibit the growth of our business, as well as increase the vulnerability of our core payments business to competitors who offer a full suite of products and services. Furthermore, we may have limited or no experience in our newly expanded markets. We cannot assure you that any of our new payment services will be widely used. These offerings may present new technology, operational, and other challenges. If we experience service disruptions, failures, or other issues, our business may be materially and adversely affected. Our newly expanded business operations may not recoup our investments in a timely manner or at all. If any of these were to occur, it could damage our reputation, limit our growth, and materially and adversely affect our business, results of operations and financial condition.

If we are unable to provide customers with satisfactory experience, or otherwise fail to maintain or enlarge our customer base, the volume of transaction processed via our prepaid payment network services may decline and our results of operations may be adversely affected.

We believe that customer base is the core building block of our prepaid payment network business, and our ability to provide customers with satisfactory experience is critical to our success and continuous growth in revenue and customer base. If we fail to deliver satisfactory and distinct user experience, we may lose our customers and business partners, resulting in a decrease in the volume of transaction processed via our payment services, and our results of operations may be adversely affected. Our ability to provide customers with satisfactory experience is subject to a number of factors, including our ability to provide effective services, our ability to continuously innovate and improve our services to meet customer needs, and our access to and cooperation with our business partners. We may lose customers and revenue, and our results of operations could be materially and adversely affected if we fail to provide satisfactory experience to our customers.

We are dependent on NetsUnion, and any changes to its rules or practices could harm our prepaid payment network business.

According to the PBOC, after June 30, 2018, third-party payment service providers, which include prepaid payment network service providers, are required to channel internet payments via NetsUnion, rather than banks’ payment gateways. As a result, we rely on NetsUnion to process transactions on our behalf. However, NetsUnion may fail or refuse to process transactions adequately, may breach its agreement with us, or may refuse to renew the agreement on commercially reasonable terms. It may also take actions that downgrade the functionality of our services, impose additional costs or requirements on us, or give preferential treatment to competitive services, including that of its own. If we are unsuccessful in establishing or maintaining mutually beneficial relationship with NetsUnion, our business may be harmed.

NetsUnion requires us to comply with its network operating rules, including special operating rules that apply to us as a provider of payment services to customers. These rules are set by NetsUnion, who have the discretion to its interpretation and alteration. If there is any interpretation of, or alteration to the network rules that are inconsistent with the way we currently operate, we may be required to make changes to our business operation. This could be costly or difficult to implement. If we fail to make such changes or otherwise resolve the issue with NetsUnion, we could be fined or prohibited from processing prepaid cards. In addition, violations of the network rules or failure to maintain good relationships with NetsUnion could increase our costs or otherwise harm our prepaid payment network business.

Our current risk management system and internal control policies and procedures may not be able to exhaustively address or mitigate all risks to which we are exposed through our prepaid payment network business.

We are subject to various kinds of risks, including business risks, operational risks and financial risks. Currently, we rely on our data driven risk management system, and internal control policies and procedures to address and mitigate these risks. See “Business—Prepaid Payment Network Services— Risk Management and Internal Control.” Our limited experience in providing prepaid payment network services may render risk management less effective in addressing some of the risks, exacerbating our risk exposure. Additionally, our data-driven risk management system and internal control policies and procedures may not be able to exhaustively mitigate our exposure to these risks. We cannot assure you that our assessment and monitoring of risks will always be sufficient. Any insufficiency in our risk management system and internal control policies and procedures may have a material adverse effect on our business, results of operations, and financial condition.

Fraudulent and fictitious transactions, and misconducts committed by our employees, customers, and other third parties may pose challenges to our risk management capabilities, and failure to manage the related risks may adversely affect our business, financial condition, and results of operations.

As our prepaid payment network business grows and we diversify our service offerings, we may be subject to liability for fraudulent payment transactions by customers, in particular, fraudulent chargeback and use of counterfeit cards. Fraud or other misconduct committed by our employees, customers, or other third parties may be difficult to detect or prevent. Such fraud or misconduct could subject us to financial losses and regulatory sanctions as well as seriously damage our reputation. We cannot assure you that all of our employees and customers and other third parties will fully comply with our risk management policies, measurements and procedures for preventing fraud and other misconduct. We cannot assure that we will always be able to identify and prevent all fraud and other misconduct by our employees and customers and other third parties. Future fraud or other misconduct by our employees and customers and other third parties could damage our reputation and have a material adverse effect on our business, financial condition, results of operations and prospects. Fraudulent activities have become increasingly sophisticated. Incidents of frauds could increase in the future. Our measures to detect and reduce the risk of fraud need to be continually improved to effectively guard against new and evolving forms of fraud, or frauds in connection with our new products and services. Substantial costs may be incurred in improving such security measures. Failure to effectively identify and address these risks could lead to losses, regulatory penalties, or even regulatory restrictions to our business operations, which will adversely affect our business, financial condition, and results of operations. See “Business—Prepaid Payment Network Services—Risk Management and Internal Control—Fraud.”

We face increasing competition, and if we do not compete effectively, our operating results could be harmed.

The industries in which we are operating are competitive and evolving. With respect to loan repayment and collection management and loan recommendation, we compete with market players such as traditional financial institutions, small loan companies, e-commerce driven installment platforms, and other consumer finance platforms. For repayment and collection management, our major competitors include China Data Group (Suzhou) Limited, M&Y Global Services, and Promisechina (Shanghai) Investment Co., Ltd. For loan recommendation, we primarily compete with institutions such as Shanghai Qingpu Real Estate Investment Property Co., Ltd, Shanghai Hongkou Real Estate Service Co., Ltd. and Shanghai Yangpu Public Housing Asset Management Co., Ltd. With respect to prepaid payment network services, we primarily compete with other third-party payment service providers in China, including Shandong Chenglian Card Payment Co., Ltd., Qingdao Baisentong Payment Co., Ltd. and Shandong Feiyin Intelligent Technology Co., Ltd.

Our competitors operate with different business models, have different cost structures or participate selectively in different market segments. They may ultimately prove to be more successful or more adaptable to new regulatory, technological and other developments. Some of our current and potential competitors have significantly more financial, technical, marketing and other resources than we do, and may be able to devote greater resources to the development, promotion, sale and support of their platforms. Our competitors may also have longer operating histories, more extensive pool of borrowers, larger amounts of data, greater brand recognition and loyalty, and broader partner relationships than we do. For example, traditional financial institutions may offer loan recommendation services. Experienced in financial product development and risk management and being able to devote greater resource to the development, promotion, sale and technical support, they may gain an edge in the competition against us. Additionally, a current or potential competitor may acquire one or more of our existing competitors or form a strategic alliance with one or more of our competitors. Any of the foregoing could adversely affect our business, results of operations, financial condition and future growth.

Our competitors may be better at developing new services and products, responding to new technologies, charging lower fees on products and services and undertaking more extensive marketing campaigns. When new competitors seek to enter our targeted markets, or when existing market participants seek to increase their market share, they sometimes undercut product and service pricing and/or terms prevalent in the markets, which could adversely affect our market share or ability to capture new market opportunities. Our pricing and terms could deteriorate if we fail to act to meet these competitive challenges.

Any harm to our brand or reputation may materially and adversely affect our business and results of operations.

Enhancing the recognition and reputation of our brand is critical to our business and competitiveness. Factors that are vital to this objective include but are not limited to our ability to:

●	maintain the quality and reliability of our products and services;

●	provide our customers with a satisfactory and distinguished customer experience;

●	enhance and improve our credit assessment model, risk management system, and IT infrastructure;

●	effectively manage and resolve customer complaints; and

●	effectively protect personal information and privacy of customers and business partners.

Any malicious or innocent negative allegation made by the media or other parties about our company, including but are not limited to our management, business, compliance with law, financial condition or prospects, whether with merit or not, could severely hurt our reputation and harm our business and operating results. As the industries in which we operate are still evolving, negative publicity may arise from time to time. Negative publicity about China’s financial industry in general may also have a negative impact on our reputation, regardless of whether we have engaged in any inappropriate activities.

In addition, certain factors that may adversely affect our reputation are beyond our control. Negative publicity about our partners, outsourced service providers or other counterparties, such as negative publicity about their business practices and any failure by them to adequately protect confidential information, to comply with applicable laws and regulations or to otherwise meet required quality and service standards could harm our reputation. Furthermore, any negative development in the financial industry in China, such as bankruptcies or failures of finance platforms, or negative perception of the industry as a whole, even if factually incorrect or based on isolated incidents, could compromise our image, undermine the trust and credibility we have established and impose a negative impact on our ability to acquire new customers and establish new strategic partnerships.

Misconduct, errors and failure to function by our employees and third-party service providers could harm our business and reputation.

We are exposed to many types of operational risks, including the risk of misconduct and errors by our employees and third-party service providers. Our business depends on our employees and third-party service providers to a variety of business activities, including but are not limited to interacting with potential and existing customers, processing large numbers of transactions, and supporting the loan repayment and collection management process, all of which involve the use and disclosure of personal information. We could be materially adversely affected if transactions were redirected, misappropriated or otherwise improperly executed, if personal information was disclosed to unintended recipients or if an operational breakdown or failure in the processing of transactions occurred, whether as a result of human error, purposeful sabotage or fraudulent manipulation of our operations or systems. In addition, the manner in which we store and use certain personal information and interact with customers is governed by various PRC laws. It is not always possible to identify and deter misconduct or errors by employees or third-party service providers, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. If any of our employees or third-party service providers take, convert or misuse funds, documents or data or fail to follow protocol when interacting with our customers, we could be liable for damages and subject to regulatory actions and penalties. We could also be perceived to have originated or participated in the illegal misappropriation of funds, documents or data, or the failure to follow protocol, and therefore be subject to civil or criminal liability.

Furthermore, we rely on certain third-party service providers, such as borrower acquisition partners, data providers, and third-party collection agencies, to conduct our business. If these service providers failed to function properly, we cannot assure you that we would be able to find an alternative in a timely and cost-efficient manner or at all. Even though the services we seek are usually subject to pay-per-use schedules, we do maintain a few fixed-term contracts, and we cannot assure you that we can renew them once they expire, or we can renew them with the term we desire. Such service providers may also be demanded by their customers not to work with us, or form alliances to seek better terms dealing with us. Even though our business does not substantially depend on any particular third-party service providers, the above-mentioned occurrences may result in our diminished ability to operate our business, potential liability to borrowers, inability to attract borrowers, reputational damage, regulatory intervention, and financial harm. Such occurrences could negatively impact our business, financial condition, and results of operations.

Our ability to protect the confidential information of various parties, including borrowers, funding partners, and merchants, may be adversely affected by cyberattacks, computer viruses, physical or electronic break-ins or similar disruptions.

We collect, store, and process certain personal and other sensitive data from various parties, including but not limited to borrowers, funding partners, and merchants, which makes us an attractive target and potentially vulnerable to cyberattacks, computer viruses, physical or electronic break-ins or similar disruptions. While we have taken steps to protect the confidential information that we have access to, our security measures could be breached. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any accidental or willful security breaches or other unauthorized access to our systems could cause confidential information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our technology infrastructure are exposed and exploited, our relationships with our customers, including borrowers, funding partners, and merchants, could be severely damaged, we could incur significant liability, and our business and operations could be adversely affected.

Meanwhile, if we fail to protect confidential information, we may be involved in various claims and litigations raised for privacy or other damages. Such claims and litigations will take a lot of time and resources to defend and we cannot assure you these claims or litigations will result in a favorable outcome.

Our operations depend on the performance of the internet infrastructure and fixed telecommunications networks in China, which we do not control.

Almost all access to the internet in China is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology. We primarily rely on a limited number of telecommunications service providers to provide us with data communications capacity through local telecommunications lines and internet data centers to host our servers. We have limited access to alternative networks or services in the event of disruptions, failures or other problems with China’s internet infrastructure or the fixed telecommunications networks provided by telecommunications service providers. With the expansion of our business, we may be required to upgrade our technology and infrastructure by relevant regulatory authorities. We cannot assure you that the internet infrastructure and the fixed telecommunications networks in China will be able to support the demands associated with the continued growth in internet usage.

In addition, we have no control over the costs of the services provided by telecommunications service providers. If the prices we pay for telecommunications and internet services rise significantly, our financial performance may be adversely affected. Furthermore, if internet access fees or other charges to internet users increase, our business may be harmed.

We are highly dependent on telecommunications and IT systems, and an interruption or error in those systems could have an adverse effect on our business and results of operations.

Our business is materially dependent on our proprietary operating portal and IT systems. Development and maintenance of our proprietary operating portal and IT systems are time-consuming, expensive and complex, and may involve unforeseen difficulties. We may encounter technical obstacles, and it is possible that we may discover additional problems that prevent our operating portal and IT systems from functioning properly and consequently adversely affect our information infrastructure and our business. If our IT systems cease to work, become unavailable, or experience significant interruption, we may be prevented from operating business normally.

Our business also depends on the efficient and uninterrupted operation of our computer systems. All our computer hardware and our computing services are currently located in China. Although we have prepared for contingencies through redundancy measures and disaster recovery plans, such preparation may not be sufficient, and we currently do not carry business interruption insurance. Despite any precautions we may take, the occurrence of a natural disaster, such as an earthquake, flood or fire, or other unanticipated problems at our offices in China, including power outages, telecommunications delays or failures, break-ins to our systems or computer viruses, could result in delays or interruptions to our business and loss of data for us. Any of these events could damage our reputation, significantly disrupt our operations, and subject us to liability, which could materially and adversely affect our business, financial condition, and results of operations.

Our internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

Our internal systems rely on software that is highly technical and complex. In addition, our internal systems depend on the ability of such software to store, retrieve, process and manage immense amounts of data. The software on which we rely has contained, and may now or in the future contain, undetected errors or bugs. Some errors may only be discovered after the code has been released for external or internal use. Errors or other design defects within the software on which we rely may result in a negative experience for borrowers and funding partners, delay introductions of new features or enhancements, result in errors or compromise our ability to protect borrower data or our intellectual property. Any errors, bugs or defects discovered in the software on which we rely could result in harm to our reputation, loss of customers or business partners, loss of revenue, or liability for damages, any of which could adversely affect our business and financial results.

If we are not able to respond to technological advances in a timely manner, we may not remain competitive.

Our success depends in a large part on our technology and IT infrastructure. We use these systems to identify, locate and contact borrowers and record the results of our collection efforts, manage merchant accounts and behavior and transaction data, and store and analyze borrower information to establish a comprehensive borrower profile for prospective borrowers who submitted their loan recommendation applications. If we are not able to respond to advances in telecommunications and computer technologies in a timely manner, we may not be able to remain competitive. We have made significant investments in technology to remain competitive and we anticipate that it will be necessary to continue to do so in the future. Although we will continue to devote significant resources to enhance and develop our technologies, we cannot assure you that we will have the capital resources available to invest in new technologies, and we may not be able to implement technology updates on a timely basis, or at all. In addition, new technologies may not succeed or integrate well with our existing systems and infrastructure, and even if integrated, may not function as expected. As telecommunications and computer technologies are changing rapidly and are characterized by short product life cycles, we may not be successful in anticipating new technology trends or adopt technological changes on a timely basis. If any of the foregoing were to occur in the future, our business and results of operation could be materially adversely affected.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on trademark and trade secret law and confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights. See “Business— Intellectual Property.” However, we cannot assure you that any of our intellectual property rights would not be challenged, invalidated or circumvented, or such intellectual property will be sufficient for providing us with competitive advantages. In addition, other parties may misappropriate our intellectual property rights, which would cause us to suffer economic or reputational damages. Because of the rapid pace of technological change, nor can we assure you that all of our proprietary technologies and similar intellectual property will be patented in a timely or cost-effective manner, or at all. Furthermore, parts of our business rely on technologies developed or licensed by other parties, or co-developed with other parties, and we may not be able to obtain or continue to obtain licenses and technologies from these other parties on reasonable terms, or at all.

It is often difficult to register, maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment, and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Preventing any unauthorized use of our intellectual property is difficult and costly, and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and in a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or authorized third-party service providers use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition, and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, copyrights, know-how, proprietary technologies or other intellectual property rights held by other parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be other parties’ trademarks, copyrights, know-how, proprietary technologies or other intellectual property rights that are infringed by our products and services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of China’s intellectual property right laws and the procedures and standards for granting trademarks, copyrights, know-how, proprietary technologies or other intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

Our business depends on the continued efforts of our management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our management, particularly the executive officers named in this prospectus, and teams in charge of our risk management, research and development, customer relationship management, and collaboration with business partners, such as NetsUnion, and funding partners. While we have provided different incentives to our management, we cannot assure you that we can continue to retain their services. If one or more of our management were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted, our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we have entered into confidentiality and non-competition agreements with our management, there is no assurance that any member of our management team will not join our competitors, form a competing business, or disclose confidential information to the public. If any dispute arises between our current or former officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our business. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction, and even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, rights, platforms, products and services of the acquired business;

●	the inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	the diversion of managements time and resources from our daily operations;

●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;
●	difficulties in retaining relationships with borrowers, employees and suppliers of the acquired business;
●	risks of entering markets in which we have limited or no prior experience;
●

regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

●	the assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk of liability;
●	the failure to successfully further develop the acquired technology;

●

liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

●	potential disruptions to our ongoing businesses; and
●	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenue to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced products and services or that any new or enhanced loan products and services, if developed, will achieve market acceptance or prove to be profitable.

Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

We believe our success depends on the efforts and talent of our employees, including risk management, technology infrastructure and IT system maintenance and upgrade, financial and marketing personnel. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled technical, risk management and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expenses in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and our operational efficiency could diminish, resulting in a material adverse effect to our business.

Failure to maintain the quality of customer services could harm our reputation and our ability to retain existing customers and attract new customers, which may materially and adversely affect our business, financial condition, and results of operations.

We depend on our customer service representatives to provide assistance to clients using our services. As such, the quality of customer services is critical to retaining our existing customers and attracting new customers. If our customer service representatives fail to satisfy our customers’ individual needs, we may incur reputational harms and lose potential or existing business opportunities with our existing clients, which could have a material adverse effect on our business, financial condition, and results of operations.

We face risks related to natural disasters, health epidemics, and other outbreaks, which could significantly disrupt our operations.

Our business may be adversely affected by instability, disruption or destruction in a geographic region of China in which it operates, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest, and natural or manmade disasters, including famine, flood, fire, earthquake, storm or pandemic events and spread of disease, including the recent outbreak of the new coronavirus commonly referred to as “COVID-19”. The COVID-19 outbreak, first found in mainland China, then in Asia, and eventually throughout the world, may significantly affect business, results of operation, and financial conditions. The COVID-19 outbreak may cause an increase in borrowers’ default and delinquency risks. Specifically, the COVID-19 outbreak may give rise to economic downturn and other significant changes in regional and global economic conditions. As a result, borrowers’ default and delinquency risks might increase as they experience unemployment or generate less income. Subsequently, higher default and delinquency risks may require us to dedicate more resources to maintain our current collection rate for the loan repayment and collection management business and pose risk-management challenges for our loan recommendation business, increasing our operating costs. In addition, depending on the duration and spread of the outbreak, the COVID-19 outbreak may have an adverse impact on the real estate market in the Shanghai area and other first-tier cities we target, subsequently decreasing the total loan amount borrowers are able to obtain through our services, bringing down our service fee, which is based on specific loan amount, and adversely impacting our revenue from the loan recommendation business. As the majority of our merchant customers are retailers whose businesses have been adversely affected by the COVID-19 outbreak, the outbreak may also cause our merchant customers to stop or delay using our prepaid payment network services, adversely impacting our revenue from the prepaid payment network business.

Any significant disruption to communications and travel, including travel restrictions and other potential protective quarantine measures by governmental agencies, may increase the difficulty and could make it impossible for us to conduct on-site inspection of collateralized properties, which is a necessary step of our credit assessment and risk management process. Furthermore, travel restrictions and protective measures could cause the Company to incur additional unexpected labor costs and expenses or could restrain our ability to retain the highly skilled personnel we need for our operations, adversely affecting our business and results of operation.

Our business has been adversely impacted by the COVID-19 outbreak. In the beginning of February 2020, we had to temporarily suspend our prepaid payment network services due to government restrictions. Throughout the COVID-19 outbreak, we managed to promptly implement a series of response measures, including full work force resuming work remotely by the end of February. We fully resumed our operation on March 10, 2020.

Due to the continuous and rapid development of the COVID-19 outbreak, the full impact of the COVID-19 outbreak on our business is currently unknown.

We may from time to time be subject to claims, controversies, lawsuits and legal proceedings, which could have a material adverse effect on our financial condition, results of operations, cash flows and reputation.

We may from time to time become subject to or involved in various claims, controversies, lawsuits, and legal proceedings. However, claims, lawsuits, and litigations are subject to inherent uncertainties, and we are uncertain whether any of these claims would develop into a lawsuit. Lawsuits and litigations may cause us to incur defense costs, utilize a significant portion of our resources and divert management’s attention from our day-to-day operations, any of which could harm our business. Any settlements or judgments against us could have a material adverse impact on our financial condition, results of operations and cash flows. In addition, negative publicity regarding claims or judgments made against us may damage our reputation and may result in material adverse impact on us.

Certain data and information in this prospectus were obtained from third-party sources and were not independently verified by us.

This prospectus contains certain data and information that we obtained from various government and private entity publications including the Frost & Sullivan Report which we commissioned. Statistical data in these publications also include projections based on a number of assumptions. The industries in which we operate may not grow at the rate projected by market data, or at all. Failure of these industries to grow at the projected rate may have a material adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly evolving nature of these industries results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of the industries in which we operate. Furthermore, if any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

We have not independently verified the data and information contained in such third-party publications and reports. Data and information contained in such third-party publications and reports may be collected using third-party methodologies. In addition, these industry publications and reports generally indicate that the information contained therein was believed to be reliable, but do not guarantee the accuracy and completeness of such information.

We rely on assumptions and estimates to calculate certain key operating metrics and inaccuracies in such metrics may harm our reputation and adversely affect our business.

Certain key operating metrics in this prospectus are calculated using our internal data that have not been independently verified by third parties. While these numbers are based on what we believe to be reasonable calculations for the applicable periods of measurement, there are some challenges in measuring those metrics. In addition, our key operating metrics are derived and calculated based on different assumptions and estimates, and you should be cautious of such assumptions and estimates when assessing our operating performance.

Our operating metrics may differ from estimates published by third parties or from similarly titled metrics used by our competitors due to differences in data availability, sources and methodology. If we discover material inaccuracies in our operating metrics, our reputation may be harmed and third parties may be less willing to allocate their resources or spending to us, which could adversely affect our business and operating results.

Our current insurance policies may not provide adequate levels of coverage against all claims and we may incur losses that are not covered by our insurance.

We believe we maintain insurance coverage that is customary for businesses of our size and type. However, we may be unable to insure against certain types of losses or claims, or the cost of such insurance may be prohibitive. Uninsured losses or claims, if they occur, could have a material adverse effect on our reputation, business, results of operations, financial condition, or prospects.

Risks Relating to Our Corporate Structure

Our corporate structure, in particular our VIE arrangements (the “VIE Arrangements”) with the Sentage Operating Companies and all the shareholders of the Sentage Operating Companies (the “Sentage Operating Companies Shareholders”), are subject to significant risks, as set forth in the following risk factors.

Because we conduct our business through our VIEs, if we fail to comply with applicable law, we could be subject to severe penalties and our business could be materially and adversely affected.

We operate our business through our VIEs, via a series of contractual arrangements, as a result of which, under United States generally accepted accounting principles, the assets and liabilities of our VIEs are treated as our assets and liabilities and the results of operations of our VIEs are treated in all aspects as if they were the results of our operations. There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the contractual arrangements between WFOE and VIEs.

On or around September 2011, various media sources reported that the China Securities Regulatory Commission (the “CSRC”) had prepared a report proposing pre-approval by a competent central government authority of offshore listings by China-based companies with variable interest entity structures that operate in industry sectors subject to foreign investment restrictions. However, it is unclear whether the CSRC officially issued or submitted such a report to a higher level government authority or what any such report provides, or whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or what they would provide.

If WFOE, our VIEs, or their ownership structure or the contractual arrangements are determined to be in violation of any existing or future PRC laws, rules or regulations, or if WFOE or our VIEs, fails to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses of WFOE or VIEs;

●	discontinuing or restricting the operations of WFOE or VIEs;

●	imposing conditions or requirements with which we, WFOE, or VIEs may not be able to comply;

●	requiring us, WFOE, or VIEs to restructure the relevant ownership structure or operations which may significantly impair the rights of the holders of our Ordinary Shares in the equity of our VIEs;

●	restricting or prohibiting our use of the proceeds from our initial public offering to finance our business and operations in China; and

●	imposing fines.

We cannot assure you that the PRC courts or regulatory authorities may not determine that our corporate structure and contractual arrangements violate PRC laws, rules or regulations. If the PRC courts or regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our contractual arrangements will become invalid or unenforceable, and our VIEs will not be treated as a VIEs entity and we will not be entitled to treat our VIEs’ assets, liabilities and results of operations as our assets, liabilities and results of operations, which could effectively eliminate the assets, liabilities, revenue and net income of our VIEs from our balance sheet and statement of income. This would most likely require us to cease conducting our business and would result in the delisting of our Ordinary Shares from Nasdaq Capital Market and a significant impairment in the market value of our Ordinary Shares. You may therefore lose your investment in our Ordinary Shares.

Our VIE Arrangements with the Sentage Operating Companies and the Sentage Operating Companies Shareholders may not be effective in providing control over the Sentage Operating Companies.

A substantial part of our current revenue and net income is derived from the Sentage Operating Companies. We do not have an entity ownership interest in the Sentage Operating Companies but rely on our VIE Arrangements with them to control and operate their business. However, our VIE Arrangements may not be as effective in providing us with the necessary control over the Sentage Operating Companies and their operations. Any deficiency in these VIE Arrangements may result in our loss of control over the management and operations of the Sentage Operating Companies, which will result in a significant loss in the value of an investment in our company. We rely on contractual rights through our VIE Arrangements to effect control over and management of the Sentage Operating Companies, which exposes us to the risk of potential breach of contract by the Sentage Operating Companies Shareholders.

Our VIE Arrangements with the Sentage Operating Companies are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these VIE Arrangements.

As all of our VIE Arrangements with the Sentage Operating Companies are governed by PRC laws and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. Disputes arising from these VIE Arrangements between us and any of the Sentage Operating Companies will be resolved through arbitration in the PRC, although these disputes do not include claims arising under the United States federal securities law and thus do not prevent you from pursuing claims under the United States federal securities law. The legal environment in the PRC is not as developed as in the United States. As a result, uncertainties in the PRC legal system could further limit our ability to enforce these VIE Arrangements, through arbitration, litigation, and other legal proceedings in the PRC, which could limit our ability to exert effective control over the Sentage Operating Companies. Furthermore, these contracts may not be enforceable in the PRC if the PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these VIE Arrangements, we may not be able to exert effective control over the Sentage Operating Companies, and our ability to conduct our business may be materially and adversely affected.

We may not be able to consolidate the financial results of some of our affiliated companies or such consolidation could materially adversely affect our operating results and financial condition.

A substantial part of our business is conducted through the Sentage Operating Companies, which currently are considered for accounting purposes as VIEs, and we are considered the primary beneficiary, enabling us to consolidate our financial results in our consolidated financial statements. In the event that in the future a company we hold as a VIE would no longer meet the definition of a VIE, or we are deemed not to be the primary beneficiary, we would not be able to consolidate line by line that entity’s financial results in our consolidated financial statements for PRC purposes. Also, if in the future an affiliate company becomes a VIE and we become the primary beneficiary, we would be required to consolidate that entity’s financial results in our consolidated financial statements for PRC purposes. If such entity’s financial results were negative, this could have a corresponding negative impact on our operating results for PRC purposes. However, any material variations in the accounting principles, practices, and methods used in preparing financial statements for PRC purposes from the principles, practices, and methods generally accepted in the United States and in the SEC accounting regulations must be discussed, quantified, and reconciled in financial statements for the United States and SEC purposes.

The VIE Arrangements between Sentage WFOE and each of the Sentage Operating Companies may result in adverse tax consequences.

PRC laws and regulations emphasize the requirement of an arm’s length basis for transfer pricing arrangements between related parties. The laws and regulations also require enterprises with related party transactions to prepare transfer pricing documentation to demonstrate the basis for determining pricing, the computation methodology, and detailed explanations. Related party arrangements and transactions may be subject to challenge or tax inspection by the PRC tax authorizes.

Under a tax inspection, if our transfer pricing arrangements between Sentage WFOE and each of the Sentage Operating Companies are judged as tax avoidance, or related documentation does not meet the requirements, Sentage WFOE and each of the Sentage Operating Companies may be subject to material adverse tax consequences, such as transfer pricing adjustment. A transfer pricing adjustment could result in a reduction, for PRC tax purpose, of adjustments recorded by Sentage WFOE, which could adversely affect us by (i) increasing Sentage Operating Companies’ tax liabilities without reducing our subsidiaries’ tax liabilities, which could further result in interest being levied to us for unpaid taxes; or (ii) limiting the ability of our PRC companies to maintain preferential tax treatment and other financial incentives.

Our controlling shareholder has potential conflicts of interest with our company which may adversely affect our business.

Ms. Qiaoling Lu is our controlling shareholder and chief executive officer. Given her significant interest in our company, there is a risk that when conflicts of interest arise, Ms. Lu will not act completely in the best interests of our shareholders (as opposed to her personal interest) or that conflicts of interests will be resolved in our favor. For example, she may determine that it is in the Sentage Operating Companies’ interests to sever the VIE Arrangements with us, irrespective of the effect such action may have on us. In addition, she could violate her fiduciary duties by diverting business opportunities from us to others, thereby affecting the amount of payment the Sentage Operating Companies are obligated to remit to us under the VIE Arrangements.

Our board of directors is comprised of a majority of independent directors. These independent directors may be in a position to deter and counteract the actions of our officers or non-independent directors (including, potentially, Ms. Lu) that are against our interests. We cannot, however, give any assurance as to how the independent directors will act in any given circumstance. Further, if we or the independent directors cannot resolve any conflicts of interest between us and those of our officers and directors who are management members of our affiliated companies in the PRC, we would have to rely on legal proceedings, which could result in the disruption of our business.

In the event that you believe that your rights have been infringed under the securities laws or otherwise as a result of any one of the circumstances described above, it may be difficult or impossible for you to bring an action against us or our officers or directors who reside in the PRC. Even if you are successful in bringing an action, the PRC laws may render you unable to enforce a judgment against our assets and management, all of which are located in the PRC.

The Sentage Operating Companies Shareholders have potential conflicts of interest with us, which may adversely affect our business and financial condition.

The Sentage Operating Companies Shareholders may have potential conflicts of interest with us. These shareholders may not act in the best interest of Sentage Holdings or may breach, or cause Sentage Operating Companies to breach the existing VIE Arrangements we have with them and the Sentage Operating Companies, which would have a material and adverse effect on our ability to effectively control the Sentage Operating Companies and receive economic benefits from them. For example, the shareholders may be able to cause our agreements with the Sentage Operating Companies to be performed in a manner adverse to us by, among other things, failing to remit payments due under the VIE Arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of us or such conflicts will be resolved in our favor.

Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and us, except that we could exercise our purchase option under the exclusive purchase option agreements with these shareholders to request them to transfer all of their equity interests in the Sentage Operating Companies to a PRC entity or individual designated by us, to the extent permitted by PRC law. If we cannot resolve any conflicts of interest or disputes between us and those individuals, we would have to rely on legal proceedings, which may materially disrupt our business. There is also substantial uncertainty as to the outcome of any such legal proceeding.

We rely on the approval certificates and business license held by the Sentage Operating Companies and any deterioration of the relationship between Sentage WFOE and any of the Sentage Operating Companies could materially and adversely affect our overall business operations.

Pursuant to the VIE Arrangements, a substantial part of our business in the PRC will be undertaken on the basis of the approvals, certificates, business licenses, and other requisite licenses held by each of the Sentage Operating Companies. There is no assurance that all the Sentage Operating Companies will be able to renew their licenses or certificates when their terms expire with substantially similar terms as the ones they currently hold.

Further, our relationship with each of the Sentage Operating Companies is governed by the VIE Arrangements, which are intended to provide us, through our indirect ownership of Sentage WFOE, with effective control over the business operations of each of the Sentage Operating Companies. However, the VIE Arrangements may not be effective in providing control over the applications for and maintenance of the licenses required for our business operations. Each of the Sentage Operating Companies could violate the VIE Arrangements, go bankrupt, suffer from difficulties in its business, or otherwise become unable to perform its obligations under the VIE Arrangements and, as a result, our operations, reputation, business, and stock price could be severely harmed.

The exercise of our option to purchase part or all of the equity interests in each of the Sentage Operating Companies under the exclusive purchase option agreement might be subject to approval by the PRC government. Our failure to obtain this approval may impair our ability to substantially control all the Sentage Operating Companies and could result in actions by Sentage Operating Companies that conflict with our interests.

Our exclusive purchase option agreement with each of the Sentage Operating Companies gives Sentage WFOE the option to purchase all or part of the equity interests in each of the Sentage Operating Companies. However, the option may not be exercised if the exercise would violate any applicable laws and regulations in the PRC or cause any license or permit necessary for the operation of each of the Sentage Operating Companies to be cancelled or invalidated. Under the PRC laws, if a foreign entity, through a foreign investment company that it invests in, acquires a domestic related company, China’s regulations regarding mergers and acquisitions would technically apply to the transaction. Application of these regulations requires an examination and approval of the transaction by the Ministry of Commerce of the PRC (“MOFCOM”), or its local counterparts. Also, an appraisal of the equity or assets to be acquired is mandatory. We cannot guarantee you that we can pass such examination and get the approval to acquire each of the Sentage Operating Companies. If we are not able to purchase the equity of each of the Sentage Operating Companies, then we will lose a substantial portion of our ability to control Sentage Operating Companies and our ability to ensure that Sentage Operating Companies will act in our interests.

Because we rely on the exclusive business cooperation agreement with each of the Sentage Operating Companies for our revenue, the termination of this agreement will severely and detrimentally affect our continuing business viability under our current corporate structure.

We are a holding company and a substantial part of our business operations are conducted through the VIE Arrangements between each of the Sentage Operating Companies and Sentage WFOE. As a result, we currently rely on the assumption we will continue to generate revenue from dividends payments from Sentage WFOE upon its receipt of payments from each of the Sentage Operating Companies pursuant to the exclusive business cooperation agreement. The term of the exclusive business cooperation agreement remains effective unless the agreement is explicitly terminated by Sentage WFOE through written form or other means specified therein. None of the Sentage Operating Companies has the right to terminate that agreement unilaterally. Because neither we nor our subsidiaries own equity interests of the Sentage Operating Companies, the termination of the exclusive business cooperation agreement would sever our ability to continue receiving payments from the Sentage Operating Companies under our current holding company structure. While we are currently not aware of any event or reason that may cause the business cooperation agreement to terminate, we cannot assure you that such an event or reason will not occur in the future. In the event that the exclusive business cooperation agreement is terminated, this may have a severe and detrimental effect on our viability under our current corporate structure, which, in turn, may affect the value of your investment.

Because we are a Cayman Islands company and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.

We are incorporated in the Cayman Islands and conduct our operations primarily in China. Substantially all of our assets are located outside of the United States and the proceeds of this offering will primarily be held in banks outside of the United States. In addition, all of our directors and officers reside outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may not allow you to enforce a judgment against our assets or the assets of our directors and officers. See “Enforceability of Civil Liabilities.”

Risks Relating to Doing Business in the PRC

There are uncertainties under the Foreign Investment Law relating to the status of businesses in China controlled by foreign invested projects primarily through contractual arrangements, such as our business.

The Administrative Measures of People’s Bank of China on Payment Services Provided by Non-financial Institutions (Order of the People’s Bank of China (2010) No. 2, “Order No. 2”) (中国人民银行令[2010]第2号《非金融机构支付服务管理办法》) was promulgated by the PBOC on June 14, 2010. According to Order No. 2, the business scope of a foreign-invested payment institutions, the qualification conditions, and the allowed ratio of contribution of the payment institution’s foreign investors shall be stipulated by the PBOC and submitted to the State Council for approval. According to “Announcement No. 7 of the People’s Bank of China (2018) (《中國人民銀行公告（2018）第7號》”) (“No. 7 Announcement”), which was issued by the PBOC and became effective on March 19, 2018, upon approval by the State Council, pursuant to the Law of the People’s Republic of China on the People’s Bank of China and Order No. 2, foreign-invested payment institutions should satisfy regulatory requirements relevant to foreign-invested payment institutions. According to Order No. 2 and the No. 7 Announcement, our VIE, Qingdao Buytop, is considered a payment institution as it provides prepaid payment network services. To comply with PRC laws and regulations on foreign ownership and investment in companies that engage in certain businesses including third-party payment services, we rely on our VIE Arrangements with our VIEs to operate such business in China.

MOFCOM published a discussion draft of the proposed Foreign Investment Law in January 2015, or the “2015 FIL Draft,” which expanded the definition of foreign investment and introduced the principle of  “actual control” in determining whether a company is considered an foreign-invested enterprise. Under the 2015 FIL Draft, VIEs that are controlled via contractual arrangement would also be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. On March 15, 2019, the National People’s Congress approved the Foreign Investment Law of the PRC, which came into effect on January 1, 2020, repealing simultaneously the Law of the PRC on Sino-foreign Equity Joint Ventures, the Law of the PRC on Wholly Foreign-owned Enterprises, and the Law of the PRC on Sino-foreign Cooperative Joint Ventures, together with their implementation rules and ancillary regulations. Pursuant to the Foreign Investment Law, foreign investment refers to any investment activity directly or indirectly carried out by foreign natural persons, enterprises, or other organizations, including investment in new construction project, establishment of foreign funded enterprise or increase of investment, merger and acquisition, and investment in any other way stipulated under laws, administrative regulations, or provisions of the State Council of the PRC (the “State Council”). Although the Foreign Investment Law has deleted the particular reference to the concept of “actual control” and contractual arrangements from the 2015 FIL Draft, there is still uncertainty regarding whether our VIEs would be identified as a foreign-invested enterprise in the future. As a result, we cannot assure you that the Foreign Investment Law will not have a material and adverse effect on our ability to conduct our business through our VIE Arrangements.

If we are deemed to have a non-PRC entity as a controlling shareholder, the provisions regarding control through contractual arrangements could reach our VIE Arrangements, and as a result Sentage Operating Companies could become subject to restrictions on foreign investment, which may materially impact the viability of our current and future operations. Specifically, we may be required to modify our corporate structure, change our current scope of operations, obtain approvals, or face penalties or other additional requirements, compared to entities which do have PRC controlling shareholders. Uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance, and business operations.

It is uncertain whether we would be considered as ultimately controlled by Chinese parties. Following the completion of this offering, our chief executive officer who is a PRC national, Ms. Qiaoling Lu, will beneficially own approximately 58.9% of the aggregate voting power of our outstanding Ordinary Shares, assuming no exercise of the Underwriter’s over-allotment option, or approximately 56.5%, assuming full exercise of the Underwriter’s over-allotment option and excluding 368,000 Ordinary Shares underlying the Underwriter Warrants. It is uncertain, however, if that would be sufficient to give her control over us under the Foreign Investment Law. If future revisions or implementation rules of the Foreign Investment Law mandate further actions, such as MOFCOM market entry clearance or certain restructuring of our corporate structure and operations, there may be substantial uncertainties as to whether we can complete these actions in a timely manner, if at all, and our business and financial condition may be materially and adversely affected.

Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are currently located in China. Accordingly, our business, financial condition, results of operations, and prospects may be influenced to a significant degree by political, economic, and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, including the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government, or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, reduce demand for our products, and weaken our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustments, to control the pace of economic growth. These measures may cause decreased economic activities in China, which may adversely affect our business and operating results.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us.

The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The legislation over the past three decades has significantly increased the protection afforded to various forms of foreign or private-sector investment in China. Our PRC Affiliated Entities are subject to various PRC laws and regulations generally applicable to companies in China. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, however, the interpretations of many laws, regulations, and rules are not always uniform and enforcement of these laws, regulations, and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, however, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the PRC legal system than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The PRC legal system is evolving rapidly and the interpretations of many laws, regulations and rules may contain inconsistencies and enforcement of these laws, regulations and rules involves uncertainties. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus based on foreign laws.

As a company incorporated under the laws of the Cayman Islands, we conduct a majority of our operations in China and a majority of our assets are located in China. In addition, almost all our senior executive officers reside within China for a significant portion of the time and are PRC nationals. As a result, it may be difficult for you to effect service of process upon those persons inside mainland China. It may be difficult for you to enforce judgements obtained in U.S. courts based on civil liability provisions of the U.S. federal securities laws against us and our officers and directors, as none of them currently resides in the U.S. or has substantial assets in the U.S. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. See “Enforceability of Civil Liabilities.”

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

The Securities and Exchange Commission (the “SEC”), the U.S. Department of Justice and other U.S. authorities may also have difficulties in bringing and enforcing actions against us or our directors or executive officers in the PRC. The SEC has stated that there are significant legal and other obstacles to obtaining information needed for investigations or litigation in China. China has recently adopted a revised securities law that became effective on March 1, 2020, Article 177 of which provides, among other things, that no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without governmental approval in China, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators, which could present significant legal and other obstacles to obtaining information needed for investigations and litigation conducted outside of China.

Increases in labor costs in the PRC may adversely affect our business and our profitability.

China’s economy has experienced increases in labor costs in recent years. China’s overall economy and the average wage in China are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our services, our profitability and results of operations may be materially and adversely affected.

In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance, and maternity insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law that became effective in January 2008 and its amendments that became effective in July 2013 and its implementing rules that became effective in September 2008, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation, and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

On July 4, 2014, State Administration of Foreign Exchange (“SAFE”) issued the Circular on Issues Concerning Foreign Exchange Control over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or “SAFE Circular 37.” According to SAFE Circular 37, prior registration with the local SAFE branch is required for PRC residents, (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed PRC residents for foreign exchange administration purpose), in connection with their direct or indirect contribution of domestic assets or interests to offshore special purpose vehicles, or “SPVs.” SAFE Circular 37 further requires amendments to the SAFE registrations in the event of any changes with respect to the basic information of the offshore SPV, such as change of a PRC individual shareholder, name and operation term, or any significant changes with respect to the offshore SPV, such as an increase or decrease of capital contribution, share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or “SAFE Notice 13,” effective in June 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

In addition to SAFE Circular 37 and SAFE Notice 13, our ability to conduct foreign exchange activities in China may be subject to the interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions, the failure of which may subject such PRC individual to warnings, fines, or other liabilities.

Our current shareholders, Qiaoling Lu, Yiheng Guo, Hua Wang and Jianxiu Li, who are subject to the SAFE Circular 37 and Individual Foreign Exchange Rules, have completed the initial registrations with the qualified banks as required by the regulations. We may not be informed of the identities of all the PRC residents holding direct or indirect interest in our company, however, and we have no control over any of our future beneficial owners. Thus, we cannot provide any assurance that our current or future PRC resident beneficial owners will comply with our request to make or obtain any applicable registrations or continuously comply with all registration procedures set forth in these SAFE regulations. Such failure or inability of our PRC residents beneficial owners to comply with these SAFE regulations may subject us or our PRC resident beneficial owners to fines and legal sanctions, restrict our cross-border investment activities, or limit our PRC subsidiary’s ability to distribute dividends to or obtain foreign-exchange-dominated loans from us, or prevent us from being able to make distributions or pay dividends, as a result of which our business operations and our ability to distribute profits to you could be materially and adversely affected.

PRC regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC operating subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Under PRC laws and regulations, we are permitted to utilize the proceeds from this offering to fund our PRC subsidiary by making loans to or additional capital contributions to our PRC subsidiary, subject to applicable government registration, statutory limitations on amount, and approval requirements. The amount of capital contributions that we may make to Sentage WFOE is approximately $100,000, without obtaining approvals from SAFE or other government authorities. Additionally, Sentage WFOE may increase its registered capital to receive additional capital contributions from us and currently there is no statutory limit to increasing its registered capital, subject to satisfaction of applicable government and filing requirements. For any amount of loans that we may extend to Sentage WFOE, such loans must be registered with the local counterpart of SAFE. For more details, see “Regulations—Regulations on Foreign Exchange.” These PRC laws and regulations may significantly limit our ability to use the RMB converted from the net proceeds of this offering to fund the establishment of new entities in China by our PRC subsidiary or to invest in or acquire any other PRC companies through our PRC subsidiary. Moreover, we cannot assure you that we will be able to complete the necessary registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiary or future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we received or expect to receive from our offshore offerings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our business, including our liquidity and our ability to fund and expand our business.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar, and the RMB appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the RMB and the U.S. dollar remained within a narrow band. Since June 2010, the RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. Since we sell a majority of the products of our brand partners in the U.S., the fluctuations in exchange rates would have a negative effect on our business and results of operations and financial condition.

Our business is conducted in the PRC, and our books and records are maintained in RMB, which is the currency of the PRC. The financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars. Changes in the exchange rates between the RMB and U.S. dollar affect the value of our assets and the results of our operations, when presented in U.S. dollars. The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue, and financial condition. Further, our Ordinary Shares offered by this prospectus are offered in U.S. dollars, we will need to convert the net proceeds we receive into RMB in order to use the funds for our business. Changes in the conversion rate among the U.S. dollar and the RMB will affect the amount of proceeds we will have available for our business.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into more hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.

Under the PRC Enterprise Income Tax Law, or the “EIT Law,” that became effective in January 2008, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances, and properties of an enterprise. In addition, a circular, known as SAT Circular 82, issued in April 2009 by the State Administration of Taxation, or the “SAT,” specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued a bulletin, known as SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” SAT Bulletin 45 provides procedures and administrative details for the determination of resident status and administration on post-determination matters. Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, PRC enterprise groups, or by PRC or foreign individuals.

If the PRC tax authorities determine that the actual management organ of Sentage Holdings is within the territory of China, Sentage Holdings may be deemed to be a PRC resident enterprise for PRC enterprise income tax purposes and a number of unfavorable PRC tax consequences could follow. First, we will be subject to the uniform 25% enterprise income tax on our worldwide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Finally, dividends payable by us to our investors and gains on the sale of our shares may become subject to PRC withholding tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our shares. As of the date of this prospectus, Sentage Holdings has not been notified or informed by the PRC tax authorities that it has been deemed to be a resident enterprise for the purpose of the EIT Law, however we cannot assure you that it will not be deemed to be a resident enterprise in the future.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

In February 2015, SAT issued a Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or “SAT Circular 7.” SAT Circular 7 provides comprehensive guidelines relating to indirect transfers of PRC taxable assets (including equity interests and real properties of a PRC resident enterprise) by a non-resident enterprise. In addition, in October 2017, SAT issued an Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or “SAT Circular 37,” effective in December 2017 and amended in June 2018, which, among others, amended certain provisions in SAT Circular 7 and further clarify the tax payable declaration obligation by non-resident enterprise. Indirect transfer of equity interest and/or real properties in a PRC resident enterprise by their non-PRC holding companies are subject to SAT Circular 7 and SAT Circular 37.

SAT Circular 7 provides clear criteria for an assessment of reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. As stipulated in SAT Circular 7, indirect transfers of PRC taxable assets are considered as reasonable commercial purposes if the shareholding structure of both transaction parties falls within the following situations: i) the transferor directly or indirectly owns 80% or above equity interest of the transferee, or vice versa; ii) the transferor and the transferee are both 80% or above directly or indirectly owned by the same party; iii) the percentage in bullet point i) and ii) shall be 100% if over 50% the share value of a foreign enterprise is directly or indirectly derived from PRC real properties. Furthermore, SAT Circular 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. Where a non-resident enterprise transfers PRC taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an indirect transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such indirect transfer to the relevant tax authority and the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding, or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

According to SAT Circular 37, where the non-resident enterprise fails to declare the tax payable pursuant to Article 39 of the EIT Law, the tax authority may order it to pay the tax due within required time limits, and the non-resident enterprise shall declare and pay the tax payable within such time limits specified by the tax authority. If the non-resident enterprise, however, voluntarily declares and pays the tax payable before the tax authority orders it to do so within required time limits, it shall be deemed that such enterprise has paid the tax in time.

We face uncertainties as to the reporting and assessment of reasonable commercial purposes and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries, and investments. In the event of being assessed as having no reasonable commercial purposes in an indirect transfer transaction, we may be subject to filing obligations or taxed if we are a transferor in such transactions, and may be subject to withholding obligations (to be specific, a 10% withholding tax for the transfer of equity interests) if we are a transferee in such transactions, under SAT Circular 7 and SAT Circular 37. For transfer of shares by investors who are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under the SAT circulars. As a result, we may be required to expend valuable resources to comply with the SAT circulars or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that we should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Our PRC subsidiary is subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.

We are a holding company incorporated in the Cayman Islands. We may need dividends and other distributions on equity from our PRC subsidiary to satisfy our liquidity requirements. Current PRC regulations permit our PRC subsidiary to pay dividends to us only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of its respective accumulated profits each year, if any, to fund certain statutory reserves until the total amount set aside reaches 50% of their respective registered capital. Our PRC subsidiary may also allocate a portion of its respective after-tax profits based on PRC accounting standards to employee welfare and bonus funds at its discretion. These reserves are not distributable as cash dividends. These limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments, or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Governmental control of currency conversion may affect the value of your investment and our payment of dividends.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenue in the RMB. Under our current corporate structure, Sentage Holdings may rely on dividend payments from our PRC subsidiary, Sentage WFOE, to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demand, we may not be able to pay dividends in foreign currencies to our shareholders.

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Under the EIT Law and its implementation rules, the profits of a foreign invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the “Double Tax Avoidance Arrangement,” a withholding tax rate of 10% may be lowered to 5% if the PRC enterprise is at least 25% held by a Hong Kong enterprise for at least 12 consecutive months prior to distribution of the dividends and is determined by the relevant PRC tax authority to have satisfied other conditions and requirements under the Double Tax Avoidance Arrangement and other applicable PRC laws.

However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, or the “SAT Circular 81,” which became effective on February 20, 2009, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to Circular on Several Issues regarding the “Beneficial Owner” in Tax Treaties, which became effective as of April 1, 2018, when determining an applicant’s status as the “beneficial owner” regarding tax treatments in connection with dividends, interests, or royalties in the tax treaties, several factors will be taken into account. Such factors include whether the business operated by the applicant constitutes actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax, grant tax exemption on relevant incomes, or levy tax at an extremely low rate. This circular further requires any applicant who intends to be proved of being the “beneficial owner” to file relevant documents with the relevant tax authorities. Our PRC subsidiary is wholly owned by our Hong Kong subsidiary. However, we cannot assure you that our determination regarding our qualification to enjoy the preferential tax treatment will not be challenged by the relevant PRC tax authority or we will be able to complete the necessary filings with the relevant PRC tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to dividends to be paid by our PRC subsidiary to our Hong Kong subsidiary, in which case, we would be subject to the higher withdrawing tax rate of 10% on dividends received.

If we become directly subject to the scrutiny, criticism, and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price, and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism, and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our business, and the price of our Ordinary Shares. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our business. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our Ordinary Shares.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

We are regulated by the SEC, and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC reports and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by China Securities Regulatory Commission, a PRC regulator that is responsible for oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings, and our other public pronouncements with the understanding that no local regulator has done any review of us, our SEC reports, other filings, or any of our other public pronouncements.

A recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, the SEC and the PCAOB released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor.

On May 20, 2020, the U.S. Senate passed an act requiring a foreign company to certify it is not owned or manipulated by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditor for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange.

On June 4, 2020, the U.S. President issued a memorandum ordering the President’s working group on financial markets to submit a report to the President within 60 days of the date of the memorandum that should include recommendations for actions that can be taken by the executive branch and by the SEC or the PCAOB to enforce U.S. regulatory requirements on Chinese companies listed on U.S. stock exchanges and their audit firms. However, it remains unclear what further actions, if any, the U.S. executive branch, the SEC, and the PCAOB will take to address the problem.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our Ordinary Shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor, Friedman LLP, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor has been inspected by the PCAOB on a regular basis. However, the above recent developments have added uncertainties to our proposed offering, to which Nasdaq may apply additional and more stringent criteria after considering the effectiveness of our auditor’s audit and quality control procedures, adequacy of personnel and training, sufficiency of resources, geographic reach, and experience as related to our audit.

The approval of the China Securities Regulatory Commission, or “CSRC,” may be required in connection with this offering under a regulation adopted in August 2006, and, if required, we cannot assure you that we will be able to obtain such approval, in which case we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the “M&A Rules,” adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas SPV formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC, prior to the listing and trading of such SPV’s securities on an overseas stock exchange. In September 2006, the CSRC published a notice on its official website specifying documents and materials required to be submitted to it by an SPV seeking CSRC approval of its overseas listings. The application of the M&A Rules remains unclear.

Our PRC legal counsel has advised us based on their understanding of the current PRC law, rules, and regulations that CSRC approval is not required for the listing and trading of our shares on the Nasdaq Capital Market in the context of this offering, given that:

●	the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and

●	we currently control our PRC subsidiary by virtue of Sentage HK acquiring 100% of the equity interest of Sentage WFOE, which is not regulated by the M&A Rules. Sentage WFOE was established by means of direct investment rather than by a merger with or an acquisition of any PRC domestic companies as defined under the M&A Rules. CSRC approval only applies to overseas listings of SPVs that have used their existing or newly issued equity interest to acquire existing or newly issued equity interest in PRC domestic companies.

Our PRC legal counsel, however, has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC governmental agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation, and prospects, as well as the trading price of our Ordinary Shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules discussed in the preceding risk factor and recently adopted regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Mergers or acquisitions that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the Ministry of Commerce when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, or the “Prior Notification Rules,” issued by the State Council in August 2008 is triggered. In addition, the security review rules issued by the Ministry of Commerce that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the Ministry of Commerce, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce or its local counterparts may delay or inhibit our ability to complete such transactions. It is clear that our business would not be deemed to be in an industry that raises “national defense and security” or “national security” concerns. The Ministry of Commerce or other government agencies, however, may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

Risks Relating to this Offering and the Trading Market

There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Ordinary Shares. We plan to apply for the listing of our Ordinary Shares on the Nasdaq Capital Market. An active public market for our Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Ordinary Shares will be materially and adversely affected.

The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Ordinary Shares will be determined by negotiations between us and the Underwriter and may not bear a direct relationship to our earnings, book value, or any other indicia of value. We cannot assure you that the market price of our Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

The initial public offering price of our Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Ordinary Shares. Consequently, when you purchase our Ordinary Shares in the offering, upon completion of the offering you will incur immediate dilution of $4.17 per share, assuming an initial public offering price of $5.50. See “Dilution.” In addition, you may experience further dilution to the extent that additional Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in preparing our consolidated financial statements as of and for the years ended December 31, 2019 and 2018, we and our independent registered public accounting firm have identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the Public Company Accounting Oversight Board of the United States, or “PCAOB,” and other control deficiencies. The material weaknesses identified included (i) a lack of accounting staff and resources with appropriate knowledge of generally accepted accounting principles in the United States (“U.S. GAAP”) and SEC reporting and compliance requirements; (ii) a lack of sufficient documented financial closing policies and procedures; (iii) a lack of independent directors and an audit committee; and (iv) a lack of an effective review process by the accounting manager which led to material audit adjustments to the financial statements.

Following the identification of the material weaknesses and control deficiencies, we have taken the following remedial measures: (i) setting up an internal audit function as well as engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control; and (ii) adopting directors’ resolutions to appoint independent directors, establish an audit committee, and strengthen corporate governance.

We plan to take additional remedial measures including (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; and (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel.

However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

Upon completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending December 31, 2021. In addition, once we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

We will incur substantial increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior December 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Our chief executive officer, Ms. Qiaoling Lu, will own more than 50 % of our Ordinary Shares immediately after the offering. She will have the ability to elect directors and approve matters requiring shareholder approval by way of ordinary resolution or special resolution.

Ms. Qiaoling Lu, our chief executive officer, currently owns (prior to completion of this offering) 82.5% of the issued Ordinary Shares of the Company. Following this offering, she will own approximately 58.9% of our outstanding Ordinary Shares assuming no exercise of the over-allotment option, or approximately 56.5% assuming full exercise of the over-allotment option and excluding 368,000 Ordinary Shares underlying the Underwriter Warrants. As each Ordinary Share entitles the holder thereof the right to exercise one vote per Ordinary Share at a general meeting of the Company, Ms. Lu will have the right to vote at least 56.5% of the Company’s voting share capital in issue after this offering. As result, Ms. Lu will be able to exert significant voting influence over fundamental and significant corporate matters and transactions. Depending on the percentage, she may have the power to elect all directors and approve all matters requiring shareholder approval without the votes of any other shareholder. She will have significant influence over a decision to enter into any corporate transaction and will have the ability to prevent any transaction that requires the approval of shareholders, regardless of whether or not our other shareholders believe that such transaction is in our best interests. Such concentration of voting power could have the effect of delaying, deterring, or preventing a change of control or other business combination, which could, in turn, have an adverse effect on the market price of our Ordinary Shares or prevent our shareholders from realizing a premium over the then-prevailing market price for their Ordinary Shares.

If we are deemed a “controlled company” within the meaning of the Nasdaq listing rules, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Following this offering, our largest shareholder may continue to own more than a majority of the voting power of our outstanding Ordinary Shares. Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are deemed a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of substantial amounts of our Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. An aggregate of 10,000,000 Ordinary Shares is outstanding before the consummation of this offering. An aggregate of 14,000,000 Ordinary Shares will be outstanding immediately after the consummation of this offering assuming no exercise of the over-allotment option and 14,600,000 Ordinary Shares will be outstanding immediately after the consummation of this offering assuming the full exercise of the over-allotment option. Sales of these shares into the market could cause the market price of our Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

Any trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Ordinary Shares will be determined through negotiations between the Underwriter and us and may vary from the market price of our Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for working capital and other corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Ordinary Shares.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, which may limit the information publicly available to our investors and afford them less protection than if we were an U.S issuer.

Nasdaq listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq listing rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

As a foreign private issuer we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. We are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

Although as a foreign private issuer we are exempt from certain corporate governance standards applicable to US issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Ordinary Shares are a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Anti-takeover provisions in our memorandum and articles of association may discourage, delay, or prevent a change in control.

Some provisions of our memorandum and articles of association, which will become effective on or before the completion of this offering, may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including, among other things, the following:

●	provisions that authorize our board of directors to issue shares with preferred, deferred or other special rights or restrictions without any further vote or action by our shareholders; and

●	provisions that restrict the ability of our shareholders to call meetings and to propose special matters for consideration at shareholder meetings.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. Further, we elected to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (1) are no longer an emerging growth company or (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile. See “Implications of Our Being an Emerging Growth Company.”

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs a Companies Act (2021 Revision) of the Cayman Islands and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Law of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our articles of association allow our shareholders holding shares representing in aggregate not less than 10% of our voting share capital in issue, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least 21 clear days is required for the convening of our annual general shareholders’ meeting and at least 14 clear days’ notice any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of the total issued shares carrying the right to vote at a general meeting of the Company. For these purposes, “clear days” means that period excluding (a) the day when the notice is given or deemed to be given and (b) the day for which it is given or on which it is to take effect.

Newly enacted Economic Substance Legislation in the Cayman Islands may have an impact on the Company.

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Law”) contains certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019 will apply in respect of financial years commencing July 1, 2019 onwards. However, it is anticipated that the Company itself may remain out of scope of the legislation or else be subject to more limited substance requirements. Although it is presently anticipated that the Substance Law will have little material impact on the Company or its operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2021 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

Although the U.S. tax law with regards to VIEs is unclear, we treat Sentage Operating Companies as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operations of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements (See infra “CORPORATE HISTORY AND STRUCTURE”). Therefore, the income and assets of Sentage Operating Companies should be included in the determination of whether or not we are a PFIC in any taxable year. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value. It is important to emphasize that there is little to no guidance other than the statute itself (Internal Revenue Code Section 1297(c)) and analogous portions of the code, treasury regulations and other accepted authorities and as such it is possible for the IRS to challenge the argument that the look through rule would apply in this case, especially since the statute explicitly says “stock”.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations and guidance are potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one or more taxable years.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Material Income Tax Consideration—United States Federal Income Taxation—Passive Foreign Investment Company.”

Our pre-IPO shareholders will be able to sell their shares upon completion of this offering subject to restrictions under Rule 144 under the Securities Act.

Our pre-IPO shareholders may be able to sell their Ordinary Shares under Rule 144 after the completion of this offering. See “Shares Eligible for Future Sale” below. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the Ordinary Shares following the completion of the offering, to the detriment of participants in this offering. In September 2019 and March 2020, we issued a total of 9,999 Ordinary Shares that, together with the original subscription shares, brought the total of issued and outstanding Ordinary Shares to 10,000. Following the subdivision, these shares were subdivided into 10,000,000 Ordinary Shares. These 10,000,000 Ordinary Shares are indirectly held by our pre-IPO shareholders. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract clients and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●

uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains, and economic activity in general;

●	trends and competition in the consumer loan repayment and collection management, loan recommendation, and third-party payment services industries; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains data related to the consumer loan repayment and collection management, loan recommendation, and third-party payment services industries in China. These industry data include projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The consumer loan repayment and collection management, loan recommendation, and third-party payment services industries may not grow at the rate projected by industry data, or at all. The failure of these industries to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the consumer loan repayment and collection management, loan recommendation, and third-party payment services industries subjects any projections or estimates relating to the growth prospects or future condition of our industries to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of our assets are located in the PRC. In addition, the majority of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our counsel with respect to the laws of the Cayman Islands, and Grandall Law Firm (Shanghai) (“Grandall”), our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has further advised us that there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature.

Grandall has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. Grandall has further advised us that under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 4,000,000 Ordinary Shares in this offering will be approximately $18,737,231, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, based on the assumed initial public offering price of 5.50 per Ordinary Share, the midpoint of the estimated price range set forth on the cover page of this prospectus. If the Underwriter exercises its over-allotment option in full, we estimate that the net proceeds to us from this offering will be approximately $21,764,981, after deducting the underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering as follows, and we have ordered the specific uses of proceeds in order of priority.

Description of Use	Percentage of Net Proceeds	US$
Acquisitions of Business Entities and Operations Similar to Ours	10%	1,873,723
General Business Operations	10%	1,873,723
Business Fund for Loan Recommendation Business	32%	5,995,914
Business Fund for Prepaid Payment Network Services	32%	5,995,914
Business Fund for Consumer Loan Repayment and Collection Management Services	16%	2,997,957
Total	100%	18,737,231

The primary purposes of this offering are to create a public market for our shares for the benefit of all shareholders and obtain additional capital. We plan to use the net proceeds (not including proceeds from exercising over-allotment option) of this offering as follows:

●	approximately 10% for acquiring PRC business entities specializing in Loan Recommendation Business, Prepaid Payment Network Services, and Consumer Loan Repayment and Collection Management Services; although we have not identified any acquisition target as of the date of this prospectus;

●	approximately 10% for general business operations;

●	approximately 32% used as business fund for our loan recommendation business;

●	approximately 32% used as business fund for our payment network services, and

●	approximately 16% used as business fund for our consumer loan repayment and collection management services.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. Predicting the cost necessary to develop our existing and new lines of businesses can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, any collaborations that we may enter into with third parties for our financial services, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Regarding our use of the proceeds from this initial public offering, we will use the majority of proceeds received in expanding our current loan recommendation business and prepaid payment network services, as well as developing our consumer loan repayment and collection management services. We will also use the proceeds for our general business operations and potential acquisition operations. We intend to focus on acquiring business entities in the PRC specializing in Loan Recommendation Business, Prepaid Payment Network Services, and Consumer Loan Repayment and Collection Management Services. We currently do not have any acquisition plans.

More specifically, for expanding our loan recommendation business, we plan to hire more experienced marketing and financial specialists in order to carry out our strategic expansions into additional geographical locations in China, which we believe would result in us acquiring a bigger share of the Chinese market for this particular service. We plan to update our current IT system in order to further streamline our service and user experience. We estimate that we will spend approximately $2.4 million for hiring marketing and financial specialists, approximately $3.2 million for various business activities to expand our market shares, and approximately $2.4 million for developing and upgrading our IT system.

For expanding our prepaid payment network services, we plan to hire more experienced marketing and financial specialists in order to carry out our strategic expansions into additional geographical locations in China, which we believe would result in us acquiring a bigger share of the Chinese market for this particular service. We plan to update our current IT system in order to further streamline our service and user experience. We estimate that we will spend approximately $2.4 million for hiring marketing and financial specialists, approximately $4 million for various business activities to expand our market shares, and approximately $1.6 million for developing and upgrading our IT system.

For expanding our prepaid payment network services, we plan to hire more experienced marketing and financial specialists in order to carry out our strategic expansions into additional geographical locations in China, which we believe would result in us acquiring a bigger share of the Chinese market for this particular service. We plan to update our current IT system in order to further streamline our service and user experience. We estimate that we will spend approximately $2.4 million for hiring marketing and financial specialists, approximately $4 million for various business activities to expand our market shares, and approximately $1.6 million for developing and upgrading our IT system.

For developing our consumer loan repayment and collection management services, we plan to hire experienced marketing and financial specialists while expanding our market reach. We also plan to update our current IT system used for consumer loan repayment and collection management services, which include developing our new mobile app. We estimate that we will spend approximately $2.4 million for hiring marketing and financial specialists, approximately $2.4 million for various business activities to expand our market reach, and approximately $3.2 million for developing and upgrading our IT system.

The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business. The procedure to remit funds may take several months after completion of this offering, and we will be unable to use the offering proceeds in China until remittance is completed. See “Risk Factors” for further information.

DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, Sentage HK.

Current PRC regulations permit our PRC subsidiary to pay dividends to Sentage HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our Affiliated Entities in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our Affiliated Entities in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our PRC subsidiary is unable to receive all of the revenue from our operations, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Sentage HK may be considered a non-resident enterprise for tax purposes, so that any dividends Sentage WFOE pays to Sentage HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Material Income Tax Consideration—People’s Republic of China Enterprise Taxation.”

In order for us to pay dividends to our shareholders, we will rely on payments made from the Sentage Operating Companies to Sentage WFOE, pursuant to VIE Arrangements between them, and the distribution of such payments to Sentage HK as dividends from Sentage WFOE. Certain payments from the Sentage Operating Companies to Sentage WFOE are subject to PRC taxes, including business taxes and value-added taxes. In addition, if any of the Sentage Operating Companies incurs debt on their own behalves in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by our PRC subsidiary to its immediate holding company, Sentage HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Sentage HK intends to apply for the tax resident certificate if and when Sentage WFOE plans to declare and pay dividends to Sentage HK. See “Risk Factors—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.”

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2020:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale of the Ordinary Shares by us in this offering at the assumed initial public offering price of $5.50 per Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated discounts to the Underwriter, non-accountable expense allowance, and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	June 30, 2020
	Actual	As adjusted (Over-allotment option not exercised)	As adjusted (Over-allotment option exercised in full)

Cash and cash equivalents	$564,525	$19,301,756	$22,329,506

Shareholder's equity (deficit):
Ordinary shares, $0.001 par value, 50,000,000 Ordinary Shares authorized, 10,000,000 Ordinary Shares issued and outstanding as of June 30, 2020; 14,000,000 Ordinary Shares issued and outstanding, as adjusted assuming the over-allotment option is not exercised, and 14,600,000 Ordinary Shares issued and outstanding, as adjusted assuming the over-allotment option is exercised in full	$10,000	$14,000	$14,600
Additional paid-in capital	$38,419,832	$57,153,063	$60,180,213
Accumulated deficit	$(38,500,162)	$(38,500,162)	$(38,500,162)
Accumulated other comprehensive income	$31,368	$31,368	$31,368
Total shareholders’ equity (deficit)	$(38,962)	$18,698,269	$21,726,019
Total capitalization	$(38,962)	$18,698,269	$21,726,019

(1)	Reflects the sale of Ordinary Shares in this offering at an assumed initial public offering price of $5.50 per share, the midpoint of the estimated price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $18,737,231 assuming the Underwriter has not exercised the over-allotment option. The net proceeds of $18,737,231 are calculated as follows: $22,000,000 gross offering proceeds, less underwriting discounts and non-accountable expense allowance of $1,815,000 and estimated offering expenses of $1,447,769. The pro forma as adjusted total equity of $18,698,269 is the sum of the net proceeds of $18,737,231 and the actual deficit of $(38,962). If the Underwriter exercises the over-allotment option, we estimate that such net proceeds will be approximately $21,764,981. The net proceeds of $21,764,981 are calculated as follows: $25,300,000 gross offering proceeds, less underwriting discounts and non-accountable expense allowance of $2,087,250 and estimated offering expenses of $1,447,769. The pro forma as adjusted total equity of $21,726,019 is the sum of the net proceeds of $21,764,981 and the actual deficit of $(38,962).

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value as of June 30, 2020, was a negative number of $(114,860) (as calculated by subtracting intangible assets of $75,898 from the shareholders’ deficit of $(38,962), or $(0.01) per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Ordinary Share (as adjusted for the offering) from the initial public offering price per Ordinary Share and after deducting the estimated discounts to the Underwriter, non-accountable expense allowance, and the estimated offering expenses payable by us.

After giving effect to the sale of 4,000,000 Ordinary Shares offered in this offering based on the initial public offering price of $5.50 per Ordinary Share after deduction of the estimated discounts to the Underwriter, non-accountable expense allowance, and the estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020, would have been $18,622,371, or $1.33 per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of $1.34 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $4.17 per Ordinary Share to investors purchasing Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only.

The following table illustrates such dilution:

	Post- Offering(1)	Full Exercise of Over- Allotment Option
Assumed Initial public offering price per Ordinary Share	$5.50	$5.50
Net tangible book value per Ordinary Share as of June 30, 2020	$(0.01)	$(0.01)
As adjusted net tangible book value per Ordinary Share attributable to payments by new investors	$1.34	$1.49
Pro forma net tangible book value per Ordinary Share immediately after this offering	$1.33	$1.48
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$4.17	$4.02

(1)	Assumes that the Underwriter’s over-allotment option has not been exercised.

If the Underwriter exercises its over-allotment option in full, the pro forma as adjusted net tangible book value per Ordinary Share after the offering would be $1.48, the increase in net tangible book value per Ordinary Share to existing shareholders would be $1.49, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this offering would be $4.02.

The following tables summarize, on a pro forma as adjusted basis as of June 30, 2020, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated discounts to the Underwriter, non-accountable expense allowance, and the estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
Over-allotment option not exercised	Number	Percent	Amount	Percent	Share
	($ in thousands)
Existing shareholders	10,000,000	71.4%	$38,429,832	63.6%	$3.84
New investors	4,000,000	28.6%	$22,000,000	36.4%	$5.50
Total	14,000,000	100.0%	$60,429,832	100.0%	$4.32

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
Over-allotment option exercised in full	Number	Percent	Amount	Percent	Share
	($ in thousands)
Existing shareholders	10,000,000	68.5%	$38,429,832	60.3%	$3.84
New investors	4,600,000	31.5%	$25,300,000	39.7%	$5.50
Total	14,600,000	100.0%	$63,729,832	100.0%	$4.37

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

We incorporated Sentage Holdings Inc. (“Sentage Holdings”) on September 16, 2019, under the laws of the Cayman Islands. Sentage Hongkong Limited (“Sentage HK”) was incorporated on September 25, 2019 in Hong Kong as a wholly owned subsidiary of Sentage Holdings.

On December 17, 2019, Shanghai Santeng Technology Co., Ltd. (“Sentage WFOE”) was incorporated pursuant to PRC laws as a wholly foreign owned enterprise. Sentage HK holds 100% of the equity interests in Sentage WFOE. Due to PRC laws and regulations on foreign ownership and investment in companies that engage in certain businesses including third-party payment services, we conduct our businesses in China through a VIE structure.

We currently operate three lines of business in loan repayment and collection management, loan recommendation, and prepaid payment network through Daxin Wealth Investment Management (Shanghai) Co., Ltd. (“Daxin Wealth”), Daxin Zhuohui Financial Information Services (Shanghai) Co., Ltd. (“Daxin Zhuohui”), and Qingdao Buytop Payment Services Co., Ltd. (“Qingdao Buytop,” together with Daxin Wealth and Daxin Zhuohui, the “Sentage Operating Companies”), pursuant to a series of contractual arrangements, also known as VIE Arrangements, between Sentage WFOE and each of the Sentage Operating Companies. All the Sentage Operating Companies were incorporated as limited companies pursuant to PRC laws. Specifically, Daxin Wealth and Daxin Zhuohui are engaged in the loan repayment and collection management business, Daxin Zhuohui provides loan recommendation services, and Qingdao Buytop provides prepaid payment network services.

Our Corporate Structure

The following diagram illustrates our corporate structure, including our subsidiaries and our VIEs, as of the date of this prospectus and upon completion of this offering based on a proposed number of 4,000,000 Ordinary Shares being offered, assuming no exercise of Underwriter’s over-allotment option.

*	See “Principal Shareholders” for further information regarding the beneficial ownership.

Sentage Holdings was incorporated on September 16, 2019 under the laws of the Cayman Islands to serve as a holding company for its offshore and operating subsidiaries. The amount of assets and shareholder deficit of Sentage Holdings at December 31, 2019 were $1,832,075 and $772,926, respectively, and $2,313,318 and $38,962, respectively, as of June 30, 2020. The revenues and net income earned for the year ended December 31, 2019 were $3,965,263 and $ 1,834,353, respectively, and $1,733,832 and $726,598, respectively, for the six months ended June 30, 2020. For the fiscal year ended December 31, 2019 and for the six months ended June 30, 2020, the revenues earned by Sentage holdings were from consumer loan repayment and collection management services, loan recommendation services, and prepaid payment network services through its PRC operating subsidiaries.

Sentage HK was incorporated on September 25, 2019 pursuant to PRC law as a wholly owned enterprise of Sentage Holdings to serve as an offshore holding company for Sentage WFOE. The amount of assets and equity of Sentage HK at December 31, 2019 were $0 and $0, respectively. The amount of assets and equity of Sentage HK at June 30, 2020 were $524,981 and $0, respectively. For the fiscal year ended December 31, 2019 and for the six months ended June 30, 2020, no revenues were earned by Sentage HK.

Sentage WFOE was incorporated on December 17, 2019 pursuant to PRC law as a wholly owned enterprise of Sentage Hongkong Limited to provide the Sentage Operating Companies with technical support, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. The amount of assets and equity of Sentage WFOE at June 30, 2020 and at December 31, 2019 were $0 and $0, respectively. For the fiscal year ended December 31, 2019 and for the six months ended June 30, 2020, no revenues were earned by Sentage WFOE

Daxin Wealth was incorporated pursuant to PRC law on August 13, 2014 to provide consumer loan repayment and collection management services. The amount of assets and equity of Daxin Wealth at December 31, 2019 were approximately $185,000 and an equity deficit of approximately $3.5 million, respectively. The amount of assets and equity of Daxin Wealth at June 30, 2020 were approximately $272,567 and it had an equity deficit of approximately $2,643,225. The revenues and profits earned for the year ended December 31, 2019 were $3,317,254 and $2,346,893. The revenues and profits for the six months ended June 30, 2020 were $1,017,221 and $753,763. For the fiscal year ended December 31, 2019 and for the six months ended June 30, 2020, the revenues earned by Daxin Wealth were from consumer loan repayment and collection management services.

Daxin Zhuohui was incorporated pursuant to PRC law on January 9, 2015 to provide consumer loan repayment and collection management services and loan recommendation services. The amount of assets and equity of Daxin Zhuohui at December 31, 2019 were approximately $937,000 and $38,000, respectively. The amount of assets of Daxin Zhuohui at June 30, 2020 were approximately $766,365 and it had an equity deficit of approximately $104,924. The revenues and profits earned for the year ended December 31, 2019 were $561,957 and a net loss of $380,062. The revenues and profits for the six months ended June 30, 2020 were $481,204 and a net loss of $125,817. For the fiscal year ended December 31, 2019 and for the six months ended June 30, 2020, the revenues earned by Daxin Zhuohui were from consumer loan repayment and collection management services and loan recommendation services.

Qingdao Buytop was incorporated pursuant to PRC law on August 4, 2009 to provide prepaid payment network services. The amount of assets and equity of Qingdao Buytop at December 31, 2019 were approximately $710,000 and $2,655,000, respectively. The amount of assets and equity of Qingdao Buytop at June 30, 2020 were approximately $749,415 and $2,709,187, respectively. The revenues and profits earned for the year ended December 31, 2019 were $86,026 and a net loss of $132,479. The revenues and profits earned for the six months ended June 30, 2020 were $235,407 and a net income of $98,652. For the fiscal year ended December 31, 2019 and for the six months ended June 30, 2020, the revenues earned by Qingdao Buytop were from prepaid payment network services.

For details of each shareholder’s ownership, refer to the beneficial ownership table in the section captioned “Principal Shareholders.”

Our VIE Arrangements

Neither we nor our subsidiaries own any equity interest in any of the Sentage Operating Companies. Instead, we control and receive the economic benefits of each of the Sentage Operating Companies’ business operation through a series of VIE Arrangements. Sentage WFOE, each of the Sentage Operating Companies, and the shareholders of the Sentage Operating Companies entered into the VIE Arrangements on March 9, 2020. The VIE Arrangements are designed to provide Sentage WFOE with the power, rights, and obligations equivalent in all material respects to those it would possess as the sole equity holder of each of the Sentage Operating Companies, including absolute control rights and the rights to the assets, property, and revenue of each of the Sentage Operating Companies.

As a result of our direct ownership in Sentage WFOE and the VIE Arrangements, we are regarded as the primary beneficiary of our VIEs, and we treat our VIEs as our consolidated entities under U.S. GAAP. We have consolidated the financial results of our VIEs in our consolidated financial statements in accordance with U.S. GAAP.

Each of the VIE Arrangements is described in detail below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between the Sentage Operating Companies and Sentage WFOE, Sentage WFOE provides the Sentage Operating Companies with technical support, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. For services rendered to the Sentage Operating Companies by Sentage WFOE under the Exclusive Business Cooperation Agreement, Sentage WFOE is entitled to collect a service fee equal to the remaining amount of the Sentage Operating Companies’ profit before tax after deducting relevant costs and reasonable expenses.

The term of the Exclusive Business Cooperation Agreement remains effective unless the agreement is explicitly terminated by Sentage WFOE through written form or other means specified therein. The Sentage Operating Companies do not have the right to terminate that agreement unilaterally.

Sentage WFOE has absolutely authority relating to the management of the Sentage Operating Companies, including but not limited to decisions with regard to expense, salary raises and bonuses, hiring, firing, and other operational functions. The Exclusive Business Cooperation Agreement does not prohibit related party transactions. Upon the establishment of the audit committee at the consummation of this offering, the Company’s audit committee will be required to review and approve in advance any related party transactions, including transactions involving Sentage WFOE or the Sentage Operating Companies.

Equity Pledge Agreement

Under the Equity Pledge Agreement between Sentage WFOE and all the shareholders of Sentage Operating Companies (the “Sentage Operating Company Shareholders”), the Sentage Operating Company Shareholders pledged all of their equity interests in the Sentage Operating Companies to Sentage WFOE to guarantee the performance of the Sentage Operating Companies’ obligations under the Exclusive Business Cooperation Agreement, Exclusive Purchase Option Agreement, and Loan Contracts (collectively, the “Transaction Agreements”). Under the terms of the Equity Pledge Agreement, in the event that the Sentage Operating Companies or the Sentage Operating Companies Shareholders breach their respective contractual obligations under the Transaction Agreements, Sentage WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The Sentage Operating Companies Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, Sentage WFOE is entitled to dispose of the pledged equity interests in accordance with applicable PRC laws. The Sentage Operating Companies Shareholders further agreed not to dispose of the pledged equity interests or take any action that would prejudice Sentage WFOE’s interest.

The Equity Pledge Agreement is effective until the latest date of the following: (1) the secured debt in the scope of pledge is cleared off; (2) pledgees exercise their pledge rights pursuant to provisions and conditions of the Equity Pledge Agreement; and (3) pledgors transfer all the pledged equity interests to Pledgees according to the Exclusive Purchase Option Agreement, or other entity or individual designated by it.

The purpose of the Equity Pledge Agreement are to (1) guarantee the performance of the Sentage Operating Companies’ obligations under the Transaction Agreements, (2) make sure the Sentage Operating Companies Shareholders do not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice Sentage WFOE’s interests without Sentage WFOE’s prior written consent, and (3) provide Sentage WFOE control over the Sentage Operating Companies. In the event the Sentage Operating Companies breach their contractual obligations under the Transaction Agreements, Sentage WFOE will be entitled to foreclose on the Sentage Operating Companies Shareholders’ equity interests in the Sentage Operating Companies and may (1) exercise its option to purchase or designate third parties to purchase part or all of their equity interests in the Sentage Operating Companies and in this situation, Sentage WFOE may terminate the Equity Pledge Agreement and the other VIE Arrangements after acquisition of all equity interests in the Sentage Operating Companies or form a new VIE structure with the third parties designated by Sentage WFOE, or (2) dispose of the pledged equity interests and be paid in priority out of proceeds from the disposal in which the case the existing VIE structure will be terminated.

On March 9, 2020, the Sentage Operating Companies Shareholders pledged all of their equity interests in the Sentage Operating Companies to Sentage WFOE. As of the date of the prospectus, the pledge registration is in process.

Exclusive Purchase Option Agreement

Under the Exclusive Purchase Option Agreement, the Sentage Operating Companies Shareholders irrevocably granted Sentage WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in the Sentage Operating Companies or the assets of the Sentage Operating Companies. The option price is the minimum amount to the extent permitted under PRC law.

Under the Exclusive Purchase Agreement, Sentage WFOE may at any time under any circumstances, purchase or have its designee purchase, at its discretion, to the extent permitted under PRC law, all or part of the Sentage Operating Companies Shareholders’ equity interests in the Sentage Operating Companies or the assets of the Sentage Operating Companies. The Exclusive Purchase Agreement, together with the Equity Pledge Agreement, the Exclusive Business Cooperation Agreement, Powers of Attorney, and Loan Contracts, enable Sentage WFOE to exercise effective control over the Sentage Operating Companies.

The Exclusive Purchase Agreement remains effective until all the equity or assets of the Sentage Operating Companies is legally transferred under the name of Sentage WFOE and/or other entity or individual designated by it.

Shareholders’ Powers of Attorney

Under each of the Powers of Attorney, the Sentage Operating Companies Shareholders authorized Sentage WFOE to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholders’ rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer, and other senior management members of the Sentage Operating Companies.

The term of each of the Powers of Attorney is the same as the term of the Exclusive Purchase Option Agreement. The Powers of Attorney is irrevocable and continuously valid from the date of execution of the Powers of Attorney, so long as the Sentage Operating Companies Shareholders are shareholders of the Sentage Operating Companies.

Loan Contracts

Each shareholder of our VIEs has entered into a loan contract with Sentage WFOE, with each contract taking effect from March 9, 2020. Under these loan contracts, Sentage WFOE provided each shareholder of our VIEs with a loan, free of interest, provided that if any of the shareholders of our VIEs fails to pay any sum pursuant to the schedule specified thereunder, a default interest shall be calculated at a daily rate of 0.1% until the shareholder fully repays such sum (including the default interest). The proceeds from the loans were used for purposes consented by Sentage WFOE. The loans can be repaid by transferring each shareholder’s respective equity interest in the VIEs pursuant to the Exclusive Purchase Option Agreements. Each of the loan contracts shall remain in effect until the day when Sentage WFOE exercises its exclusive option in accordance with the applicable Exclusive Purchase Option Agreement, unless otherwise terminated by Sentage WFOE when any shareholder of VIEs materially breaches the terms of such loan contracts.

Spousal Consent

The spouse of each of the Sentage Operating Companies Shareholders agreed, via a spousal consent, to the execution of the “Transaction Documents” including: (a) Exclusive Purchase Option Agreement entered into with Sentage WFOE and the Sentage Operating Companies; (b) Equity Pledge Agreement entered into with Sentage WFOE; (c) Powers of Attorney executed by the Sentage Operating Companies Shareholder, and (d) Loan Contracts entered into with Sentage WFOE, and the disposal of the equity interests of Sentage Operating Companies held by the Sentage Operating Companies Shareholder and registered in his or her name.

The spouse of each of the Sentage Operating Companies Shareholders further undertakes not to make any assertions in connection with the equity interests of Sentage Operating Companies, which are held by the Sentage Operating Companies Shareholder. The spouse of the Sentage Operating Companies Shareholder confirms that the Sentage Operating Companies Shareholder can perform, amend, or terminate the Transaction Documents without his or her authorization or consent. He or she undertakes to execute all necessary documents and take all necessary actions to ensure appropriate performance of the agreements.

The spouse of each of the Sentage Operating Companies Shareholders also undertakes that if he or she obtains any equity interest of Sentage Operating Companies which are held by the Sentage Operating Companies Shareholder for any reasons, he or she shall be bound by the Transaction Documents and the Exclusive Business Cooperation Agreement entered into between Sentage WFOE and the Sentage Operating Companies (as amended time to time) and comply with the obligations thereunder as a shareholder of the Sentage Operating Companies. For this purpose, upon Sentage WFOE’s request, he or she shall sign a series of written documents in substantially the same format and content as the Transaction Documents and Exclusive Business Cooperation Agreement (as amended from time to time).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a growing financial service provider that offers a comprehensive range of financial services across consumer loan repayment and collection management services, loan recommendation services, and prepaid payment network services in the PRC. Leveraging a deep understanding of our client base, strategic partner relationships, and centralized information system, we are committed to working with our clients to understand their financial needs and challenges and offering customized services to help them meet their respective needs.

We currently report our operating revenue from three main revenue streams, namely, (i) consumer loan repayment and collection management service fees, (ii) loan recommendation service fees, and (iii) prepaid payment network service fees.

Consumer Loan Repayment and Collection Management Services

Since November 2017, we have not provided any intermediary services for any new customers due to changes in related governing regulations in China. In 2015, the Cyberspace Administration of China and other competent administrative authorities have promulgated the Guiding Opinions on Promoting the Healthy Development of Internet Finance (reference number: YIN FA No. 221 of 2015) to strengthen the Chinese government’s supervision on internet finance activities, especially to address potential finance and business risks in P2P lending activities. During the second half of 2016, the Cyberspace Administration of China initiated a rectification process focusing on P2P lending, promulgating various policies and regulations. Each business entity engaged in P2P activities should devise a rectification plan, which is subject to review by relevant government agencies and certain record-filing procedures in its respective jurisdictions. While the Company does not engage in any P2P lending activities, the Company’s management decided to temporarily stop acquiring new customers for its intermediary services in November 2017 in anticipation that such regulatory changes might impose certain risks upon our consumer loan repayment and collection management business. However, as of the date of this prospectus, there is still no specific PRC law or regulation that directly governs our business operations and our consumer loan repayment and collection management business has not been affected by the regulation changes to the P2P business.  Our management has decided that it is in the Company’s best interest to resume acquiring new customers for its consumer loan repayment and collection management business by collaborating with new third-party financial institutions, although there is no guarantee that we will be able to acquire new customers according to our business plan. There may however be potential governing regulations changes that may affect our consumer loan repayment and collection management business in the future.  In case of such changes in the future, the Company will comply with any such new regulations to ensure compliance and will adjust its operations accordingly. However, there is no guarantee that the Company will comply with such new regulations successfully. Nor is there guarantee that the Company will adjust its operations effectively to ensure minimal impact upon its business operations and financial performances.

Loans facilitated through us were consumer loan products ranging from 30,000 RMB (approximately $4,342) to 80,000 RMB (approximately US$11,579). Loan term ranges from one year to four years. All our clients are individual customers who entered into service agreements with us. All these loans were facilitated through our offline loan recommendation services before November 2017. Since November 2017, we have not provided any intermediary services for any new customers due to changes in related governing regulations in China, and we have been focusing on providing services related to consumer loan repayment and collection management to our customers. These consumer loan repayment and collection management services are a part of the service obligations in our existing service agreements with customers. Our loan repayment services primarily include reconciling borrower repayment record and sending payment reminder and notice, while our collection management services involve using our experienced in-house team and/or collaborating with third-party collection agents and law firms to recover delinquent loans.

Pursuant to service agreements entered with individual customers, customers authorized us to monitor and manage the repayment and collection process of outstanding loans for a fixed service fee, which was paid upfront by customers. We are required to monitor loans within the loan term to ensure timely repayment of loans when they become due. Loan repayment and collection management services are parts of bundled services offered by us to customers for a fixed fee and are not capable of being distinct because we are required to concurrently monitor and manage the repayment and collection process of outstanding loans to be entitled to receive a fixed service fee. As a result, loan management services and collection management services are not separately identifiable in the context of the contract and accordingly are treated as a bundled single performance obligation. There is no variable consideration in the contract. Once a specific loan is repaid on time, our service obligation related to such loan is satisfied. If a loan becomes delinquent, we are then required to assist in collection efforts for an extended service period of additional 12 months. No additional fee can be charged for collection management services provided to delinquent loans beyond the initial fixed fee agreed. If all or a part of the loan is still not repaid after all collection management efforts are exhausted within such required service period, our service obligation related to such loan is satisfied and we are not responsible for any loss from an uncollectible loan.

Our existing consumer loan repayment and collection management services will all be completed by the end of 2021. Although we are no longer accepting new individual customers, we plan to provide our loan repayment and collection management services to other online consumer finance companies and major commercial banks in China. We believe our proven track record, industry reputation, integrated repayment and collection management approach, and centralized management set a solid foundation to attract institutional customers for such services.

Loan Recommendation Services

In order to diversify and expand our services, we started to provide recommendation services where we recommend prospective borrowers to funding partners in June 2019. Our services include making loan product recommendations to borrower applicants based on their specific needs, processing paperwork related to borrowers’ applications, evaluating credentials of borrower applicants, appraising borrowers’ properties to be collateralized through data analysis and on-site inspection, and recommending qualified borrowers to various funding partners for loan approval. We receive a service fee from a borrower if he or she is approved for a loan and such loan is then funded by one of our funding partners. We acquire borrowers through cooperating with third-party referral partners as well as through our own borrower development efforts. For borrowers acquired through cooperating with third-party referral partners, pursuant to the service agreement between us and the referral partners, referral partners first charge borrowers service fees for their referrals. We then charge the referral partners a commission ranging from 1.5% to 2% based on the loan proceeds disbursed to the borrowers. For borrowers developed directly by us, we charge the borrowers a service fee of 1.75% to 3% of the loan amount received by the borrowers. We recognize revenue at the point when our recommendation services are performed and the loan proceeds are disbursed to a specific borrower.

We acquire borrower applicants through cooperating with third-party referral partners and our own marketing efforts. Leveraging our advanced credit assessment and risk management capabilities, we carefully evaluate applications and supporting materials submitted by borrowers and refer those borrowers we deem qualified to third party funding partners. We only recommend borrowers who are able to collateralize properties that have been evaluated and approved by our team of experienced in-house appraisers.

Prepaid Payment Network Services

In 2012, Qingdao Buytop, was granted a third-party payment service license by the relevant regulatory authority in China. We started to provide prepaid payment network services to merchant customers in August 2019. We are licensed to issue generic and branded prepaid gift and debit cards and provide related services to various merchants, such as supermarkets and department stores. In connection with prepaid payment network services, we generate revenue from: (1) technology consulting and support services fees related to payment solution planning, design, and management; (2) prepaid card payment services fees related to issuance and use of prepaid cards.

Leveraging our strong partnership with NetsUnion (i.e. the only bank card clearing house and the largest card payment organization offering mobile and online payment services in China), our prepaid payment network services enable qualified merchants selected by us to accept prepaid-card payments using traditional payment terminals (such as countertop terminals, credit cards and POS systems). Our prepaid payment network service business enables us to develop a deep understanding of customers’ needs and will allow us to provide merchants with continuously improving products, services, and technologies.

As we recently launched this new business, we only recognized a small amount of revenue from prepaid payment network consulting services upon performance of the services for the year ended December 31, 2019 and four customers as of June 30, 2020. These merchant customers have yet to issue prepaid cards to their end customers as of the date of this prospectus.

Our Organization

Sentage Holdings was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on September 16, 2019.

Sentage Holdings owns 100% of the equity interests of Sentage Hong Kong Limited (“Sentage HK”), a limited liability company formed under the laws of Hong Kong on September 25, 2019.

On December 17, 2019, Shanghai Santeng Technology Co., Ltd. (“Sentage WFOE”) was incorporated pursuant to PRC laws as a wholly foreign owned enterprise of Sentage HK.

Sentage Holdings, Sentage HK, and Sentage WFOE are currently not engaging in any active business operations and merely acting as holding companies.

Prior to the reorganization described below, Ms. Qiaoling Lu, the chairperson of the board of directors and the chief executive officer of the Company, and her close family members, were the controlling shareholders of the following entities: (1) Daxin Wealth Investment Management (Shanghai) Co., Ltd. (“Daxin Wealth”), formed in Shanghai City, China on August 13, 2014; (2) Daxin Zhuohui Financial Information Services (Shanghai) Co., Ltd. (“Daxin Zhuohui”), formed in Shanghai City, China on January 9, 2015; and (3) Qingdao Buytop Payment Services Co., Ltd. (“Qingdao Buytop”), formed in Qingdao City, Shandong Province, China on August 4, 2009. Daxin Wealth, Daxin Zhuohui, and Qingdao Buytop were all formed as limited companies pursuant to PRC laws. Daxin Wealth and Daxin Zhuohui are primarily engaged in providing consumer loan repayment and collection management services. Daxin Zhuohui also provides loan recommendation services. Qingdao Buytop is primarily engaged in providing customers with prepaid payment network services. Daxin Wealth, Daxin Zhuohui, and Qingdao Buytop are collectively referred to as the “Sentage Operating Companies” below.

Reorganization

A reorganization of our legal structure (“Reorganization”) was completed on March 9, 2020. The Reorganization involved the formation of Sentage Holdings, Sentage HK and Sentage WFOE, and entering into certain contractual arrangements Sentage WFOE, the shareholders of the Sentage Operating Companies and the Sentage Operating Companies. Consequently, the Company became the ultimate holding company of Sentage HK, Sentage WFOE, Daxin Wealth, Daxin Zhuohui, and Qingdao Buytop.

On March 9, 2020, Sentage WFOE entered into a series of contractual arrangements with the shareholders of the Sentage Operating Companies. These agreements include Exclusive Purchase Agreements, an Exclusive Business Cooperation Agreement, Equity Pledge Agreements, Powers of Attorney, Loan Agreements intended to guarantee the exercise of the Exclusive Purchase Agreements and Spouse Consents (collectively the “VIE Agreements”). Pursuant to the VIE Agreements, Sentage WFOE has the exclusive right to provide to the Sentage Operating Companies consulting services related to business operations including technical and management consulting services. The VIE Agreements are designed to provide Sentage WFOE with the power, rights, and obligations equivalent in all material respects to those it would possess as the sole equity holder of each of the Sentage Operating Companies, including absolute control rights and the rights to the assets, property, and revenue of each of the Sentage Operating Companies. As a result of our direct ownership in Sentage WFOE and the VIE Agreements, we believe that the Sentage Operating Companies should be treated as Variable Interest Entities (“VIEs”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 Consolidation and we are regarded as the primary beneficiary of our VIEs. We treat our VIEs as our consolidated entities under U.S. GAAP.

Sentage Holdings, together with its wholly owned subsidiaries and VIEs are effectively controlled by the same shareholders before and after the Reorganization. Therefore, the Reorganization is considered as an acquisition of entities under common control. The accounts of Sentage Holdings, its wholly owned subsidiaries and VIEs have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Key Factors That Affect Our Results of Operations

We believe the following key factors may affect our financial condition and results of operations:

Effectiveness of Risk Management

The success of our loan recommendation business relies heavily on our ability to effectively evaluate borrowers’ credit profiles, the likelihood of default, and the value of borrowers’ collateralized properties. We have devised and implemented a systematic credit assessment model and an asset-driven, disciplined risk management approach to minimize a borrower’s default risk and mitigate the impact of default. Specifically, our assessment model and risk management capabilities not only enable us to select high-quality borrowers whose financial conditions and personal background meet our selection criteria, but also protect our funding partners against lending more than they might be able to recover in the case of default. There can be no assurance that our risk management measures will allow us to identify or appropriately assess whether interest and principal payments due on a loan will be repaid when due, or at all, or whether the value of the mortgaged property will be sufficient to otherwise provide for recovery of such amounts. If our risk management approach is ineffective, or if we otherwise fail or are perceived to fail to manage the impact of default, our reputation and market share could be materially and adversely affected, which would severely impact our business and results of operations.

Our Ability to Provide Consumer Loan Repayment and Collection Management Services Efficiently

The success of our consumer loan repayment and collection management business depends on our ability to manage the loan repayment and collection process efficiently. Prior to November 2017, the loans we facilitated were consumer loans ranging from 30,000 RMB (approximately $4,342) to 80,000 RMB (approximately US$11,579), with a term ranging from one year to four years. All our clients are individual customers who entered into services agreements with us. All these loans were facilitated through our offline loan recommendation services before November 2017. Since November 2017, we have not provided any intermediary services for any new customers in anticipation of changes to related governing regulations in China, and we have been focusing on providing services related to consumer loan repayment and collection management to customers who entered into the service agreements with us.

Our existing consumer loan repayment and collection management services will all be completed by the end of 2021. We plan to provide loan repayment and collection management services to other online consumer finance companies and major commercial banks in China.

As of the date of this prospectus, although we are in active conversation with a number of prospective clients, we have not secured a new source of revenue to replace the loss of our current engagements. If we are unable to maintain, develop, and expand our business or adapt to changing market needs as well as our current or future competitors are able to, or if we are unable to acquire a sufficient number of customers who need our services, we may not be able to generate the same amount of revenue and/or profits to sustain the operation of our consumer loan repayment and collection management business. As a result, our business and results of operations may be adversely affected.

Our Ability to Acquire Prospective Borrowers Effectively and Increase Overall Loan Volume

We started our loan recommendation services in June 2019. Our revenue growth in this business largely depends on our ability to acquire prospective borrowers effectively and increase the overall loan volume funded by our funding partners. We intend to continue to dedicate significant resources to our borrower acquisition efforts. If there are insufficient qualified loan requests, our funding partners may not want to collaborate with us further, which may result in borrowers being unable to obtain capital through our loan recommendation services and turning to other sources for their borrowing needs. In addition to the size of the prospective borrower base, the overall loan volume may be affected by several factors, including our brand recognition and reputation, the interest rates offered to borrowers relative to the market rates, the efficiency of our credit assessment process, the availability of our funding partners, the macroeconomic environment, and other factors. In connection with the introduction of new services or in response to general economic conditions, we may also impose more stringent borrower qualifications to ensure the quality of our recommended borrowers, which may negatively affect loan volume. If we are unable to attract qualified borrowers or if borrowers do not continue to use our loan recommendation services at the current rates and/or we are unable to increase the overall loan volume as we expect, our business and results of operations may be adversely affected.

Our Ability to Expand our Prepaid Payment Network Services

We started to generate revenue from our prepaid payment network services in August 2019. Our revenue growth in this business largely depends on our ability to develop and expand our client network. We believe that customer base is the core building block of our prepaid payment network service business, and our ability to provide customers with satisfactory experience is critical to our success and continuous growth in our customer base. Our ability to provide customers with satisfactory experience is subject to a number of factors, including our ability to provide effective services, our ability to continuously innovate and improve our services to meet customer needs, and our access to and cooperation with our business partners. If we experience service disruptions, failures, or other issues, or, if we fail to deliver satisfactory and distinct customer experience, we may lose our customers and business partners, which could further lead to a decrease in the volume of transaction processed via our prepaid payment network services. As a result, our business, results of operations, and financial condition may be adversely affected.

Our Ability to Improve our Operating Efficiency

Our business growth is dependent on our ability to improve our operating efficiency, which is determined by our abilities to monitor and adjust costs and expenses. Specifically, we consider our ability to monitor and adjust staffing costs (including payroll and employee benefit expense), administrative expenses, and third-party cost essential to the success of our business.

As our client base expands and we enter into more service agreements with clients, which typically results in expanded work volume, our staffing costs are likely to rise. In contrast, other expenses, particularly those relating to administrative functions, are relatively fixed. For our consumer loan repayment and collection management services and loan recommendation services, we outsource certain tasks to third-party loan collection agencies or law firms and we collaborate with funding partners. As a result, our cost of third-party business partnership is likely to rise as we grow our business and expand our partnership network. If our staffing costs, administrative expenses, and third-party costs exceed our estimated budget and we are unable to increase our revenue as expected, our operational efficiency might decrease, having an adverse impact on our business, results of operation, and financial condition.

If we are Unable to Compete Successfully, our Financial Condition and Results of Operations May be Harmed

The industries we are in are highly competitive and evolving in China. With respect to consumer loan repayment and collection management services and loan recommendation services, we compete with market players such as traditional financial institutions, small loan companies, e-commerce driven installment platforms, and other consumer finance platforms. With respect to prepaid payment network services, we primarily compete with other third-party payment service providers in China. Our competitors operate with different business models, have different cost structures or participate selectively in different market segments. They may ultimately prove to be more successful or more adaptable to new regulatory, technological and other developments. Some of our current and potential competitors have significantly more financial, technical, marketing and other resources than we do, and may be able to devote greater resources to the development, promotion, sale and support of their platforms. Our competitors may also have longer operating histories, more extensive pool of borrowers, larger amounts of data, greater brand recognition and loyalty, and broader partner relationships than we do. Our customers and clients make competitive determinations based upon qualifications, experience, performance, reputation, technology, customer relationships and ability to provide the relevant services in a timely, safe and cost-efficient manner. If we do not compete effectively, our operating results could be harmed.

A Severe or Prolonged Slowdown in The Global or Chinese Economy Could Materially and Adversely Affect Our Business and Our Financial Condition

The rapid growth of the Chinese economy has slowed down since 2012 and this slowdown may continue in the future. There is considerable uncertainty over trade conflicts between the United States and China and the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. The withdrawal of these expansionary monetary and fiscal policies could lead to a contraction. There continue to be concerns over unrest and terrorist threats in the Middle East, Europe, and Africa, which have resulted in volatility in oil and other markets. There are also concerns about the relationships between China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. The eruption of armed conflict could adversely affect global or Chinese discretionary spending, either of which could have a material and adverse effect on our business, results of operation in financial condition. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy would likely materially and adversely affect our business, results of operations and financial condition. In addition, continued turbulence in the international markets may adversely affect our ability to access capital markets to meet liquidity needs.

COVID-19

In December 2019, a novel strain of coronavirus was reported in Wuhan, China. On March 11, 2020, the World Health Organization categorized it as a pandemic. The COVID-19 outbreak has been causing lockdowns, travel restrictions, and closures of businesses across the globe. As a result, we temporarily closed our facilities from the beginning of February until to March 10, 2020. During this temporary business closure period, our prepaid payment network business was negatively impacted because some of our potential merchant customers in retail businesses delayed using our prepaid payment network services. Although we resumed our business activities on March 10, 2020 and believe that the negative impact of the COVID-19 outbreak on our business was temporary, a resurgence and the continued uncertainties associated with COVID-19 may negatively impact the Company’s future revenue and cash flows. COVID-19 outbreak may give rise to economic downturn and other significant changes in regional and global economic conditions. As a result, borrowers’ default and delinquency risks might increase as they experience unemployment or generate less income. Any higher default and delinquency risks may increase our operating costs and require us to dedicate more resources to maintain our current collection rate for the loan repayment and collection management business and pose risk-management challenges for our loan recommendation business. As of the date of this prospectus, the extent of the future impact of COVID-19 is still highly uncertain and cannot be predicted.

Key Financial Performance Indicators

Our key financial performance indicators consist of the number of fixed-price customer service agreements for our services, the service fees we charge our customers and our ability to collect the service fees on a timely manner, and our ability to improve our operating efficiency over time, all of which significantly impact our revenue and operating expenses as discussed in greater detail under “Results of Operations” below.

We derived our operating revenue from our three business lines, which are presented as percentages of our total net revenue from operations as follows for the fiscal years ended December 31, 2019 and 2018, and for the six months ended June 30, 2020 and 2019:

	For the Six Months Ended June 30,		For the Fiscal Years Ended December 31,
	2020	2019	2019	2018

Revenue from consumer loan repayment and collection management services	43.4%	100.0%	91.3%	100.0%
Revenue from loan recommendation services	43.0%	0.0%	6.6%	0.0%
Revenue from prepaid payment network services	13.6%	0.0%	2.1%	0.0%
Total operating revenue	100.0%	100.0%	100.0%	100.0%

	As of January 1,
	2020	2019	2018

Number of service agreements under our consumer loan repayment and collection management business	5,229	12,133	17,549

	For the Six Months Ended June 30,		For the Fiscal Years Ended December 31,
	2020	2019	2019	2018

Number of borrowers who had obtained loans from funding partners through our loan recommendation business	49	-	26	-
Number of customers for our prepaid payment network business	4	-	2	-

(1). Loan Repayment and Collection Management Business

Revenue from our consumer loan repayment and collection management business accounted for 91.3% and 100.0% of our total revenue for the fiscal years ended December 31, 2019 and 2018, and accounted for 43.4% and 100.0% of our total revenue for the six months ended June 30, 2020 and 2019, respectively. Currently, we are only managing the repayment and collection of loans that borrowers had obtained from individual customers through our offline loan recommendation business, which we had operated until the end of 2017. These loans were consumer loan products ranging from 30,000 RMB (approximately $4,342) to 80,000 RMB (approximately US$11,579), with a term ranging from one year to four years. All our clients are individual customers who entered into service agreements with us. All these loans were facilitated through our offline loan recommendation services before November 2017. Since November 2017, we have not provided any intermediary services for any new customers due to changes in related governing regulations in China, and we have been focusing on providing services related to consumer loan repayment and collection management to customers who entered into the service agreements with us. Pursuant to the service agreements entered with individual customers, customers authorized us to monitor and manage the repayment and collection process of outstanding loans for a fixed service fee, which was paid upfront to us by customers. We are required to monitor loans within loan term to ensure timely repayment of loans when they become due. Pursuant to our agreements with customers, loan repayment and collection management services are parts of bundled services offered by us to customers for a fixed fee and are not capable of being distinct because we are required to concurrently monitor and manage the repayment and collection process of outstanding loans to be entitled to receive a fixed service fee. As a result, loan management services and collection management services are not separately identifiable in the context of the contract and accordingly are treated as a bundled single performance obligation. There is no variable consideration in the contract. Once a specific loan is repaid on time, our service obligation related to such loan is satisfied. When a loan becomes delinquent, we are then required to assist in collection efforts for an extended service period of additional 12 months starting with the day when such loan becomes delinquent. No additional fee can be charged for collection management services provided to delinquent loans beyond the initial fixed fee agreed. If all or a part of the loan is still not repaid after all collection management efforts are exhausted within such required service period, our service obligation related to such loan is satisfied and we are not responsible for any loss from uncollectible loan.

At the beginning of the 2018 fiscal year, we had a total of 17,549 outstanding service agreements from customers to whom we had provided loan facilitation services until November 2017. Since November 2017, we have not provided any intermediary services to any new consumer loans due to changes of related governing regulations in China. Our consumer loan repayment and collection management service fees derive solely from those existing consumer service agreements we entered into with customers before November 2017. As some of the service agreements were completed as a result of loan repayment and some of the service agreement expired because of their respective service terms, the total number of outstanding service agreements under our consumer loan repayment and collection management business decreased by 5,416 from 17,549 cases at the beginning of the 2018 fiscal year to 12,133 cases at the beginning of the 2019 fiscal year. During the fiscal year ended December 31, 2019, we completed another 6,904 outstanding service agreements based on our contract terms, which brought the total number of outstanding service agreements as of December 31, 2019 to 5,229. The decrease in outstanding service agreements led to a decrease of $2.8 million, or 43.3%, in our revenue associated with consumer loan repayment and collection management services from the 2018 fiscal year to the 2019 fiscal year.

At the beginning of the 2019 fiscal year, we had a total of 12,133 outstanding service agreements. As some of the service agreements were completed as a result of loan repayment and some of the service agreement expired because of their respective service terms, the total number of outstanding service agreements under our consumer loan repayment and collection management business decreased by 2,346 from 12,133 cases at the beginning of the 2019 fiscal year to 9,787 cases at June 30, 2019. At the binning of fiscal year 2020, we had a total of 5,229 outstanding service agreements. During the six months ended June 30, 2020, we completed another 2,848 outstanding service agreements based on our contract terms, which brought the total number of outstanding service agreements as of June 30, 2020 to 2,381. The decrease in outstanding service agreements led to a decrease of $1.4 million, or 64.9%, in our revenue associated with consumer loan repayment and collection management services when comparing the six months ended June 30, 2020 to the six months ended June 30, 2019.

Our existing loan repayment and collection management engagements will all be completed by the end of 2021 and unless we expand our consumer loan repayment and collection management business, this loss of revenue will have an adverse impact on our business, results of operation, and financial condition.

Our revenue from consumer loan repayment and collection management business was not significantly impacted by COVID-19 because customers to which we provide consumer loan repayment and collection management services prepaid us service fees upfront at the time they entered into service agreements with us. However, depending on the duration and spread of the outbreak, COVID-19 outbreak may give rise to economic downturn and other significant changes in regional and global economic conditions. As a result, borrowers’ default and delinquency risks might increase as they experience unemployment or decrease in income. Any higher default and delinquency risks may increase the Company’s operating costs and require the Company to dedicate more resources to maintain its current collection rate for the loan repayment and collection management business.

(2). Loan Recommendation Business

Revenue from our loan recommendation business only accounted for 6.6% of our total revenue for the fiscal year ended December 31, 2019. There was no such revenue in 2018 as we started this new business in June 2019. During the 2019 fiscal year, we successfully recommended 26 borrowers to our funding partners. Revenue from our loan recommendation business accounted for 43.0% of our total revenue for the six months ended June 30, 2020. There was no such revenue in the six months ended June 30, 2019 as we started this new business only in June 2019. During the six months ended June 30, 2020 we successfully recommended 49 borrowers to our funding partners. To the extent we are able to acquire borrowers effectively and maintain stable partnerships with our funding partners, we expect a steady increase in revenue from this business in the future.

The COVID-19 outbreak has not significantly impacted our revenue from the loan recommendation business. We have been able to provide loan recommendation services and generate the amount of revenue as we expected. However, depending on the duration and spread of the outbreak, the COVID-19 outbreak may have an adverse impact on the real estate market in the Shanghai area and other first-tier cities we target, subsequently decreasing the total loan amount borrowers are able to obtain through our services, bringing down our service fee, which is based on specific loan amount, and adversely impacting our revenue from the loan recommendation business.

(3). Prepaid Payment Network Service Business

Revenue from our prepaid payment network service business accounted for 2.1% of our total revenue for the fiscal year ended December 31, 2019. We started this new service in August 2019 and have only provided prepaid payment network consulting services to two customers in the 2019 fiscal year. Revenue from our prepaid payment network service business accounted for 13.6% of our total revenue for the six months ended June 30, 2020. There was no such revenue in the six months ended June 30, 2019 as we started this new business only in August 2019. During the six months ended June 30, 2020, we provided prepaid payment network consulting services to four customers. Due to the growing market demand for prepaid payment network services and the relatively high market entry resulting from license requirements, to the extent we are able to expand our client network in the future, we expect a steady revenue growth from this business in the future.

The COVID-19 outbreak has significantly impacted our revenue from the prepaid payment network services business. The outbreak has caused our merchant customers to delay using our prepaid payment network services, as our merchant customers are retailers whose businesses have been adversely affected by the COVID-19 outbreak. However, as lockdowns and travel restrictions in China are being gradually lifted in China and our merchant customers started resuming their business operation, we expect that the negative impact of the COVID-19 outbreak on our revenue from the prepaid payment network services business will diminish over time.

Operating expenses

Our operating expenses primarily consist of selling and marketing expenses and general and administrative expenses. Our selling expense primarily include expenses incurred for business travel, meals, outsourced collection agent fees and other expenses related to our sales and marketing activities. Our general and administrative expenses primarily include employee salaries, welfare, and insurance expenses, business consulting expenses, travel and transportation expenses for our management team, meals and entertainment expenses, office rental expense, depreciation expenses, and office supply and utility expenses.

Our selling, general and administrative expenses accounted for 38.5% and 75.5% of our total revenue for the fiscal years ended December 31, 2019 and 2018, and 43.8% and 37.8% of our total revenue for the six months ended June 30, 2020 and 2019, respectively. The decrease in our selling and general and administrative expenses from the 2018 fiscal year to the 2019 fiscal year, and from six months ended June 30, 2019 to six months ended June 30, 2020 was largely due to the decreased work volume related to our consumer loan repayment and collection management services. As some of the service agreements were completed as a result of loan repayment and some of the service agreement expired at the end of their respective service terms, the total number of outstanding service agreements under our consumer loan repayment and collection management business decreased, which resulted in less expenses incurred to us. In addition, in order to improve operational efficiency, we have developed and utilized a centralized information system to support the core processing and analytics functions of our consumer loan repayment and collection management business under a set of integrated databases. The system allows us to streamline and standardize the loan repayment and collection management process and monitor the compliance level in a cost-effective manner. As a result, we closed all our local branch offices and cut down the number of employees to save costs. These collective efforts led to the decrease in our total selling, general and administrative expenses. As we implement our newly adopted cost-control policy and leverage our advanced technologies, we do not expect our overall selling and general and administrative expenses to increase in the foreseeable future.

Results of Operations

Comparison of Results of Operations for the Six Months Ended June 30, 2020 and 2019

The following table summarizes our operating results as reflected in our statements of income during the six months ended June 30, 2020 and 2019, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	For the Six Months ended June 30,
	2020		2019		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%

Operating revenue
Consumer loan repayment and collection management fees	$753,239	43.4%	$2,146,046	100.0%	$(1,392,807)	(64.9)%
Loan recommendation service fees	745,186	43.0%	-	0.0%	745,186	100.0%
Prepaid payment network service fees	235,407	13.6%	-	0.0%	235,407	100.0%
Total operating revenue	1,733,832	100.0%	2,146,046	100.0%	(412,214)	(19.2)%

Operating expenses
Selling, general and administrative expenses	759,221	43.8%	811,333	37.8%	(52,112)	(6.4)%
Total operating expenses	759,221	43.8%	811,333	37.8%	(52,112)	(6.4)%

Income from operations	974,611	56.2%	1,334,713	62.2%	(360,102)	(27.0)%

Other income (expenses)	(300)	0.0%	9,022	0.4%	(9,322)	(103.3)%

Income before income tax provision	974,311	56.2%	1,343,735	62.6%	(369,424)	(27.5)%

Provision for income taxes	247,713	14.3%	336,139	15.7%	(88,426)	(26.3)%

Net income	$726,598	41.9%	$1,007,596	47.0%	$(280,998)	(27.9)%

Operating Revenue. Total operating revenue decreased by $412,214, or 19.2%, to $1,733,832 in the six months ended June 30, 2020 from $2,146,046 in the six months ended June 30, 2019. The decrease in our revenue was mainly due to the decreased number of outstanding service agreements under our consumer loan repayment and collection management business during the six months ended June 30, 2020 as compared to six months ended June 30, 2019, compensated by increased revenue from our newly launched loan recommendation business and prepaid payment network services business.

Our operating revenue by service type is as follows:

	For the Six Months Ended June 30,
	2020		2019		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%

Operating Revenue
Revenue from consumer loan repayment and collection management services	$753,239	43.4%	$2,146,046	100.0%	$(1,392,807)	(64.9)%
Revenue from loan recommendation services	745,186	43.0%	-	0.0%	745,186	100.0%
Revenue from prepaid payment network services	235,407	13.6%	-	0/0%	235,407	100.0%
Total operating revenue	$1,733,832	100.0%	$2,146,046	100.0%	$(412,214)	(19.2)%

(1). Loan Repayment and Collection Management Business

Revenue from our consumer loan repayment and collection management business decreased by $1,392,807, or 64.9%, from $2,146,046 in six months ended June 30, 2019 to $753,239 in six months ended June 30, 2020. As some of the service agreements were completed as a result of loan repayment and some of the service agreements expired at the end of their respective service terms, the total number of the outstanding service agreements under our loan repayment and collection management business decreased from 12,133 at the beginning of the 2019 fiscal year to 3,010 as of June 30, 2020. As of June 30, 2020 and 2019, the total outstanding service agreements were 3,010 and 8,681, respectively, as some of the 2,219 and 3,452 service agreements had been completed as a result of repayment and the remaining agreements expired at the end of their respective service terms during the six months ended June 30, 2020 and 2019, respectively. The decrease in the outstanding service agreements led to a decrease of $1,392,807 or 64.9%, in our revenue associated with the consumer loan repayment and collection management services when comparing six months ended June 30, 2020 to six months ended June 30, 2019. We expect our revenue associated with consumer loan repayment and collection management services will continue to decrease in the 2020 fiscal year as all of the remaining outstanding service agreements under our consumer loan repayment and collection management business are expected to be completed or expire by the end of 2021. Unless we expand our consumer loan repayment and collection management business, this loss of revenue will have an adverse impact on our business, results of operation, and financial condition. Although we are no longer accepting individual customers, we plan to provide our loan repayment and collection management services to other online consumer finance companies and major commercial banks in China. We believe our proven track record, industry reputation, integrated repayment and collection management approach, and centralized management set a solid foundation for us to expand such services to institutional clients.

Revenue from our consumer loan repayment and collection management business has not been significantly impacted by COVID-19 because customers to which we provide consumer loan repayment and collection management services prepaid us service fees upfront at the time they entered into service agreements with us. However, COVID-19 outbreak may give rise to economic downturn and other significant changes in regional and global economic conditions. As a result, borrowers’ default and delinquency risks might increase as they experience unemployment or decrease in income. Any higher default and delinquency risks may increase the Company’s operating costs and require the Company to dedicate more resources to maintain its current collection rate for the loan repayment and collection management business.

(2). Loan Recommendation Business

As part of our strategy to diversify and expand our product and service offering, we started our loan recommendation business in June 2019. Leveraging our advanced credit assessment and risk management capabilities, we carefully evaluate applications and supporting materials submitted by individual borrowers and recommend those borrowers we deem qualified to our funding partners, who in return directly provide funds to borrowers recommended by us. We endeavor to provide a transparent, seamless, and convenient recommendation process for both borrowers and funding partners.

Revenue derived from our loan recommendation services for the six months ended June 30, 2020 was $745,186 while there was no such revenue in the six months ended June 30, 2019. Since our inception of this new business in June 2019, total number of borrowers who have used our recommendation services has grown rapidly over time through third-party and word-of-mouth referrals. Number of borrowers successfully received mortgages from our funding partners increased from 26 borrowers in the second half of 2019 to 49 borrowers in the six months ended June 30, 2020. As of December 31, 2019, our funding partners had approved loans to borrowers recommended by us in the aggregate amount of RMB99.83 million (approximately US$14.45 million), with an average loan amount of approximately $0.6 million and reached $260,388 in total revenue during second half of 2019. During the six months ended June 30, 2020, we had steadily expanded the scale of our loan recommendation business. Total loan proceeds disbursed from the financial institutions to 49 borrowers during six months ended June 30, 2020 amounted to approximately $40.6 million (RMB 285.6 million), with an average loan amount of approximately $1.1 million. Because all of these 49 borrowers were acquired through referral partners, we charge an average 2% commission based on the loan proceeds disbursed to the borrowers and reached $745,186 in total revenue. As of December 31, 2019 and June 30, 2020, all of our borrowers were located in the Shanghai area, where we are currently conducting our loan recommendation business. However, as we plan to expand our operations to other first-tier cities in China through strengthened cooperation with our funding partners, we expect to acquire more qualified borrowers in these areas of China to sustain our growth. To the extent we are able to engage potential borrowers effectively and maintain stable partnerships with our funding partners, we anticipate a steady increase in revenue from this business in the near future.

The COVID-19 outbreak has not significantly impacted our revenue from the loan recommendation business. We have been able to provide loan recommendation services that connect borrowers with funding partners and generate the amount of revenue as we expected. However, depending on the duration and spread of the outbreak, the COVID-19 outbreak may have an adverse impact on the real estate market in the Shanghai area and other first-tier cities we operate in, subsequently decreasing the total loan amount borrowers are able to obtain through our services, thus bringing down our service fee, which is based on specific loan amount, and adversely impacting our revenue from the loan recommendation business.

(3). Prepaid Payment Network Service Business

In order to diversify and expand our product and service offering, we started providing prepaid payment network services in August 2019, offering seamless, convenient, and reliable payment services to merchants across different industries.

Revenue generated from our prepaid payment network services business were $235,407 and $Nil for the six months ended June 30, 2020 and 2019, respectively. Since our inception of this new business in August 2019, total number of customers who have used our prepaid payment network services has grown from 2 customers in the second half of 2019 to 4 customers as of the date of this prospectus. As of December 31, 2019 and June 30, 2020, we have successfully provided technology consulting and support services to these customers. We charged them service fees for designing tailored payment solutions, interfacing their internal systems with our prepaid card payment system, and providing their staff with relevant operation training and generated revenue of $86,052 in the second half of fiscal 2019 and $235,407 in the six months ended June 30, 2020. These merchant customers have not yet issued prepaid cards to their end customers as of the date of this filing. Our proprietary technology systems are critical to the growth of our prepaid payment network business, allowing us to process a large volume of transactions, achieve high level of stability, promote workflow automation, and build an easily scalable business model. Due to the growing market demand for prepaid payment business and the relatively high market entry resulted from license requirements, and to the extent we are able to expand our client network, we expect a steady growth in revenue from this business in the future.

The COVID-19 outbreak has significantly impacted our revenue from the prepaid payment network services business. The outbreak has caused some of our merchant customers to delay using our prepaid payment network services, as the majority of our merchant customers are retailers whose businesses have been adversely affected by the COVID-19 outbreak. However, as lockdowns and travel restrictions in China are being gradually lifted in China and our merchant customers started resuming their business operation, we expect that the negative impact of the COVID-19 outbreak on our revenue from the prepaid payment network services business will diminish over time.

Operating expenses

The following table sets forth the breakdown of our operating expenses for the six months ended June 30, 2020 and 2019:

	For the Six Months ended June 30,
	2020		2019		Change
	Amount	%	Amount	%	Amount	%

Salary and employee benefit expenses	$271,253	36.5%	$461,347	56.9%	$(190,094)	(41.2)%
Office rental and decoration expenses	49,101	6.6%	67,928	8.4%	(18,827)	(27.7)%
Outsourcing service expenses	26,486	3.5%	102,234	12.6%	(75,748)	(74.1)%
Consulting and professional service fee	54,550	7.32%	69,140	8.5%	(14,590)	(21.1)%
Audit fee	280,000	36.9%	-	0.0%	280,000	100.0%
Utility and office supply expenses	42,974	5.7%	76,568	9.4%	(33,594)	(43.9)%
Depreciation and amortization	27,468	3.6%	28,930	3.6%	(1,462)	(5.1)%
Travel, meals and marketing expenses	7,389	1.0%	5,186	0.6%	2,203	(42.5)%
Total selling, general and administrative expenses	$759,221	100.0%	$811,333	100.0%	$(52,112)	(6.4)%

Our selling, general and administrative expenses decreased by $52,112 or 6.4%, from $811,333 in six months ended June 30, 2019 to $759,221 in six months ended June 30, 2020. The decrease was due to following reasons:

(1)	Our salary and employee benefit expenses decreased by $190,094 or 41.2%, from $461,347 in six months ended June 30, 2019 to $271,253 in six months ended June 30, 2020, primarily due to the decreased number of employees. Our number of employees decreased from 40 in the six months ended June 30, 2019 to 29 in the six months ended June 30, 2020. We have developed and utilized a centralized information system to support the core processing and analytics functions of our consumer loan repayment and collection management business under a set of integrated databases. The system allows us to streamline and standardize the repayment and collection management process and monitor the compliance level in a cost-effective manner. This led to our decreased number of employees and decreased salary and employee benefit expenses;

(2)	Our office rental and decoration expenses decreased by $18,827 or 27.7%, from $67,928 in six months ended June 30, 2019 to $49,101 in six months ended June 30, 2020. Our utility and office supply expenses also decreased by $33,594 or 43.9% from $76,568 in six months ended June 30, 2019 to $42,974 in six months ended June 30, 2020. Our VIEs, Daxin Wealth and Daxin Zhuohui, leased separate office spaces in Shanghai for the operation of our consumer loan repayment and collection management business. As a result of the reduced amount of outstanding service agreements under our consumer loan repayment and collection management business and the reduced number of employees, we terminated the office lease agreement for Daxin Wealth upon lease expiration and did not renew the lease agreement with the landlord. We then consolidated two office spaces into one;

(3)	Our outsourcing service expenses decreased by $75,748, or 74.1%, from $102,234 in six months ended June 30, 2019 to $26,486 in six months ended June 30, 2020. In order to conduct the loan repayment and collection management in an effective and compliant way, we outsourced certain collection efforts to third-party collection agencies and also paid service fees to third-party law firms to initiate judicial proceedings against borrowers for loan delinquency. As the number of outstanding service agreements under our consumer loan repayment and collection management business decreased from 8,681 as of June 30, 2019 to 3,010 as of June 30, 2020, related outsourcing service expenses decreased in the six months ended June 30, 2020;

(4)	Our audit fee increased by $280,000 or 100.0% in six months ended June 30, 2020 as compared to the same period of 2019, in connection with audits of our financial statements for the years ended December 31, 2019 and 2018 for our intended IPO;

(5)	our consulting and professional expenses decreased by $14,590, or 21.1%, in six months ended June 30, 2020 as compared to six months ended June 30, 2019. In order to diversify our business types and revenue sources, in 2019, we started our loan recommendation business and our prepaid payment network services business. In order to successfully grow our new businesses, we paid third-party professionals for business strategy and planning, which led to our increased consulting expenses for six months ended June 30, 2019 as compared to six months ended June 30, 2020.r.

Other income (expenses)

Our other income (expenses) primarily include bank charges, penalty, gain or loss from disposal of fixed assets, etc. We reported net other expense of $300 in six months ended June 30, 2020 primarily related to bank charges. In six months ended June 30, 2019, we reported net other income of $9,022, primarily related to gain on disposal of fixed assets.

Provision for Income Taxes

Our provision for income taxes was $247,713 in six months ended June 30, 2020, a decrease of $88,426 or 26.3%, from $336,139 in six months ended June 30, 2019 due to our decreased taxable income. Our deferred tax assets primarily derived from deferred revenue and net operating losses from our VIEs, Daxin Wealth, Daxin Zhuohui, and Qingdao Buytop. As we ended our offline loan recommendation business in the end of 2017, management concluded that the chances for our VIEs Daxin Wealth and Daxin Zhuohui to utilize part of their net operating loss (“NOL”) carry forwards were remote. Accordingly, a valuation allowance of approximately $1.1 million has been applied against the deferred tax assets balance associated with the NOL carryforwards that occurred prior to December 31, 2016. For the six months ended June 2020 and 2019, $247,713 and $336,139 deferred income tax expenses, respectively, have been applied against the deferred tax assets balance because we generated taxable income for the periods then ended. As of March 31, 2020, we had deferred tax assets balance of $413,063. In connection with the newly added loan recommendation services and prepaid payment network services, we believe that we will continue to generate sufficient taxable income in 2020 fiscal year. Therefore, we believe that we can utilize the remaining deferred tax asset to offset future taxable income.

Net Income

As a result of the foregoing, we reported a net income of $726,598 for the six months ended June 30, 2020, representing a $280,998 decrease from the net income of $1,007,596 for the six months ended June 30, 2019.

Our business has been negatively impacted due to the COVID-19 coronavirus outbreak. In the beginning of February 2020, we had to temporarily suspend our prepaid payment network services due to government restrictions. Throughout the COVID-19 outbreak, we managed to promptly implement a series of response measures, including our full work force resuming work remotely by the end of February. On March 10, 2020, we fully resumed our operation. In light of the current circumstances, based on available information, for the period from January to April 2020, our total revenue decreased by approximately 13% from the originally expected amount of approximately $0.87 million to the actual result of approximately $0.76 million. As a result, our net income for this period has also been reported as lower than expected by approximately $0.2 million. Nevertheless, we expect the negative impact of the COVID-19 outbreak on our business and revenue to be temporary.

Comparison of Results of Operations for the Fiscal Years Ended December 31, 2019 and 2018

The following table summarizes our operating results as reflected in our statements of income during the fiscal years ended December 31, 2019 and 2018, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	For the Fiscal Years Ended December 31,
	2019		2018			Variance
	Amount	% of revenue	Amount	% of revenue		Amount	%

Operating Revenue
Consumer loan repayment and collection management fees	$3,618,823	91.3%	$6,389,528	100.0%		$(2,770,705)	(43.4)%
Loan recommendation service fees	260,388	6.6%	-	0.0%		260,388	100.0%
Prepaid payment network service fees	86,052	2.1%	-	0	/0%	86,052	100.0%
Total operating revenue	3,965,263	100.0%	6,389,528	100.0%		(2,424,265)	(37.9)%

Operating expenses
Selling, general and administrative expenses	1,528,043	38.5%	4,825,830	75.5%		(3,297,787)	(68.3)%
Total operating expenses	1,528,043	38.5%	4,825,830	75.5%		(3,297,787)	(68.3)%

Income from operations	2,437,220	61.5%	1,563,698	24.5%		873,522	55.9%

Other income (expenses)	8,495	0.2%	(22,884)	(0.4)%		31,379	(137.1)%

Income before income tax provision	2,445,715	61.7%	1,540,814	24.1%		904,901	58.7%

Provision for income taxes	611,362	15.4%	386,302	6.0%		225,060	58.3%

Net income	$1,834,353	46.3%	$1,154,512	18.1%		$679,841	58.9%

Operating Revenue. Total operating revenue decreased by $2,424,265, or 37.9%, to $3,965,263 for the fiscal year ended December 31, 2019 from $6,389,528 for the fiscal year ended December 31, 2018. The decrease in our revenue was mainly due to the decreased number of outstanding service agreements under our consumer loan repayment and collection management business during the fiscal year ended December 31, 2019 as compared to the fiscal year ended December 31, 2018, compensated by increased revenue from our newly launched loan recommendation business and prepaid payment network services business.

Our operating revenue by service type is as follows:

	For the Fiscal Years Ended December 31,
	2019		2018		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%

Operating Revenue
Revenue from consumer loan repayment and collection management services	$3,618,823	91.3%	$6,389,528	100.0%	$(2,770,705)	(43.4)%
Revenue from loan recommendation services	260,388	6.6%	-	0.0%	260,388	100.0%
Revenue from prepaid payment network services	86,052	2.1%	-	0/0%	86,052	100.0%
Total operating revenue	$3,965,263	100.0%	$6,389,528	100.0%	$(2,424,265)	(37.9)%

Revenue from our consumer loan repayment and collection management business decreased by $2,770,705, or 43.4%, from $6,389,528 in the fiscal year ended December 31, 2018 to $3,618,823 in the fiscal year ended December 31, 2019. As some of the service agreements were completed as a result of loan repayment and some of the service agreements expired at the end of their respective service terms, the total number of the outstanding service agreements under our loan repayment and collection management business decreased from 17,549 at the beginning of the 2018 fiscal year to 12,133 at the beginning of the 2019 fiscal year. As of December 31, 2019 and 2018, the total outstanding service agreements were 5,229 and 12,133, respectively, as some of the 6,904 and 5,416 service agreements had been completed as a result of repayment and the remaining agreements expired at the end of their respective service terms during the 2019 and 2018 fiscal years, respectively. The decrease in the outstanding service agreements led to a decrease of $2,770,705 or 43.4%, in our revenue associated with the consumer loan repayment and collection management services from the 2018 fiscal year to the 2019 fiscal year. We expect our revenue associated with consumer loan repayment and collection management services will continue to decrease in the 2020 fiscal year as all of the remaining outstanding service agreements under our consumer loan repayment and collection management business are expected to be completed or expire by the end of 2021. Unless we expand our consumer loan repayment and collection management business, this loss of revenue will have an adverse impact on our business, results of operation, and financial condition. However, this does not mean that we expect to cease this business line. We plan to provide our loan repayment and collection management services to other online consumer finance companies and major commercial banks in China. We believe our proven track record, industry reputation, integrated repayment and collection management approach, and centralized management set a solid foundation for us to expand such services to new clients.

Revenue from our consumer loan repayment and collection management business was not significantly impacted by COVID-19 because customers to which we provide consumer loan repayment and collection management services prepaid us service fees upfront at the time they entered into service agreements with us. Despite the COVID-19 outbreak, our revenue from the consumer loan repayment and collection management business is expected to only slightly decrease in the first quarter of fiscal year 2020 as compared to the revenue in the first quarter of the 2019 fiscal year. However, depending on the duration and spread of the outbreak, COVID-19 outbreak may give rise to economic downturn and other significant changes in regional and global economic conditions. As a result, borrowers’ default and delinquency risks might increase as they experience unemployment or generate less income. Any higher default and delinquency risks may increase the Company’s operating costs and require the Company to dedicate more resources to maintain its current collection rate for the loan repayment and collection management business.

Revenue derived from our loan recommendation services for the 2019 fiscal year was $260,388 while there was no such revenue for the 2018 fiscal year. We only started this new business in June 2019 and have successfully recommended 26 borrowers to our funding partners during the 2019 fiscal year. All the 26 borrowers were located in the Shanghai area, where we are currently conducting our loan recommendation business. However, as we plan to expand our operations to other first-tier cities in China through cooperation with our funding partners, we expect to acquire more qualified borrowers in these areas of China. To the extent we are able to engage potential borrowers effectively and maintain stable partnerships with our funding partners, we anticipate a steady increase in revenue from this business in the near future.

The COVID-19 outbreak has not significantly impacted our revenue from the loan recommendation business. We have been able to provide loan recommendation services that connect borrowers with funding partners and generate the amount of revenue as we expected. However, depending on the duration and spread of the outbreak, the COVID-19 outbreak may have an adverse impact on the real estate market in the Shanghai area and other first-tier cities we target, subsequently decreasing the total loan amount borrowers are able to obtain through our services, bringing down our service fee, which is based on specific loan amount, and adversely impacting our revenue from the loan recommendation business.

Revenue generated from our prepaid payment network services business were $86,052 for the fiscal year ended December 31, 2019. We only started this new business in August 2019 and have successfully provided services to 2 customers in the 2019 fiscal year. Due to the growing market demand for prepaid payment business and the relatively high market entry resulted from license requirements, and to the extent we are able to expand our client network, we expect a steady revenue growth in revenue from this business in the future.

The COVID-19 outbreak has significantly impacted our revenue from the prepaid payment network services business. The outbreak has caused some of our merchant customers to delay using our prepaid payment network services, as the majority of our merchant customers are retailers whose businesses have been adversely affected by the COVID-19 outbreak. However, as lockdowns and travel restrictions in China are being gradually lifted in China and our merchant customers started resuming their business operation, we expect that the negative impact of the COVID-19 outbreak on our revenue from the prepaid payment network services business will diminish over time.

Operating expenses

The following table sets forth the breakdown of our operating expenses for the fiscal years ended December 31, 2019 and 2018:

	For the years ended December 31,
	2019		2018		Change
	Amount	%	Amount	%	Amount	%

Salary and employee benefit expenses	$842,282	55.1%	$2,988,193	61.9%	$(2,145,911)	(71.8)%
Office rental and decoration expenses	128,824	8.4%	824,403	17.1%	(695,579)	(84.4)%
Outsourcing service expenses	159,500	10.4%	340,073	7.0%	(180,573)	(53.1)%
Consulting and professional service fee	232,191	15.2%	163,365	3.4%	68,826	42.1%
Utility and office supply expenses	92,100	6.0%	191,645	4.0%	(99,545)	(51.9)%
Depreciation and amortization	57,022	3.7%	174,144	3.6%	(117,122)	(67.3)%
Travel, meals and marketing expenses	16,124	1.1%	144,007	3.0%	(127,883)	(88.8)%
Total selling, general and administrative expenses	$1,528,043	100.0%	$4,825,830	100.0%	$(3,297,787)	(68.3)%

Our selling, general and administrative expenses decreased by $3,297,787 or 68.3%, from $4,825,830 in the 2018 fiscal year to $1,528,043 in the 2019 fiscal year. The decrease was due to following reasons:

(1) Our salary and employee benefit expenses decreased by $2,145,911 or 71.8%, from $2,988,193 in the 2018 fiscal year to $842,282 in the 2019 fiscal year, primarily due to the decreased number of employees. From 2016 to 2017, we established 21 local branch offices in different geographic areas across China for our offline loan recommendation business, which we operated until the end of 2017. We had 219 employees at the beginning of the 2018 fiscal year, which led to a higher amount of salary and employee benefit expense in the 2018 fiscal year as compared to the 2019 fiscal year. As a result of the reduced amount of outstanding service agreements under our consumer loan repayment and collection management business, we closed 21 local branch offices in late 2018 and dismissed 191 employees. We consolidated resources and centralized the operation of our consumer loan repayment and collection management business to the headquarter office in Shanghai City, China. In the 2019 fiscal year, we only kept 28 employees to operate our business. We have developed and utilized a centralized information system to support the core processing and analytics functions of our consumer loan repayment and collection management business under a set of integrated databases. The system allows us to streamline and standardize the repayment and collection management process and monitor the compliance level in a cost-effective manner;

(2) Our office rental and decoration expenses decreased by $695,579 or 84.4%, from $824,403 in the 2018 fiscal year to $128,824 in the 2019 fiscal year. Our utility and office supply expenses also decreased by $99,545 or 51.9% from $191,645 in the 2018 fiscal year to $92,100 in the 2019 fiscal year, primarily due to the closure of the 21 local branch offices in late 2018 as discussed above. In addition, in the 2018 fiscal year, our VIEs, Daxin Wealth and Daxin Zhuohui, leased separate office spaces in Shanghai for the operation of our consumer loan repayment and collection management business. As a result of the reduced amount of outstanding service agreements under our consumer loan repayment and collection management business and the reduced number of employees, we terminated the office lease agreement for Daxin Wealth upon lease expiration and did not further renew the lease agreement with the landlord. We then consolidated two office spaces into one;

(3) Our outsourcing service expenses decreased by $180,573, or 53.1%, from $340,073 in the 2018 fiscal year to $159,500 in the 2019 fiscal year. In order to conduct the loan repayment and collection management in an effective and compliant way, we outsourced certain collection efforts to third-party collection agencies and also paid service fees to third-party law firms to initiate judicial proceedings against borrowers for loan delinquency. As the number of outstanding service agreements under our consumer loan repayment and collection management business decreased from 12,133 as of December 31, 2018 to 5,299 as of December 31, 2019, related outsourcing service expenses decreased in the 2019 fiscal year;

(4) Our travel, meals and marketing expenses related to our consumer loan repayment and collection management services as well as new business development efforts decreased by $127,883, or 88.8%, primarily due to decreased business travel frequency and meals expense as we reduced the number of marketing employees to improve our work efficiency and we decided to adopt loan repayment and collection tactics that do not involve physical confrontation, such as phone calls, WeChat messages, and emails;

(5) Our depreciation and amortization expense decreased by $117,122, or 67.3%, from $174,144 in the 2018 fiscal year to $57,022 in the 2019 fiscal year, because we closed 21 local branch offices in the 2018 fiscal year and disposed of furniture and other fixed assets at these offices; (6) our consulting and professional expenses increased by $68,826, or 42.1%, in the 2019 fiscal year as compared to the 2018 fiscal year. In order to diversify our business types and revenue sources, in 2019, we started our loan recommendation business and our prepaid payment network services business. In order to successfully grow our new businesses, we paid third-party professionals for business strategy and planning, which led to our increased consulting expenses for the 2019 fiscal year.

Other income (expenses)

Our other income (expenses) primarily include bank charges, penalty, gain or loss from disposal of fixed assets, etc. We reported net other income of $8,495 for the 2019 fiscal year, including $9,174 gain on disposal of fixed assets, offset by bank charge and penalty. In the 2018 fiscal year, we reported net other expense of $22,884, including loss of employee cash advances of $19,653 for the closure of 21 branch offices in 2018 and $6,530 of bank charges and penalty charges.

Provision for Income Taxes

Our provision for income taxes was $611,362 in fiscal year ended December 31, 2019, an increase of $225,060, or 58.3%, from $386,302 in fiscal year ended December 31, 2018 due to our increased taxable income. Our deferred tax assets primarily derived from deferred revenue and net operating losses from our VIEs, Daxin Wealth, Daxin Zhuohui, and Qingdao Buytop. As of December 31, 2017, deferred tax assets amounted to $2,903,374 which may be carried forward for 5 years to reduce future taxable income. As we ended our offline loan recommendation business in the end of 2017, management concluded that the chances for our VIEs Daxin Wealth and Daxin Zhuohui to utilize part of their net operating loss (“NOL”) carry forwards were remote. Accordingly, a valuation allowance of approximately $1.1 million has been applied against the deferred tax assets balance associated with the NOL carryforwards that occurred prior to December 31, 2016. For the years ended December 31, 2019 and 2018, $611,362 and $386,302 deferred income tax expenses, respectively, have been applied against the deferred tax assets balance because we generated taxable income for the years then ended. As of December 31, 2019, we had deferred tax assets balance of $669,125. In connection with the newly added loan recommendation services and prepaid payment network services, we believe that we will continue to generate sufficient taxable income in 2020 fiscal year. Therefore, we believe that we can utilize the remaining deferred tax asset to offset future taxable income.

Net Income

As a result of the foregoing, we reported a net income of $1,834,353 for the fiscal year ended December 31, 2019, representing a $679,841 increase from the net income of $1,154,512 for the fiscal year ended December 31, 2018.

Our business has been negatively impacted due to the COVID-19 coronavirus outbreak. In the beginning of February 2020, we had to temporarily suspend our prepaid payment network services due to government restrictions. Throughout the COVID-19 outbreak, we managed to promptly implement a series of response measures, including our full work force resuming work remotely by the end of February. On March 10, 2020, we fully resumed our operation. In light of the current circumstances, based on available information, for the period from January to April 2020, our total revenue decreased by approximately 13% from the originally expected amount of approximately $0.87 million to the actual result of approximately $0.76 million. As a result, our net income for this period has also been reported as lower than expected by approximately $0.2 million. Nevertheless, we expect the negative impact of the COVID-19 outbreak on our business and revenue to be temporary.

Liquidity and Capital Resources

Cash Flows for the Six Months Ended June 30, 2020 Compared to the Six Months Ended June 30, 2019

As of June 30, 2020, we had $587,029 in cash and restricted cash on hand as compared to $251,031 as of December 31, 2019. We also had $213,728 in accounts receivable as of June 30, 2020, which we have fully collected as of the date of this prospectus.

As of June 30, 2020, we had deferred revenue of $423,634, which represents payments of service fee we had received in advance prior to fully satisfying our service obligation in connection with our consumer loan repayment and collection management business. Such amount is expected to be fully recognized as revenue in the 2020 fiscal year. We also had a related-party loan balance of $1,637,838 as of June 30, 2020, representing cash advances that are lent by our controlling shareholder and used to support our working capital need. We believe that our controlling shareholder will not seek for repayment of this loan anytime soon.

As reflected in our consolidated financial statements, our revenue decreased by approximately $0.4 million from approximately $2.1 million to approximately $1.74 million in six months ended June 30, 2020. As of June 30, 2020, the Company had a shareholders’ deficiency of $0.04 million.

In assessing our liquidity, our management monitors and analyzes our cash on-hand, our ability to generate sufficient revenue sources in the future, and our operating and capital expenditure commitments. As of June 30, 2020, we had cash and restricted cash of approximately $0.6 million. Accounts receivable of $0.2 million associated with services rendered for our prepaid payment network business and loan recommendation business has been billed to our customers but has not been collected as of the balance sheet dates. We substantially collected the June 30, 2020 accounts receivable as of the date of this prospectus and such cash collection can be used to support our working capital need. As of June 30, 2020, we had approximately $0.4 million deferred revenue representing our unsatisfied performance obligations as of the balance sheet date. Such deferred revenue will be recognized as revenue within one year. We also borrowed approximately $1.6 million from our controlling shareholder, Ms. Qiaoling Lu, to support our working capital need. Pursuant to a written commitment letter, Ms. Qiaoling Lu has agreed not to seek repayment of the loan, until at least 12 months from the date of this prospectus. In addition, she also made pledges to provide continuous financial support to us for at least next 12 months from the date of this prospectus.

In order to diversify our business types and revenue sources, we started our loan recommendation services in June 2019 and prepaid payment network services in August 2019. From January to June 2020, through working together with our business partners, we have successfully assisted some borrowers to obtain loans from funding partners and also provided technology consulting and support services to customers under its prepaid payment network business, which enabled the Company to generate approximately $1.0 million in revenue from these new businesses during the six months ended June 30, 2020 (including approximately $0.8 million revenue from loan recommendation services and $0.2 million revenue from prepaid payment network services).

Based on the current trend and our management’s planned business strategies, we expect revenue from our loan recommendation and prepaid payment network businesses will continue to grow. We expect to recommend more qualified borrowers to funding partners and assist those borrowers to obtain loans collateralized by properties. We further expect to provide prepaid payment network services to more customers in 2021. We believe that our loan recommendation and prepaid payment network services business will contribute to our revenue growth and improve our operating cash flow.

Currently, we improve our liquidity and capital sources primarily through cash flows from operation and financial support from our principal shareholders. In order to fully implement our business plan and sustain continued growth, we may also need to raise capital from outside investors. Our expectation, therefore, is that we will seek to access the capital markets in both the U.S. and China to obtain funds as needed. At the present time, however, we do not have commitments of funds from any third party.

We believe that our current cash and cash flows provided by operating activities and borrowings from our principal shareholders will be sufficient to meet our working capital needs in the next 12 months from the date of this prospectus.

In light of the effects of the COVID-19 outbreak as discussed above, if we are required to operate in a challenging economic environment in China, if we incur unanticipated capital expenditures, or if we decide to accelerate our growth, we may need additional financing. We cannot guarantee, however, that additional financing, if required, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders.

In the coming years, we will be exploring other financing sources, such as raising additional capital by issuing shares of stock, to meet our cash needs. While facing uncertainties in regard to the size and timing of capital raises, we are confident that we can continue to meet operational needs solely by utilizing cash flows generated from our operating activities and working-capital funds provided by shareholders, as necessary.

The following table sets forth summary of our cash flows for the periods indicated:

	For the Six Months Ended June 30,
	2020	2019
Net cash used in operating activities	$421,213	$(805,176)
Net cash provided by investing activities	-	10,942
Net cash provided by financing activities	(79,838)	728,175
Effect of exchange rate change on cash and restricted cash	(5,377)	11,375
Net increase (decrease) in cash and restricted cash	335,998	(54,684)
Cash and restricted cash, beginning of year	251,031	165,368
Cash and restricted cash, end of year	$587,029	$110,684

Operating Activities

Net cash provided by operating activities was $421,213 for the six months ended June 30, 2020, which primarily consisted of the following:

●	Net income of $726,598 for the period.

●	A decrease in accounts receivable of $19,550, due to collection of the accounts receivable from customers during this period. We had $213,728 in accounts receivable as of June 30, 2020, which we have fully collected as of the date of this filing.

●	A decrease in deferred revenue of $753,239. The decrease was due to the recognition of such amount as revenue when our performance obligation associated with our consumer loan repayment and collection management services had been satisfied during the six months ended June 30, 2020.

Net cash used in operating activities was $805,176 in six months ended June 30, 2019, which primarily consisted of:

●	Net income of $1,007,596 for the period.

●	An increase in prepaid expenses and other current assets of $36,454. The increase was due to cash provided to our employees for business development purposes and office rental deposit to landlords.

●	A decrease in deferred revenue of $2,146,026. The decrease in deferred revenue was due to the recognition of such amount as revenue when our performance obligation associated with our consumer loan repayment and collection management services had been satisfied during the six months ended June 30, 2019.

Investing Activities

There was no investing activities for the six months ended June 30, 2020.

Net cash provided by investing activities amounted to $10,942 in the six months ended June 30, 2019, consisting of proceeds from disposal of fixed assets.

Financing Activities

Net cash used in financing activities amounted to $79,838 in the six months ended June 30, 2020, including deferred initial public offering cost of $524,981 in connection with our intended IPO, and proceeds of $445,143 provided by related party as working capital.

Net cash provided by financing activities amounted to $728,175 in the six months ended June 30, 2019, primarily consisting of proceeds provided by related party as working capital.

Contractual obligations

Lease commitment

We entered into operating lease agreements to lease office space in Shanghai City and Qingdao City, China. For the six months ended June 30, 2020 and 2019, total operating lease expense amounted to $49,101 and $60,005, respectively, among which, office lease expense of $38,663 and $40,074, respectively, were paid to the landlords through loans from our CEO and controlling shareholder, Ms. Qiaoling Lu.

As of June 30, 2020, future minimum lease payments under the non-cancelable operating lease agreement are as follows:

Twelve months ending June 30,	Lease expense
2021	$31,571
2022	26,479
2023	4,130
Total	$62,180

Cash Flows for the Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018

As of December 31, 2019, we had $251,031 in cash and restricted cash on hand as compared to $165,368 as of December 31, 2018. We also had $236,582 in accounts receivable as of December 31, 2019, which we have fully collected by the end of March 2020.

As of December 31, 2019, we had deferred revenue of $1,190,106, which represents payments of service fee we had received in advance prior to fully satisfying our service obligation in connection with our consumer loan repayment and collection management business. Such amount is expected to be fully recognized as revenue in the 2020 fiscal year. We also had a related-party loan balance of $1,209,691 as of December 31, 2019, representing cash advances that are lent by our controlling shareholder and used to support our working capital need. We believe that our controlling shareholder will not seek for repayment of this loan anytime soon.

As reflected in our consolidated financial statements, our revenue decreased by approximately $2.4 million from approximately $6.4 million in the 2018 fiscal year to approximately $4.0 million in the 2019 fiscal year. Net cash used in operating activities amounted to approximately $1.4 million for the fiscal year ended December 31, 2019. As of December 31, 2019, we had negative working capital of approximately $0.5 million.

In assessing our liquidity, our management monitors and analyzes our cash on-hand, our ability to generate sufficient revenue sources in the future, and our operating and capital expenditure commitments. As of December 31, 2019, we had cash and restricted cash of approximately $0.3 million. Accounts receivable of $0.2 million associated with services rendered for our prepaid payment network business and loan recommendation business has been billed to our customers but has not been collected as of the balance sheet dates. We fully collected the December 31, 2019 accounts receivable as of the date of this prospectus and such cash collection can be used to support our working capital need. As of December 31, 2019, we had approximately $1.2 million deferred revenue representing our unsatisfied performance obligations as of the balance sheet date. Such deferred revenue will be recognized as revenue within one year. We also borrowed approximately $1.2 million, which was provided by our controlling shareholder, Ms. Qiaoling Lu, to support our working capital need. Ms. Qiaoling Lu will not seek repayment of her related party balance of 1.2 million until at least 12 months from the issuance of the financial statements. In addition, she also made pledges to provide continuous financial support to us for at least next 12 months from the date of this prospectus.

In order to diversify our business types and revenue sources, we started our loan recommendation services in June 2019 and prepaid payment network services in August 2019. Revenue from our loan recommendation and prepaid payment network services in 2019 fiscal year amounted to $260,388 and $86,052, respectively. From January to April 2020, our loan recommendation services had successfully enabled 16 borrowers to obtain loans from our funding partners, and we had provided technology consulting and support services under our prepaid payment network business to one customer. We have generated approximately $1 million in revenue from these two new lines of business during the period from January to May 2020 despite the impact of COVID-19. Based on the current trend and our management’s planned business strategies, we expect revenue from our loan recommendation and prepaid payment network businesses to grow during the remaining months of 2020 fiscal year. We expect to recommend more qualified borrowers to funding partners and assist those borrowers  to obtain loans collateralized by properties. We further expect to provide prepaid payment network services to more customers and anticipate to facilitate increased sales of prepaid gift and debit cards in 2020. We believe that our loan recommendation and prepaid payment network services business will contribute to our revenue growth and improve our operating cash flow.

Currently, we improve our liquidity and capital sources primarily through cash flows from operation and financial support from our principal shareholders. In order to fully implement our business plan and sustain continued growth, we may also need to raise capital from outside investors. Our expectation, therefore, is that we will seek to access the capital markets in both the U.S. and China to obtain funds as needed. At the present time, however, we do not have commitments of funds from any third party.

We believe that our current cash and cash flows provided by operating activities and borrowings from our principal shareholders will be sufficient to meet our working capital needs in the next 12 months from the date the audited financial statements were issued.

In light of the effects of the COVID-19 outbreak as discussed above, if we are required to operate in a challenging economic environment in China, if we incur unanticipated capital expenditures, or if we decide to accelerate our growth, we may need additional financing. We cannot guarantee, however, that additional financing, if required, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders.

In the coming years, we will be exploring other financing sources, such as raising additional capital by issuing shares of stock, to meet our cash needs. While facing uncertainties in regard to the size and timing of capital raises, we are confident that we can continue to meet operational needs solely by utilizing cash flows generated from our operating activities and working-capital funds provided by shareholders, as necessary.

The following table sets forth summary of our cash flows for the periods indicated:

	For the Fiscal Years Ended December 31,
	2019	2018
Net cash used in operating activities	$(1,375,258)	$(4,630,273)
Net cash provided by (used in) investing activities	10,747	(13,302)
Net cash provided by financing activities	1,443,234	4,440,584
Effect of exchange rate change on cash and restricted cash	6,940	162,347
Net increase (decrease) in cash and restricted cash	85,663	(40,644)
Cash and restricted cash, beginning of year	165,368	206,012
Cash and restricted cash, end of year	$251,031	$165,368

Operating Activities

Net cash used in operating activities was $1,375,258 for the fiscal year ended December 31, 2019, which primarily consisted of the following:

●	Net income of $1,834,353 for the fiscal year.

●	An increase in accounts receivable of $238,609. The increase was due to our provision of loan recommendation services in June 2019 and prepaid payment network services in August 2019 and, in connection with the two business lines, our performance obligation under our service agreements with clients had been fully satisfied. We had fully collected our accounts receivable in March 2020. The collected accounts receivable is available cash, which can be used as working capital for our business operation, if necessary.

●	A decrease in deferred revenue of $3,618,822. The decrease was due to the recognition of such amount as revenue when our performance obligation associated with our consumer loan repayment and collection management services had been satisfied during the 2019 fiscal year.

Net cash used in operating activities was $4,630,273 in the fiscal year ended December 31, 2018, which primarily consisted of:

●	Net income of $1,154,512 for the fiscal year.

●

An increase in prepaid expenses and other current assets of $429,283. The increase was due to the fact that we had 21 local branch offices and hired a large number of employees in different areas for the operation of our consumer loan repayment and collection management business in the 2018 fiscal year. We provided cash to local employees for business purposes and prepaid a considerable amount of office rental deposit to landlords.

●	A decrease in deferred revenue of $6,390,171. The decrease in deferred revenue was due to the recognition of such amount as revenue when our performance obligation associated with our consumer loan repayment and collection management services had been satisfied during the 2018 fiscal year.

●	A decrease in accrued expenses and other current liabilities of $378,479. The decrease was primarily due to reduced payroll payable when we reduced the number of employees during the process of closing our 21 local branch offices.

Investing Activities

Net cash provided by investing activities amounted to $10,747 for the fiscal year ended December 31, 2019, primarily consisting of proceeds from disposal of equipment.

Net cash used in investing activities amounted to $13,302 for the fiscal year ended December 31, 2018, primarily consisting of purchasing fixed assets.

Financing Activities

Net cash used in financing activities amounted to $1,443,234 and $4,440,584 for the fiscal years ended December 31, 2019 and 2018, respectively, primarily consisting of proceeds provided by related parties as working capital.

Contractual obligations

Lease commitment

We entered into operating lease agreements to lease office space in Shanghai City and Qingdao City, China. For the years ended December 31, 2019 and 2018, total operating lease expense amounted to $126,176 and $164,016, respectively, among which, office lease expense of $78,716 and $82,197, respectively, were paid to the landlords through loans from our CEO and controlling shareholder, Ms. Qiaoling Lu.

As of December 31, 2019, future minimum lease payments under the non-cancelable operating lease agreement are as follows:

Year ending December 31,	Lease expense
2020	$64,143
Total	$64,143

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenue, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as of as of June 30, 2020 and December 31, 2019.

Inflation

Inflation does not materially affect our business or the results of our operations.

Seasonality

Seasonality does not materially affect our business or the results of our operations.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenue and expenses, to disclose contingent assets and liabilities on the date of the consolidated financial statements, and to disclose the reported amounts of revenue and expenses incurred during the financial reporting period. The most significant estimates and assumptions include the valuation of accounts receivable, useful lives of property and equipment, the realization of deferred tax assets, the recoverability of long-lived assets, provision necessary for contingent liabilities, and revenue recognition. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe critical accounting policies as disclosed in this prospectus reflect the more significant judgments and estimates used in preparation of our consolidated financial statements. Further, we elected to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (1) are no longer an emerging growth company or (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

Uses of estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, our management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable, useful lives of property and equipment, the recoverability of long-lived assets, realization of deferred tax assets, and provision necessary for contingent liabilities and revenue recognition. Actual results could differ from those estimates.

Accounts receivable, net

Accounts receivable include service fees generated through our loan recommendation and prepaid payment network services to customers.

We reduce accounts receivables by recording an allowance for doubtful accounts to account for the estimated impact of collection issues resulting from a client’s inability or unwillingness to pay valid consideration to us. We determine the adequacy of allowance for doubtful accounts based on individual account analysis, historical collection trend and best estimate of specific losses on individual exposures. We establish a provision for doubtful receivable when there is objective evidence that we may not be able to collect amounts due. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of June 30, 2020 and December 31, 2019, there was no allowance recorded as we consider all of the accounts receivable fully collectible.

Revenue recognition

On January 1, 2018, we early adopted Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with customers”, using the modified retrospective approach. ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied. This new guidance provides a five-step analysis in determining when and how revenue is recognized. Under the new guidance, revenue is recognized when a customer obtains control of promised goods or services. It is recognized in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the new guidance requires disclosure of the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers.

We have assessed the impact of the new guidance by reviewing our existing customer contracts and current accounting policies and practices and identifying differences that will result from applying the new requirements, including the evaluation of our performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations. Based on the assessment, we concluded that there was no change to the timing and pattern of revenue recognition for our current revenue streams in scope of Topic 606. Therefore, there was no material changes to our consolidated financial statements upon adoption of ASC 606.

We currently generate our revenue from the following main sources:

Revenue from consumer loan repayment and collection management services

Loans facilitated through us were consumer loan products ranging from 30,000 RMB (approximately $4,342) to 80,000 RMB (approximately US$11,579). Loan term ranges from one to four years.

All of our clients are individual customers who entered into service agreements with us. All of these loans were facilitated through our offline loan recommendation services before November 2017. Since November 2017, we have not provided any intermediary services for any new customers due to changes in related governing regulations in China, and we have been focusing on providing services related to consumer loan repayment and collection management to our customers. These consumer loan repayment and collection management services are a part of the service obligations in our service agreements with our customers. Pursuant to our agreements with customers, loan repayment and collection management services are parts of bundled services offered by us to customers for a fixed fee and are not capable of being distinct because we are required to concurrently monitor and manage the repayment and collection process of outstanding loans to be entitled to receive a fixed service fee. As a result, loan management services and collection management services are not separately identifiable in the context of the contract and accordingly are treated as a bundled single performance obligation. There is no variable consideration in the contract. Once a specific loan is repaid on time, our service obligation related to such loan is satisfied. If a loan becomes delinquent, we are then required to assist in collection efforts for an extended service period of additional 12 months starting with the day when such loan becomes delinquent. No additional fee can be charged for collection management services provided to delinquent loans beyond the initial fixed fee agreed. If all or a part of the loan is still not repaid after all collection management efforts are exhausted within such required service period, our service obligation related to such loan is satisfied and we are not responsible for any loss from an uncollectible.

Our loan repayment and collection management services primarily include reconciling borrower repayment record and sending payment reminder and notice periodically facilitating repayment upon maturity and collaborating with third-party collection agents and law firms in the event of delinquency, etc. Loan repayment and collection management fees received from the customers upfront are deferred first, and then ratably recognized as revenue over the loan terms or an extended service period of additional 12 months starting with the day when such loan becomes delinquent, as the Company performs designated services.

Revenue from services provided to borrower for loan recommendation

We started to provide borrower recommendation services where we recommend prospective borrowers to funding partners in June 2019. Our services include making loan product recommendations to borrower applicants based on their specific needs, processing paperwork related to borrowers’ applications, evaluating credentials of borrower applicants, appraising borrowers’ properties to be collateralized through data analysis and on-site inspection, and recommending qualified borrowers to various funding partners for loan approval. We receive a service fee from a borrower if he or she is approved for a loan and such loan is then funded by one of our funding partners. We acquire borrowers through cooperating with third-party referral partners as well as through our own borrower development efforts. For borrowers acquired through cooperating with third-party referral partners, pursuant to the service agreement between us and the referral partners, referral partners first charge borrowers service fees for their referrals. We then charge the referral partners a commission ranging from 1.5% to 2% based on the loan proceeds disbursed to the borrowers. For borrowers developed directly by us, we charge the borrowers a service fee of 1.75% to 3% of the loan amount received by the borrowers. We recognize revenue at the point when our recommendation services are performed and the loan proceeds are disbursed to a specific borrower. For the year ended December 31, 2019, we earned $260,388 recommendation service revenue. For the six months ended June 30, 2020 and 2019, the Company earned $745,186 and $Nil recommendation service revenue, respectively.

Revenue from prepaid payment network services

In 2012, one of our VIEs, Qingdao Buytop, was granted a third-party payment service license by the relevant authority in China. We started to provide prepaid payment network services to merchant customers in August 2019. We are licensed to issue generic and branded prepaid gift and debit cards and provide related services to various merchants, such as supermarket and department stores, etc. In connection with repaid payment network services, we expect to generate revenue from: (1) technology consulting and support services fees related to payment solution planning, design, and management; (2) prepaid card payment services fees related to issuance and use of prepaid cards. We recognize revenue from the prepaid card payment services fees when we perform the services. Since this is a relatively new line of business, we only generated a small amount of revenue related to technology consulting and support services during the year ended December 31, 2019. For the six months ended June 30, 2020 and 2019, the Company earned $235,407 and $Nil revenue from providing technology consulting and support service revenue to customers, respectively. As of June 30, 2020 and as of the date of this filing, the Company has not issued any prepaid cards to customers.

Contract Assets and Liabilities

We did not have contract assets as of June 30, 2020 and December 31, 2019.

Contract liabilities are recognized for contracts where payment has been received in advance of delivery. Our contract liabilities, which are reflected in its consolidated balance sheets as deferred revenue of $423,634 and $1,190,106 as of June 30, 2020 and December 31, 2019, respectively, consist primarily of our unsatisfied performance obligations as of the balance sheet dates. Our contract liabilities balance decreased by approximately $766,472 as of June 30, 2020 when compared to December 31, 2019, primarily due to recognition of deferred revenue as revenue when the designated services under the loan repayment and collection management agreements have been performed and our performance obligations were satisfied.

Disaggregation of revenue

Revenue disaggregated by service types was as follows for the fiscal years ended December 31, 2019 and 2018, and for the six months ended June 30, 2020 and 2019:

	For the Six Months ended June 30,		For the years ended December 31,
	2020	2019	2019	2018
	(Unaudited)	(Unaudited)
Consumer loan repayment and collection management fees	$753,239	$2,146,046	$3,618,823	$6,389,528
Loan recommendation service fees	745,186	-	260,388	-
Prepaid payment network service fees	235,407	-	86,052	-
Total operating revenue	$1,733,832	$2,146,046	$3,965,263	$6,389,528

Income Tax

We account for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates applicable to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the six months ended June 30, 2020 and 2019, and during the fiscal years ended December 31, 2019 and 2018. We do not believe that there was any uncertain tax provision as of June 30, 2020, December 31, 2019 and 2018. Our PRC subsidiary and VIEs are subject to the income tax laws of the PRC. No significant income was generated outside the PRC for the six months ended June 30, 2020 and 2019, and for the fiscal years ended December 31, 2019 and 2018. As of June 30, 2020, all the tax returns of our PRC subsidiary and VIEs remain available for statutory examination by PRC tax authorities.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), which requires lessees to recognize a right-of-use asset and lease liability on the balance sheet for all leases, including operating leases, with a term in excess of 12 months. The guidance also expands the quantitative and qualitative disclosure requirements. The new guidance requires the lessee to record operating leases on the balance sheet with a right-of-use asset and corresponding liability for future payment obligations. In July 2018, FASB issued ASU 2018-11 Leases (Topic 842) – Targeted Improvements that reduces costs and eases implementation of the leases standard for financial statement preparers. The ASU simplifies transition requirements and, for lessors, provides a practical expedient for the separation of non-lease components from lease components. In March 2019, the FASB issued Accounting Standards Update No. 2019-01, Leases (Topic 842): Codification Improvements (“ASU 2019-01”). ASU 2019-01 provides guidance on transition disclosures related to Topic 250, Accounting Changes and Error Corrections, specifically paragraph 205-10-50-3, which requires entities to provide in the fiscal year in which a new accounting principle is adopted the identical disclosures for interim periods after the date of adoption. The guidance in ASU 2019-01 explicitly provides an exception to the paragraph 250-10-50-3 interim disclosure requirements in the Topic 842 transition disclosure requirements. In November 2019, FASB released ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, which modified the implementation date of the standard. For public entities, the guidance will be effective for fiscal year beginning after December 15, 2018 and interim periods therein. For all other entities, the guidance is effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021. In June 2020, FASB released ASU No. 2020-05 in response to the ongoing impacts to US businesses in response to the coronavirus (COVID-19) pandemic. ASU No. 2020-05 provides a limited deferral of the effective dates for implementing ASU 842 to give some relief to businesses and the difficulties they are facing during the pandemic. Private companies and non-for profit entities may defer the adoption of ASU 842 to fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. As an emerging growth company, the Company plans to adopt this guidance effective January 1, 2022. The Company does not expect the cumulative effect resulting from the adoption of this guidance will have a material impact on its consolidated financial statements.

In August 2018, the FASB ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for all entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. We do not expect this guidance to have a material impact on our consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 was subsequently amended by Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Accounting Standards Update 2019-04 Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, and Accounting Standards Update 2019-05, Targeted Transition Relief. For public entities, ASU 2016-13 and its amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, this guidance and its amendments will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. As an emerging growth company, we plan to adopt this guidance effective on January 1, 2023. We are currently evaluating the impact of our pending adoption of ASU No. 2016-13 on our consolidated financial statements.

In November 2019, the FASB issued ASU 2019-10, “Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842)” (“ASU 2019-10”). ASU 2019-10 (i) provides a framework to stagger effective dates for future major accounting standards and (ii) amends the effective dates for certain major new accounting standards to give implementation relief to certain types of entities. Specifically, ASU 2019-10 changes some effective dates for certain new standards on the following topics in the FASB Accounting Standards Codification (ASC): (a) Derivatives and Hedging (ASC 815) – now effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021; (b) Leases (ASC 842) - now effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021; (c) Financial Instruments — Credit Losses (ASC 326) - now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years; and (d) Intangibles — Goodwill and Other (ASC 350) - now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company does not expect the cumulative effect resulting from the adoption of this guidance will have a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes. ASU 2019-12 is intended to simplify accounting for income taxes. It removes certain exceptions to the general principles in Topic 740 and amends existing guidance to improve consistent application. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years, which is 2022 fiscal year for us, with early adoption permitted. The Company does not expect adoption of the new guidance to have a significant impact on its consolidated financial statements.

INDUSTRY

All the information and data presented in this section have been derived from the industry report of Frost & Sullivan (Beijing) Inc., Shanghai Branch Co. (“Frost & Sullivan”) commissioned by us in March, 2020 entitled “The Consumer Loan Repayment and Collection, Loan Recommendation, and Third-Party Payment Market Study in China,” which is filed as exhibit 99.4 to this registration statement (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Overview of Consumer Loan Repayment and Collection Management Market in China

Market Definition and Segmentation

Loan repayment and collection management services include, but are not limited to, repayment records reconciliation and sending payment reminder and notice, which are services provided to assist borrowers with paying loans on time prior to delinquency. Upon delinquency, loan repayment and collection management services include using in-house resources to collect delinquencies, supervising collection services outsourced to third-party collection agencies, and, depending on circumstances, engaging third-party law firms and initiate judicial proceedings against delinquent borrowers on behalf of customers after receiving customers’ express authorization.

Market Overview

The consumer credit market in China has recorded a substantial growth in recent years due the rapid economic growth and development of Internet finance and e-commerce. The outstanding balance of consumer loans in China increased from RMB15.4 trillion (approximately US$2.17 trillion) in 2014 to RMB47.2 trillion (approximately US$6.65 trillion) in 2019, at a CAGR of 25.1%.

As people’s standards of living have improved in China, China’s disposal income per capita has increased year-on-year from 2014 to 2019. This increase in Chinese consumers’ disposable income, coupled with a high level of consumer confidence, indicates a strong appetite to spend. As a result, the consumption structure has shifted from staple and necessity goods to premium products and services. There is an increasing consumption demand for luxury goods, travel, cosmetic medicine, education and home renovation and a desire to enhance personal well-being. The increasing consumption demand for a diversified portfolio of goods and services gives rise to a parallel increase of small, convenient, consumer loan products. It is forecasted that the outstanding balance of consumer loans in China would reach RMB 109.3 trillion (approximately US$15.4 trillion) by 2024, at a CAGR of 18.3% from 2019 to 2024.

Source: Frost & Sullivan

The growth of the consumer credit market has contributed to the rise of a market for delinquent consumer loans recovery services in China. The delinquent consumer loans recovery market in China is in its early stage of development, compared to more mature markets such as that of the United States. It has experienced a high rate of growth since 2013 and is one of the important factors affecting the market size of loan repayment and collection management services in China. The size of the consumer loan repayment and collection management market in China increased from RM7.8 billion (approximately US$1.10 billion) in 2014 to RMB38.8 billion in 2019 (approximately US$5.47 billion), at a CAGR of 37.8%.

Technological advancements related to online financing contribute to the rising demand for consumer loan repayment and collection management services in China. Specifically, big data and borrower-acquisition related technological advancements have enabled many online financing platforms to acquire borrowers in a cost-effective manner. As a large number of consumer loans are originated through online financing platforms in a relatively short period of time, delinquency rate of these loans increases as well, hence increasing the demand for consumer loan repayment and collection management services in China. The size of the consumer loan repayment and collection management market is expected to grow at a CAGR of 19.0% from 2019 to 2024.

Source: Frost & Sullivan

Growth Drivers

The primary drivers behind the growth of the consumer loan repayment and collection management market include:

Government policies in promoting consumer finance – The Chinese government has supported the development of the consumer finance market by promulgating and implementing policies that promote domestic consumption. In 2016, the Report on the Work of the Government, released by the State Council of the People’s Republic of China, heightened the importance of developing consumer finance services to serve people with low to medium incomes and enable their spending potential to achieve economic growth. In December 2016, the China Banking Regulatory Commission (“CBRC”) held a press conference, at which CBRC recognized the critical role of consumer-finance service providers in boosting consumption and improving people’s standard of living.

Shifting of economy towards a consumption-driven model – The per capita annual disposable income of urban household increased from RMB28.8 thousand (approximately US$4.06 thousand) in 2014 to RMB39.3 thousand (approximately US$5.54 thousand) in 2018, representing a CAGR of approximately 8.1%. In light of the rising disposable income, China is shifting its economy towards a consumption-driven model, with the total value of consumption increasing from RMB27.2 billion (approximately US$3.83 billion) in 2014 to RMB41.2 billion (approximately US$5.81 billion) in 2019, at a CAGR of 8.7%. Along with growing consumption power, the consumption-driver model will continue to increase the demand for financial services in the personal consumption space in China, including the demand for consumer loan repayment and collection management services.

Proliferation of online consumer loans – With an ever-faster pace of data generation and comprehensive data gathering through e-commerce, social networks, and other use cases of mobile Internet, financial institutions have invested heavily in data collection, data analytics, and related technologies. Over the past few years, by leveraging their strengthened technology capabilities, financial institutions have facilitated various technological advancements in the consumer finance market, such as workflow automation and borrower profiling based on big data. As a result of these technological advancements, a large number of consumer loans have been originated through online financing platforms in a relatively short period of time, which then resulted in an increased demand for consumer loan repayment and collection management services in China.

High growth rate of consumer loans – The total volume of consumer loans over the past few years has achieved a high growth rate and is expected to continue to grow rapidly in the foreseeable future. The outstanding balance of consumer loan in China increased from RMB15.4 trillion (approximately US$2.17 billion) in 2014 to RMB47.2 trillion (approximately US$6.65 billion) in 2019, at a CAGR of 25.1%, It is expected to increase at a CAGR of 18.3% from 2019 to 2024. The steady growth of consumer loans is primarily driven by the rising consumption demand of consumers with diverse financial backgrounds, which brings challenges for consumer finance service providers, including commercial banks, E-commerce platform and merchants affiliated finance companies, specialized consumer finance companies, P2P lenders, and payday loan lenders, to accurately evaluate these consumers’ credit profiles in a cost-efficient way. As more loan requests of borrowers with different loan repayment abilities are being approved, more difficulties and uncertainties associated with loan repayment and collection arise, which in return increases the demand for consumer loan repayment and collection management services.

Development of insurance sector – CBIRC issued The Guideline On High-quality Development of Banking – Insurance Sectors in 2020, which aims to diversify the financial structure of the banking and insurance system and broaden the coverage of the system. The guidance encourages the development of foreign banking and insurance institutions. As a result of the supportive government policy, the insurance financing market is expected to grow in the near future. Specifically, insurance financing service providers will be able to issue more consumer loans, which as a result may lead to an increase in the demand for affiliated loan repayment and collection management services in China.

Competition Overview

The consumer loan repayment and collection management market is highly competitive and fragmented, with competition focusing on industry reputation and expertise in the collection of consumer loans, technology and IT infrastructure, relationships with clients, quality of collection specialists’ services, and compliance with applicable laws. As estimated, there are approximately 9,000 market players in the consumer loan repayment and collection management market in China and the number of market players in Shanghai is approximately 500. Key entry barriers of consumer loan repayment and collection management market in China include the following:

●	Compliance of the repayment and collection management process – Commercial banks and online consumer finance companies have adopted stringent requirements for consumer loan repayment and collection management service providers regarding their technology, facility, compliance, and business scale. These requirements are implemented to ensure the regulatory compliance of the loan repayment and collection management process, since any violation of industry-standard practices and regulations could taint commercial banks and online consumer finance companies’ reputation and increase their regulatory risks.

●	Industry expertise and market know-how – Consumer loan repayment and collection management companies are required to have a solid market know-how to understand industry trends and provide value-added services for clients. In particular, the existing market players typically are equipped with experienced in-house teams to collect past-due loans through means of reminder, negotiation, collaboration with third-party collection agencies, and engagement of third-party law firms.

●	Long established relationships with banks and other financial institutions – Long-established business relationships with banks and other financial institutions constitutes a critical competitive advantage that distinguishes some consumer loan repayment and collection management service providers from their competitors in China. These business relationships enable these service providers to source more deals related to consumer loans while exploring specific market trends and client needs. Specifically, the long-established business relationships allow consumer loan repayment and collection management service providers to save time and cost in deal negotiation and facilitate more effective communication with business partners during day-to-day operation.

Major Competitors

Key market participants in the consumer loan repayment and collection management market in China include China Data Group (Suzhou) Limited, M&Y Global Services, Promisechina (Shanghai) Investment Co., Ltd and Gold Partners Management Consultancy Company Limited.

●	China Data Group (Suzhou) Limited. (“华道数据处理(苏州)有限公司”) is a private company based in Suzhou, specializing in loan repayment and collection management, digital marketing, and data management.

●	M&Y Global Services (“北京华拓金融服务外包有限公司”) is a private company based in Beijing and principally engaged in loan repayment and collection management services, user experience management, and digital marketing.

●	Promisechina (Shanghai) Investment Co., Ltd. (“上海一诺银华服务外包有限公司”) is a private company based in Shanghai, with focus on loan repayment and collection management services and related financial consultancy services.

●	Gold Partners Management Consultancy Company Limited (“高柏（中国）企业管理咨询有限公司”) is a private company based in Shanghai, specializing in loan repayment and collection management services, IPO consultancy, and wealth management.

Overview of Loan recommendation Market in China

Market Definition and Segmentation

To satisfy borrowers’ financing needs, service providers acting as intermediary agents recommend qualified prospective borrowers to funding partners, who in return may directly fund such borrowers. In addition to recommendation, loan recommendation agents provide other loan-related services, such as loan product consultation, loan application and relevant materials preparation and procession, credit assessment, and real estate appraisal. After loan recommendation agents recommended qualified prospective borrowers to funding partners, these funding partners independently conduct their own due diligence to review and assess the credential of the recommended prospective borrowers before making a final decision. Throughout the transaction process, funding partners assume full credit risks for issuing loans to borrowers. Loan recommendation agents do not bear any credit risk or provide any guarantee for loans directly issued by the funding partners.

Loan Recommendation Business Model

As part of the Company’s strategy to diversify and expand product and service offerings, the Company started providing loan recommendation services in June 2019. Leveraging its advanced credit assessment and risk management capabilities, the Company carefully evaluate applications and supporting materials submitted by individual borrowers and recommend those borrowers it deem qualified to funding partners, who in return directly provide funds to borrowers recommended by the Company. For details on the transaction process of the Company’s loan recommendation business, see “Business—Loan Recommendation—Our Business Model and Recommendation Process.”

In the future, the Company plans to collaborate with seasoned asset management corporations (AMCs) specializing in distressed debt acquisition and management. With AMCs’ commitment to purchasing funding partners’ rights in defaulted loans, the Company believes its collaboration with AMCs will effectively mitigate the impact of a default and expand the scale of loan origination, which in return can better serve borrowers’ financing needs and increase the borrower base for the Company’s loan recommendation business.

The Company has the following competitive strengths in the loan recommendation market:

●	The Company’s collaboration with its funding partners, many of which are leading national and regional banks in China, leads to a distinct, sustainable funding advantage. As of June 30, 2020, the Company is working with 35 funding partners, who we believe are drawn to the Company because of convenient access to a high-quality borrower applicants base, effective credit assessment and risk management support, and risk-adjusted returns. As of the date of the prospectus, the Company delivers value in the form of delinquency rate of zero percent. However, there is no guarantee that we will maintain a low default rate in the future as we only recently started our loan recommendation business and the mortgage loans granted to borrowers we recommended become more seasoned.

●	Credit assessment and risk management is a major competitive advantage of the Company. The Company has devised and implemented a systematic credit assessment model and an asset-driven, disciplined risk management approach to minimize a borrower’s default risk and mitigate the impact of default. The core value of the Company’s risk management approach lies in its real estate appraisal. The Company requires a current real estate appraisal on all the properties borrowers intend to collateralize. The valuation process is led by in-house appraisers who factor different risks associated with the properties into the appraisal process. Such process enables borrowers to obtain the loan amount that accurately corresponds to the value of their properties and properly reflects the local market liquidity. It also protects funding partners against lending more than they might be able to recover in the case of default. For details, see “Business—Loan Recommendation—Credit Assessment and Risk Management.”

Market Overview

Supported by the PRC government’s continuous fixed asset investment, completed investment in real estate in China had reached a CAGR of approximately 7.3% from 2014 to 2019, reaching RMB9.1 trillion (approximately US$1.3 trillion) by the end of 2019. Stimulated by the rapid urbanization and demand for residential flats, the real estate market in China is forecasted to grow at a steady rate in the near future.

Source: Frost & Sullivan

Growth Drivers

The primary drivers behind the growth of the loan recommendation market in China include:

Supportive governmental policies – The real estate market in China has been supported by various governmental policies over the past years. The “13th Five-Year Plan for Development of Construction Industry” (《建築業發展 “十三五” 規劃》) layouts the targeted growth rate of the construction industry in China, which is approximately 7% from 2016 to 2020. The Plan for the Development of Regional Integration in the Yangtze River Delta (長三角一體化發展), adopted by the State Council of the People’s Republic of China in 2019, promotes the integration of areas of Shanghai, southern Jiangsu province and northern Zhejiang province, particularly focusing on construction and related business activities. As a result, such policies would contribute to the growth of the regional real estate market and increase the demand for real-estate related financial services, such as loan recommendation services for mortgages.

Steady Growth of the real estate market – The growing amount of real estate investment has been a major factor underpinning the rapid development of the real estate market in China. According to the National Bureau of Statistic of China, completed real-estate investment transactions in China reached a CAGR of approximately 7.4% from 2014 to 2018 and achieved RMB8.5 trillion by the end of 2018 and it is forecasted to grow at a CAGR of 5.8% from 2019 to 2024. In addition to contributing to the development of the real estate market in China, the growing amount of real estate investment will further increase the demand for real estate related financial services, such as loan recommendation services for mortgages.

Enhanced credit assessment and risk management capabilities – The social credit system is a national credit system developed by the Chinese government. Its trial period started in 2009. In 2014, the credit system was first used by eight credit scoring firms in China. In 2018, the People’s Bank of China became the agency in charge of managing the credit system. The credit system is designed and implemented to standardize the assessment process of citizens’ and businesses’ economic and social credits. Credit data in the Social Credit System will be accessible to the eight credit scoring firms, which, in return, may provide the public with the data. This mechanism constitutes an efficient, convenient, and accurate method to verify citizens’ and businesses’ data in China. Loan recommendation service providers may conduct preliminary screening on borrowers by accessing data in the Social Credit System through the credit scoring firms. Access to such system strengthens loan recommendation service providers’ credit assessment and risk management capabilities, reduces their operational cost, and improves their operational efficiency.

Competition Overview

The loan recommendation market in China is highly competitive. It contains a large number of market players. Companies compete on credit assessment and risk management capabilities, reputation, and source of funding partners. As estimated, there are approximately 15,000 market players in the mortgage sector of the loan recommendation market in China and the number of market players is estimated to be around 1,000 in Shanghai City. Key entry barriers of the loan recommendation market in China include the following:

●	Risk management and credit evaluation system – Companies entering the loan recommendation market must possess strong credit assessment and risk management capabilities and establish a systematic and effective risk management and credit evaluation system to screen prospective borrowers. Loan recommendation service providers with sound credit assessment and risk management capabilities are more likely to achieve higher recommendation success rates as compared to those who do not possess the capabilities on the same level.

●	Brand reputation – Loan recommendation service providers usually rely on existing clients’ word of mouth to acquire potential clients and establish market presence. As a result of word of mouth, potential clients are more inclined to choose renowned institutions who have already established successful track record in the loan recommendation market. Such feature poses challenges for new market entrants to grow their businesses and build industry credibility.

Major Competitors

Key market participants in the loan recommendation market in Shanghai include Shanghai Qingpu Real Estate Investment Property Co., Ltd, Shanghai Hongkou Real Estate Service Co., Ltd. and Shanghai Yangpu Public Housing Asset Management Co., Ltd.

●	Shanghai Qingpu Real Estate Investment Property Co., Ltd. (“上海青浦区房地产投资置业有限责任公司”) is a private company based in Shanghai and provides loan recommendation services, property development, financing and loan guarantee services.

●	Shanghai Hongkou Real Estate Service Co., Ltd. (“上海虹口置业服务有限公司”) is a private company based in Shanghai and specializes in providing loan recommendation services and property agency services.

●	Shanghai Yangpu Public Housing Asset Management Co., Ltd. (“上海杨浦公房资产经营有限公司”) is a private company based in Shanghai and is principally engaged in providing loan recommendation services, property development and loan guarantee services.

Overview of Third-party Payment Services Market in China

Market Definition and Segmentation

Third-party payment service providers act as an intermediary for payment processing and settlement between consumers and merchants. In general, third-party payment services are provided by a non-bank corporation. Third-party payment services are classified as four main types: (i) Point-of-sales (POS); (ii) Internet payment; (iii) Mobile-related payment (including mobile POS and mobile payment); and (iv) cross-border payment services. Prepaid payment network services fall under the categories of POS and Internet payment.

Introduction of Prepaid Payment Network Services

Prepaid card issuance and related payment processing is a subcategory of third-party payment services, which are highly regulated by relevant governmental authorities in China. In order to provide services related to prepaid card issuance and payment processing, a service provider must obtain two separate licenses, namely, prepaid card issuance license and prepaid card payment acceptance license. Alternatively, a service provider must obtain a third-party payment license that allows prepaid card related payment activities.

Prepaid cards can be widely used in various commercial settings. They may serve as shopping vouchers and rechargeable consumption cards. Generally, there are two types of prepaid cards, namely, single-purpose prepaid cards (i.e. prepaid cards that can be only used to purchase goods and services provided by the card issuer or companies related to the card issuer) and multipurpose prepaid cards (i.e. prepaid cards that can be used to purchase goods and services provided by a diverse group of companies across regions and industries). Issuing single-purpose prepaid cards and processing related payment transactions does not require a service provider to obtain any third-party payment license. In comparison, issuing multipurpose prepaid cards and processing related payment transactions require a service provider to obtain relevant third-party payment licenses.

Market Overview

The size of the third-party payment services market in China has rapidly grown over the years, which is mainly attributable to the general economic growth and the booming of e-commerce market in China. In particular, the mobile POS and mobile payment segment has experienced the greatest growth among the other two third-party payment services market segments. POS services and Internet payment had increased with CAGRs of 36.4% and 35.1%, respectively, during the same period.

Due to the outbreak of COVID-19, China’s economy is expected to slow down in 2020. The closure of a large amount of retail stores will adversely impact the demand for POS services and mobile-related payment services. Meanwhile, the demand for Internet payment services will remain strong as the e-commerce market in China is not expected to be much affected by the outbreak of COVID-19. From 2020 onward, the third-party payment services market is expected to rebound and restore its steady growth. The market size is expected to reach RMB420.2 trillion by 2024, with a CAGR of 9.6% from 2019 to 2024.

Source: Frost & Sullivan

Growth Drivers

The primary drivers behind the growth of the third-party payment services market include:

Consumers’ changing consumption habits – The rapid development of e-commerce in China has completely changed consuming behaviors in China, as well as consumers’ payment preferences. According to the Ministry of Commerce of the PRC, the total e-commerce transaction volume in 2018 reached RMB31.6 trillion, representing a CAGR of 17.8% from 2014 to 2018. As a result, the demand for mobile and digital payment solutions has been rising, which has expanded the third-party payment services market in China. In addition, Chinese citizens’ improved standard of living has contributed to the growth of the retail industry in China, which subsequently creates more demands for third-party payment services.

Increased popularity of prepaid cards – Increased popularity of prepaid cards has been one of the critical factors driving the growth of third-party payment services market in China. Prepaid cards are widely used across various industry verticals such as corporate institutions, retailers, governments and financial institutions and commonly used to pay for a variety of goods and services. As a result of the rising number of internet users and the booming e-commerce industry in China, prepaid cards have become an increasingly popular payment method among consumers. Demand for prepaid cards is expected to continue to grow in China as payment service providers update their technologies and provide cardholders with enhanced user experience. As prepaid cards’ popularity and market acceptance continuously increase, the third-party payment services market in China is simultaneously expected to expand.

Regulatory development – The PRC government and the PBOC have introduced specific policies focusing on improving the regulatory framework of the third-party payment services market in China. The Regulations on Inspection and Verification of Non-financial Institutions Payment Service Business System (《非金融机构支付服务业务系统检测认证管理规定》) was promulgated by the PBOC on June 16, 2011. The regulations specified, among other requirements, safety and management requirements for third-party payment institution business system and communication system. The Measures for the Deposit of Customer Provisions of Payment Institutions (《支付机构客户备付金存管办法》) ( [2013] No. 6 of the People’s Bank of China), which was released by the PBOC on June 7, 2013, requires that the customer provisions received by payment institutions must be fully deposited into an escrow account at an designated provision bank. In 2017, the PBOC announced plans to regulate risks related to QR code payment. Specifically, third-party payment service providers must apply for permits in order to offer barcode-based payment services. With the introduction of more policies and regulations, the regulatory framework for third-party payment services market in China will become more comprehensive and transparent, promoting a stable commercial environment for service providers to develop their businesses.

Demand underpinned by the rising number of micro and small merchants – The rising number of micro and small merchants in China translates into growth opportunities for the third-party payment services market. Due to these merchants’ small business sizes and limited resources, third-party payment solutions that are convenient, efficient and affordable meet merchants’ increasing payment processing needs. In addition, as mobile payments become universally acceptable among consumers in China, there are more micro and small merchants who need payment solutions that enable them to accept bank cards and other digital payment methods, such as QR code payment, in a cost-effective way.

Competition Overview

The third-party payment services market is highly regulated in China. In 2019, the total number of licensed third-party payment service providers amounts to 240 in China. Third-party payment service providers primarily compete on the basis of the scope of service offerings and service fees. Key entry barriers to the third-party payment services market in China include the following:

●	Licensed market – In order to regulate access to the third-party payment services market and tighten regulations over the market, the PBOC has only issued 271 Payment Business Permits since 2011. With 31 retracted licenses, the total number of licensed third-party payment service providers amounts to 240 in China in 2019. New market entrants must meet the stringent financial and compliance requirements determined by the PBOC and other relevant regulatory bodies in order to acquire a Payment Business Permit, whose market price is approximately RMB 25 million (approximately US$3.54 million).

●	Established business relationship – Existing market players, particularly the leading players, have already established stable relationships with different stakeholders in the third-party payment services market, including, but not limited to channels partners, including commercial banks and SaaS providers, NetsUnion, UnionPay, and relevant regulatory authorities. To reduce their operational risks and cost, merchants as potential clients are more inclined to use services provided by payment solution service providers who have established stable business relationships with various stakeholders. Therefore, if new market entrants cannot establish and maintain such connections with these stakeholders in a cost-effective manner, they may not be able to grow their businesses and survive in the market.

Major Competitors

Key market participants in the third-party payment services market in Shandong Province include Shandong Chenglian Card Payment Co., Ltd., Qingdao Baisentong Payment Co., Ltd. and Shandong Feiyin Intelligent Technology Co., Ltd.

●	Shandong Chenglian Card Payment Co., Ltd. (“山东城联一卡通支付有限责任公司”) is a private company based in Shandong Province specializing in prepaid card issuance and acceptance in Shandong province.

●	Qingdao Baisentong Payment Co., Ltd. (“青岛百森通支付有限公司”) is a private company based in Shandong Province, focusing on prepaid card issuance and acceptance and wholesale business in Qingdao City.

●	Shandong Feiyin Intelligent Technology Co., Ltd. (“山东飞银智能科技有限公司”) is a private company based in Shandong Province and is principally engaged in prepaid card issuance and acceptance in Shandong Province.

Our Strengths

We believe the following competitive strengths will contribute to our success and differentiate us from our competitors:

●	Local Market leading position – Through its wholly-owned subsidiary, Qingdao Buytop Payment Services, Co., Ltd., the Company is a leading third-party payment service provider in Qingdao City*, Shandong Province, China. We own the largest market share in Qingdao City in the multipurpose prepaid cards segment with a focus on large shopping malls.

●	Reliable, Robust Technology Infrastructure – With the support of reliable, robust technology infrastructure, the Company has been able to organically scale its prepaid payment network services business. Leveraging such technology infrastructure, the Company has developed technology systems that allow it to process a large volume of transactions, achieve high level of stability, promote workflow automation, and build an easily scalable business model.

●	Forefront at the industry – The Company is one of the 237 third-party payment service providers authorized by CSRC to offer payment and settlement services as of April 2020. In particular, the Company is one of the third-party payment service providers authorized to offer payment services specifically related to prepaid card issuance and acceptance.

●	Experienced management team – The Company’s management team has demonstrated extensive expertise and track record in both technology and financial services industries, which are critical to the Company’s growth in the third-party payment services market.

Note: * According to the National Statistics Bureau of China, Qingdao City is the eleventh largest city in terms of GDP in the PRC in 2018 with a population of over 9 million. In terms of GDP, the comparable cities in the U.S. include St. Louis and Portland.

BUSINESS

We are a growing financial service provider that offers a comprehensive range of financial services across consumer loan repayment and collection management, loan recommendation, and prepaid payment network services in China. Leveraging a deep understanding of our client base, strategic partner relationships, and valuation models and technologies, we are committed to working with our clients to understand their financial needs and challenges and offering customized services to help them meet their respective objectives.

Consumer Loan Repayment and Collection Management

Relying on our industry expertise and proprietary technology, our unique approach that integrates internal and external resources under a centralized management system allows us to offer customers a cost-effective and trustworthy solution to recover consumer loans. We have devised and implemented a systematic repayment and collection management process adapted to each stage of a loan. Prior to loan delinquency, we provide customers with services such as repayment record reconciliation and payment reminder and notice. Upon delinquency, our experienced in-house team works on recovering past-due loans during the first three months of delinquency through means that do not require face-to-face interaction. If delinquency exceeds three months, we outsource loan collection services to reputable and local licensed third-party loan collection agencies, whose performance is supervised and evaluated by us under our monitoring system. Specifically, these third-party agencies collect past-due loans through various collection efforts such as professional skip-tracing (i.e. the process of locating a borrower who cannot be found at his or her place of residence or usual hangouts) and on-site visits. After the first six months of delinquency, if all the previous efforts to recover past-due loans remain unsuccessful, and after having received our customers’ express authorizations, we then engage reputable third-party law firms and initiate judicial proceedings against the delinquent borrower on behalf of our customers. As we exclusively rely on third-party resources for on-site visits, our in-house team is able to minimize potential physical confrontation with borrowers and effectively control compliance-related risks. In addition, we coordinate and manage all client engagements and collected information centrally through our Shanghai headquarters. Through our internal management system, we assign and adjust repayment and collection tasks to in-house specialists and third-party collection agencies based on a variety of factors. We believe our centralized management allows us to streamline and standardize the payment and collection management process, effectively monitor compliance level, and increase collection efficiency.

We believe that the expertise and service quality of collection specialists is critical to the success of our business. As a result, we place considerable focus on attracting, nurturing, and retaining our in-house specialists by providing mentorship, continued education, and performance-based promotion track. We carefully select third-party collection agencies based on our rigorous standards and only collaborate with those whose corporate history, past business activities, and internal compliance policies and measures meet our selection criteria. As we strengthen business partnerships with qualified collection agencies and help our in-house specialists accumulate experience over time, we expect continued improvement in productivity and profitability.

For the 2019 and 2018 fiscal years and the six months ended June 30, 2020, the total amount repaid by borrowers and collected by us and third-party agencies reached RMB18.78 million (approximately US$2.72 million), RMB82.79 million (approximately US$12.51 million), and RMB1.56 million (approximately US0.22 million). While we offer services nationwide, we strategically focus on strengthening our presence in second-tier and third-tier Chinese cities where we have observed a strong demand for consumer loans. Currently, we are only managing the repayment and collection of loans that borrowers had obtained from individual customers through our offline loan recommendation business, which we had operated until the end of 2017. Our existing loan repayment and collection management engagements will all be completed by the end of 2021. Those customers paid service fees for loan repayment and collection management as part of our service agreements entered at the time of loan facilitation. Such prepayments are recorded as a credit to a liability account for prepayments on our balance sheet. As we provide loan repayment and collection management services to specific customers clients, loan management and collection management fees received from customers in advance are deferred and recognized as revenue over time when designated services are performed. Since the end of 2017, we have not charged any new fees for loan repayment and collection management.

For the 2019 and 2018 fiscal years and for the six months ended June 30, 2020, revenue generated from our consumer loan repayment and collection management services was US$3,618,823, US$6,389,528 and US$753,239, respectively. With a team of experienced loan management professionals, the Company plans to continue its consumer loan repayment and collection management business by expanding its client base and collaborating with third-party financial institutions. The Company has been actively seeking collaboration with third-party financial institutions to further its consumer loan repayment and collection management services. With a team of experienced loan management professionals, the Company expects to continue its consumer loan repayment and collection management business by expanding its client base and collaborating with licensed financial institutions. As an example of such collaboration arrangements, on June 12, 2020, the Company entered into a Framework Consulting Service Agreement with Tianjin Financial Asset Exchange Co., Ltd. (“TFAE”), which is a leading financial assets trading institution in China and serves as a trading platform for financial assets, particularly for banks’ non-performing asset. Under such framework agreement, the Company may provide consumer loan repayment and collection management services to customers of TFAE, with specific terms to be further agreed upon by the parties. The framework agreement will expire on June 30, 2022 and can be renewed upon mutual agreement of both parties. However, we cannot guarantee the success of such business plan.

Loan Recommendation

As part of our strategy to diversify and expand our product and service offering, we started our loan recommendation business in June 2019. Leveraging our advanced credit assessment and risk management capabilities, we carefully evaluate applications and supporting materials submitted by individual borrowers and recommend those borrowers we deem qualified to funding partners, who in return directly provide funds to borrowers recommended by us. We endeavor to provide a transparent, seamless, and convenient recommendation process for both borrowers and funding partners, while safeguarding their respective interests.

We provide services including processing paperwork related to borrowers’ applications, evaluating credentials of borrower applicants, and appraising properties to be collateralized through data analysis and on-site inspection. For borrowers we acquired through business contacts, we do not directly charge them any service fee. Instead, referral partners first charge borrowers service fees for their referrals. We then charge the referral partners a commission pursuant to the service agreement between us and the referral partners. Our commission rate for the period from our business launch to June 30, 2020 was 1.5% to 2%. For the borrowers directly acquired by us, we directly charge them service fees as a percentage of the loan amount pursuant to service agreement between us and them. Our service fee rate for the period from our business launch to December 31, 2019 and June 30, 2020 was 1.75% to 3%.

We only recommend borrowers who are able to collateralize properties that have been evaluated and approved by our team of experienced in-house appraisers. We are confident that our disciplined, asset-driven risk management approach can effectively minimize borrowers’ default risk, mitigate the impact of a default, and promote sustainable returns for our funding partners. Specifically, we require a current real estate appraisal on all properties that borrowers intend to collateralize. Leveraging our appraisal model and technologies, our experienced in-house appraisers first undertake a rigorous due diligence process involving intensive data collection, review, and analysis to ensure that we understand the state of the market and the risk-reward profile of the property. Our team then conducts a complete visual inspection of the interior and exterior of the property, through which they notice and examine conditions that might adversely affect the property’s value. After consolidating information collected through various channels, our in-house appraisers compare the property with comparable sales based on a set of factors selected to assess specific features of the property and its market conditions. As of the date of the prospectus, through our advanced risk management capabilities, mortgage loans granted to borrowers recommended by us achieved a default rate of zero percent as opposed to an industry average of approximately 3% for similar loans. However, there is no guarantee that we will maintain a low default rate in the future as we only recently started our loan recommendation business and the mortgage loans granted to borrowers we recommended become more seasoned.

We continuously work on strengthening our cooperation with funding partners and organically expanding our network of funding partners. As of the date of this prospectus, the Company is working with eight funding partners. We provide our funding partners access to our high-quality borrower applicants base, as well as enhanced credit assessment and risk management capabilities. Our value proposition is further magnified by the repeat lending and cross-selling opportunities we provide to them. Once borrowers are connected to funding partners through our services, funding partners will be able to extend more loans and sell other financial products to such borrowers. As of the date of the prospectus, we deliver value in the form of delinquency rate of zero percent. We acquire our funding partners through word-of-mouth referrals and referrals made by our shareholders and management team members, many of whom have established extensive connections in the financial industry based on their respective years of professional experience. Although subject to regulations on loan recommendation services, our business model does not subject us to the relevant local regulatory requirements that are applicable to online lending platforms since we do not provide online financing intermediary services. We believe our strengthened cooperation with funding partners allows us to sustainably grow our business and mitigate the negative impact brought by the continuing challenging regulatory environment in China.

Borrowers are drawn to us because of the convenient access to various mortgage products offered by funding partners, a transparent, easily navigable recommendation process, and a client-centric service approach aiming to understand borrowers’ specific financial needs and match them with mortgage products suitable to their current situation. The number of borrowers who have used our recommendation services has grown rapidly over time through third-party and word-of-mouth referrals. As of June 30, 2020, a total of 75 borrowers had successfully received mortgages from our funding partners through the use of our recommendation services. As of December 31, 2019, our funding partners had approved loans to borrowers recommended by us in the aggregate amount of RMB99.83 million (approximately US$14.45 million). During the period from our business launch to December 31, 2019, we had steadily expanded the scale of our loan recommendation business and reached US$260,388 in revenue. During the six months ended June 30, 2020, our funding partners had approved loans to borrowers recommended by us in the aggregate amount of RMB285.6 million (approximately US$40.6 million) and we earned $745,186 recommendation service revenue.

Prepaid Payment Network Services

We started providing prepaid payment network services in August 2019, offering seamless, convenient, and reliable payment services to merchants across different industries. Specifically, we offer prepaid cards to individual consumers who, after purchasing such prepaid cards from us, will be able to buy goods and services offered by our merchant customers with their prepaid cards and recharge such cards online. The proceeds generated from the actual sales of the prepaid card are deposited into an escrow account designated and monitored by the PBOC. Leveraging our partnership with NetsUnion Clearing Corporation (“NetsUnion”) (i.e. the only bank card clearing house and the largest card payment organization offering mobile and online payment services in China), our prepaid payment network services enable qualified merchants selected by us after rigorous internal review to accept prepaid-card payments using traditional payment terminals. Our growing prepaid payment service business enables us to develop a deep understanding of customers’ needs and will allow us to provide merchants with continuously improving services and technologies. During the period from our business launch to December 31, 2019, the revenue generated from our payment services was US$86,052. During the six months ended June 30, 2020, the revenue generated from our payment services consisted of technology consulting and support fees and amounted to US$235,407; we have engaged a total of four merchant customers for our prepaid network payment business and these four merchant customers have yet to issue prepaid cards to their end customers.

For merchant customers who need payment-related technical consulting and support, we charge service fees for designing tailored payment solutions, interfacing their internal systems with our prepaid card payment system, and providing their staff with relevant operation training. Depending on the estimated annual transaction amount agreed by us and the particular merchant customer, the technology consulting and support fee ranges from RMB100,000 (approximately US$14,474) to RMB500,000 (approximately US$72,370). For merchant customers who need prepaid card payment services, we charge fees for services, including, but not limited to, collecting and processing information necessary for prepaid card issuance and authorizing transaction requests after verifying transaction information. The prepaid card payment service fee is equal to either (i) 0.3% to 0.5% of each transaction amount or (ii) 0.2% of the estimated annual transaction amount.

Our merchant customers choose us because we are a licensed prepaid card issuer capable of offering multipurpose prepaid cards and a licensed payment service provider. In order to issue multipurpose prepaid cards, which can be used to purchase goods and services from a diverse group of merchants across industries and regions, and provide related payment services, a service provider must obtain a third-party payment license that allows such activities. As a result of the tightened control imposed by the People’s Bank of China (“PBOC”) over payment licenses, it has become much harder to obtain such licenses from relevant regulatory bodies in China. A license applicant must undergo a time-consuming application process, be able to pay expensive application fee, and satisfy stringent standards adopted by the regulatory bodies. In light of the strong entry barriers, our payment license is a unique asset that distinguishes us from competitors. Without such license, a prepaid issuer can issue only single-purpose prepaid cards, which is limited to purchasing goods and services provided by the card issuer or companies related to the card issuer.

Our proprietary technology systems are critical to the growth of our prepaid payment network business, allowing us to process a large volume of transactions, achieve high level of stability, promote workflow automation, and build an easily scalable business model. Supported by a set of integrated databases, our information system can efficiently process and analyze a high volume of data, securely store the data on a cloud server, and provide each of our departments with convenient access to data. Our account management system allows us to consolidate and manage all our customers’ account information and track the balances of customer accounts in an efficient manner, promoting more transparent management of funds movements. We regularly update our systems to improve their reliability, efficiency and compatibility with our services and evolving regulatory requirements. We believe that our proprietary technology systems will enable us to build a highly automated platform that is compatible with mainstream payment methods and channels across different industries. As of the date of this prospectus, our systems have not encountered any major system interruption.

Revenue from our consumer loan repayment and collection management business accounted for 91.3% and 43.4% of our total revenue for the fiscal year ended December 31, 2019 and for the six months ended June 30, 2020, respectively, which is under engagements that will be completed by the end of 2021. With a team of experienced loan management professionals, the Company plans to continue its consumer loan repayment and collection management business by expanding its client base and collaborating with third-party financial institutions. The Company has been actively seeking collaboration with third-party financial institutions to further its consumer loan repayment and collection management services. With a team of experienced loan management professionals, the Company expects to continue its consumer loan repayment and collection management business by expanding its client base and collaborating with licensed financial institutions. However, we cannot guarantee the success of such business plan.

Revenue from our loan recommendation business and prepaid payment network service business accounted for 6.6% and 2.1% of our total revenue for the fiscal year ended December 31, 2019 and accounted for 43.0% and 13.6% of our total revenue for the six months ended June 30, 2020, respectively. To make up for the decline in revenue due to the completion of our past loan repayment and collection management engagements by the end of 2021, we have actively worked on expanding our loan recommendation business in the fiscal year 2020, such as growing the number of our funding partners to 35 and aggressively promoting our service to potential customers.

We deliver complementary products and services connecting customers and business partners through our three business lines as illustrated below:

Through our services, we are able to grow our borrower applicants base and develop enduring relationships with these prospective borrowers by offering them convenient access to funding partners who lend mortgage loans. As most of the borrower applicants are small-to-medium size business owners with the need for payment solutions, we plan to provide prepaid payment network services to them, which we hope will generate a vast scale of transaction volumes and provide us with greater insights into user behavior and transaction data. We expect that such accumulated data will allow us to further strengthen our credit assessment and risk management capabilities, which will attract more funding partners and broaden funding sources for our loan recommendation business. We expect that the growth of our loan recommendation business, in return, will result in more mortgage loans, which will increase lenders’ demand for our repayment and collection management services. Through the process of managing the repayment and collection of loans, we will further identify borrowers whose properties meet our selection criteria and introduce those qualified borrowers in short of capital to pay back their existing loans to funding partners through our loan recommendation business. We believe that such multidimensional approach will enable us to build a comprehensive suite of services and solutions addressing borrowers’ and lenders’ financial needs across all stages of a loan lifecycle.

Competitive Advantages

Scalable, Sustainable Business Model Supported by a Portfolio of Integrated, Complementary Products and Services

We deliver complementary products and services connecting customers and business partners through our three business lines as illustrated below:

●	By offering borrowers convenient access to mortgage loans, a transparent recommendation process, and quality customized services, we are able to maintain our existing borrower applicants base while also attracting new borrowers via word-of-mouth and business contacts;

●	As most of the borrowers are small-to-medium size business owners with the need for payment solutions, we have introduced and plan to provide prepaid payment network services to them, which allow us to develop enduring relationships with these borrowers;

●	As these small-to-medium size business owners become our prepaid payment network service users and, in return, the user base of our prepaid payment network services expands, we generate a vast scale of transaction volumes, which provides us with greater insights into user behavior and lays a solid foundation for us to test and refine our credit assessment procedures and risk management measures on a continuing basis;

●	With strengthened credit assessment and risk management capabilities, more funding partners are willing to fund loans, broadening our funding sources;

●	The growth of our loan recommendation business, in return, results in more mortgage loans, which increases the demand for our repayment and collection management service; and

●	Through the process of managing the repayment and collection of loans, we further identify borrowers whose properties we consider as acceptable collaterals and introduce those qualified borrowers in short of capital to pay back their existing loans to funding partners through our loan recommendation business, further expanding the borrower applicants base.

Through these various products and services, we bring together all of our clients across three business lines, enabling them to contribute to and benefit from the connectivity we provide. Leveraging our collaboration with a broad network of strategic partners, we are dedicated to expanding our client base, enhancing client experience, and strengthening network effects, which, in return, enables us to build a sustainable, scalable business model.

Advanced Know-How and Compliance-Centric Business Practice For Our Loan Repayment and Collection Management Business

To grow our presence in the loan repayment and collection market in China, we have consistently dedicated resources to help our employees acquire specific know-hows in skip tracing and negotiation skills, which are essential to maintaining and enhancing our service quality and reputation. Specifically, we provide multi-stage training and mentorship programs for our newly recruited employees and continuing education programs for experienced employees. We also employ a performance monitoring system to monitor our in-house specialists’ and third-party collection agencies’ activities and set minimum performance standards for them. This system assigns a performance score to each specialist and agency based on a set of key performance indicators, or KPIs, which we use to evaluate service quality, collection efficiency, and compliance with relevant laws, regulations and internal procedures. We believe that this system helps us identify employees and third-party agencies with poor performance, reward those with consistent high performance, and ultimately achieve our goal of enhancing operational efficiency with quality repayment and collection management services. This monitoring system is also linked to our compensation structure, which provides our employees and third-party agencies with an open and transparent compensation system that, in addition to base salary, rewards them based on their performance.

We have also been operating in compliance with relevant laws and regulations and our clients’ compliance policies. We developed an Employee Code of Conduct and a Quality Assurance Management Plan, and we require all our employees to strictly comply with internal compliance policies and relevant laws and regulations. In addition, we established separate departments for quality inspection, supervision, security, and legal compliance to control all phases of the repayment and collection management process. As of the date of this prospectus, we have not been involved in any material litigation regarding our repayment and collection management practice.

Unique Approach to Loan Repayment and Collection Management, Supported by Proprietary IT Systems and Infrastructure

Our unique approach that integrates internal and external resources under a centralized management system allows us to offer creditors a cost-effective and trustworthy solution to recover consumer loans. We have devised and implemented a systematic repayment and collection management process adapted to each stage of a loan. Prior to loan delinquency, we provide customers with services such as repayment record reconciliation and payment reminder and notice. Upon delinquency, our experienced in-house team works on recovering past-due loans during the first three months of delinquency through means that do not require face-to-face interaction. If delinquency exceeds three months, we outsource loan collection services to reputable and local licensed third-party loan collection agencies, whose performance is supervised and evaluated by us under our monitoring system. Specifically, these third-party agencies collect past-due loans through various collection efforts such as professional skip-tracing and on-site visits. After the first six months of delinquency, if all the previous efforts to recover past-due loans remain unsuccessful, and after having received our customers’ express authorizations, we then engage reputable third-party law firms and initiate judicial proceedings against the delinquent borrower on behalf of our customers. As we exclusively rely on third-party resources for on-site visits, our in-house team is able to minimize potential physical confrontation with borrowers and effectively control compliance-related risks. In addition, we coordinate and manage all client engagements and collected information centrally through our Shanghai headquarters. Through our internal management system, we assign and adjust repayment and collection tasks to in-house specialists and third-party collection agencies based on a variety of factors. We believe our centralized management allows us to streamline and standardize the repayment and collection management process, effectively monitor compliance level, and increase collection efficiency.

We also devote significant effort to develop our proprietary IT system and infrastructure in order to standardize and improve our repayment and collection management process, as well as optimize collection results. Our operating portal is designed to meet our customers’ security and safety requirements, process large volumes of borrower and loan information, and ensure compliance and information security. The portal is also designed to be scalable to support the expansion of our business operations. Specifically, we applied different statistical models and algorithms in our operating portal to streamline our repayment and collection management process and facilitate an efficient and compliant operation.

Steadily Growing Our Loan Recommendation Business With The Support of Our Asset-Driven, Disciplined Risk Management Approach and Distinct Funding Source Advantage Resulting From Our Collaboration With Funding Partners

As part of our strategy to diversify and expand our product and service offerings, we started our loan recommendation business line in June 2019. Leveraging our advanced credit assessment and risk management capabilities, we carefully evaluate applications and supporting materials submitted by individual borrowers and recommend those borrowers we deem qualified to funding partners, who in return directly provide funds to borrowers recommended by us. During the period from our business launch to June 30, 2020, we steadily expanded the scale of our loan recommendation business and reached US$1,005,524 in revenue. As of December 31, 2019, our funding partners had approved loans to borrowers recommended by us in the aggregate amount of RMB99.83 million (approximately US$14.45 million). During the six months ended June 30, 2020, our funding partners had approved loans to borrowers recommended by us in the aggregate amount of RMB285.6 million (approximately US$40.6 million) and we earned $745,186 recommendation service revenue.

Our asset-driven, disciplined risk management approach is the key to our growth. We are confident that our approach can effectively minimize borrowers’ default risk, mitigate the impact of a default, and promote sustainable returns for our funding partners. Specifically, we require a current real estate appraisal on all properties that borrowers intend to collateralize. The appraisal process is led by our in-house appraisers who have received rigorous training and have years of experience evaluating a wide range of commercial and residential properties in Shanghai, China. Leveraging their appraisal expertise and extensive knowledge of the local market, we are able to factor different risks and conditions associated with the collateralized properties into our analysis through a rigorous due diligence process involving intensive data collection, review, and analysis and a complete visual inspection of the interior and exterior of the property. To ensure the reliability of our appraisal result, we also consult property values estimated by licensed and reputable third-party real estate appraisers. We currently maintain long-term partnerships with several third-party appraisers, which are recognized as AAA (i.e. the highest level) appraisal institutions by China Appraisal Society, a well-known self-disciplinary organization of the appraisal profession in China.

Our collaboration with our funding partners, many of which are leading national and regional banks in China, leads to what we view as a distinct, sustainable funding advantage. As of the date of this prospectus, we have established long-term partnerships with eight funding partners, who are drawn to us because of convenient access to a high-quality borrower applicants base, effective credit assessment and risk management support, and risk-adjusted returns. As of the date of the prospectus, we deliver value in the form of delinquency rate of zero percent. However, there is no guarantee that we will maintain a low default rate in the future as we only recently started our loan recommendation business and the mortgage loans granted to borrowers we recommended become more seasoned. Although subject to regulations on loan recommendation services, our business model does not subject us to the relevant local regulatory requirements that are applicable to online lending platforms since we do not provide online financing intermediary services. We believe that our strengthened cooperation with funding partners allows us to sustainably grow our business and mitigate the negative impact brought by the continuing challenging regulatory environment in China.

Growing Our Prepaid Payment Network Business With the Support of Reliable, Robust Technology Infrastructure

We are led by a team of experienced technology professionals with extensive payment and technology background in China. Our research and development staff and product and operation team members have expertise in system, infrastructure, large-scale distributed application technology, and big data computing technology. They represent approximately 28% and of the total number of employees in our prepaid payment network business line.

Leveraging our robust technology infrastructure, we have developed technology systems that allow us to process a large volume of transactions, achieve high level of stability, promote workflow automation, and build an easily scalable business model. Supported by a set of integrated databases, our proprietary information system can efficiently process and analyze a high volume of data, securely store the data on a cloud server, and provide each of our departments with convenient access to data. Our proprietary account management system allows us to consolidate and manage all our customers’ account information and track the balances of customer accounts in an efficient manner, promoting more transparent management of funds movements. We regularly update our systems to improve their reliability, efficiency and compatibility with our services and evolving regulatory requirements. We believe that our proprietary technology systems will enable us to build a highly automated platform that is compatible with mainstream payment methods and channels across different industries. As of the date of this prospectus, our systems have not encountered any major system interruption.

Our sophisticated data insights and data analytics capabilities have also contributed to the growth of our prepaid payment network business line. Through comprehensive merchant profiling, we are able to quickly and accurately identify risks associated with customers, captures fraud signals from a massive amount of data regarding user behaviors, analyze them in real time, and intercepts abnormal transactions at an early stage. Theses abilities are crucial in reducing our transaction loss rate and gaining valuable insights into our customers’ businesses.

Experienced and Visionary Management Team and Innovative Workforce

Our management team’s vision, extensive and diverse financial industry experience and rich technological expertise are critical to our success.

Diverse Background. Our management and key employees have a strong combination of management, technology, finance, risk management and compliance expertise. Ms. Qiaoling Lu, our chief executive officer, is a visionary leader with a decade of management experience in various global companies. Mr. Jianhua Chen, our chief financial officer, has more than 20 years of varied experience in financial management, business leadership and corporate strategy.

Track Record. The members of our senior management team average more than ten years of experience in their respective business functions. Their experience, along with profound insights into industry trends, has enabled us to identify growing markets, develop strategies, and capture business opportunities that promote sustainable growth and fit into our long-term visions.

Innovative Workforce. Our senior management team has nurtured a strong corporate culture focused on innovation and performance, paving the way for our continued success. Our workforce, as a result, is professionally trained and innovative. As of the date of this prospectus, 25% of our employees had prior experience in financial services and over 20% in the technology industry. In addition, we have a number of talent and retention programs to ensure a strong and sustainable workforce, which is essential to our long-term growth.

Our Strategies

Continue to Invest in Technology, Focusing on Artificial Intelligence And Data Analytics

We plan to continue to make significant investments in developing technologies:

●	Artificial Intelligence. We expect to continue to strengthen our data analytics capability and upgrade our IT system for AI compatibility and functionality. We believe that artificial intelligence will allow us to optimize client profiling, customize financial service and product recommendations, and further automate various components of our businesses. Specifically, we aim to automate the service process of our loan repayment and collection management business and loan recommendation business, which enables us to better integrate our two business lines, improve efficiency and operating leverages, and achieve greater client satisfaction.

We aim to extract greater use of industry data, client data, and transaction data by upgrading and fine-tuning our models and algorithms based on big data technologies. For our prepaid payment network services business, we plan to use artificial intelligence capabilities to gain more valuable insights from various payment scenarios and massive transaction data, which allows us to acquire a deep understanding of our clients’ needs and further update our risk management system. To improve the quality of our loan repayment and collection management services, we are also developing a skip tracing application, which can continuously gather and process publicly available information to feed into our borrower-profiling database.

●	Risk Management and Security. We plan to enhance our risk management capability by continuing to invest in advanced technologies around credit assessment, fraud detection, and real estate appraisal. Importantly, this will allow us to continue to scale our loan recommendation and prepaid payment network businesses, allowing us to be capable of managing increased transaction volumes and complexity in a secure, compliant, and effective manner. While we are not aware of any severe data breach or security incident throughout our years of operations, we will seek to enhance our information security measures to safeguard our servers from malicious attacks.

●	Emerging New Technologies. We will continue to explore the commercialization and application of emerging new technologies to our products and services.

●	Mobile App. We plan to develop our mobile app and continue rolling out frequent updates related to our products and services on our WeChat social media account to enhance user experience. We have engaged around 15 software specialists in developing this mobile app. As of the date of this prospectus, we are conducting market surveys and consumer researches. Our next step is to identify the most valuable application function modules and overall design schemes while evaluating the technical feasibility and business potentials of each software design. We expect to finalize developing this mobile app around May 2021 and begin testing this app around June 2021. We believe that such mobile app will complement our current financial service offerings and make our services more efficient and user friendly. We expect to invest approximately $200,000 in developing this mobile app. As the date of this prospectus, we are using our own working capital to develop this mobile app. We plan to use part of our proceeds from this offering to develop this mobile app.

Strategically Grow Our Loan Repayment and Collection Management Business

Currently, we are only managing the repayment and collection of loans that borrowers had obtained from individual customers through our offline loan recommendation business, which we had operated until the end of 2017. As of the date of the prospectus, although we are in active conversation with a number of prospective clients, we have not secured a new source of revenue to replace the loss of our current engagements.

With a team of experienced loan management professionals, the Company plans to continue its consumer loan repayment and collection management business by expanding its client base and collaborating with third-party financial institutions. With a team of experienced loan management professionals, the Company expects to continue its consumer loan repayment and collection management business by expanding its client base and collaborating with licensed financial institutions. The consumer loans recovery market in China has expanded rapidly in the past few years, which we believe presents a business opportunity for us to leverage our expertise and experience. We also expect to continue to deepen our business collaboration and diversify our operation by (i) offering services to major commercial banks in China to collect delinquent credit card receivables, and (ii) launching an external interface, which enables our clients to upload portfolio information and review collection reports prepared by us. The interface will simplify the overall repayment and collection management process with lowered costs and improved efficiency. We also expect to expand our business beyond consumer loans by managing the repayment and collection of non-consumer loans. With our expertise and proven track record in consumer loan repayment and collection management, we believe that we are likely to succeed in other areas of the loans recovery market. Our goal is to be a comprehensive recovery solution provider for loans across different stages. However, we cannot guarantee the success of such business plan.

Maintain the Steady Growth of Our Loan Recommendation Business by Broadening Service Offering, Borrower Applicants Base, and Funding Sources

Through our strategic collaboration with funding partners, we intend to build a more diversified product portfolio to meet the different financial needs of borrowers. For example, we are planning on introducing a variety of investment products offered by funding partners to borrowers. We also aim to continuously upgrade our real estate appraisal model in order to deliver more accurate appraisal results, which enable borrowers to receive the loan amount that accurately corresponds to the value of their properties and properly reflects the local market liquidity. In the future, we plan to collaborate with seasoned asset management corporations (AMCs) specializing in distressed debt acquisition and management. With AMCs’ commitment to purchasing funding partners’ rights in defaulted loans, we believe our collaboration with AMCs will expand the scale of loan origination, which in return can better serve borrowers’ financing needs, creating a win-win situation for all parties. As of the date of this prospectus, we have signed a strategic cooperation agreement with Nanchang Jintou Puhui Information Service Co., Ltd. (“Nanchang”), a reputable company providing risk control, risk management, market development, funder relations, and disposal of non-performing assets services. According to the strategic cooperation agreement, the Company and Nanchang agree to (1) cooperate in designing and developing house-mortgage loan facilitation products, (2) cooperate in promoting financial service products, (3) cooperate in promoting third-party payment services, (4) cooperate for serving small loan business in the entire Jiangxi Province, China, (5) cooperate in disposing non-performing assets, and (6) cooperate in other financial business. The term of cooperation under this strategic cooperation agreement is three years commencing from the effective date of August 28, 2019. As of the date of this prospectus, we have yet to achieve any results from such relationship with Nanchang.

Borrower applicants base and funding source are critical to the growth of our loan recommendation business. We plan to continue focusing on attracting individual business owners who are able to collateralize qualified properties. We will also continue leveraging our partnerships with our referral partners to broaden the borrower applicants base in a more focused and cost-efficient way. We will endeavor to increase borrower loyalty through our marketing efforts, such as organizing periodic offline meetups for borrowers. We strive to diversify our funding sources by seeking opportunities to collaborate with other kinds of institutions and organizations, including pawnshops, micro-lending companies, etc. We plan to continue to enhance our brand awareness by strengthening our relationship with existing funding partners and effectively leveraging our management team members’ industry connections. By effectively merging our resources across different business lines and providing our funding partners with an array of comprehensive services covering the entire loan lifecycle, we are confident that we will able to organically expand our funding sources.

Build a Cohesive Portfolio of Prepaid Payment Network Services and Expand the Customer Base for Our Prepaid Payment Network Business

There is an increasing demand among companies and institutions of various types and sizes for prepaid payment solutions, which would simplify the transaction process, increase operational efficiency, and generate revenue growth. In order to satisfy such market demand, we aim to build a cohesive portfolio of prepaid payment network services tailored to customers’ specific needs for prepaid payment solutions. As an important step to accomplish this goal, in addition to providing consulting and support services for customers who need tailored payment solutions, staff training, and other prepaid-payment related technical support, we plan to continue to focus on providing prepaid card payment services, which include issuing prepaid cards and authorizing prepaid-card payment transactions.

To organically scale our prepaid payment network business, we plan on diversifying our marketing and sale strategies and building an extensive distribution network consisting of third-party sales agents and sales partners. Through these distribution channels, we believe we will be able to expand our customer base nationwide in a cost-effective manner. As our business is currently concentrated in Qingdao City, Shandong Province in China, we aim to expand our presence into second-tier and third-tier cities in China, where we have observed growing needs for prepaid payment network solutions among merchants.

Loan Repayment and Collection Management

Our Repayment and Collection Management Services

We provide an extensive array of consumer loan repayment and collection management services to customers by leveraging our in-house team’s years of industry knowledge, strategic partnerships with third parties, standard and streamlined repayment and collection management process, centralized management, and proprietary IT infrastructure. Currently, we are only managing the repayment and collection of loans that borrowers had obtained from individual customers through our offline loan recommendation business, which we had operated until the end of 2017. Our existing loan repayment and collection management engagements will all be completed by the end of 2021. For the six months ended June 30, 2020 and for the 2019 and 2018 fiscal years, revenue generated from our consumer loan repayment and collection management services was US$753,239, US$3,618,823 and US$6,389,528, respectively.

Repayment and Collection Management Process

In general, when a borrower does not make a payment as scheduled, we consider the loan as being delinquent.

Prior to loan delinquency, we provide customers with services such as repayment record reconciliation and payment reminder and notice. Specifically, we assist borrowers to fulfill their loan obligations according to an agreed-upon schedule through daily management and monitoring of loan repayments and provides customers with after-lending services to receive investment returns throughout the life of loan. We also send repayment reminders through SMSs by our service representatives before the due date for each loan repayment schedule. Borrowers may elect to make full prepayments prior to the date for scheduled repayment. Repayments are made directly to customers. We are not involved in the process of prepayment.

Upon delinquency, we integrate internal and external resources to implement a systematic repayment and collection management process adapted to each stage of a loan. When a loan becomes delinquent, our service representatives may contact the borrower on the same day to request an immediate payment or negotiate a repayment date. We utilize the following strategies to collect loans based on the severity of the delinquency:

●	Within one to seven days past due, we will contact the defaulting borrower by phone to understand reasons for the nonpayment and inform them of consequences of past-due repayments.

●	If the delinquency exceeds seven days, the borrower cannot be located, has maliciously refused to make repayment, or otherwise failed to cooperate with us, the delinquent loan will be sent to our in-house team for loan collection.

●	During the first three months of delinquency, we utilize our in-house team to recover the delinquent loan using professional skip tracing, phone calls, voice messages, text messages, e-mails, etc.

●	After the first three months of delinquency, we engage professional, licensed third-party reputable collection agencies who will be responsible for collecting the delinquent loan. In addition to the methods utilized by our in-house team, they also pay on-site visits to borrowers.

●	After the first six months of delinquency, we engage reputable third-party law firms and initiate judicial proceedings against the borrower on behalf of the customer after obtaining his or her authorization. We provide a holistic range of services across all phases of a judicial proceeding to assist the customer with navigating the process, such as serving as an intermediary between the customer and the legal team and explaining legal documents to the customer in a clear and concise manner.

●	During any stage as described above, borrowers directly make repayments to customers. We are not involved in the process of repayment.

Our proprietary management system assists with tracking the performance of each loan under our loan portfolio and reminding our in-house team to undertake specific collection measures. Depending on circumstances, we also propose certain payment plans, such as installment plans, partial debt waiver and other arrangements, suitable for the borrower as approved by customers.

The following table presents our key operating data for the periods indicated:

	Six months ended June 30,		Year ended December 31,
	2020		2019		2018
	RMB	USD	RMB	USD	RMB	USD
Total amount to be repaid and collected	533,598,300	75,476,795	514,060,000	74,405,554	450,000,000	68,013,845
Total amount repaid and collected	1,557,600	220,321	18,780,000	2,718,272	82,790,000	12,513,036
Yearly average repayment and collection rate	0.29%		3.65%		18.40%

For the six months ended June 30, 2020, the amount to be repaid and collected increased because substantial principal and interests were outstanding during the same period, and the interests on the outstanding portion continued to accrue.

The amount to be repaid and collected increased for the fiscal year ended December 31, 2019 because substantial principal and interests were outstanding during the fiscal year of 2019, and the interests on the outstanding portion continued to accrue until December 31, 2019. The outstanding principal and interests from the fiscal year of 2018 continued to accrue interests during the fiscal year of 2019. As of December 31 2019, such accrued interests amounted to approximately 18% of the original amount outstanding from the fiscal year of 2018. Such newly accrued interests outweighed the amount we had collected and recovered in 2019, resulting in an overall increase in the amount to be repaid and collected for the fiscal year of 2019. It is generally harder for us to collect and recover outstanding principals and interests as they keep being delinquent over time. This is the reason that we have experienced a decrease in the amount we collected and recovered in 2019, as compared to that of 2018.

To maintain our market position and competitive advantage, we monitor our performance during certain periods of time using several operational data, including the total amount to be repaid and collected, the total amount repaid and collected, and yearly average repayment and collection rate.

●	The total amount to be repaid and collected during the assigned period represents the total value of loans borrowers are obligated to repay customers.

●	The total amount repaid and collected during the assigned period represents the total value of loans borrowers have repaid plus our in-house specialists and third-party agencies have collected during the set period of time.

●	The yearly average repayment and collection rate represents our average repayment and collection rate during a particular fiscal year.

Yearly average repayment and collection rate is calculated pursuant to the following formula:

Yearly average repayment and collection rate = C/A

C	=	the total amount repaid by borrowers and collected by us and third-party agencies within a particular fiscal year.
A	=	the total value of loans for repayment and collection management.

Currently, we are only managing the repayment and collection of loans that borrowers had obtained from individual customers through our offline loan recommendation business, which we had operated until the end of 2017. Our existing loan servicing and collection management engagements will all be completed by the end of 2021. It is generally harder for us to collect and recover outstanding principals and interests as they keep being delinquent over time. This is the reason that we have experienced a decrease in the amount we collected and recovered in the first six months of 2020 and fiscal year 2019.

Quality Assurance

We believe that quality assurance is critical to the success of our business. To ensure our in-house specialists and third-party agencies consistently provide quality services that meet our standards, we have designed and adopted the following set of policies and procedures to incentive them, help them improve based on their past performance, and efficiently manage their workload based on their experience and expertise.

●	Daily inspection. The department leaders of each team perform daily spot checks on several collection cases for potential compliance violations. Our operating portal records all telephone conversations between our in-house specialists and borrowers, and our system transcribes some of these recordings into text for our quality assurance team to internally review in accordance with our quality assurance protocol. Our operating portal also conducts daily keyword searches against all the work logs generated that day for potential violations. If a violation is identified, we issue a disciplinary action against the specialist. Our disciplinary actions vary from warning to termination, which are issued depending on the seriousness of the violation. Furthermore, we analyze work logs and telephone recordings collected from daily inspections for performance trend and non-compliant activities and train our specialists based on these findings in order to improve their performance.

●	Performance Evaluation and Review. We have employed a monitoring system that monitors our in-house specialists and third-party agencies’ performances at different stages of the loan repayment and collection management process and evaluates them based on a set of key performance indicators, or KPIs. We use KPIs to assess in-house specialists and third-party agencies’ service quality, collection efficiency, and compliance with relevant laws, regulations and internal procedures. Our quality assurance team continuously monitors the performance and compliance of our in-house specialists and third-party agencies to ensure that they employ appropriate collection methods to achieve better collection performance through KPI tracking, phone call recording assessment, complaint call feedback, and internal training and examination.

●	Performance-based compensation structure. We require our in-house specialists and third-party agencies to meet the minimum performance standards predetermined by our management team and tie their performance to compensation structures.

●	Case assignment. Our performance monitoring system analyzes the past performance of each in-house specialist to aid the case assignment process. For example, potentially contentious cases that are likely to cause complaints are assigned to more experienced specialists, instead of those with less experience or have a record of compliance violations, as a way for us to manage and reduce the noncompliant risk.

We require all our employees to strictly comply with our compliance policies and laws and regulations. For example, our in-house specialists are not allowed to contact a borrower for more than five times a day; no contact shall be made before 8 a.m. or after 10 p.m.; and unless authorized by the customers, our in-house specialists are not allowed to make proposal to reduce the loan value as a compromise. If our employee violates such requirements, we will issue certain penalties that range from warnings to termination of employment.

Furthermore, we require our in-house specialists to contact borrowers only through the means allowed under our standard procedures. Our in-house specialists are not allowed to have face-to-face contact with any borrower. When we contact borrowers over phone, our in-house specialists are required to make such calls only from our operating center landline or encrypted mobile phones issued by us, which record all of the telephone conversations and are subject to our system’s real-time automatic monitoring.

We carefully select third-party agencies by performing thorough due diligence through which we review their corporate history, past business activities, professional licenses necessary for their operation, and internal compliance policies and measures, etc. In addition to constantly monitor and evaluate third-party agencies’ activities through means described in “Performance Evaluation and Review,” we establish guidelines and limitations on their collection actions and take measures to enforce those guidelines and limitations. Specifically, we regularly pay on-site visits to ensure that the collection actions of third-party agencies are compliant and our customers’ information is properly stored and managed. Furthermore, each third-party law firm with whom we collaborate is selected from an accredited industry law firm list, has compatible information technology systems, and meet certain other specific criteria.

Compliance

We believe our core competence lies in our ability to provide quality customer service and compliance with applicable laws and regulations. We have undertaken the following measures to ensure compliance.

Our Compliance Policies

We have adopted the following compliance policies:

●	Employee Code of Conduct. Our efforts to maintain compliant operations starts with the training and continuing education of our employees. The Employee Code of Conduct sets forth the basic code of ethics, proper business conduct and obligations to customers. In particular, the code emphasizes the importance of keeping proprietary information confidential and maintaining a high level of professionalism in the performance of work functions, and have strict guidelines that prohibit certain actions such as selling borrower information, impersonating government officials, threat of violence, and use of vulgar or inappropriate language. In addition, the code specifies the reward and disciplinary actions for employees abiding by or violating this Employee Code of Conduct and other company regulations.

●	Quality Assurance Management Plan. The goal of implementing the Quality Assurance Management Plan is to standardize the repayment and collection management operations, minimize risks related to repayment and collection management services, and ensure compliance with government and internal regulations. The plan sets forth definitions of violating conduct, including improper management of private and personal information, procedural violations, and fraudulent conducts and violations specific to loan repayment and collection management. The plan also includes corresponding penalties for employee violations and subsequent remediation plans to minimize the damage and prevent future incidents of similar violations. The plan consists of (i) Telephone Record Inspection Regulation; (ii) Compliance Management Regulation; (iii) Information Security Regulation; (iv) Work Log Inspection Regulation; and (v) Trade Secret Protection Regulation.

Compliance Structure

In addition to implementing our compliance policies to regulate employee conduct, we also established an internal committee to monitor employee conduct, investigate possible violations, and ensure policy adherence. The committee is responsible for monitoring employee activities daily to observe and detect possible violations and investigating possible violations after the violations have been reported to the management team of the company. The committee is also in charge of communicating with borrowers who raise disputes or complaints in person, if necessary, in order to explain and appease the situation. We engage third-party legal counsels, who assist us with regulation and policy interpretation.

Compliance Management

If borrowers find our repayment and collection methods and the conducts of our in-house specialists unacceptable and believe that such methods and conducts infringe their rights, they may initiate lawsuits against us alleging improper conducts and violations of law. As of the date of the prospectus, we have not been involved in any lawsuit initiated by customers.

If a customer determines that we failed to comply with our quality assurance obligations under the contract between us and such customer, such customer may penalize us monetarily or rescind the contract if the breach is severe. As of the date of the prospectus, none of the customers to whom we have provided services has penalized us monetarily or rescind contracts with us.

We take allegations seriously and have developed a systematic approach to avoid potential allegations. If an in-house specialist believes that a borrower is likely to initiate a lawsuit based on his/her interaction with the borrower, he/she is required to report the case to the respective quality assurance team. The quality assurance personnel then contact the borrower directly and seeks to address the borrower’s concern in order to reduce the likelihood of a lawsuit. Once notified of the potential lawsuit, our management team will immediately conduct a preliminary investigation to verify the allegations. If the allegations are not substantiated and our customer is notified of the findings, the customer may attempt to communicate with the borrower directly. If the allegations are substantiated, we and our investor will both attempt to communicate with the borrower. Based on the information we receive from the borrower, we may undertake certain actions to rectify the problem, including to compensate the borrower after negotiation with the customers, and/or to demote or terminate the responsible in-house specialist in accordance with our compliance policies.

In an effort to avoid potential allegations, we carefully assign cases to our in-house specialists, monitor our employees’ conducts according to our compliance policies during the repayment and collection management process, and implement proper training to continuously educate our employees about our compliance policies and government rules and regulations. For details on the effects of our in-house specialists’ conducts on our business, see “Risk Factors— Our employees and collection specialists of third-party agencies may violate our compliance policies and government rules and regulations during the repayment and collection management process.”

Our In-House Team and Third-Party Business Partners

To maximize the effectiveness of our loan repayment and collection management efforts, our in-house team, which includes service representatives and collection specialists, is organized based on levels of seniority and specific areas of expertise. Our in-house team members are organized by work groups based on client coverage, with each work group under the supervision of a senior team member, who in turn report to a single senior manager responsible for the work group. As our in-house team members are assigned to different stages of the repayment and collection management process, they are able to familiarize with clients’ specific needs and requirements, enhance operational efficiency and service quality, and become specialized experts in their signed stages.

If delinquency exceeds three months, we outsource loan collection services to reputable and local licensed third-party loan collection agencies, whose performance is supervised and evaluated by us under our monitoring system. Specifically, these third-party agencies collect past-due loans through various collection efforts such as professional skip-tracing and on-site visits based on specific guidelines established by our management team and set forth in a third-party service agreement. After the first six months of delinquency, if all the previous efforts to recover past-due loans remain unsuccessful, and after having received our customers’ express authorizations, we then engage reputable third-party law firms and initiate judicial proceedings against the delinquent borrower on behalf of our customers. Once we start our collaboration with a collection agency or a law firm, our management actively monitors and reviews their performance and service quality on an ongoing basis. Our management received analyses, including collection activities and litigation progress, from our in-house team to evaluate the results of the efforts of the collection agency or the law firm. Based on our internal guidelines, our management may move certain loans from one third-party agency to another if it anticipates that this will result in an increase in collection. For details of our approaches to quality assurance, see “—Quality Assurance.”

As of March 1, 2021, we partnered with five third-party collection agencies and 15 law firms. We entered into standard service agreements with the collection agencies and law firms, pursuant to which we are obligated to pay service fees to them after they have satisfied their performance obligations. A customer is not responsible for the service fees payable to third-party collection agencies and law firms. The actual loan amount a customer will receive at the end of the repayment and collection process is the entire repaid and collected loan amount.

Customers, Loans we Manage, and Services Fee we Charge

Currently, we are only managing the repayment and collection of loans that borrowers had obtained from individual customers through our offline loan recommendation business, which we had operated until the end of 2017. Our existing loan repayment and collection management engagements will all be completed by the end of 2021. These consumer loan products have fixed interest rates, ranging from 30,000 RMB (approximately $4,342) to 80,000 RMB (approximately US$11,579). As of the date of this prospectus, there are approximately 2,000 loans to be repaid and collected. All our clients are individual customers who entered into service agreements with us when they invested in these consumer loan products. Pursuant to the service agreements, we were obligated to provide consulting and loan management services to customers, including introducing various loan products, facilitating loan transfer, servicing loans, and managing the collection of loans. Pursuant to the service agreements, we collected services fees from the customers for the services we were obligated to provide. The total service fee is 5% of the total loan amount in the customers’ custodian account at a third-party payment service provider. Pursuant to the service agreements, the prepaid service fee for loan repayment and collection management is 60% of the total service fee. Such prepayment is recorded as a credit to a liability account for prepayments on our balance sheet. As we provide loan repayment and collection management services to specific customers, loan management and collection management fees received from customers in advance are deferred and recognized as revenue over time when designated services are performed. Since the end of 2017, we have not charged any new fees for loan repayment and collection management.

With a team of experienced loan management professionals, the Company plans to continue its consumer loan repayment and collection management business by expanding its client base and collaborating with third-party financial institutions. As of the date of the prospectus, although we are in active conversation with a number of prospective customers, we have not secured a new source of revenue to replace the loss of our current engagements. We plan to charge prospective clients on a commission basis. We believe our proven track record, industry reputation, integrated repayment and collection management approach, and centralized management sets solid foundation for us to develop relationships with prospective clients. With a team of experienced loan management professionals, the Company expects to continue its consumer loan repayment and collection management business by expanding its client base and collaborating with licensed financial institutions. However, we cannot guarantee the success of such business plan.

Loan Recommendation

Our Business Model and Recommendation Process

As part of our strategy to diversify and expand our product and service offerings, we started our loan recommendation business line in June 2019. Leveraging our advanced credit assessment and risk management capabilities, we carefully evaluate applications and supporting materials submitted by individual borrowers and recommend those borrowers we deem qualified to funding partners, who in return directly provide funds to borrowers recommended by us. We endeavor to provide a transparent, seamless, and convenient recommendation process for both borrowers and funding partners, while safeguarding their respective interests. During the period from our business launch to December 31, 2019, we steadily expanded the scale of our loan recommendation business and reached US$260,388 in revenue. During the six months ended June 30, 2020, our funding partners had approved loans to borrowers recommended by us in the aggregate amount of RMB285.6 million (approximately US$40.6 million) and we earned $745,186 recommendation service revenue.

The length of our recommendation process from reviewing a borrower application to making a loan recommendation is typically completed within five business days. Once a prospective borrower submits his or her application to us, we adopt a rigorous selection process to assess his or her qualifications and minimize the borrower’s default risk, use an asset-driven, disciplined risk management approach to minimize the borrower’s default risk and mitigate the impact of the borrower’s default. After completing our review, we recommend qualified borrowers directly to our funding partners. For details, refer to “—Step 3: Loan Recommendation” and “—Users and Partners—Financial Institutional Partners.”

The typical borrowing cost payable by borrowers includes (i) interest payable to our funding partners; (ii) service fee charged by us or third-party referral partners, (iii) prepayment fee, if applicable, and (iv) penalty fee for late payment, if applicable. Subject to changes made by our funding partners, principal and interests are usually repaid on a monthly basis. Funding partners approve the prepayments and set the rate of repayment fees. Borrowers are subject to penalty fees for late payment. Repayment fees and penalty fees are directly paid to our funding partners.

The following diagram illustrates the transaction process through which we offer loan recommendation services:

Step 1: Screening

Either through business contacts or word-of-mouth referral, a potential borrower applicant with needs for mortgage may contact us over the phone and through emails. A member of our credit assessment team will present an overview of mortgage products available, recommendation procedures, and assessment criteria and approval standards, learn about the borrower’s background, and briefly discuss whether his or her financing needs can be met with the mortgage products available.

After the initial screening, our credit assessment team will either decline or allow the applicant to apply based on available information. At this stage, approximately 30% loan recommendation applications are being rejected.

Step 2: Application

Borrower applicants who passed our preliminary screening will need to fill out our application forms at our headquarters in Shanghai City, China and provide us with basic information, including but not limited to identification documents and other requested personal information, such as PRC ID card details, a mobile phone number, educational level, information related to employment status, and bank account details. Because we only consider applicants who are able to collateralize qualified properties, we require them to submit a copy of ownership certificate at this stage. The prospective borrower will also be guided to authorize us to gain access to his or her credit history and other information from external sources. For more details on the information we collect from potential borrowers, see “—Credit Assessment and Risk Management—Data Collection and Verification.”

After reviewing a borrower applicant’ materials, our credit assessment team will determine if the borrower applicant qualifies under our internal review guidelines. Our team will either decline or further process the loan recommendation application. At this stage, we typically decline approximately 30% of all borrower applications.

Step 3: Credit Assessment and Risk Management

We conduct credit assessment for those applicants whom we have selected after our preliminary review. Our rigorous, comprehensive review process involves information collection, verification, and analysis through various sources, as well as a multidimensional real estate appraisal. Specifically, our credit assessment team evaluates the applicant’s credit history, liquidity, and other criteria to develop a borrower profile that is measured against our internal review guidelines and measures. Additionally, they analyze title reports, credit reports, real estate holdings, disclosures, and legal reviews to ensure that the applicant is deemed credit worthy. We pay extra attention to evaluating the value, conditions, risks, and the market of the property the applicant is able to collateralize. For an applicant to receive our recommendation, we require that our appointed in-house appraiser and risk-management team both recommend his or her property as qualified collateral in their opinion and report.

After the review, our credit assessment team may approve or decline the borrower application. Borrower applicants are notified of the results, and successful applicants proceed to the loan recommendation stage. At this stage, approximately 10% to 15% of all loan recommendation applications submitted to us were rejected. For details of the credit assessment process, see “—Credit Assessment and Risk Management.”

Step 4: Loan Recommendation

We recommend qualified borrowers directly to our funding partners. Our funding partners, after completing their internal risk assessment and loan approval procedures, make the final credit decisions and directly fund borrowers with mortgage suitable for borrower’s financial situation. As of December 31, 2019 and June 30, 2020, approximately 90% and 100% borrowers we recommended were accepted by funding partners.

Credit Assessment and Risk Management

We have devised and implemented a systematic credit assessment model and an asset-driven, disciplined risk management approach to minimize a borrower’s default risk and mitigate the impact of default. Specifically, our assessment model and risk management capabilities not only enable us to select high-quality borrowers whose financial conditions and personal background meet our selection criteria, but also protect our funding partners against lending more than they might be able to recover in the case of default. We apply the same disciplined review process to all types of loan recommendation application. Our asset-driven risk management philosophy encompasses property-level due diligence, including ownership certificate and related document review, local market liquidity analysis, trend assessment, and a rigorous appraisal process. In addition, we perform individual borrower due diligence, including personal information review and verification. We believe our ability to access, process, and analyze an extensive amount of public and proprietary information regarding the borrower and his or her collateral offers us a differentiated perspective and risk management ability. Our mission is to provide the best-in-class credit assessment and risk management, all within a streamlined, transparent, and compliant workflow process.

Master Review Policy

We operate under a documented master review policy, which outlines our standard credit assessment guidelines and risk management procedures. Our guidelines and procedures were developed, and are continually reviewed, by our senior management team comprised of individuals with over 15 years of experience managing real estate loans. We revise these guidelines and procedures from time to time based on mortgage performance feedback provided by our funding partners and as market conditions change. We believe our guidelines and procedures are key differentiators compared to our peers as they facilitate both speed and consistency of execution.

Information Collection, Verification, and Fraud Detection

We utilize a proprietary information system to store and process comprehensive information gathered through various sources, including our database, government and Internet sources, and third-party data providers, supplemented by our manual input of data collected through on-site inspections and other means of offline verification.

We collect information about borrowers, which typically include age, education level, marital status, employment, credit history, and bank transaction history. For information we collect for real estate appraisal, refer to “—Real Estate Appraisal and Review.”

We make every effort to ensure the accuracy and reliability of the information we collect, as well as safeguard the privacy of such information. For example, we collaborate with third parties to verify the applicant’s identity by confirming his or her name, ID number and mobile number. We also cross examine data we collect from different outside sources to verify data provided by applicants. We require all the applicants to provide us a letter of guaranty which guarantees the authenticity of all the information provided by them. For applicants who intend to use mortgage to finance their businesses, we verify their loan purposes by requiring them to submit contracts and supporting documents.

We combat fraud through advanced analytical methods, based on the information we collect, as well as working with our third-party data providers to access centralized databases of confirmed fraud cases, which serves as a critical and highly effective cross check of our own analyses. In addition, to effectively combat against fraudulent activities, we have adopted internal policies that prohibit our employees from facilitating fraudulent activities with borrowers or any other third-party.

Real Estate Appraisal and Review

The foundation of our risk management is real estate appraisal. We require a current real estate appraisal on all properties that borrowers intend to collateralize. The valuation process is led by our in-house appraisers who have received rigorous training and have years of experience evaluating a wide range of commercial and residential properties in Shanghai City, China. By leveraging their appraisal expertise and extensive knowledge of the local market, we are able to factor different risks associated with the properties into the appraisal process. Such process enables borrowers to obtain the loan amount that accurately corresponds to the value of their properties and properly reflects the local market liquidity.

Our in-house appraisers first undertake a rigorous due diligence process involving intensive data collection, review, and analysis to ensure that they understand the state of the market and the risk-reward profile of the property. Specifically, they utilize our historical data, as well as verified, reputable third-party data sources to identify market trends, comparable sales, and other relevant real estate data including government regulations and environmental concerns. Our in-house appraisers then conduct a complete visual inspection of the interior and exterior of the property, through which they notice and examine conditions that might adversely affect the property’s value, including but not limited to, location, neighborhood, type, facing direction, floor plan and size, needed repair, decoration style, etc. To enhance the quality of our appraisal, we often order property inspection reports to better understand the property’s physical condition. After consolidating information collected through various channels, our in-house appraisers compare the property with comparable sales based on a set of factors selected to assess specific features of the property and its market conditions. To ensure the reliability of our appraisal result, we also consult property values estimated by licensed, reputable third-party real estate appraisers. Currently, we have maintained long-term partnerships with several third-party appraisers, which are recognized as AAA (i.e. the highest level) appraisal institutions by China Appraisal Society. Over the last few decades, they have consistently provided appraisal-related services to leading banks and other financial institutions across the nation.

For commercial properties, i.e. properties with strong earning ability, our in-house appraisals adopt an income capitalization approach in addition to the original appraisal. Specifically, our-in-house appraisers determine an estimate of gross income, expenses, net operating income and appropriate cap rate of the property based on available information. The estimate is then used to adjust our valuation results in the original appraisal.

We ask our in-house appraisers to provide an opinion for each real estate appraisal, which is submitted to our risk management team to review. Our risk management team then analyzes the property based on the appraisal opinion, along with all other relevant data, and concludes their findings in an internal review report. Throughout the appraisal process, our management team constantly monitor our in-house appraisers’ performance and evaluate their performance based on our institutional finding partners’ feedbacks on the quality of the appraisal opinions.

We generally avoid lending on properties that are special purpose in nature. Currently we require properties to be in Shanghai City, China, where our headquarters are located. In the future, as we aim to expand our presence into first-tier cities in China, qualified properties in these cities will be acceptable collateral to us.

Mortgage Products Offered by Our Funding Partners

The mortgages borrowers obtain through our loan recommendation services typically have the following characteristics:

Mortgage Size and Type

The mortgage loans borrowers obtain through our recommendation services have initial balances from RMB1 million (approximately US$140,841) to RMB20 million (approximately US$2.82 million). We use a number of credit assessment procedures and risk management measures to verify prospective borrowers’ loan purposes, including certifications from prospective borrowers, business contract and document review, external information verification sources, and other checks. For more detail on information verification, see “—Credit Assessment and Risk Management—Information Collection, Verification, and Fraud Detection.”

Property Types

Mortgages borrowers obtained through our loan recommendation services are typically secured by the following property types:

Residential	Traditional apartment buildings, duplexes, condominiums and other properties zoned for living or dwelling

Commercial	Commercial property occupied by professional or business offices and other properties zoned for profit generation

We generally avoid special-purpose properties such as assisted-living facilities. As of December 31, 2019, residential properties constituted the major collateral type, representing approximately 97% of all the mortgages borrowers have obtained through our recommendation. Commercial properties represented the remaining 3%.

Geography

Currently, we only consider qualified properties located in Shanghai City, China as acceptable collaterals. We believe that our strategic choice on the geographical location allows us to provide high-quality appraisal services by leveraging our team’s extensive knowledge of the local market and stable business partnerships we have built with reputable local third-party appraisers and other service providers. Such strategy ensures that borrowers are able to obtain the loan amount that accurately corresponds to the value of their properties and properly reflects the local market liquidity. It also protects our funding partners against lending more than they might be able to recover in the case of default.

In the future, as we expand our presence into first-tier cities in China, qualified properties in these cities will be acceptable collateral to us.

Third-Party Guarantee

Depending on funding partners’ specific requirements, some of the mortgages are guaranteed by third-party guarantors.

Principal Amount

We do not determine the principal amount, which is entirely decided by our funding partners. However, our funding partners do rely on credit assessment results, appraisal opinions, and other information provided by us. The principal amount is determined by, among other factors, the borrower’s creditworthiness, the value of the property, the strength of the local market, etc. Subject to funding partners’ specific requirements and valuation metrics, property value is typically the driving factor determining the principal amount. Among all the mortgages borrowers have obtained through our recommendation, the principal amount of mortgages secured by residential properties typically equals 50% to 70% of the estimated property value, whereas the principal amount of mortgages secured by commercial properties typically does not exceed more than 50% of the estimated property value.

Term and Interest Rate

Depending on the types of funding partners, a borrower’ specific loan purpose, and the value of the borrower’s collateralized property, mortgage term ranges from one year to ten years. The mortgage interest rate is entirely decided by our funding partners.

The typical mortgage in our product portfolio provides a fixed-rate, interest-only term. As of June 30, 2020, all the mortgages borrowers have obtained through our recommendation had an initial loan term of 24 to 36 months with an interest rate of 6% to 8%.

Borrowers and Partners

Borrowers

We aim to serve individual business owners who are able to collateralize qualified properties. The number of borrowers who have used our loan recommendation services has been growing rapidly. As of June 30, 2020, a total of 75 borrowers had successfully received mortgages through our loan recommendation services, and, approximately 95% of all the mortgages borrowers had obtained through our recommendation were used as working capital by small-to-medium size business owners. The remaining 5% was funded to qualified individual borrowers who used mortgages for consumption purposes approved by our funding partners, such as activities related to renovation, travelling, and education.

Our value proposition to individual business owners is convenient access to various mortgage products offered by our network of funding partners. Specifically, due to fast-evolving commercial environment, limited planning abilities, and the lack of a nationwide credit rating system in China, these business owners have limited credit access through traditional financial institutions and lack alternative borrowing channels with reasonable cost. We also strive to provide them a transparent, easily navigable recommendation process through a comprehensive range of customized services. At the initial stage of our recommendation process, we provide clear documentation requirements and recommend different funding sources and mortgage products to borrowers based on their personal background and specific financing needs. We take time to explain terms and conditions of specific mortgage products in details and assist borrowers in application material preparation. Throughout the recommendation process, we endeavor to serve as the intermediary between borrowers and funding partners to resolve any confusion or misunderstanding caused by information mismatch.

As of June 30, 2020, we had acquired approximately 96% of prospective borrowers through business contacts and 4% of prospective borrowers through word-of-mouth referrals. For prospective borrowers we acquired through business contacts, we do not directly charge them any fees. Instead, our referral partners first charge borrowers service fees for their referral. We then charge the referral partners a commission as a percentage of the loan amount pursuant to the service agreements between us and the referral partners. Our commission rate for the period from our business launch to June 30, 2020 was 1.5% to 2%. Referral partners typically pay us commission fees within 30 days after funding partners provide loans to borrowers. For the remaining prospective borrowers, we directly charge them service fees pursuant to our service agreements with such prospective borrowers. The service fee is charged as a percentage of the loan amount. Our service fee rate for the period from our business launch to March 1, 2021 was 1.75% to 3%. A borrower pays us the service fee in a lump sum upon receiving the proceeds of the mortgage from a funding partner.

All the borrowers are geographically concentrated in Shanghai City, China. In the future, as we expand our presence into first-tier cities in China, we will consider prospective borrowers who are able to collateralize qualified properties in these cities.

Business Partners

Funding Partners

We provide loan recommendation services to individual borrowers and work with a group of funding partners with whom we have established long-term business partnerships. We do not provide funds to each borrower, nor do we get funds from our funding partners. We only serve as an intermediary between borrowers and our funding partners to facilitate the borrowing process. Funding partners are financial institutions that provide loans to borrowers. Funding partners in China can be commercial banks, small loan companies, pawnshops, trust companies, and asset management companies. The funding partners we work with are fully compliant and licensed financial institutions with stable financial resources, which are recognized by the Chinese government. The Company can match different borrowers with our funding partners according to each borrower’s qualifications, such as the value of its collaterals, its business cashflows, financial credit status, and repayment schedules. Currently, the Company does not maintain any cooperative contract with any funding partners. The Company is not substantially dependent upon any agreements with any of these funding partners.

Specifically, we leverage our advanced credit assessment and risk management capabilities to select high-quality borrower applicants whose financial conditions and personal background meet our selection criteria, estimate the value of their property through a rigorous appraisal process, and recommend qualified borrower applicants to our funding institutional partners. After receiving our recommendation, our funding partners may elect to underwrite mortgages based on their own risk appetites.

We continuously work on strengthening our cooperation with funding partners and organically expanding our network of funding partners. As of June 30, 2020, our funding partners had approved loans to borrowers recommended by us in the aggregate amount of RMB385.63 million (approximately US$55.05 million). The number of our funding partners was 35 as of June 30, 2020. During the six months ended June 30, 2020, our funding partners had approved loans to borrowers recommended by us in the aggregate amount of RMB285.6 million (approximately US$40.6 million). Currently, all the financial institution funding partners are commercial banks, the majority of which national and regional reputable banks. In the future, we plan to expand and diversify our funding partner base by seeking opportunities to collaborate with other kinds of institutions and organizations, including pawnshops, micro-lending companies, etc.

We establish our relationship with funding partners through word-of-mouth referrals and referrals made by our shareholders and management team members, many of whom have established extensive connections in the financial industry based on their respective years of professional experience.

Our funding partners choose to partner with us for access to our high-quality borrower applicants base, enhanced credit assessment and risk management capabilities, and other services including borrower and product matching. Our value proposition is further magnified by the repeat lending and cross-selling opportunities we provide to them. Once borrowers are connected to funding partners through our services, funding partners will be able to extend more loans and sell other financial products to such borrowers. We do not receive any fees or commissions on such additional loan products. As of the date of this prospectus, we deliver value in the form of delinquency rate of zero percent for our funding partners. However, there is no guarantee that we will maintain a low default rate in the future as we only recently started our loan recommendation business and the mortgage loans granted to borrowers we recommended become more seasoned. As we have built our industry credibility and earned trust from funding partners based on our proven track record, we are currently exploring the possibility to provide new services to them, such as post-origination services. Although subject to regulations on loan recommendation services, our business model does not subject us to the relevant local regulatory requirements that are applicable to online lending platforms since we do not provide online financing intermediary services. We believe that our strengthened cooperation with funding partners allows us to sustainably grow our business and mitigate the negative impact brought by the continuing challenging regulatory environment in China.

Other Partners

●	Borrower acquisition. We leverage our cooperation with referral partners to acquire borrowers. As of the date of this prospectus, we have maintained partnership with two third-party referral partners. A referral partner first charges a borrower service fee for its referral pursuant to their service agreement. We then charge the referral partner a commission as a percentage of the loan amount pursuant to the service agreement between us and the referral partner. For more details on our collaboration with referral partners, see “—Borrowers.” Currently, the Company does not maintain any cooperative contract with any referral partners. The Company is not substantially dependent upon any agreements with any of these referral partners.

●	Property Appraisal. To ensure the reliability of our appraisal result, we consult property values estimated by licensed and reputable third-party real estate appraisers. Currently, we have maintained long-term partnerships with several third-party appraisers which are recognized as AAA (i.e. the highest level) appraisal institutions by China Appraisal Society. Currently, the Company does not maintain any cooperative contract with any third-party appraisers. The Company is not substantially dependent upon any agreements with any of these third-party appraisers.

●	Data. In addition to publicly available sources, we use services provided by technology companies such as Tianyancha and Qichacha to access larger borrower databases. In the future, we also plan to work with other technology service providers to further expand our database and diversify our verification channels, which allow us to enhance our credit assessment model and optimize our operational efficiency. Currently, the Company does not maintain any cooperative contract with any one of these service providers. The Company is not substantially dependent upon any agreements with any of these service providers.

Prepaid Payment Network Services

Our Business Model

We started providing prepaid payment network services in August 2019, offering seamless, convenient and reliable payment services to merchants across different industries. Specifically, we offer prepaid cards to individual consumers who, after purchasing such prepaid cards from us, will be able to buy goods and services offered by our merchant customers with their prepaid cards and recharge such cards online. The proceeds generated from the actual sales of the prepaid card are deposited into an escrow account designated and monitored by the PBOC. Leveraging our partnership with NetsUnion, our prepaid card payment services enable qualified merchants selected by us after rigorous internal review to accept prepaid-card payments using traditional payment terminals. We provide merchant customers with payment-related technology consulting and support services and prepaid card payment services. We charge merchant customers two separate fees for each kind of services we provide. For details on services we provide and fees we charge, see “—Technology Consulting and Support Services,” “—Prepaid Card Payment Services,” and “—Our Customers—Pricing.”

Our growing payment service business enables us to develop a deep understanding of customers’ needs and will allow us to provide merchants with continuously improving services and technologies. For the 2019 fiscal year and the six months ended June 30, 2020, revenue generated from our prepaid payment network services, consisted of technology consulting and support fees, was US$86,052 and US$235,407, respectively.

Technology Consulting and Support Services

For any merchant customer who need payment-related technical consulting and support, we provide a tailored payment solution to the merchant customer, interface its internal system with our prepaid card payment system, and offer personnel training to ensure that the merchant’s staff know how to properly operate such system. For details on the technology consulting and support services we charge, see “—Our Customers—Pricing.”

Prepaid Card Payment Services

For any merchant customers who need prepaid card payment services, we collect and process information necessary for prepaid card issuance and authorize transaction requests after verifying transaction information. We also conduct the necessary know-your-client, or KYC, and other due diligence review of cardholders and merchant customers in order to assess and mitigate fraud risks based on the information we collect from them. For details on the technology consulting and support services we charge, see “—Our Customers—Pricing.”

Our Role in the Prepaid Card Payment Value Chain

From the front end, non-cash transactions involving prepaid cards between merchants and consumers seem simple and direct as consumers pay for the goods and/or services while merchants accept consumers’ payment and offer such goods and/or services. However, such transactions are far more complicated when looking from the back end and cannot be completed in the absence of the interactions among different parties involved. We act as a payment service provider and play an essential role in the prepaid payment network value chain. The diagram below illustrates the payment process for our payment services and the role of each participant involved:

Payment Process:

(1)	A consumer interested in our prepaid cards can submit his or her prepaid card application either online or at our offline operating center.

(2)	We issue the prepaid card to the consumer after reviewing and approving his or her application. We accept those consumers whose personal background information and financial conditions meet our selection criteria. For more details on information we review and verify, see “—Risk Management and Internal Control—Prepaid Card Applicants’ Information Verification.” The monetary value of the prepaid card is equal to the total amount the consumer paid us along with his or her application. The proceeds generated from the actual sales of the prepaid card are deposited into an escrow account designated and monitored by the PBOC, and funds in the escrow account will only be transferred out of the account when they are used for prepaid card payments.

(3)	The consumer initiates a payment to a merchant to purchase goods and/or services that such merchant offers.

(4)	The consumer generates a payment request by swiping, tapping or inserting his or her prepaid card on a payment terminal.

(5)	We, as payment service provider, process the consumer’s payment request. We also verify the payment information as the prepaid card issuer. Once the verification of the payment is completed, we will approve the transaction and send a notification of approval to NetsUnion.

(6)	NetsUnion, after verifying the payment information through its internal procedures, sends the payment result to the merchant and settles the fund in the escrow account to the merchant’s account in the receiving bank. If the merchant pays our service fee on a per-transaction basis, NetsUnion settles the fund in the escrow account net of our service fee. If the merchant pays the entire service fee upfront before we start providing services, NetsUnion settles the original fund in the escrow account. For details on the service fee we charge, see “—Our Customers—Pricing.” NetsUnion’s responsibilities include connecting and switching transactions among payment service providers, issuers, and merchants, and enabling payment authorization. NetsUnion does not charge any fees for payments it processes.

(7)	The merchant confirms receipt of the payment.

Customer Onboarding

First, prospective merchant customers apply to open an account on our platform. After reviewing application materials, we onboard our customers and connect them to NetsUnion. Once connected, customers can enjoy our safe and fast payment services and receive consumers’ payments made with prepaid cards issued by us. For details on the transaction process and our role in the prepaid payment network value chain, see “—Prepaid Card Payment Services— Our Role in the Prepaid Payment Network Value Chain.”

To ensure the quality of our customer profile and minimize our business risk, we conduct due diligence to assess prospective customers with the following steps.

●	Merchant assessment. Our direct sales force is mainly responsible for sourcing new merchants. They identify and select prospective merchants usually by conducting an on-site inspection to evaluate the merchant’s operations, financial condition and credit standing.

●	Collecting application materials. Our customers need to submit application materials either online or at our offline operating center. We collect customers’ application materials and information according to our internal checklist. For instance, we collect copies of their business licenses, valid identification documents of legal representatives or the persons-in-charge, bank account opening certificates, pictures of their business premises and other relevant certification documents.

●	Customer approval. We adopt a stringent approach and implement know-your-customer internal procedures, including (i) verifying the accuracy of information in application materials; (ii) checking the customer against our internal and industry blacklists; (iii) conducting necessary inspections to verify the authenticity of application materials; and (iv) determining the customer’s risk rating according to our internal policies and relevant regulations.

Our Customers

We connect our corporate customers with their consumers in various industries. As of the date of the prospectus, we had four customers, which are Rizhao Youliangcheng E-commerce Co., Ltd., Shanghai Haishang Mingzhu Pictures Co., Ltd., Qingdao Henhai Co. Ltd., and Fuan Information Technology (Qingdao) Co. Ltd. We plan to work with midsized supermarkets, shopping malls, and online platforms. We believe that our payment solutions meet the diversified financial needs of our merchant customers, reflecting the usability and flexibility of our service offerings. We believe that by reaching corporate customers of various sizes, we can build a solid foundation to expand our service base and provide more diversified financial solutions that fit into more payment scenarios.

Our Value Proposition

Our merchant customers choose us because we are a licensed prepaid card issuer capable of offering multipurpose prepaid cards and a licensed payment service provider. In order to issue multipurpose prepaid cards, which can be used to purchase goods and services from a diverse group of merchants across industries and regions, and provide related payment services, a service provider must obtain a third-party payment license that allows such activities. As a result of the tightened control imposed by the PBOC over payment licenses, it has become much harder to obtain such licenses from relevant regulatory bodies in China. A license applicant must undergo a time-consuming application process, be able to pay expensive application fee, and satisfy stringent standards adopted by the regulatory bodies. In light of the strong entry barriers, our payment license is a unique asset that distinguishes us from competitors. Without such license, a prepaid issuer can issue only single-purpose prepaid cards, which is limited to purchasing goods and services provided by the card issuer or companies related to the card issuer.

Contract Terms

We enter into a standard contract with each merchant customer for our services. The term of our agreements with payment service customers is normally one year, which automatically renews at the end of each term. Each party reserves the right to terminate the agreement at any time with 30 days’ written notice to the other party.

Pricing

We charge merchant customers technology consulting and support fees for designing tailored payment solutions, interfacing their internal systems with our prepaid card payment system, and providing their staff with relevant operation training. Depending on the estimated annual transaction amount agreed by us and the particular merchant customer, the technology consulting and support fee ranges from RMB100,000 (approximately US$14,474) to RMB300,000 (approximately US$43,423). The merchant pays us the entire technology consulting and support fee upfront after it enters into the service agreement with us and before we start providing services.

We charge merchants fees for payment services, including, but not limited to, collecting and processing information necessary for prepaid card issuance and authorizing transaction requests after verifying transaction information. Depending on factors including demand for payment services, market trends and conditions, and the regulatory environment for the third-party payment services industry in China, the payment service fee is equal to either (i) 0.3% to 0.5% of each transaction amount or (ii) 0.2% of the estimated annual transaction amount. Merchant customers may choose which payment method it prefers. If the merchant pays our service fee on a per-transaction basis, for each transaction for which the merchant uses our payment services, NetsUnion settles the fund in the escrow account designated and monitored by the PBOC net of our service fee to the merchant’s account in the receiving bank. Alternatively, the merchant pays the entire service fee upfront after it enters into the service agreement with us and before we start providing services. NetsUnion does not charge any fees for payments it processes.

Customer Services

Leveraging our advanced technologies, we have established a lean and productive customer service team specialized in handling customer relationships. Customers can reach our customer service team through emails, hotlines, our social media accounts, and our website.

Each customer request, enquiry or complaint is recorded and assigned a specific case reference. Each of our customer service personnel is responsible for the cases assigned to him or her and will follow up until the case is closed or resolved to our customers’ satisfaction. Our policy requires that our customer service personnel must respond to each customer complaint within one business day and address the relevant issues within three to four business days. As of the date of this prospectus, the exceptional services provided by our customer service team has enabled us to achieve a zero customer-complaint report rate, which is a measure of the dissatisfaction of our services as reported by customers.

Sales and Marketing

We promote our business through direct marketing. Currently, our business covers Qingdao City, Shandong Province in China. Our in-house marketing department, which consists of experienced professionals, is responsible for coordinating our direct marketing efforts. To promote our sales, we are exploring opportunities to develop strategic partnerships with independent third-party sales agents, placing online advertisements with selected high-traffic social media platforms and high-traffic searching engines, and launching referral programs.

Our Collaboration with NetsUnion

NetsUnion is a clearing platform for internet and other network payments in China. According to the PBOC, after June 30, 2018, third-party payment service providers, including prepaid payment network service providers, are required to channel internet payments via NetsUnion, rather than banks’ payment gateways.

In July 2019, we became a member of NetsUnion, and entered into a network access agreement with it. Under the agreement, NetsUnion is responsible for channeling payment information from us to merchants and providing clearing services regarding the corresponding payment transactions. NetsUnion does not charge any fees for payments it processes. Under the network access agreement, we are required to comply with NetsUnion’s membership rules and fulfil our obligations in anti-money laundering and terrorist financing pursuant to the applicable laws and regulations. We are obligated to indemnify NetsUnion for any losses caused by fictitious, inaccurate, incomplete, illegal or invalid transactions we facilitate. NetsUnion is obligated to compensate our direct losses that arise from failures of its system. Our agreement with NetsUnion does not have a term; instead, as long as our third-party payment license is valid and we conduct business activities related to payment services, our agreement with NetsUnion remains in effect.

Risk Management and Internal Control

We are subject to various risks in our operations. For details on risks we are subject to, see “Risk Factors—Risks Related to Our Businesses and Industries.” We have established a dynamic, technology-driven risk management system and adopted relevant policies and procedures, which we consider suitable for our business operation. We also continue to monitor and review our risk management and internal control systems in order to quickly adapt to changes in market conditions, product and service offerings, and the regulatory environment.

We have an independent risk management committee dedicated to our prepaid payment network business line. Led by the risk management committee, our risk management and internal control team is responsible for verifying information, preventing and detecting any sign of fraud and money laundering, and monitoring the daily implementation of each department’s internal control procedures and measures.

Prepaid Card Applicants’ Information Verification

Prepaid card applicants will need to provide us with basic information, including but not limited to identification documents and other requested personal information, such as PRC ID card details, a mobile phone number, educational level, and information related to employment status.

We make every effort to ensure the accuracy and reliability of the information we collect, as well as safeguard the privacy of such information. For example, we collaborate with third parties to verify the applicant’s identity by confirming his or her name, ID number and mobile number. We also cross-examine data we collect from different outside sources to verify data provided by applicants.

Fraud

We have fraud risk management policies and procedures in place to govern our business operation. We leverage our data analytics capacities to detect fraud risk in our payment services through our real-time transaction risk monitoring and fraud risk analysis systems. Our multi-faceted and effective fraud management system automatically aggregates data relating to fraud in our database. Built upon the large database collected via our own platform, the system is able to assess the probability of suspicious activities. We have established a dedicated fraud detection team. Our team regularly tests and refines anti-fraud rules to tackle new developments and trends, which allows us to quickly respond to emerging fraudulent threats and identify unknown fraud patterns. Based on the risk assessment results of our system, the team also conducts onsite investigation, administering a series of tests on suspicious account users.

Money laundering

We have established internal control policies and procedures to monitor and report any suspected money laundering activities as part of our due diligence and risk assessment procedures. We have developed a risk management system that facilitates our customer due diligence procedures and is deigned to identify and intercept suspicious transactions. We continuously analyze suspicious patterns and trends of completed transactions, update the list of suspicious recipients, and refine the algorithm. We also provide education and training to our staff on anti-money laundering and anti-terrorist financing. In addition, we have an anti-money laundering and anti-terrorist financing committee to monitor compliance with the relevant laws and regulations. We submit reports to the PBOC on suspicious transactions we identified and relevant customer identity information in accordance with the relevant regulatory requirements. As of the date of this prospectus, we have not encountered any incident where we failed to screen and report merchants identified as suspected money launderer to the PBOC.

Infrastructure and Information Technology

We are currently applying for copyrights for our proprietary technology systems, which include our information system and account management system. Our internal management system is copyrighted and its registration was completed on April 26, 2020. As of March 1, 2021, we had a team of four full-time employees to monitor and maintain our information technology and infrastructure. To promote our long-term business growth, our technology team focuses on ensuring that our technology systems, operating centers, financial systems, and security protocols are well established, reviewed, tested and continuously strengthened.

●	IT Infrastructure. We believe we have built a secure, efficient, and cost-effective infrastructure to provide strong computing ability in our system. As of March 1, 2021, our information technology infrastructure includes over seven servers, which form a strong server network with speedy processing capability. The infrastructure has been fully integrated with our computer environments and business requirements to serve as a powerful engine for our products and services.

●	Information System. We believe the ability to access and use data is essential to our operations. Our centralized computer-based information system supports the core processing and analytics functions of our business lines under a set of integrated databases. It is designed to be both replicable and scalable to accommodate our internal growth. Supported by the set of databases, our information system can efficiently process and analyze high volumes of data, securely store the data on a cloud server, and provide each of our departments with convenient access to data. Our information system empowers us to generate comprehensive reports and achieve data visualization from accessible data to support our management’s instant decision-making to cope with the evolving competitive landscape.

When used for loan repayment and collection management, the information system screens out outdated borrower information on the record and merges borrower information in order to detect any repeating activity pattern and map potential relationships among borrowers based on the information we are authorized to use. The information system also strengthens our borrower profiling function by enabling our operating portal to categorize borrowers and facilitate repayment and collection assignment based on non-personally identifiable information such as location, gender, the composition of loans, and past-due period.

To enhance our credit assessment and risk management capabilities in the loan recommendation process, we have built a comprehensive credit profile in our information system for each borrower and constantly update the profile with new information we have collected through various internal and external verification resources. Leveraging our behavior analytics capabilities, we are able to consolidate and analyze information of each profile to estimate borrowers’ credit needs and assess delinquency risk.

Our sophisticated data insights and data analytics capabilities have driven the rapid growth of our prepaid payment network business line. Through comprehensive merchant profiling, we are able to quickly and accurately identify risks associated with potential clients, captures fraud signals from a massive amount of data regarding user behaviors, analyze them in real time, and intercepts abnormal transactions at an early stage. Theses abilities are crucial in reducing our transaction loss rate and gaining valuable insights into our clients’ businesses.

●	Internal Management System. We aim to leverage our proprietary internal management system, which is currently used for our loan repayment and collection management business, to optimize our operational efficiency and achieve workflow automation. Under the system, our operating portal digitizes and standardizes the repayment and collection management process by consolidating skip tracing tools, borrower profiles, repayment records, and other functions under one platform. We use the operating portal for, among other things, case assignment, portfolio management, collection activity management, and repayment management. We believe that our system affords our in-house team sufficient operational support to efficiently perform tasks related to loan repayment and collection management.

●	Account Management System. We have developed a proprietary account management system, which we currently use to provide our prepaid payment network services, to facilitate centralized management of customers’ accounts and related information. This system consolidates and manages all our customers’ account information, including procedures and standards for customers’ account opening. It tracks the balances of customer accounts, allowing more transparent management of funds movements. The system is built upon our extensive experience of serving a diverse customer base. We update the system on a regular basis in order to continuously improve its reliability, efficiency and compatibility with our services and evolving regulatory requirements.

●	Backup System. We maintain two independent full capacity network servers in two separate locations. If one server experiences technical difficulties or outage, network operations immediately switches to the other server to ensure uninterrupted network services to our employees.

●	Security System. To protect our databases from unauthorized access, we configure our system with multiple layers of security modules. Our security system monitors and records the entire process of data access, showing us in real-time the identity of users accessing our system and channels through which the users access the system. Furthermore, through periodically reviewing our operation history, examining USB/external hard drives, and implementing security measures for our internal management system, we are able to manage and restrict employees’ access to personal and financial information. In addition, we have installed a firewall which monitors and controls incoming and outgoing traffic and automatically takes reactive measures against any information security threats.

Our data security and management capabilities have been certified by various national standards, including (i) the Level 3 Certification of Information System Protection, (ii) the Safety Certification on Payment Facilities for Non-Financial Institution, and (iii) the Account Data Security Standard evaluation.

●	Technology Upgrade. We actively develop new software and explore greater use of technology to manage data resources. We will continue to improve our current information technology and infrastructure, which in turn is expected to enable us to utilize our technology and data resources more efficiently. See “—Our Strategies” for a detailed discussion of our technology upgrades.

Privacy Protection

We are dedicated to privacy protection of our clients during all phases of our businesses. We have access to a significant amount of data that could be considered as confidential, including operational data and personal information of our clients and other parties. We consider the protection of such confidential information to be important. We adopted a strict internal data policy to protect confidential information at all levels. This policy establishes day-to-day data use requirements, data and information classifications, data encryption requirements, back-up requirements, approval procedures and user rights for confidential information. This policy also specifies the methods in which data must be stored, such as in encrypted format and with backup. We require each of our employees to agree in writing to abide by our data policy and to protect the confidentiality of our data.

We use a variety of technologies to protect data with which we are entrusted and have a team of data security professionals dedicated to the ongoing review and monitoring of data security practices. For example, we store all collection related data in encrypted format and strictly limit the number of personnel who can access those servers that store such data. We also utilize firewall to protect against potential attacks or unauthorized access. We endeavor to deploy security enhancements across all the business lines to ensure data protection. Since our inception, we have not experienced any material information breach or other system failure which could have led to the loss of confidential information.

Competition

The industries in which we are operating are competitive and evolving. With respect to loan repayment and collection management and loan recommendation, we compete with market players such as traditional financial institutions, small loan companies, e-commerce driven installment platforms, and other consumer finance platforms. For repayment and collection management, our major competitors include China Data Group (Suzhou) Limited, M&Y Global Services, and Promisechina (Shanghai) Investment Co., Ltd. For loan recommendation, we primarily compete with institutions such as Shanghai Qingpu Real Estate Investment Property Co., Ltd, Shanghai Hongkou Real Estate Service Co., Ltd. and Shanghai Yangpu Public Housing Asset Management Co., Ltd. With respect to prepaid payment network services, we primarily compete with other third-party payment service providers in China, including Shandong Chenglian Card Payment Co., Ltd., Qingdao Baisentong Payment Co., Ltd. and Shandong Feiyin Intelligent Technology Co., Ltd.

Some of our larger competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their development. Our competitors may also have more extensive borrower bases, greater brand recognition and brand loyalty and broader partner relationships than us. We believe that our ability to compete effectively for borrowers and partners depend on many factors, including the variety of our products and services, user experience on our platform, effectiveness of our risk management, our technological capabilities, the risk-adjusted returns offered to customers, our partnership with third parties, our marketing and selling efforts and the strength and reputation of our brand.

Furthermore, as our business grows, we face significant competition for highly skilled personnel, including management, engineers, product managers and risk management personnel. The success of our growth strategies depends in part on our ability to retain existing personnel and add additional highly skilled employees.

Intellectual Property

We regard our copyrights, domain names, and trademark as critical to our success, and we rely on trade secret law and confidentiality clauses in employment agreements with our employees and others to protect our proprietary rights. We are currently applying for copyrights for our proprietary technology systems, which include our information system and account management system. To date, we have not experienced a material misappropriation of our intellectual property. Despite our efforts to protect our property rights, third parties may attempt to use, copy, obtain, or distribute our proprietary technology. We cannot be certain that the steps we have taken or will take in the future will prevent misappropriation so our technology and intellectual property rights. For a description of the risks related to our intellectual property rights, see “Risk Factors—Risks Related to Our Businesses and Industries— We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.”

Our intellectual property includes the trademark Buytop which is registered by our VIE in China, Qingdao Buytop, and effective from February 21, 2014 to February 20, 2024, the domain name www.buytoppay.com which is registered by Qingdao Buytop and effective from December 16, 2016 to December 16, 2022, and our copyrighted internal management system, which is registered by our VIE in China, Daxin Zhuohui, and became effective on April 26, 2020.

Properties and Facilities

Our corporate headquarters is in Shanghai City, China, where we lease office space with an area of approximately 170 square meters (approximately 1,830 square feet) as of March 1, 2021. The term of the lease is from November 2020 to October 2022 and the monthly rental fee is approximately US$2,386. Our headquarters serve as our center of management, human resources, and administrative activities, as well as the operation center of our loan repayment and collection management and loan recommendation businesses. In addition to our headquarters in Shanghai, we also lease office space in Qingdao City, Shandong Province, China for our prepaid payment network operations. The office space of our office in Qingdao City has an area of approximately 100 square meters (approximately 1,076 square feet). The term of the lease is from November 2020 to October 2021, and the monthly rental fee is approximately US$3,955. All our offices are leased from independent third parties, and we plan to renew these leases from time to time as needed.

We believe that we will be able to obtain adequate facilities, principally through leasing, to accommodate our future expansion plans.

Employees

As of March 1, 2021, we had 29 employees. At December 31, 2017, 2018, and 2019, we had 219, 28, and 28 employees respectively. The following table sets forth the numbers of our employees categorized by function as of March 1, 2021:

March 1, 2021
Function:
Management and administrative	4
Operations	12
Legal and Compliance	2
Information Technology	4
Risk management	2
Sales and marketing	5
Total	29

As required by laws and regulations in China, we participate in various employee social security plans that are organized by municipal and provincial governments, including housing, pension, medical insurance and unemployment insurance. We are required under Chinese law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time.

We enter into standard confidentiality and employment agreements with our employees. The contracts with our key personnel typically include a standard non-compete covenant that prohibits the employee from competing with us, directly or indirectly, during his or her employment and for up to one years after the termination of his or her employment, provided that we pay compensation equal to 10% of the average monthly compensation of the prior 12 months of his or her employment during the restriction period.

We believe that we maintain a good working relationship with our employees and none of our employees is represented by labor unions. We have not experienced any material labor dispute.

Seasonality

Our businesses are not affected by seasonality.

Insurance

We provide social security insurance including pension insurance, unemployment insurance, work-related injury insurance and medical insurance for our employees. We do not maintain business interruption insurance or general third-party liability insurance, nor do we maintain product liability insurance or key-man insurance. We consider our insurance coverage to be sufficient and in line with market practice for our business operations in China.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

REGULATIONS

This section sets forth a summary of the principal PRC laws, regulations, and rules relevant to our business and operations in China.

Regulations on Loan Repayment and Collection Management Services

Currently, the PRC has not adopted any laws or regulations directly regulating independent loan repayment and collection management service providers. As an intermediary service provider, we are subject to the PRC Contract Law discussed in detail as below and its specific provisions regulating contracts for intermediary services.

Regulations on Loan Recommendation Services

Overview

Under the current PRC regulatory regime, the legal definition and regulatory principles of loan recommendation services and specific regulatory requirements regarding the services have not been clarified in any relevant promulgated laws or regulations. However, the following laws and regulations, as well as other new regulatory proposals, may be applicable to governmental authorities’ supervision of loan recommendation services and the loan recommendation industry.

Regulations Related to Private Lending and Intermediation

In accordance with the PRC Contract Law, promulgated in March 1999 and effective as of October 1, 1999, a contract for intermediary services is a contract under which the intermediary reports to the client on opportunities for the conclusion of contracts or supplies intermediary services relating to the conclusion of contracts, and the client pays remuneration to the intermediary. The intermediary shall provide the client with a strictly truthful account of all matters relating to the conclusion of any contract. Where the intermediary deliberately conceals important matters relating to the conclusion of contracts or supplies a false account of the situation, to the detriment of the client’s interests, the intermediary shall not demand the payment of remuneration and shall also be liable to provide compensation for any losses sustained. In addition, the PRC Contract Law requires that the interest rates charged under a loan agreement must not violate the applicable provisions of the PRC laws and regulations.

In accordance with the Provisions on the Supreme People’s Court on Application of Laws to the Hearing of Private Lending Cases (《最高人民法院关于审理民间借贷案件适用法律若干问题的规定》) (“the Private Lending Judicial Interpretations 2015”) issued by the Supreme People’s Court of the PRC on August 6, 2015, which came into effect on September 1, 2015, private lending is defined as financing between individuals, legal entities and other organizations. Loans funded by financial institutions which are licensed by financial regulatory authorities are not private lending transactions. Besides, the Private Lending Judicial Interpretations 2015 provides that agreements between the lender and borrower on loans with annual interest rates below 24% are valid and enforceable; as to loans with annual interest rates between 24% and 36%, if the interest on the loans has already been paid to the lender, and so long as such payment has not damaged the interest of the state, the community and any third parties, the courts will turn down the borrower’s request to demand the return of the interest payment; if the annual interest rate of a private loan is higher than 36%, the excess will be void and will not be enforced by the courts.

The Decisions of the Supreme People’s Court on Revising the Provisions on Several Issues concerning the Application of Law in the Trial of Private Lending Cases (最高人民法院关于修改《关于审理民间借贷案件适用法律若干问题的规定》的决定) (the Private Lending Judicial Interpretations 2020), promulgated by the Supreme People’s Court on August 19, 2020 and came into effect on August 20, 2020, stipulates that if the lender requests the borrower to pay interests at the interest rate specified in the contract, the interest rate shall not exceed the market quote rate for one-year loan announced monthly by the National Inter-bank Funding Center, namely Loan Prime Rate (“LPR”), taking effect from August 20,2019 as authorized by the People’s Bank of China. If a lending activity occurs before August 20, 2019 and a lawsuit is filed after August 20, 2020, the protection cap of interest rate shall be quadruple one-year LPR at the time of filing the lawsuit. While, if a lending activity occurs between August 20, 2019 and August 20, 2020 and the lawsuit is filed after August 20, 2020, the protection cap of interest rate shall be quadruple one-year LPR at the time of the conclusion of the relevant contract. With regard to cases accepted and handled by the court prior to August 20, 2020, the upper limit of interest rate protection shall be determined according to the Private Lending Judicial Interpretations 2015.

In accordance with the Provisions on the Supreme People’s Court on Application of Laws to the Hearing of Private Lending Cases (Revised for the Second Time in 2020) (《最高人民法院关于审理民间借贷案件适用法律若干问题的规定（2020年第二次修正）》) (“the Private Lending Judicial Interpretations 2020”) amended by the Supreme People’s Court of the PRC on December 29, 2020, which came into effect on January 1, 2021, the lawsuits filed after January 1, 2021 shall be applied for the Private Lending Judicial Interpretations 2020.

Our loan recommendation business of connecting borrowers and lenders constitutes an intermediary service, and our contracts with lenders and borrowers are intermediary contracts defined under the PRC Contract Law. Article 1 of the Private Lending Judicial Interpretations 2020 stipulates that private lending is defined as financing between individuals, legal entities and other organizations and such provisions shall not apply to disputes arising from related financial services, such as disbursement of loans, provided by financial institutions and their branches established with the approval of the financial regulatory authorities to engage in loan businesses. Since our funding partners in loan recommendation business are commercial banks in China, the disputes related to loan recommendation arising from funding partners and borrowers shall not be regulated by the Private Lending Judicial Interpretations 2020. However, the disputes arising from the existing loan that we recommended before the end of 2017 shall comply with the Private Lending Judicial Interpretations 2015 and 2020. Even if the individual lenders of the existing loans we recommended before the end of 2017 are required to lower the interest rate of the loans to quadruple one-year LPR by the regulatory authorities or the courts, our business operation will not be affected. Because we have already collected our service fee and there is no explicit provisions that require us to return to borrowers the amount of our service fee that exceeds the quadruple one-year LPR.

Regulations on Illegal Fund-Raising

The Measure for the Banning of Illegal Financial Institution and Illegal Financial Business Operations promulgated by the State Council in July 1998 and amended in 2011, and the Circular on Relevant Issues Concerning the Penalty on Illegal Fund-Raising issued by the General Office of the State Council in July 2007, explicitly prohibit illegal public fund-raising. In accordance with the aforementioned regulations, the following description is deemed to detail the key features of illegal public fund-raising: (i) soliciting and raising funds from the general public by means of issuing stocks, bonds, lotteries or other securities without required approval, (ii) promising or guaranteeing a return of interest or profits or investment returns in cash, properties or other forms, or (iii) using a legitimate form to disguise the unlawful purpose. In December 2010, the Supreme People’s Court promulgated the Judicial Interpretations to Issues Concerning Applications of Laws for Trial of Criminal Cases on Illegal Fund-Raising, which sets up the criteria, criminal charges and the punishment on illegal fund-raising.

Through our loan recommendation business, we provide loan recommendation services to connect qualified borrowers with prospective lenders, who are our funding partners. Our services do not involve raising funds from borrowers or the lenders.

Future Regulation Development Related to Loan Recommendation Services

The State Council released the Guiding Opinions on Promoting the Standardized and Healthy Development of the Platform Economy (《关于促进平台经济规范健康发展的指导意见》) on August 1, 2019, which requires the implementation and improvement of comprehensive and prudent supervision of financial platforms, promotes the establishment and improvement of a new regulatory mechanism tailored to specific features of financial platforms, and promotes a fair, competitive market environment for financial platforms. The Research Group of China Institute of Inclusive Finance at Remin University of China believes that the opinions provide a clear regulatory framework for governmental authorities to regulate loan recommendation services.

In accordance with the opinions, the research group believes that the central regulatory authorities, such as CBRC, shall supervise the overall the regulation of loan recommendation services on a macro level, formulating nationwide unified regulatory principles, and provide specific regulatory requirements, which shall be implemented by other governmental authorities at lower level.

For banking institutions providing loan recommendation services, they shall be subject to the direct supervision and regulation of banking and insurance regulatory bureaus at the level of provinces, cities, and autonomous regions. Such bureaus’ responsibilities include, among other things, conducting on-site and off-site supervision of banking institutions providing loan recommendation services, assessing such banking institutions’ qualifications, collecting and reviewing commercial information disclosed in the referring and lending process, reviewing and modifying local policies and regulations related to loan recommendation services and banking institutions serving as service providers, and spotting and punishing illegal lending behaviors of banking institutions in accordance with relevant laws and regulations.

Other non-banking institutions providing loan recommendation services, including, but not limited to, mutual fund platforms, Internet small loan companies, traditional small loan companies, and other non-financial institutions, shall directly report to the banking institutions with whom they intend to partner. The banking institutions will decide whether to collaborate with these institutions offering loan recommendation services after independently assessing the qualifications of and data provided by such institutions through internal control and risk management. Local financial offices, or local financial supervision and administration bureaus, do not need to directly supervise and manage non-banking institutions providing loan recommendation services in their own regions.

As the interpretation of the aforementioned regulation is still being debated and there has not been official promulgation and implementation of any law or regulation specifically addressing regulatory issues surrounding loan recommendation services, the opinions as discussed above do not have an adverse impact our loan recommendation business. However, in light of the evolving and developing nature of the regulatory regime regarding loan recommendation services, it is probable that the Chinese government will adopt regulations and policies that may temporarily restrain the scale and growth of our loan recommendation services in the future.

Regulations on Third-Party Payment Services, which Include Prepaid Payment Network Services

Overview

In China, a payment institution shall be subject to the supervision and management by PBOC in accordance with relevant law and regulations. Non-financial institutions and individuals shall not engage in any kind of third-party payment business without the approval of the PBOC. The PBOC shall, under the supervision of the State Council, implement monetary policies, perform its functions, take precautions against systematic financial risks, and maintain financial stability of the general economic environment in China.

The Payment & Clearing Association of China (“PCAC”), approved by the State Council and Ministry of Civil Affairs of the People’s Republic of China (“Ministry of Civil Affairs”), is a self-disciplined organization of the PRC payment and clearing service industry. The operations of the PCAC are governed by the PBOC. Its purpose is to ensure various payment institutions’ compliance with the industry standards of the payment and clearing service industry.

Payment License

In accordance with the Administrative Measures of People’s Bank of China on Payment Services Provided by Non-financial Institutions (Order of the People’s Bank of China (2010) No. 2, “Order No.2”) (中国人民银行令[2010]第2号《非金融机构支付服务管理办法》) promulgated by the PBOC on June 14, 2010 and amended in 2020, the payment services of non-financial institutions in the PRC refers to all or part of the following transfer services of monetary capital, which are provided by non-financial institutions as an intermediary between payees and payers: (i) online payment; (ii) issuance and acceptance of prepaid card; (iii) bank card acceptance; and (iv) other payment services as specified by the PBOC. Online payment refers to the act of transferring monetary capital between payers and payees through public and private networks, including money transfer, payment via the Internet, payment by mobile phone, payment by fixed-line telephone, digital television payment, etc. Prepaid cards refer to the advanced value issued for the purpose of making profit and used to purchase commodities or services of business entities beyond the issuer, including prepaid cards issued in the form of physical card and digital password. The bank card acceptance refers to the act of collecting monetary capital for business activities involving bank cards through terminals of point-of-sells (POS).

Pursuant to Order No.2, to provide payment services, a non-financial institution shall obtain a “Payment License” to qualify as a paying institution. A paying institution shall conduct operation activities within the business scope approved in the “Payment License” and may not carry out any business beyond the approved scope nor outsource its payment business to other parties. A paying institution may not assign, lease, or lend the “Payment License.”

According to our Payment License and the approved business scope of the Payment License, we are allowed to provide prepaid cards payment services and related business services. Our Payment License was issued by the PBOC on July 20, 2017. The Payment License is valid from July 20, 2017 to July 19, 2022.

Regulations on Foreign Investment in the Payment Services

According to Order No. 2, subject to the State Council’s approval, the PBOC shall stipulate requirements for the business scope of a foreign-invested payment institution and the qualifications and the capital contribution ratio of the payment institution’ foreign investors. According to the Announcement No. 7 of the People’s Bank of China (2018) (中国人民银行公告(2018)第7号《关于外商投资支付机构有关事宜公告》) (“No. 7 Announcement”), which was issued by the PBOC and became effective on March 19, 2018, upon the State Council’s approval, the relevant requirements of the foreign-invested payment institutions include the following: (I) An overseas institution intending to provide electronic payment services for domestic transactions and cross-border transactions of domestic entities in the PRC shall establish a foreign-invested enterprise in the PRC and obtain a Payment License in accordance with the criteria and procedures stipulated in Order No. 2 of the PBOC. (II) A foreign-invested payment institution shall possess a secured and standardized business system and a disaster recovery system in the PRC, so the payment institution is able to independently complete payment transactions; (III) Storage, processing and analysis of personal information and financial information collected and generated in the PRC by a foreign-invested payment institution shall be carried out in China. Where it is necessary to transmit such information overseas for the purpose of processing cross-border transactions, the transmission shall comply with relevant laws and administrative regulations and requirements of relevant regulatory authorities. The foreign-invested payment institution shall require the overseas institution to satisfy its confidentiality obligations and obtain information owners’ consents. (IV) A foreign-invested payment institution must ensure that its corporate governance, routine business operation, risk management, fund processing, deposit of reserves and contingency arrangements comply with the regulatory requirements of the PBOC regarding non-bank payment institutions.

No. 7 Announcement only sets out the general requirements for overseas institutions applying for Payment Licenses, but has not promulgated any detailed requirements and measures for domestic institutions which already obtained Payment Licenses and, through internal reorganization, have become foreign-invested payment institutions. Qingdao Buytop, our VIE, already obtained its Payment License prior to entering into a series of VIE Arrangements with Sentage WFOE. Although we believe that No.7 Announcement does not have any material adverse impact on the overall business of Qingdao Buytop, there are uncertainties as to how Announcement No.7 will be interpreted and implemented.

Regulations on Prepaid Cards Business of Payment Institutions

Order No. 2 regulates the prepaid cards (issued by magnetic stripe, chip and other technologies in the form of cards, passwords, etc.) issued by non-financial institutions for profit purpose and used by card owners to purchase goods and(or) services provided by parties other than the card issuer into the regulatory scope of the payment system. Because we issue prepaid cards and provide prepaid card related services, through our VIE, Qingdao Buytop, order No.2 applies to us.

In accordance with Implementation Rules for the Administrative Measures on Payment Services Provided by Non-financial Institutions (《非金融机构支付服务管理办法实施细则》) introduced by PBOC on December 1, 2010, the prepaid cards stated in Order No. 2 do not include the following types: (i) prepaid cards used for the payment of social security only; (ii) prepaid cards used for public transport only; (iii) prepaid cards used for the payment of telephone and other telecommunication charges only; and (iv) prepaid cards issued to purchase the card issuer’s commodities and services.

The Notice on Regulating the Management of Commercial Prepaid Cards, which was issued by the PBOC, the Ministry of Supervision of the People’s Republic of China, and Other Departments, and shared by the General Office of the State Council on May 23, 2011, (GBF [2011] No.25, “Notice No.25”) (《国务院办公厅转发人民银行监察部等部门关于规范商业预付卡管理意见的通知》), sets forth regulatory bodies’ opinions on strengthening the regulatory administration over issuers of commercial prepaid cards, enforcing financial discipline, preventing financial risks, and promoting anti-corruption and promoting transparent governance. Notice No.25 has confirmed the classification of commercial prepaid cards specified in the implementation rules specified above and approved the category-based supervision of prepaid cards. Pursuant to Notice No.25, prepaid cards are further divided into two categories based on the characteristics of non-financial institution issuers, including (i) multi-purpose prepaid cards, which can be used across regions, industries, and legal persons, and (ii) single-purpose prepaid cards, which can be used to purchase goods and services provided by the enterprise acting as the card issuer or other commercial enterprises affiliated with the card issuer. Pursuant to Notice No.25, the PBOC shall strengthen supervision over the opening and use of deposit accounts designated for the provision of multi-purpose prepaid cards. The Ministry of Commerce of the People’s Republic of China and relevant commerce administration authorities shall take effective measures to supervise prepayment funds involving single-purpose prepaid cards and prevent relevant risks.

On September 27, 2012, the PBOC promulgated the Administrative Measures for Prepaid Cards Business of Payment Institutions (Announcement of the People’s Bank of China [2012] No.12, “Announcement No.12”) (《支付机构预付卡业务管理办法》), which fully implemented the real name registration system, non-cash card purchase system, and quota issuance system for prepaid card business of payment institutions in accordance with the requirements of Notice No.25. Pursuant to Announcement No.12, the PBOC and its branches shall carry out off-site supervision and on-site inspection of payment institutions’ prepaid card business activities, internal control system, and risk management capabilities in accordance with relevant laws and regulations. A payment institution shall obtain the “Payment License” issued and approved by the PBOC in order to engage in the business of “issuing and(or) accepting prepaid cards.” Payment institutions shall strictly implement regulatory provisions pertaining to managing payment institution clients’ funds and fulfill their obligations related to anti-money laundering and anti-terrorist financing.

Our Payment License issued by the PBOC satisfies the Payment License requirement of Announcement No. 12. We have obtained qualifications necessary for providing prepaid payment network services, which is a subcategory of third-party payment services, in accordance with existing laws, regulations and regulatory requirements regarding third-party payment services in China. In light of the evolving and changing nature of the payment industry, it is probable that we will still need to obtain other permits or approvals for our prepaid payment network services business in the future.

Regulations on Detection and Authentication Management of Payment Business System

The Regulations on Inspection and Verification of Non-financial Institutions Payment Service Business System (《非金融机构支付服务业务系统检测认证管理规定》) was promulgated by the PBOC on June 16, 2011. The regulations came into effect on the same day. The regulations specified, among other requirements, safety and management requirements for third-party payment institution business system and communication system. Pursuant to the regulations, the PBOCs is responsible for approving and managing regulatory activities related to inspecting and verifying the qualifications of payment institutions. Certification institutions, which are approved by relevant regulatory authorities and certified and authorized by the PBOC, are qualified to inspect the business system of third-party payment institutions and issue certifications for those qualified payment institutions after the inspection.

Through our VIE, Qingdao Buytop, we own the Technical Certification of Payment Service Facilities of Non-banking Payment Institutions (registration number: CFNR201801370551), which was issued by Beijing Zhongjin Guosheng Authentication Co., Ltd., and is valid from May 8, 2018 to May 7, 2021.

Regulations on Anti-Money Laundering and Anti-Terrorism Financing

The Anti-Money Laundering Law of the People’s Republic of China (“Anti-Money Laundering Law”)(《中华人民共和国反洗钱法》) was promulgated by the Standing Committee of the National People’s Congress on October 31, 2006 and came into force on January 1, 2007. The Anti-Money Laundering Law stipulates that specific non-financial institutions shall take precautionary and monitoring measures and comply with their anti-money laundering obligations. The Anti-Money Laundering Law includes establishing a sound client identification system, client identification information and transaction record-keeping system, block transaction and suspicious transaction reporting system. According to Order No. 2 of PBOC, a payment institution that has obtained the Payment License, such as our VIE, Qingdao Buytop, shall comply with applicable regulations in the Anti-Money Laundering Law and fulfill its anti-money laundering obligations. The PBOC and its branches shall conduct on-site and non-site inspections on the payment institution to periodically review and evaluate anti-money laundering measures the payment institution has taken to comply with the Anti-Money Laundering Law.

Measures for Anti-Money Laundering and Anti-Terrorism Financing of Payment Institutions (“YF Decree No. 54”)( 银发54号令《支付机构反洗钱和反恐怖融资管理办法》), promulgated by the PBOC on March 5, 2012, came into force on the same day. YF Decree No. 54 stipulates that a payment institution which has obtained the Payment License shall carry out the obligations of anti-money laundering and anti-terrorism financing in accordance with the law. The main aspects include client identification, client identification information, transaction record-keeping, suspicious transaction reports, anti-money laundering and anti-terrorism financing surveys, etc. The Management Measure on Large and Suspicious Transactions “Yin Fa No. 3”) (银发3号令《金融机构大额交易和可疑交易报告管理办法》), which was amended in 2018, was promulgated by the PBOC on December 28, 2016 and came into effect on July 1, 2017. Yin Fa No. 3 stipulates that payment institutions shall fulfill their obligations of reporting large transactions and suspicious transactions and formulate internal management systems and operational regulations and procedures for reporting large transactions and suspicious transactions to establish a sound monitoring system for large transactions and suspicious transactions.

We have devised and implemented systematic risk management measures to fulfill our obligations related to anti-money laundering and anti-terrorist financing. For details on our specific risk management measures, see “Business—Third Party Payment Services—Risk Management and Internal Control.”

Regulations on Foreign Investment Restrictions

Regulations on Company Establishment

The PRC Company Law (《中华人民共和国公司法》), as amended in 2018, applies to the establishment, operation and management of both PRC domestic companies and foreign invested enterprises. Investment in the PRC by foreign investors are also regulated by the Foreign-Owned Enterprise Law of the PRC (《中华人民共和国外资企业法》) promulgated on April 12, 1986 and amended on October 31, 2000 and September 3, 2016, the Implementing Rules for the Foreign-Owned Enterprise Law of the PRC (《中华人民共和国外资企业法实施细则》) promulgated on December 12, 1990 and amended on April 12, 2001 and February 19, 2014, the Sino-foreign Equity Joint Venture Enterprise Law (《中华人民共和国中外合资经营企业法》), promulgated on July 1, 1979 and most recently amended on September 3, 2016, and the Interim Administrative Measures for the Record-filing of the Incorporation and Change of Foreign invested Enterprises (《外商投资企业设立及变更备案管理暂行办法》) promulgated on October 8, 2016 and amended on July 30, 2017 and June 29, 2018. Under these laws and regulations, the establishment of a wholly foreign-owned enterprise is subject to the approval of, or the filing with MOFCOM or its local counterpart, and such wholly foreign-owned enterprises must register and file with the appropriate administrative bureau of industry and commerce. On January 1, 2020, the Interim Administrative Measures for the Record-filing of the Incorporation and Change of Foreign-invested Enterprises was terminated and replaced by the Measures on Reporting of Foreign Investment Information (《外商投资信息报告办法》).

Our PRC subsidiary and VIEs are limited liability companies legally incorporated in the PRC in accordance with the above regulations on company establishment.

Regulations on Foreign Investment

The Foreign Investment Law of the People’s Republic of China (《中华人民共和国外商投资法》) (the “Foreign Investment Law”) was promulgated by the National People’s Congress On March 15, 2019 and came into effect on January 1, 2020, which replaced the Foreign-Owned Enterprise Law of the PRC (《中华人民共和国外资企业法》), the Sino-foreign Equity Joint Venture Enterprise Law (《中华人民共和国中外合资经营企业法》) and the Sino-foreign Contractual Joint Venture Enterprise Law (《中华人民共和国中外合作经营企业法》). The “Foreign Investment Law provides that “foreign investment” refers to the investment activities in China carried out directly or indirectly by foreign individuals, enterprises or other organizations (“Foreign Investors”), including the following: (1) Foreign Investors establishing foreign-invested enterprises in China alone or collectively with other investors; (2) Foreign Investors acquiring shares, equities, properties or other similar rights of Chinese domestic enterprises; (3) Foreign Investors investing in new projects in China alone or collectively with other investors; and (4) Foreign Investors investing through other ways prescribed by laws and regulations or the State Council. The State adopts the management system of pre-establishment national treatment and negative list for foreign investment. The “pre-establishment national treatment” refers to granting to foreign investors and their investments, in the stage of investment access, the treatment no less favorable than what has been granted to domestic investors and their investments; the “negative list” refers to special administrative measures for access of foreign investment in specific fields as stipulated by the State. The State granted national treatment to foreign investments outside the negative list. The negative list will be released by or upon approval of the State Council. After the Foreign Investment Law came into effect, the Foreign Investment Law replaced the Foreign-Owned Enterprise Law and the Sino-foreign Equity Joint Venture Enterprise Law of the PRC.

Foreign investment in China is subject to the Catalogue for the Guidance of Foreign Investment Industries (2017 Revision) (《外商投资产业指导目录(2017年修订)》), which was issued on June 28, 2017 and became effective since July 28, 2017, and the Special Administrative Measures for the Access of Foreign Investment (Negative List) (2018 Version) (《外商投资准入特别管理措施（负面清单)(2018年版)》), which was issued on June 28, 2018 and became effective since July 28, 2018. The catalogue and measures together comprise the encouraged foreign-invested industries catalogue and the special administrative measures for the access of foreign investments to the restricted or the prohibited foreign-invested industries. The latter sets out restrictions such as percentage of shareholding and qualifications of senior management. According to the Interim Administrative Measures for the Record-filing of the Incorporation and Change of Foreign-invested Enterprises, foreign investments that are not subject to special access administrative measures are only required to complete an online filing with MOFCOM or its local counterpart. The Catalogue of Industries for Encouraging Foreign Investment (2019 Version), or the 2019 Catalogue, and the Special Administrative Measures for the Access of Foreign Investment (“Negative List”) (2019 Revision) (《外商投资准入特别管理措施（负面清单)(2019年版)》), or the 2019 Negative list, which were issued on June 30, 2019 and became effective since July 30, 2019, further reduced restrictions on foreign investment and replaced the Catalogue for the Guidance of Foreign Investment Industries (2017 Revision) and the Special Administrative Measures for the Access of Foreign Investment (Negative List) (2018 Version).

In June 2020, the Special Administrative Measures for the Access of Foreign Investment (Negative List) (《外商投资准入特别管理措施（负面清单) (2020年版) 》) (2020 Version), or the 2020 Negative List, replaced 2019 Version of the Negative List. Industries listed in the 2020 Version of the Negative List are divided into two categories: restricted and prohibited. Industries not listed in the Negative List are generally deemed as constituting a third “permitted” category. Establishment of wholly foreign-owned enterprises is generally allowed in permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures. In addition, restricted category projects are subject to higher-level government approvals. Foreign investors are not allowed to invest in industries in the prohibited category. Industries not listed in the 2020 Version of Negative List are generally open to foreign investment unless specifically restricted by other PRC regulations.

According to Order No. 2, the business scope of a foreign-invested payment institutions, the qualification conditions, and the allowed ratio of contribution of the payment institution’s foreign investors shall be stipulated by the PBOC and submitted to the State Council for approval. According to No. 7 Announcement pursuant to the Law of the People’s Republic of China on the People’s Bank of China and Order No. 2, foreign-invested payment institutions should follow requirements relevant to foreign-invested payment institutions. However, the PBOC has not yet promulgated the specific foreign equity ratio on foreign-invested payment business or any detailed measures for the implementation of No. 7 Announcement.

We started to set up our company structure in 2019 in compliance with the 2019 Negative List. However, since the 2020 Negative List supersedes the Negative List 2019, we are now subject to 2020 Negative List. As of the date of this prospectus, none of our businesses fall under the industries specified in the 2019 Catalogue or the 2020 Negative List or other PRC Laws. However, because our VIE, Qingdao Buytop, engages in prepaid payment network services, we are subject to PRC laws and regulations on foreign ownership and investment in companies that engage in certain businesses including third-party payment services. Currently, the PBOC has not yet promulgated the specific foreign equity ratio on foreign-invested payment business or any detailed measures for the implementation of No. 7 Announcement. If future revisions or implementation rules of Order No. 2 and No. 7 Announcement mandate actions that require us to change foreign equity ratio and corporate structure, there may be substantial uncertainties as to whether we can complete these actions in a timely manner. As such, we believe the agreements between WFOE and our variable interest entity are necessary and essential for our business operations. These contractual arrangements with our variable interest entity and its shareholders enable us to exercise effective control over the VIE and hence consolidate their financial results as our VIE.

Regulations on Taxation

Corporate Income Tax

According to the Corporate Income Tax Law of the People’s Republic of China (《企业所得税法》), corporate income tax shall be payable by a resident enterprise for income derived from or accruing in or outside China, and the tax rate shall be 25%.

In accordance with the Notice of the State Council on Implementation of Transitional Corporate Income Tax Incentives (《关于实施企业所得税过渡优惠政策的通知》) issued on December 26, 2007, enterprises which had benefited from the tax rate preferential policies provided by the former corporate income tax law shall be gradually subject to the new statutory tax rate scheme over a five-year period commencing on the first day of implementing the Corporate Income Tax Law of the People’s Republic of China (the “Corporate Income Tax Law”), which became effective on January 1, 2008. For enterprises which were entitled to regular corporate income tax exemption and reduction incentives shall, following the implementation of the Corporate Income Tax Law, continue to be entitled to such tax incentives until such exemption and incentive periods expire pursuant to previous tax laws and relevant administrative regulations. For enterprises which did not previously enjoy tax reduction incentives due to non-profitability, the tax incentive period specified in the notice shall commence in 2008.

According to the Corporate Income Tax Law of the People’s Republic of China (《企业所得税法》), enterprises lawfully incorporated pursuant to the laws of a foreign country (region) but whose actual management functions are conducted in China will need to pay corporate income tax for income derived from or accruing in or outside China.

In accordance with the regulations on corporate income tax, the 25% corporate income tax rate is applicable to our VIEs, including Daxin Wealth, Daxin Zhuohui, and Qingdao Buytop.

Value-Added Tax (the “VAT”) and Business Tax

Pursuant to the Provisional Regulations on Value-Added Tax of the PRC (《中华人民共和国增值税暂行条例》), or the VAT Regulations, which were promulgated by the State Council on December 13, 1993, and amended on November 10, 2008, February 6, 2016, and November 19, 2017, respectively, and the Implementation Rules of the Provisional Regulations on Value Added Tax of the PRC (《中华人民共和国增值税暂行条例实施细则》) promulgated by the Ministry of Finance of the People’s Republic of China (“MOF”) on December 25, 1993 and amended on December 15, 2008 and October 28, 2011, respectively, entities and individuals that sell goods or labor services of processing, repair or replacement, sell services, intangible assets, or immovables, or import goods within the territory of the People’s Republic of China are taxpayers of value-added tax. The VAT rate is 17% for taxpayers selling goods, labor services, or tangible movable property leasing services or importing goods, except otherwise specified; 11% for taxpayers selling goods, labor services, or tangible movable property leasing services or importing goods, except otherwise specified; 6% for taxpayers selling services or intangible assets.

In accordance with the Notice of the Ministry of Finance and the State Administration of Taxation on Full Launch of the Pilot Scheme on Levying Value-added Tax in Place of Business Tax (《财政部、国家税务总局关于全面推开营业税改征增值税试点的通知》), which was released by MOF and State Administration of Taxation of People’s Republic of China (“SAT”) on March 23, 2016 and became effective on May 1, 2016, the pilot scheme on levying value-added tax in place of business tax shall be launched nation-wide. All business tax taxpayers in the construction industry, real estate industry, financial industry, living service industry, etc., shall be included in the scope of the pilot scheme and subject to value-added tax instead of business tax.

In accordance with the applicable regulations on VAT, a 6% VAT rate is applicable to our VIEs, Daxin Wealth, Daxin Zhuohui, and Qingdao Buytop.

Stamp Duty

In accordance with the Provisional Rules of the People’s Republic of China on Stamp Duty (《中华人民共和国印花税暂行条例》), all units (including business entities, administrative organizations, and regulatory bodies) individuals receiving any of the taxable documents listed in the provisional rules shall be regarded as the obligatory payers of stamp duty (hereinafter referred to as taxpayers). The following documents shall be regarded as taxable documents: (i) documents issued for purchase and sale transactions, process contracting, property leasing, commodity transportation, storage and custody of goods, loans, property insurance, technology contracts and other documents of a contractual nature; (ii) documents of transfer of property title; (iii) business books of account; (iv) documentation of rights or licenses; and (v) other documents determined by the Ministry of Finance as taxable. A taxpayer shall calculate the amount of stamp duty payable based on the specific type of taxable documents.

Our PRC subsidiary and VIEs in the PRC have completed tax registration and timely paid taxes in accordance with applicable taxation laws and regulations in the PRC.

Regulations on Foreign Exchange

RMB is the legal currency in China, which is subject to foreign exchange control and is not freely convertible. State Administration of Foreign Exchange of the People’s Republic of China (“SAFE”) has the power to manage all matters related to foreign exchange, including the implementation of foreign exchange control provisions.

In accordance with the Foreign Exchange Control Regulations of the People’s Republic of China (《中华人民共和国外汇管理条例》), promulgated by the State Council on January 29, 1996, international payments and transfers are divided into two categories, namely, current account and capital account. The capital account shall be approved by SAFE, but any international payment and transfer under the current account is not subject to SAFE’s approval. The foreign exchange income of current account may be retained or sold to the financial institutions engaging in foreign exchange settlement or sale. Except those not required by the State, the foreign exchange income of capital account shall be retained or sold to the financial institutions engaging in foreign exchange settlement or sale, subject to the approval of relevant foreign exchange management institutions.

According to the Notice of the State Administration of Foreign Exchange on Issues Relating to Foreign Exchange Control for Overseas Investment and Financing and Round-tripping by Chinese Residents through Special Purpose Vehicles (Hui Fa [2014] 37, “Notice 37”) (《关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》), released by SAFE on July 4, 2014. SAFE and its branches (hereinafter referred to as the foreign exchange bureau) shall implement regulations and rules relating to registration and administration of special purpose vehicles established by Chinese residents. Special purpose vehicles registered by Chinese resident individuals and foreign exchange control related to the special purpose vehicles shall comply with Notice 37. Special purpose vehicles registered by domestic organizations and foreign exchange control related to the special purpose vehicles shall comply with the Foreign Exchange Control Regulations of PRC and Notice 37. Prior to making capital contribution in a special purpose vehicle with a Chinese resident’s legitimate assets or interests in China or overseas, the Chinese resident shall apply to the foreign exchange bureau to complete foreign exchange registration for overseas investment. A Chinese resident making capital contribution using his or her legitimate assets or interests in China shall also apply to the foreign exchange bureau at his or her place of registration or the foreign exchange bureau at the location where his or her assets or interests are located to complete the registration. A Chinese resident making capital contribution using his or her legitimate assets or interests overseas shall apply to the foreign exchange bureau at his or her place of registration or the foreign exchange bureau located in his/her domicile to complete the registration.

The Notice of the State Administration of Taxation on Further Simplifying and Improving the Foreign Exchange Management Policies for Direct Investment (Hui Fa [2015] No.13 ) (《国家外汇管理局关于进一步简化和改进直接投资外汇管理政策的通知》), which was released by SAFE on February 13, 2015, canceled two administrative approval requirements: foreign exchange registration approval under domestic direct investment and foreign exchange registration approval under overseas direct investment. The notice further specifies that banks authorized by SAFE will directly review and approve foreign exchange registration under domestic direct investment and foreign exchange registration under overseas direct investment. SAFE and its branches shall implement indirect supervision over foreign exchange registration of direct investment.

In accordance with the Notice of the State Administration of Foreign Exchange on Policies for Reforming and Regulating the Control over Foreign Exchange Settlement under the Capital Account (Hui Fa [2016] No. 16) (《国家外汇管理局关于改革和规范资本项目结汇管理政策的通知》), which was released by SAFE on June 9, 2016, except financial institutions, domestic enterprises (including Chinese-funded enterprises and foreign-invested enterprises) may complete foreign exchange settlement for their foreign debts at their discretion. Based on business operation conditions and in light of relevant regulations and policies, domestic institutions may settle their foreign exchange receipts with banks under the capital account entitled to discretionary settlement. Domestic institutions may, at their discretion, settle up to 100% of their foreign exchange receipts under the capital account for the time being. SAFE may adjust the aforesaid proportion in due time in light of the balance of payment.

These aforementioned regulations apply to our direct and indirect shareholders who are PRC residents and apply to any offshore acquisitions and share transfer that we may make in the future if our ordinary shares are issued to PRC residents. The Chinese resident shareholders of the Company, including Qiaoling Lu, the 100% owner of Unit Giant Limited, Yiheng Guo, the 100% owner of Mac Joy Limited, Hua Wang, the 100% owner of Cyber Sea Limited, and Jianxiu Li, the 100% owner of Better Always Limited, have completed the registration procedures in accordance with the regulations on foreign exchange.

Regulations on Intellectual Property

●	Regulations on Trademark

The Trademark Law of the People’s Republic of China (revised in 2019)(《中华人民共和国商标法(2019修订)》) promulgated by the Standing Committee of the National People’s Congress on August 23, 1982 and respectively revised on February 22, 1993, October 27, 2001, August 30, 2013 and April 23, 2019, and the Regulation on the Implementation of the Trademark Law of the People’s Republic of China (revised in 2014) (《中华人民共和国商标法实施条例(2014修订)》) promulgated by the State Council on August 3, 2002 and revised on April 29, 2014, stipulate the application, examination and approval, renewal, alteration, transfer, use and invalidation of trademark registration, and protect the trademark rights entitled to trademark registrants.

In accordance with the trademark related regulations, the trademark, Buytop, has been legally registered by our VIE in China, Qingdao Buytop. Qingdao Buytop has obtained the certificate for its trademark.

●	Regulations on Domain Names

The Administrative Measures on Internet Domain Names(《互联网域名管理办法》) promulgated by the Ministry of Industry and Information Technology on August 24, 2017, stipulate the regulations on Internet domain name services and undertaking related activities such as operation and maintenance.

In accordance with the domain names related regulations, the domain name, www.buytoppay.com, has been legally registered by our VIE in China, Qingdao Buytop,. Qingdao Buytop has obtained the certificate for its domain name.

Regulations on Employment and Social Welfare

In accordance with the Labor Law of the People’s Republic of China (《中华人民共和国劳动法》), the Labor Contract Law of the People’s Republic of China (《中华人民共和国劳动合同法》), and the Rules for Implementation of Labor Law of the People’s Republic of China (《中华人民共和国劳动合同法实施条例》), labor relations between employer and labor shall be agreed in written forms. The employer shall set up the system of labor safety and health, follow national standards strictly, and provide relevant education for its labor force. In addition, the workforce must work in a safe and healthy environment. The wages paid by the employer to the labor shall be no less than the local minimum salary standard.

According to the Social Insurance Law of the People’s Republic of China (《中华人民共和国社会保险法》), the Provisional Regulations on Collection and Payment of Social Insurance Premiums (《社会保险费征缴暂行条例》), and the Regulations on Administration of Housing Accumulation Funds (《住房公积金管理条例》) and other Chinese laws, rules and regulations, the employer shall contribute to several social security funds (including basic endowment insurance, unemployment insurance, basic medical insurance, employment injury insurance, maternity insurance) and the housing fund based on the legal contribution basis and contribution ratio. If it fails to make a full contribution to local administration department on time, the employer may be ordered to make up the difference or be fine.

Pursuant to the aforementioned law and regulations, we have entered into written employment contracts with all of our full-time employees and have provided and currently provide our employees with proper welfare and employee benefits as required by the PRC laws and regulations, including social insurance and housing accumulation funds.

MANAGEMENT

Set forth below is information concerning our directors, executive officers, and other key employees.

The following individuals are members of the board of directors and executive management of the Registrant.

Name	Age	Position(s)
Qiaoling Lu	40	Chief Executive Officer, Chairman of the Board of Directors, and Director
Jianhua Chen	45	Chief Financial Officer
Yiheng Guo	37	Director
Michael JohnViotto	69*	Independent Director Nominee
Angel Colon	47*	Independent Director Nominee
Shengsong Wang	65*	Independent Director Nominee

*	The appointments are to become effective upon the effectiveness of the Company’s registration statemenet.

The following is a brief biography of each of our executive officers and directors or director nominees:

Ms. Qiaoling Lu has been our chief executive officer, chairman of the board of directors, and director since incorporation. Ms. Lu has served as the general manager of Daxin Wealth since March 2015. Before joining us, she served as the manager director of Asia Pacific at Interconnect Products Limited UK from September 2010 to January 2015, where she successfully led her team to expand the company’s business in the Asia market. She also served as a finance associate at IQVIA (formerly known as Quintiles European headquarters) from April 2006 to August 2010. Ms. Lu obtained her master’s degree in International Relations from Qingdao University in Qingdao City, Shandong Province, China in 2005. Ms. Lu obtained her master’s degree in International Management from Henley Business School at University of Reading in the United Kingdom in 2004. Ms. Lu obtained her bachelor’s degree in International Economics from Shandong University of Finance and Economics in Jinan City, Shandong Province, China in 2002.

Mr. Jianhua Chen was appointed as our Chief Financial Officer September 1, 2020. He has served as the finance director of Daxin Wealth since June 2016. Prior to joining Daxin Wealth, he had served as the finance director of Shanghai Chenengdai Finance Technology Co., Ltd. from January 2015 to June 2016. Mr. Chen obtained his master’s degree in Business Administration from Renmin University of China in Beijing, China in 2018. Mr. Chen obtained his bachelor’s degree in Accounting from Shanghai Ocean University in Shanghai City, China in 1998.

Mr. Yiheng Guo has served as a director of Daxin Wealth from March 2015 to present. Mr. Guo obtained his master’s degree in Real Estate Investment and Finance from Henley Business School at University of Reading in the United Kingdom in 2007. Mr. Guo obtained his bachelor’s degree in International Securities Investment & Banking from University of Reading in the United Kingdom in 2006.

Mr. Michael John Viotto will be appointed as our Independent Director, within the meaning of the Nasdaq Listing Rules, upon effectiveness of this registration statement. Michael Viotto currently serves as the Chief Financial Officer and a Board member for Fuse Group Holdings Inc., an OTC OB Market listed company (trading symbol: FUST). Mr. Viotto has been serving as a Board member for Fuse Group Holding Inc. since August 2017, supervising finance aspects of the Company. Mr. Viotto has been the President of MJV Consulting since October 2014, and has also been serving as an Independent Director for Dunxin Financial Holding Limited, an NYSE market listed company (trading symbol: DXF), serving as the Chairman of the company’s Compensation Committee and a member of the company’s Nomination Committee as well as its Audit Committee since December, 2017. In addition, Mr. Viotto also served as an Independent Director for Future World Financial Holdings Inc. from September 2016 to January 2017, which is a financial company based in Hong Kong, China. He served as the Chairman for the company’s Nominating and Remuneration Committee and as a member of the company’s Audit Committee. Mr. Viotto received his Bachelor of Science Degree in Business Administration from California Polytechnic University located in Pomona, California in March 1985.

Mr. Angel Colon will be appointed as our Independent Director, within the meaning of the Nasdaq Listing Rules, upon effectiveness of this registration statement. Mr. Colon has served as a managing member of NY Capital Management Group, LLC since January 2017; Turing Funds, LLC since July 2017; Vega Management Advisors, LLC from October 2018 to February 2020; and Vega Management Investments, LLC from October 2018 to February 2020; providing services to high net worth individuals, businesses and institutions to produce solutions that facilitate the advancement and management of capital along with the mitigation of risk to achieve dependable annual returns. Mr. Colon has served as a financial advisor and consultant of Andean Farm since and Pharma Corp. since December 2018 and Bronson Resource Limited since December 2018, responsible for research-backed support of strategies concerning the mitigation of risk and financial planning from inception to completion. Previously, Mr. Colon served as a financial advisor for Cuttone & Co., LLC from December 2016 to February 2018; Tribal Capital Markets, LLC from August 2016 to December 2016; and Bonwick Capital Partners, LLC from July 2015 to August 2016. Mr. Colon also served as a capital markets associate at TriPoint Global Equities, LLC from December 2013 to July 2015. Mr. Colon received a Bachlor of Science in International Business; minor in Languages and Economics from St. John Fisher College in 1996. He currently holds FINRA Series 7, Series 63 and Series 65 and is a licensed broker with FINRA.

Mr. Shengsong Wang will be appointed as our Independent Director, within the meaning of the Nasdaq Listing Rules, upon effectiveness of this registration statement. Mr. Wang currently serves as a law professor at Qingdao University in Shandong Province. He joined Qingdao University in 1987 as a lecturer and served as an associate professor, professor, and then dean of faculty. Mr. Wang is a renowned legal professional specializing in arbitration and litigation. Between June 2009 and December 2013, Mr. Wang served as an Independent Director for Qingdao Hanhe Cable Co., Ltd, a Shenzhen Stock Exchange listed company that specializes in cable system services, transformation products, and smart grid technology in China. Between March 2015 and April 2018, Mr. Wang served as an Independent Director for Weflo Valve Co., Ltd., a Shenzhen Stock Exchange listed company that specializes in the design and manufacture of valves and fire hydrant products. Mr. Wang received a Bachelor Degree in History in 1982 and a Master Degree in Ancient World History in 1986 from Qufu Normal University. Mr. Wang also received a Master Degree from Harbin Normal University in 1986 and a Doctorate Degree in Law Jurisprudence from China University of Political Science and law in 2005.

Our officers are appointed by and serve at the discretion of our board of directors and the shareholders voting by ordinary resolution. Our directors are not subject to a set term of office and hold office until the next general meeting called for the election of directors and until their successor is duly appointed or such time as they die, resign or are removed from office by a shareholders’ ordinary resolution. The office of a director will be vacated automatically if, among other things, the directors resigns in writing, becomes bankrupt or makes any arrangement or composition with his/her creditors generally or is found to be or becomes of unsound mind.

For additional information, see “Description of Share Capital—Directors.”

Family Relationships

Ms. Qiaoling Lu and Mr.Yiheng Guo are wife and husband. None of our other directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Controlled Company

Upon completion of this offering, our chief executive officer, Ms. Qiaoling Lu, will beneficially own approximately 58.9% of the aggregate voting power of our outstanding Ordinary Shares assuming no exercise of the over-allotment option, or approximately 56.5% assuming full exercise of the over-allotment option by the Underwriter and excluding 368,000 Ordinary Shares underlying the Underwriter Warrants. As a result, we may be deemed a “controlled company” within the meaning of the Nasdaq listing rules. If we are deemed a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Board of Directors

Our board of directors will consist of five directors upon closing of this offering, three of whom shall be “independent” within the meaning of the corporate governance standards of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Duties of Directors

Under Cayman Islands law, all of our directors owe three types of duties to us: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act (2021 Revision) of the Cayman Islands imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however, the courts of the Cayman Islands have held that a director owes the following fiduciary duties: (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association expected to be amended and effective on or before the completion of this offering. We have the right to seek damages if a duty owed by any of our directors is breached.

The functions and powers of our board of directors include, among others:

●	appointing officers and determining the term of office of the officers;

●	authorizing the payment of donations to religious, charitable, public, or other bodies, clubs, funds, or associations as deemed advisable;

●	exercising the borrowing powers of the company and mortgaging the property of the company;

●	executing checks, promissory notes, and other negotiable instruments on behalf of the company; and

●	maintaining or registering a register of mortgages, charges, or other encumbrances of the company.

Terms of Directors and Executive Officers

Our officers are appointed by and serve at the discretion of our board of directors and the shareholders voting by ordinary resolution. Our directors are not subject to a set term of office and hold office until the next general meeting called for the election of directors and until their successor is duly appointed or such time as they die, resign or are removed from office by a shareholders’ ordinary resolution. The office of a director will be vacated automatically if, among other things, the directors resigns in writing, becomes bankrupt or makes any arrangement or composition with his/her creditors generally or is found to be or becomes of unsound mind.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Pursuant to employment agreements, the form of which is filed as Exhibit 10.1 to this Registration Statement, we agreed to employ each of our executive officers for a specified time period, which may be renewed upon both parties’ agreement 30 days before the end of the current employment term, and payment of cash compensation and benefits shall become payable when the Company becomes a public reporting company in the US. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one-month prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

We have also entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Compensation of Directors and Executive Officers

For the fiscal year ended December 31, 2019, we did not compensate our executive directors and non-executive directors for their services other than to reimburse them for out-of-pocket expenses incurred in connection with their attendance at meetings of the board of directors. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. Our PRC subsidiary and our VIEs are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance, and other statutory benefits and a housing provident fund.

Insider Participation Concerning Executive Compensation

Our board of directors, which comprises of five directors, has been making all determinations regarding executive officer compensation from the inception of the Company. When our Compensation Committee is set up, it will be making all determination regarding executive officer compensation (see below).

Committees of the Board of Directors

We will establish three committees under the board of directors prior to the closing of this offering: an audit committee, a compensation committee, and a nominating and corporate governance committee. We will adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of Angel Colon, Shengsong Wang, and Michael John Viotto. Angel Colon will be the chairperson of our audit committee. We have determined that Angel Colon, Shengsong Wang, and Michael John Viotto will satisfy the “independence” requirements of the Nasdaq listing rules under and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Angel Colon qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq listing rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee will consist of Michael John Viotto, Angel Colon, and Shengsong Wang. Michael John Viotto will be the chairperson of our compensation committee. We have determined that Michael John Viotto, Angel Colon, and Shengsong Wang will satisfy the “independence” requirements of the Nasdaq listing rules and Rule 10C-1 under the Securities Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing and approving the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee will consist of Shengsong Wang, Michael John Viotto, and Angel Colon. Shengsong Wang will be the chairperson of our nominating and corporate governance committee. Shengsong Wang, Michael John Viotto, and Angel Colon satisfy the “independence” requirements of the Nasdaq listing rules. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

●	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our board the directors to serve as members of committees;

●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board of directors will adopt a code of business conduct and ethics, which is to be filed as Exhibit 99.1 of this registration statement and applicable to all of our directors, officers and employees. We will make our code of business conduct and ethics publicly available on our website prior to the initial closing of this offering.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:

●	each of our directors and executive officers who beneficially own our Ordinary Shares; and

●	each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 10,000,000 Ordinary Shares outstanding as of the date of this prospectus immediately prior to the effectiveness of the registration statement of which this prospectus is a part. Percentage of beneficial ownership of each listed person after this offering includes Ordinary Shares outstanding immediately after the completion of this offering.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. As of the date of the prospectus, we have seven shareholders of record, none of whom are located in the United States. We will be required to have at least 300 unrestricted round lot shareholders at closing in order to satisfy the Nasdaq listing rules.

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering (Over- allotment option not exercised)		Ordinary Shares Beneficially Owned After this Offering (Over-allotment option fully exercised)
	Beneficially	Percent	Number	Percent	Number	Percent
Directors and Executive Officers(1):
Qiaoling Lu	8,250,000	82.5%	8,250,000	58.93%	8,250,000	56.51%
Jianhua Chen	-	0%	-	0%	-	0%
Yiheng Guo	480,000	4.8%	480,000	3.43%	480,000	3.29%
Michael John Viotto†	-	0%	-	0%	-	0%
Angel Colon†	-	0%	-	0%	-	0%
Shengsong Wang†	-	0%	-	0%	-	0%
All directors and executive officers as a group:	8,730,000	87.3%	8,730,000	62.36%	8,730,000	59.80%

5% Shareholders(2):
Unit Giant Limited(3)	8,250,000	82.5%	8,250,000	58.93%	8,250,000	56.51%

Notes:

†	Expected to become a director immediately upon the effectiveness of registration statement of which this prospectus is part.
(1)	Unless otherwise indicated, the business address of each of the individuals is 501, Platinum Tower, 233 Taicang Rd, HuangPu, Shnaghai, the PRC.
(2)	Unless otherwise indicated, the business address of the following shareholders is Coastal Building, Wickham’s Cay, II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands.

(3)	The number of Ordinary Shares beneficially owned prior to this offering represents 8,250,000 Ordinary Shares held by Unit Giant Limited, a British Virgin Islands company, which is 100% owned by Qiaoling Lu.

History of Share Capital

We were incorporated in the Cayman Islands as an exempted company with limited liability on September 16, 2019. We have issued the following Ordinary Shares to certain founding shareholders.

Purchaser	Date of Issuance	Number of Ordinary Shares Pre-Stock Split	Number of Ordinary Shares Post-Stock Split
Unit Giant Limited	September 16, 2019	815	815,000
Mac Joy Limited	September 16, 2019	65	65,000
Better Always Limited	September 16, 2019	60	60,000
Cyber Sea Limited	September 16, 2019	60	60,000
Unit Giant Limited	March 24, 2020	7,055	7,055,000
Mac Joy Limited	March 24, 2020	415	415,000
Better Always Limited	March 24, 2020	390	390,000
Cyber Sea Limited	March 24, 2020	300	300,000
Prima Network Financial Group Limited	March 24, 2020	360	360,000
Tong Chi Ho	March 24, 2020	240	240,000
Tong Shing Yew	March 24, 2020	240	240,000

On September 2, 2020, our shareholders amended the authorized share capital of the Company from US$50,000 divided into 50,000 Ordinary Shares of US$1.00 par value per share to US$50,000 divided into 50,000,000 Ordinary Shares of US$0.001 par value per share such that each Ordinary Share of US$1.00 was subdivided into 1,000 Ordinary Shares of US$0.001 each. As a consequence of the subdivision of the authorized share capital, our shareholders further approved and effected a subdivision of our outstanding Ordinary Shares at a ratio of 1-for-1,000 shares. All references to Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the subdivision of our authorized share capital and our issued and outstanding Ordinary Shares as if these events had occurred at the beginning of the earliest period presented.

As of the date of this prospectus, our authorized share capital consists of $50,000 divided into 50,000,000 Ordinary Shares, par value $0.001 per share. Holders of Ordinary Shares are entitled to one vote per share. We will issue Ordinary Shares in this offering.

As of the date of this prospectus, none of our outstanding Ordinary Shares is held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of the Company.

RELATED PARTY TRANSACTIONS

Material Transactions with Related Parties

a.	Due to a related party

Due to a related party consists of the following:

		June 30, 2020	December 31, 2019	December 31, 2018
Name	Related party relationship	(Unaudited)
Qiaoling Lu	CEO and controlling shareholder of the Company	$1,637,838	$1,209,691	$929,125
Total due to a related party		$1,637,838	$1,209,691	$929,125

As of June 30, 2020, December 31, 2019 and 2018, the balance due to a related party in the amount of $1,637,838, $1,209,691 and $929,125, respectively, was loan advance from the Company’s controlling shareholder, Ms. Qiaoling Lu, and was used as working capital during the Company’s normal course of business. Such advance was non-interest bearing and due on demand. Ms. Qiaoling Lu will not seek repayment of her related party balance until at least 12 months from the issuance of the financial statements.

b.	Operating lease expenses paid through borrowing from a related party

The Company’s VIEs, Daxin Wealth and Daxin Zhuohui, lease office space in Shanghai and borrow funds from the Company’s controlling shareholder, Ms. Qiaoling Lu, to pay their landlords. For the six months ended June 30, 2020 and 2019, and for the years ended December 31, 2019 and 2018, operating lease expense of $38,663, $40,074, $78,716 and $82,197 was paid to the landlords through borrowing loans from the CEO and controlling shareholder of the Company, Ms. Qiaoling Lu, respectively.

Employment Agreements

See “Management—Employment Agreements and Indemnification Agreements.”

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our memorandum and articles of association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

We were incorporated as an exempted company with limited liability under the Companies Act (2021 Revision) of the Cayman Islands, or the “Cayman Companies Act,” on September 16, 2019. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Ordinary Shares

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares or warrants to bearer.

Our authorized share capital is $50,000 divided into 50,000,000 Ordinary Shares, par value $0.001 per share. Subject to the provisions of the Cayman Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

At the completion of this offering, there will be 14,000,000 Ordinary Shares issued and outstanding held by at least 300 unrestricted round lot shareholders and beneficial owners which is the minimum requirement by the Nasdaq Capital Market. Shares sold in this offering will be delivered against payment from the Underwriter upon the closing of the offering in New York, New York, on or about [●], 2021.

Listing

We have applied to list the Ordinary Shares on the Nasdaq Capital Market under the symbol “SNTG.”

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Transhare Corporation.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote per Ordinary Share. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any capital call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Provided that a transfer of Ordinary Shares complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer Ordinary Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

(a)	where the Ordinary Shares are fully paid, by or on behalf of that shareholder; and

(b)	where the Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into the register of members of the Company.

Where the Ordinary Shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless:

(a)	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of Ordinary Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the Ordinary Share transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not more than four joint holders.

If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 calendar days in any year.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 14 days’ notice of an extraordinary general meeting and 21 days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of one director and the maximum number of Directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if one is held. At any annual general meeting held, our directors will be elected by an ordinary resolution of our shareholders. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a director;

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally;

(c)	he resigns his office by notice to us;

(d)	he only held office as a director for a fixed term and such term expires;

(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

(f)	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our memorandum and articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles of association. To the extent allowed by the Cayman Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise than by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a)	the giving of any security, guarantee or indemnity in respect of:

(i)	money lent or obligations incurred by him or by any other person for our benefit or any of our subsidiaries; or

(ii)	a debt or obligation of ours or any of our subsidiaries for which the director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b)	where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c)	any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d)	any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e)	any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Cayman Companies Act) indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against him or them or the doing of anything to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest or as described above.

Capitalization of Profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members of the company, a statement of the shares held by each member, which:

○	distinguishes each share by its number (so long as the share has a number);

○	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

○	confirms the number and category of shares held by each member; and

○	confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England and Wales. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion. If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a)	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b)	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles of association.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Companies Act, our directors may only exercise the rights and powers granted to them under our articles of association for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duty are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles of association, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than twenty-one clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles of association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Companies Act, our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles of association (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Companies Act and our articles of association, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Act and our articles of association, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Act, our articles of association may only be amended by special resolution of our shareholders.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which the Company collects, processes and maintains personal data about investors of the Company pursuant to the Data Protection Act, 2017 of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (DPA).

The Company is committed to processing personal data in accordance with the DPA. In its use of personal data, the Company will be characterized under the DPA as a ‘data controller’, whilst certain of the Company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the Company.

By virtue of making an investment in the Company, the Company and certain of the Company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the Company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the Company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the Company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the Company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order). Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils the Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary Shares, and although we expect to make an application for the Ordinary Shares to be listed on the Nasdaq Capital Market, a regular trading market for our Ordinary Shares may not develop. Future sales of substantial amounts of shares of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have outstanding Ordinary Shares held by public shareholders representing approximately 28.57% of our Ordinary Shares in issue. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-Up Agreements

We have agreed not to, for a period of 180 days from the effective date of this registration statement, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Ordinary Shares or securities that are substantially similar to our Ordinary Shares, including but are not limited to any options or warrants to purchase our Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Underwriter.

Furthermore, each of our directors, executive officers, and principal shareholders (5% or more shareholders) of our Ordinary Shares has also entered into a similar lock-up agreement for a period of 180 days from the effective date of this registration statement with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares, subject to certain exceptions such as transactions relating lock-up securities acquired in open market transactions after the completion of the initial public offering, transfers of lock-up securities as a bona fide gift, transfers of lock-up securities to a charity or educational institution or other not-for-profit organization, and other customary exceptions.

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Ordinary Shares may dispose of significant numbers of our Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately 140,000 shares immediately after this offering, assuming the Underwriter does not exercise its over-allotment option; or

●	the average weekly trading volume of the Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

MATERIAL INCOME TAX CONSIDERATION

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise income taxation is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

According to the EIT Law, which was promulgated by the SCNPC on March 16, 2007, became effective on January 1, 2008, and was then amended on February 24, 2017, and the Implementation Rules of the EIT Law, which were promulgated by the State Council on December 6, 2007, and became effective on January 1, 2008, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises with income having no substantial connection with their institutions in the PRC, pay enterprise income tax on their income obtained in the PRC at a reduced rate of 10%.

We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends paid to us from our PRC subsidiary. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property, and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although Sentage Holdings does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of Sentage Holdings and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of Sentage Holdings, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that Sentage Holdings and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. Grandall, our PRC counsel, is unable to provide a “will” opinion because it believes that it is more likely than not that we and our offshore subsidiaries would be treated as non-resident enterprises for PRC tax purposes because we do not meet some of the conditions outlined in SAT Notice 82. In addition, Grandall is not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities as of the date of the prospectus. Therefore, Grandall believes that it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as China-sourced income.

See “Risk Factors—Risks Relating to Doing Business in the PRC— Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.”

Currently, as resident enterprises in the PRC, the Sentage Operating Companies are subject to the enterprise income tax at the rate of 25%. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that Sentage Holdings is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our Ordinary Shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

Hong Kong Taxation

Entities incorporated in Hong Kong are subject to profits tax in Hong Kong at the rate of 16.5%.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our Ordinary Shares. The discussion is a general summary of the present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	the consumer loan repayment and collection management, loan recommendation, and third-party payment services industries investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Ordinary Shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Ordinary Shares; or

●	persons holding our Ordinary Shares through a trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) who hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

An individual is considered a resident of the U.S. for Federal Income Tax purposes if they meet either the “Green Card Test” or the “Substantial Presence Test” described as follows:

The Green Card Test: You are a lawful permanent resident of the United States, at any time, if you have been given the privilege, according to the immigration laws of the United States, of residing permanently in the United States as an immiegrant. You generally have this status if the U.S. Citizenship and Immigration Services (USCIS) issued you an alien registration card, Form I-551, also known as a “green card.”

The Substantial Presence Test:

If an alien is present in the United States on at least 31 days of the current calendar year, he/she will (absent an applicable exception) be classified as a resident alien if the sum of the following equals 183 days or more (See §7701(b)(3)(A) of the Internal Revenue Code and related Treasury Regulations):

1.	The actual days in the United States in the current year; plus

2.	One-third of his/her days in the United States in the immediately preceding year; plus

3.	One-sixth of his/her days in the United States in the second preceding year.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the PFIC (defined below) rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is not income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we are treating our VIEs as being owned by us for United States federal income tax purposes, not only because we control their management decisions, but also because we are entitled to the economic benefits associated with our VIEs, and as a result, we are treating our VIEs as our wholly-owned subsidiaries for U.S. federal income tax purposes. If we are not treated as owning our VIEs for United States federal income tax purposes, we would likely be treated as a PFIC. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

UNDERWRITING

We expect to enter into an underwriting agreement with Network 1 Financial Securities, Inc. as the Underwriter named therein, with respect to the Ordinary Shares in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the Underwriter the number of Ordinary Shares as indicated below:

Underwriter	Number of Ordinary Shares
Network 1 Financial Securities, Inc.	4,000,000
Total	4,000,000

The Underwriter is offering the Ordinary Shares subject to its acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the Underwriter to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The Underwriter is obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the Underwriter is not required to take or pay for the Ordinary Shares covered by the Underwriter’s over-allotment option described below.

We have agreed to grant to the Underwriter an over-allotment option, exercisable for 45 days from the date of this prospectus, to purchase up to 600,000 additional Ordinary Shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The Underwriter may exercise this option solely for the purpose of cover over-allotments, if any, made in connection with the offering contemplated by this prospectus.

The Underwriter will offer the Ordinary Shares to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $[●] per Ordinary Share. After this offering, the initial public offering price, concession, and reallowance to dealers may be reduced by the representative. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The securities are offered by the Underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

Upon the declaration of effectiveness of the registration statement of which this prospectus is a part, we will enter into an underwriting agreement with the Underwriter. The terms of the underwriting agreement provide that the obligations of the Underwriter are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel, and our auditors.

The address of the Underwriter is 2 Bridge Avenue, Suite 241, Red Bank, NJ 07701.

Discounts and Expenses

The underwriting discounts are equal to 7.25% of the initial public offering price set forth on the cover of this prospectus.

The following table shows the per Ordinary Share and total initial public offering price, underwriting discounts, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the Underwriter’s option to purchase up to an additional 600,000 Ordinary Shares.

	Per Share	Total Without Exercise of Over-Allotment Option	Total With Full Exercise of Over-Allotment Option
Initial public offering price
Underwriting discounts to be paid by us
Proceeds, before expenses, to us

We have agreed to reimburse the Underwriter up to a maximum of $150,000 for our-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below).

We have agreed to pay to the Underwriter, upon the consummation of the offering, a non-accountable expense allowance equal to 1% of the gross proceeds of the offering (including proceeds from the sale of over-allotment shares).

We paid an expense deposit of $100,000 to the Underwriter upon execution of the letter of intent between us and the Underwriter. For the Underwriter’s anticipated out-of-pocket expenses, we will pay the Underwriter $40,000 as an expense advance upon public filing of this registration statement with the SEC, and an additional $10,000 upon closing of the offering. Any expense deposits will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have agreed to pay expenses relating to the offering, including, and up $150,000: (i) all filing fees and communication expenses relating to the registration of the Ordinary Shares to be sold in this offering with the SEC and the filing of the offering materials with FINRA; (ii) all reasonable travel and lodging expenses incurred by the representative or its counsel in connection with visits to, and examinations of, our company; (iii) translation costs for due diligence purpose; (iv) all fees, expenses, and disbursements relating to the registration or qualification of such Ordinary Shares under the “blue sky” securities laws of such states and other jurisdictions as the representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of representative’s counsel); (v) the costs of all mailing and printing of the placement documents, registration statements, prospectuses and all amendments, supplements and exhibits thereto, and as many preliminary and final prospectuses as the representative may reasonably deem necessary; (vi) the costs of preparing, printing, and delivering certificates representing the Ordinary Shares and the fees and expenses of the transfer agent for such Ordinary Shares; and (vii) the reasonable cost for road show meetings and preparation of a power point presentation.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts, and non-accountable expense allowance will be approximately $[●], including a maximum aggregate reimbursement of $150,000 of representative’s accountable expenses.

We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “SNTG.” There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Underwriter Warrants

In addition, we have agreed to issue warrants to the representative of the Underwriter to purchase a number of Ordinary Shares equal to 8% of the total number of Ordinary Shares sold in this offering. Such warrants shall have an exercise price equal to 125% of the offering price of the Ordinary Shares sold in this offering. The Underwriter Warrants may be purchased in cash or via cashless exercise, will be exercisable for five years from the commencement of sales of this offering, and will contain provisions for one demand registration of the sale of the underlying shares of Ordinary Shares at our expense, an additional demand registration at the warrant holders’ expense, and unlimited “piggyback” registration rights for a period of five (5) years from the commencement of sales of this offering at our expense. These registration rights apply to all of the securities directly and indirectly issuable upon exercise of the Underwriter Warrants. The piggyback registration right provided will not be greater than five years from the commencement of sales of this offering in compliance with FINRA Rule 5110(g)(8). The Underwriter Warrants and the underlying Ordinary Shares will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(g)(1).

In accordance with FINRA Rule 5110(e), and except as otherwise permitted by FINRA rules, neither the Underwriter Warrants nor any of our Ordinary Shares issued upon exercise of the Underwriter Warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person, for a period of six months immediately following the commencement of sales of this offering. In addition, although the Underwriter Warrants and the underlying Ordinary Shares will be registered in the registration statement of which this prospectus forms a part, we have also agreed that the Underwriter Warrants will provide for registration rights in certain cases.

We will bear all fees and expenses attendant to registering the Ordinary Shares issuable upon exercise of the Underwriter Warrants, other than underwriting commissions incurred and payable by the holders. The exercise price and number of Ordinary Shares issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary cash dividend, or our recapitalization, reorganization, merger, or consolidation. The warrant exercise price and/or underlying shares may also be adjusted for issuances of Ordinary Shares at a price below the warrant exercise price.

Indemnification; Indemnification Escrow

We have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed not to, for a period of 180 days from the effective date of this registration statement, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Ordinary Shares or securities that are substantially similar to our Ordinary Shares, including but are not limited to any options or warrants to purchase our Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Underwriter.

Furthermore, each of our directors, executive officers, and principal shareholders (5% or more shareholders) of our Ordinary Shares has also entered into a similar lock-up agreement for a period of 180 days from the effective date of this registration statement with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares, subject to certain exceptions such as transactions relating lock-up securities acquired in open market transactions after the completion of the initial public offering, transfers of lock-up securities as a bona fide gift, transfers of lock-up securities to a charity or educational institution or other not-for-profit organization, and other customary exceptions.

Pricing of the Offering

Prior to this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the Underwriter. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the Underwriter or selling group members, if any, participating in this offering and the Underwriter may distribute prospectuses electronically. The Underwriter may agree to allocate a number of Ordinary Shares to selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the Underwriter may engage in transactions that stabilize, maintain, or otherwise affect the price of our Ordinary Shares. Specifically, the Underwriter may sell more Ordinary Shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Ordinary Shares available for purchase by the Underwriter under option to purchase additional Ordinary Shares. The Underwriter can close out a covered short sale by exercising the option to purchase additional Ordinary Shares or purchasing Ordinary Shares in the open market. In determining the source of Ordinary Shares to close out a covered short sale, the Underwriter will consider, among other things, the open market price of Ordinary Shares compared to the price available under the option to purchase additional Ordinary Shares. The Underwriter may also sell Ordinary Shares in excess of the option to purchase additional Ordinary Shares, creating a naked short position. The Underwriter must close out any naked short position by purchasing Ordinary Shares in the open market. A naked short position is more likely to be created if the Underwriter are concerned that there may be downward pressure on the price of the Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The Underwriter may also impose a penalty bid. This occurs when a particular Underwriter or dealer repays selling concessions allowed to it for distributing our Ordinary Shares in this offering because such Underwriter repurchases those Ordinary Shares in stabilizing or short covering transactions.

Finally, the Underwriter may bid for, and purchase, our Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The Underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the Underwriter may engage in passive market making transactions in our Ordinary Shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The Underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Stamp Taxes

If you purchase Ordinary Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Notice to Prospective Investors in Canada

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

The Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to and is only directed at persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 within, and/or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) (all such persons together being referred to as “relevant persons”).

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares may not be circulated or distributed, nor may the Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in China and the Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of China except pursuant to applicable laws, rules and regulations of China. For the purpose of this paragraph only, China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Hong Kong

The Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to our Ordinary Shares be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to our Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Taiwan, the Republic of China

The Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and non-accountable expense allowance, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$3,312
Nasdaq Capital Market Listing Fee	$55,000
FINRA Filing Fee	$2,000
Legal Fees and Expenses	$682,826
Accounting Fees and Expenses	$50,000
Printing and Engraving Expenses	$32,995
Underwriter out-of-pocket expenses and legal fees	$150,000
Transfer Agent Expenses	$17,625
Miscellaneous Expenses	$454,011
Total Expenses	$1,447,769

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Grandall. Loeb & Loeb LLP and Allbright Law Offices are acting as U.S. counsel and PRC legal counsel, respectively, to the Underwriter.

EXPERTS

The consolidated financial statements for the years ended December 31, 2019 and 2018, included in this prospectus have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Friedman LLP is located at One Liberty Plaza, 165 Broadway, 21st Fl., New York, NY 10006.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INDEX TO FINANCIAL STATEMENTS

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Financial Statements
Unaudited Condensed Consolidated Balance Sheets as of June 30, 2020 and December 31, 2019	F-29
Unaudited Condensed Consolidated Statements of Income and Comprehensive Income for the Six Months ended June 30, 2020 and 2019	F-30
Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Deficit for the Six Months ended June 30, 2020 and 2019	F-31
Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months ended June 30, 2020 and 2019	F-32
Notes to Unaudited Condensed Consolidated Financial Statements	F-33 – F-55

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Sentage Holdings Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Sentage Holdings Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of income and comprehensive income, changes in shareholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2019.

New York, New York

May 8, 2020, except Notes 2 and 13, as to which the date is July 2, 2020, and Note 11, as to which the date is September 28, 2020.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash	$227,387	$142,715
Restricted cash	23,644	22,653
Accounts receivable, net	236,582	-
Prepaid expenses and other current assets	448,480	441,720
TOTAL CURRENT ASSETS	936,093	607,088

Property and equipment, net	128,835	144,869
Intangible assets, net	98,022	142,251
Deferred tax assets	669,125	1,292,055
TOTAL NONCURRENT ASSETS	895,982	1,579,175

TOTAL ASSETS	$1,832,075	$2,186,263

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$4,605	$2,543
Deferred revenue	1,190,106	4,840,988
Accrued expenses and other current liabilities	200,599	202,563
TOTAL CURRENT LIABILITIES	1,395,310	5,046,094

Due to a related party, non-current	1,209,691	929,125
Total Liabilities	2,605,001	5,975,219

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT
Ordinary shares, $0.001 par value, 50,000,000 shares authorized, 10,000,000 shared issued and outstanding*	10,000	10,000
Additional paid in capital	38,419,832	37,271,726
Accumulated deficit	(39,226,760)	(41,061,113)
Accumulated other comprehensive income (loss)	24,002	(9,569)
TOTAL SHAREHOLDERS’ DEFICIT	(772,926)	(3,788,956)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$1,832,075	$2,186,263

*	Retrospectively restated for effect of 1-for-1,000 forward split of the ordinary shares, see Note 11

The accompanying notes are an integral part of these consolidated financial statements

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the years ended December 31,
	2019	2018

OPERATING REVENUE
Consumer loan repayment and collection management service fees	$3,618,823	$6,389,528
Loan recommendation service fees	260,388	-
Prepaid payment network service fee	86,052	-
Total operating revenue	3,965,263	6,389,528

OPERATING EXPENSES
Selling, general and administrative expenses	1,528,043	4,825,830
Total operating expenses	1,528,043	4,825,830

INCOME FROM OPERATIONS	2,437,220	1,563,698

OTHER INCOME (EXPENSES)	8,495	(22,884)

INCOME BEFORE INCOME TAX PROVISION	2,445,715	1,540,814

PROVISION FOR INCOME TAXES	611,362	386,302

NET INCOME	1,834,353	1,154,512

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	33,571	483,020
COMPREHENSIVE INCOME	$1,867,924	$1,637,532

Earnings per common share- basic and diluted	$0.18	$0.12

Weighted average shares- basic and diluted	10,000,000	10,000,000

*	Retrospectively restated for effect of 1-for-1,000 forward split of the ordinary shares, see Note 11

The accompanying notes are an integral part of these consolidated financial statements

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	Ordinary shares		Additional paid-in	Accumulated	Accumulated other comprehensive
	Shares*	Amount	capital	deficit	income (loss)	Total

Balance on December 31, 2017	10,000,000	$10,000	$32,909,739	$(42,215,625)	$(492,589)	$(9,788,475)
Conversion of shareholder loan to capital	-	-	4,361,987	-	-	4,361,987
Net income for the year	-	-	-	1,154,512	-	1,154,512
Foreign currency translation adjustment	-	-	-	-	483,020	483,020

Balance on December 31, 2018	10,000,000	10,000	37,271,726	(41,061,113)	(9,569)	(3,788,956)

Conversion of shareholder loan to capital	-	-	1,148,106	-	-	1,148,106
Net income for the year	-	-	-	1,834,353	-	1,834,353
Foreign currency translation adjustment	-	-	-	-	33,571	33,571

Balance on December 31, 2019	10,000,000	$10,000	$38,419,832	$(39,226,760)	$24,002	$(772,926)

*	Retrospectively restated for effect of 1-for-1,000 forward split of the ordinary shares, see Note 11

The accompanying notes are an integral part of these consolidated financial statements

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2019	2018

Cash flows from operating activities
Net income	$1,834,353	$1,154,512
Adjustments to reconcile net income to cash and restricted cash used in operating activities
Depreciation and amortization	57,022	174,144
(Gain) loss from disposition of fixed assets	(10,747)	1,693
Deferred income tax expense	611,362	386,302
Changes in operating assets and liabilities:
Accounts receivable	(238,609)	-
Prepaid expenses and other current assets	(12,598)	429,283
Accounts payable	2,113	(7,557)
Deferred revenue	(3,618,822)	(6,390,171)
Accrued expenses and other current liabilities	668	(378,479)
Net cash used in operating activities	(1,375,258)	(4,630,273)

Cash flows from investing activities
Purchase of property and equipment	-	(13,302)
Proceeds from disposal of equipment	10,747	-
Net cash provided by (used in) investing activities	10,747	(13,302)

Cash flows from financing activities
Proceeds from related party loans	1,443,234	4,440,584
Net cash provided by financing activities	1,443,234	4,440,584

Effect of exchange rate changes on cash and restricted cash	6,940	162,347
Net increase (decrease) in cash and restricted cash	85,663	(40,644)
Cash and restricted cash, beginning of year	165,368	206,012
Cash and restricted cash, end of year	$251,031	$165,368

Supplemental disclosure of cash flow information
Amount converted from shareholder loans to capital	$1,148,106	$4,361,987

The accompanying notes are an integral part of these consolidated financial statements

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Business

Sentage Holdings Inc. (“Sentage Holdings” or the “Company”), through its wholly-owned subsidiaries and entities controlled through contractual arrangements, is engaged in providing customers a comprehensive range of financial services including repayment and collection management services, loan recommendation services, and prepaid payment network services in the People’s Republic of China (“PRC”).

Organization

Sentage Holdings was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on September 16, 2019.

Sentage Holdings owns 100% of the equity interests of Sentage Hongkong Limited (“Sentage HK”), a limited liability company formed under the laws of Hong Kong on September 25, 2019.

On December 17, 2019, Shanghai Santeng Technology Co., Ltd. (“Sentage WFOE”) was incorporated pursuant to PRC laws as a wholly foreign owned enterprise of Sentage HK.

Sentage Holdings, Sentage HK, and Sentage WFOE are currently not engaging in any active business operations and merely acting as holding companies.

Prior to the reorganization described below, Ms. Qiaoling Lu, the chairperson of the board of directors and the chief executive officer of the Company, and her close family members, were the controlling shareholders of the following entities: (1) Daxin Wealth Investment Management (Shanghai) Co., Ltd. (“Daxin Wealth”), formed in Shanghai City, China on August 13, 2014; (2) Daxin Zhuohui Financial Information Services (Shanghai) Co., Ltd. (“Daxin Zhuohui”), formed in Shanghai City, China on January 9, 2015; and (3) Qingdao Buytop Payment Services Co., Ltd. (“Qingdao Buytop”), formed in Qingdao City, Shandong Province, China on August 4, 2009. Daxin Wealth, Daxin Zhuohui, and Qingdao Buytop were all formed as limited companies pursuant to PRC laws. Daxin Wealth and Daxin Zhuohui are primarily engaged in providing consumer loan repayment and collection management services. Daxin Zhuohui also provides loan recommendation services. Qingdao Buytop is primarily engaged in providing customers with prepaid payment network services. Daxin Wealth, Daxin Zhuohui, and Qingdao Buytop are collectively referred to as the “Sentage Operating Companies” below.

Reorganization

A reorganization of our legal structure (“Reorganization”) was completed on March 9, 2020. The Reorganization involved the formation of Sentage Holdings, Sentage HK and Sentage WFOE, and entering into certain contractual arrangements Sentage WFOE, the shareholders of the Sentage Operating Companies and the Sentage Operating Companies. Consequently, the Company became the ultimate holding company of Sentage HK, Sentage WFOE, Daxin Wealth, Daxin Zhuohui, and Qingdao Buytop.

On March 9, 2020, Sentage WFOE entered into a series of contractual arrangements with the shareholders of the Sentage Operating Companies. These agreements include Exclusive Purchase Agreements, an Exclusive Business Cooperation Agreement, Equity Pledge Agreements, Powers of Attorney, Loan Agreements intended to guarantee the exercise of the Exclusive Purchase Agreements and Spouse Consents (collectively the “VIE Agreements”). Pursuant to the VIE Agreements, Sentage WFOE has the exclusive right to provide to the Sentage Operating Companies consulting services related to business operations including technical and management consulting services. The VIE Agreements are designed to provide Sentage WFOE with the power, rights, and obligations equivalent in all material respects to those it would possess as the sole equity holder of each of the Sentage Operating Companies, including absolute control rights and the rights to the assets, property, and revenue of each of the Sentage Operating Companies. As a result of our direct ownership in Sentage WFOE and the VIE Agreements, we believe that the Sentage Operating Companies should be treated as Variable Interest Entities (“VIEs”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 Consolidation and we are regarded as the primary beneficiary of our VIEs. We treat our VIEs as our consolidated entities under U.S. GAAP.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION (continued)

The Company, together with its wholly owned subsidiaries and its VIEs, is effectively controlled by the same shareholders before and after the Reorganization and therefore the Reorganization is considered as a recapitalization of entities under common control. The consolidation of the Company, its subsidiaries, and its VIEs has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

The consolidated financial statements of the Company include the following entities:

Name of Entity	Date of Formation	Place of Incorporation	% of Ownership	Principal Activities
Sentage Holdings	September 16, 2019	Cayman Islands	Parent, 100%	Investment holding

Sentage HK	September 25, 2019	Hong Kong	100%	Investment holding

Sentage WFOE	December 17, 2019	Shanghai, PRC	100%	WFOE, Consultancy and information technology support

Daxin Wealth	August 13, 2014	Shanghai, PRC	VIE	Consumer loan repayment and collection management services; and loan recommendation services to assist borrowers to obtain loans from various financial institutions services

Daxin Zhuohui	January 9, 2015	Shanghai, PRC	VIE	Consumer loan repayment and collection management services; and loan recommendation services to assist borrowers to obtain loans from various financial institutions services

Qingdao Buytop	August 4, 2009	Qingdao, Shandong, PRC	VIE	Prepaid payment network services

The VIE contractual arrangements

The Company’s main operating entities, Daxin Wealth, Daxin Zhuohui, and Qingdao Buytop (or the “Sentage Operating Companies” as referred above), are controlled through contractual arrangements in lieu of direct equity ownership by the Company.

A VIE is an entity which has a total equity investment that is insufficient to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary of, and must consolidate, the VIE.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION (continued)

Sentage WFOE is deemed to have a controlling financial interest in and be the primary beneficiary of the Sentage Operating Companies because it has both of the following characteristics:

●	The power to direct activities of the Sentage Operating Companies that most significantly impact such entities’ economic performance, and

●	The obligation to absorb losses of, and the right to receive benefits from, the Sentage Operating Companies that could potentially be significant to such entities.

Pursuant to these contractual arrangements, the Sentage Operating Companies shall pay service fees equal to all of their net profit after tax payments to Sentage WFOE. At the same time, Sentage WFOE is obligated to absorb all of their losses. Such contractual arrangements are designed so that the operations of the Sentage Operating Companies are solely for the benefit of Sentage WFOE and ultimately, the Company.

Risks associated with the VIE structure

The Company believes that the contractual arrangements with its VIEs and the shareholders of its VIEs are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

●	revoke the business and operating licenses of the Company’s PRC subsidiary and VIEs;

●	discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and VIEs;

●	limit the Company’s business expansion in China by way of entering into contractual arrangements;

●	impose fines or other requirements with which the Company’s PRC subsidiary and VIEs may not be able to comply;

●	require the Company or the Company’s PRC subsidiary and VIEs to restructure the relevant ownership structure or operations; or

●	restrict or prohibit the Company’s use of the proceeds from public offering to finance the Company’s business and operations in China.

The Company’s ability to conduct its financial service businesses may be negatively affected if the PRC government were to carry out of any of the aforementioned actions. As a result, the Company may not be able to consolidate its VIEs in its consolidated financial statements as it may lose the ability to exert effective control over the VIEs and their shareholders and it may lose the ability to receive economic benefits from the VIEs. The Company, however, does not believe such actions would result in the liquidation or dissolution of the Company, its PRC subsidiary and its VIEs. The Company, Sentage HK and Sentage WFOE are essentially holding companies and do not have active operations as of December 31, 2019 and 2018. As a result, total assets and liabilities presented on the Consolidated Balance Sheets and revenue, expenses, and net income presented on the Consolidated Statement of Comprehensive Income as well as the cash flows from operating, investing and financing activities presented on the Consolidated Statement of Cash Flows are substantially the financial position, operation and cash flow of the Company’s VIEs. The Company has not provided any financial support to the VIEs for the years ended December 31, 2019 and 2018.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION (continued)

The following financial statement amounts and balances of the VIEs were included in the accompanying consolidated financial statements after elimination of intercompany transactions and balances:

	December 31, 2019	December 31, 2018
Current assets	$936,093	$607,088
Non-current assets	895,982	1,579,175
Total assets	$1,832,075	$2,186,263
Current liabilities	$1,395,310	$5,046,094
Non-current liabilities	1,209,691	929,125
Total liabilities	$2,605,001	$5,975,219

	For the Years Ended December 31,
	2019	2018
Net revenue	$3,965,263	$6,389,528
Net income	$1,834,353	$1,154,512

	For the Years Ended December 31,
	2019	2018
Net cash used in operating activities	$(1,375,258)	$(4,630,273)
Net cash provided by (used in) investing activities	$10,747	$(13,302)
Net cash provided by financing activities	$1,443,234	$4,440,584

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying consolidated financial statements include the financial statements of the Company, its wholly owned subsidiaries, and entities it controlled through VIE agreements. All inter-company balances and transactions are eliminated upon consolidation.

Uses of estimates

In preparing the consolidated financial statements in conformity U.S. GAAP, the management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable, useful lives of property and equipment and intangible assets, the recoverability of long-lived assets, realization of deferred tax assets, provision necessary for contingent liabilities and revenue recognition. Actual results could differ from those estimates.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Risks and Uncertainties

The main operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the economy in the PRC. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations (see Note 14- Subsequent Events).

Cash

Cash includes currency on hand and deposits held by banks that can be added or withdrawn without limitation. The Company maintains all of its bank accounts in the PRC. The Company’s cash balances in these bank accounts in the PRC are not insured by the Federal Deposit Insurance Corporation or other programs.

Restricted cash

In connection with the Company’s newly launched prepaid payment network service business, the Company is required to make an initial one-year security deposit with designated PRC banks in order to be eligible to issue prepaid gift and debit cards to customers. Security deposit is based on 1% of the estimated proceeds to be collected from the prepaid card issuance and is subject to adjustment as be determined by the PRC banks based on actual sales volume of the prepaid cards. As of the date of this prospectus, the Company has not issued any prepaid cards to customers. The Company records such security deposit as restricted cash.

Accounts receivable

Accounts receivable include service fees generated from the Company’s loan recommendation and prepaid payment network services.

The Company reduces accounts receivable by recording an allowance for doubtful accounts to account for the estimated impact of collection issues resulting from a client’s inability or unwillingness to pay valid obligations to the Company. The Company determines the adequacy of allowance for doubtful accounts based on individual account analysis, historical collection trend, and best estimate of specific losses on individual exposures. The Company establishes a provision for doubtful receivable when there is objective evidence that the Company may not be able to collect amounts due. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after the management has determined that the likelihood of collection is not probable. As of December 31, 2019 and 2018, there was no allowance recorded as the Company considers all of the accounts receivable fully collectible.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are provided using the straight-line method over their expected useful lives, as follows:

Useful life
Office equipment and furniture	20 years
Transportation vehicles	3-5 years
Leasehold improvement	Lesser of useful life and lease term

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of comprehensive income in other income (expenses).

Impairment of long-lived Assets

Long-lived assets with finite lives, primarily property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no impairments of these assets as of December 31, 2019 and 2018.

Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, restricted cash, accounts receivable, prepaid expenses and other current assets, accounts payable, deferred revenue, due to related parties and accrued expenses and other current liabilities approximate the fair value of the respective assets and liabilities as of December 31, 2019 and 2018 based upon the short-term nature of the assets and liabilities.

Foreign currency translation

The functional currency for Sentage is the U.S Dollar (“US$”). Sentage HK uses Hong Kong dollar as its functional currency. However, Sentage, and Sentage HK currently only serve as the holding companies and did not have active operation as of the date of this report. The Company operates its business through its VIEs in the PRC as of December 31, 2019. The functional currency of the Company’s VIEs is the Chinese Yuan (“RMB”). The Company’s consolidated financial statements have been translated into US$. Assets and liabilities accounts are translated using the exchange rate at each reporting period end date. Equity accounts are translated at historical rates. Income and expense accounts are translated at the average rate of exchange during the reporting period. The resulting translation adjustments are reported under other comprehensive income. Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the results of operations.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	December 31, 2019	December 31, 2018
Year-end spot rate	US$1=RMB 6.9680	US$1=RMB 6.8776
Average rate	US$1=RMB 6.9088	US$1=RMB 6.6163

Revenue recognition

On January 1, 2018, the Company early adopted Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with customers”, using the modified retrospective approach. ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied. This new guidance provides a five-step analysis in determining when and how revenue is recognized. Under the new guidance, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the new guidance requires disclosure of the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers.

The Company has assessed the impact of the new guidance by reviewing its existing customer contracts and current accounting policies and practices and identifying differences that will result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations. Based on the assessment, the Company concluded that there was no change to the timing and pattern of revenue recognition for its current revenue streams in scope of Topic 606 and therefore there was no material changes to the Company’s consolidated financial statements upon adoption of ASC 606.

The Company currently generates its revenue from the following main sources:

Revenue from consumer loan repayment and collection management services

Loans facilitated through the Company were consumer loan products ranging from 30,000 RMB (approximately $4,342) to 80,000 RMB (approximately US$11,579). Loan term ranges from one year to four years. All the Company’s clients are individual customers who entered into service agreements with the Company. All these loans were facilitated through the Company’s offline loan recommendation services before November 2017. Since November 2017, the Company has not provided any intermediary services for any new customers in anticipation of changes in related governing regulations in China, and the Company has been focusing on providing services related to consumer loan repayment and collection management to its customers. These consumer loan repayment and collection management services are a part of the Company’s service obligation in its service agreements with its customers. Pursuant to the service agreements, customers authorized the Company to monitor and manage the repayment and collection process of outstanding loans for a fixed service fee, which was paid upfront by customers. The Company is required to monitor loans within the loan term to ensure timely repayment of loans when they become due. Pursuant to the Company’s agreements with customers, loan repayment and collection management services are parts of bundled services offered by the Company to customers for a fixed fee and are not capable of being distinct because the Company is required to concurrently monitor and manage the repayment and collection process of outstanding loans to be entitled to receive a fixed service fee. As a result, loan management services and collection management services are not separately identifiable in the context of the contract and accordingly are treated as a bundled single performance obligation. There is no variable consideration in the contract. Once a specific loan is repaid on time, the Company’s service obligation related to such loan is satisfied. When a loan becomes delinquent, the Company is then required to assist in collection efforts for an extended service period of 12 months starting on the day such loan becomes delinquent. No additional fee can be charged for collection management services provided to delinquent loans beyond the initial fixed fee agreed. If all or a part of the loan is still not repaid after all collection management efforts are exhausted within such required service period, the Company’s service obligation related to such loan is satisfied and the Company is not responsible for any loss from an uncollectible loan.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

The Company’s loan repayment and collection management services primarily include reconciling borrower repayment record and sending payment reminder and notice periodically, facilitating repayment upon maturity and collaborating with third-party collection agents and law firms in the event of delinquency etc. Loan repayment and collection management fees received from the customers upfront are deferred first, and then ratably recognized as revenue over the loan terms or an extended service period of 12 months starting on the day such loan becomes delinquent, as the Company performs designated services.

Revenue from services provided to borrower for loan recommendation

The Company started to provide recommendation services where the Company recommends prospective borrowers to funding partners in June 2019. The Company’s services include making loan product recommendations to borrower applicants, processing paperwork related to borrowers’ applicants based on their specific needs, evaluating credentials of borrower applicants, appraising borrowers’ properties to be collateralized through data analysis and on-site inspection, and recommending qualified borrowers to various funding partners for loan approval. The Company receive a service fee from a borrower if he or she is approved for a loan and such loan is then funded by one of our funding partners. The Company acquires borrowers through cooperating with third-party referral partners as well as through its own borrower development efforts. For borrowers acquired through cooperating with third-party referral partners, pursuant to the service agreement between the Company and the referral partners, referral partners first charge borrowers service fees for their referrals. The Company then charges the referral partners a commission ranging from 1.5% to 2% based on the loan proceeds disbursed to the borrowers. For borrowers developed directly by the Company, the Company charges the borrowers a service fee of 1.75% to 3% of the loan amount received by the borrowers. Such revenue is recognized at the point when the Company’s recommendation services are performed and the loan proceeds are disbursed to a specific borrower. For the year ended December 31, 2019, the Company earned $260,388 recommendation service revenue.

Revenue from prepaid payment network services

In 2012, one of the Company’s VIE subsidiaries, Qingdao Buytop, was granted a third-party payment service license by the relevant authority in China. The Company started to provide prepaid payment network services to merchant customers in August 2019. The Company is licensed to issue generic and branded prepaid gift and debit cards and provide related services to various merchants, such as supermarket and department stores. In connection with the prepaid payment network services, the Company expects to generate revenue from: (1) technology consulting and support services fees related to payment solution planning, design, and management; (2) prepaid card payment services fees related to the issuance and use of prepaid cards. We recognize revenue from prepaid payment network consulting services when we perform the services. Since this is a relatively new line of business, the Company only generated a small amount of revenue related to technology consulting and support services during the year ended December 31, 2019.

Contract Assets and Liabilities

The Company did not have contract assets as of December 31, 2019 and 2018.

Contract liabilities are recognized for contracts where payment has been received in advance of delivery. The Company’s contract liabilities, which are reflected in its consolidated balance sheets as deferred revenue of $1,190,106 and $4,840,988 as of December 31, 2019 and 2018, respectively, consist primarily of loan management and collection management fees received from customers in advance of services performed. The Company’s contract liabilities balance decreased by approximately $3.7 million as of December 31, 2019 when compared to December 31, 2018, primarily due to recognition of deferred revenue as revenue when the designated services under the loan repayment and collection management agreements have been performed and the Company’s performance obligations were satisfied.

Disaggregation of revenue

The Company disaggregates its revenue from contracts by service types, as the Company believes it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors. The Company’s disaggregation of revenues for the years ended December 31, 2019 and 2018 are disclosed in Note 13 of this consolidation financial statements.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended December 31, 2019 and 2018. The Company does not believe that there was any uncertain tax provision on December 31, 2019 and 2018. The Company’s subsidiary and VIEs in China are subject to the income tax laws of the PRC. No significant income was generated outside the PRC for the fiscal years ended December 31, 2019 and 2018. As of December 31, 2019, all of the tax returns of the Company’s PRC subsidiary and VIEs remain available for statutory examination by PRC tax authorities.

Value added tax (“VAT”)

The Company is a general taxpayer and is subject to applicable VAT tax rate of 6% or 16%. VAT is reported as a deduction to revenue when incurred. Entities that are VAT general taxpayers are allowed to offset qualified input VAT tax paid to suppliers against their output VAT liabilities.

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of December 31, 2019 and 2018, there were no dilutive shares.

Comprehensive income

Comprehensive income consists of two components, net income and other comprehensive income. The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to US$ is reported in other comprehensive income in the consolidated statements of comprehensive income.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows”, cash flows from the Company’s operations are formulated based upon the local currencies using the average exchange rate in the period. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Related parties and transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Transactions between related parties commonly occurring in the normal course of business are considered to be related party transactions. Transactions between related parties are also considered to be related party transactions even though they may not be given accounting recognition. While ASC does not provide accounting or measurement guidance for such transactions, it nonetheless requires their disclosure.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), which requires lessees to recognize a right-of-use asset and lease liability on the balance sheet for all leases, including operating leases, with a term in excess of 12 months. The guidance also expands the quantitative and qualitative disclosure requirements. The new guidance requires the lessee to record operating leases on the balance sheet with a right-of-use asset and corresponding liability for future payment obligations. In July 2018, FASB issued ASU 2018-11 Leases (Topic 842) – Targeted Improvements that reduces costs and eases implementation of the leases standard for financial statement preparers. The ASU simplifies transition requirements and, for lessors, provides a practical expedient for the separation of non-lease components from lease components. In November 2019, FASB released ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, which modified the implementation date of the standard. For public entities, the guidance will be effective for fiscal year beginning after December 15, 2018 and interim periods therein. For all other entities, the guidance is effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021. As an emerging growth company, the Company will adopt this guidance effective January 1, 2022. The Company does not expect the cumulative effect resulting from the adoption of this guidance will have a material impact on its consolidated financial statements

In February 2018, the FASB has issued ASU No. 2018-02, “Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.” This ASU amends ASC 220, Income Statement — Reporting Comprehensive Income, to “allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act.” In addition, under this ASU, an entity will be required to provide certain disclosures regarding stranded tax effects. This ASU is effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. This guidance did not have a material impact on its consolidated financial statements.

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for all entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company does not expect this guidance will have a material impact on its consolidated financial statements.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 was subsequently amended by Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Accounting Standards Update 2019-04 Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, and Accounting Standards Update 2019-05, Targeted Transition Relief. For public entities, ASU 2016-13 and its amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, this guidance and its amendments will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. As an emerging growth company, the Company plans to adopt this guidance effective January 1, 2023. The Company is currently evaluating the impact of its pending adoption of ASU 2016-13 on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes. ASU 2019-12 is intended to simplify accounting for income taxes. It removes certain exceptions to the general principles in Topic 740 and amends existing guidance to improve consistent application. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years, which is 2022 fiscal year for us, with early adoption permitted. The Company does not expect adoption of the new guidance to have a significant impact on its consolidated financial statements.

NOTE 3 — LIQUIDITY

As reflected in the Company’s consolidated financial statements, the Company’s revenue decreased by approximately $2.4 million from approximately $6.4 million in the 2018 fiscal year to approximately $4.0 million for the 2019 fiscal year. Net cash used in operating activities amounted to approximately $1.4 million for the fiscal year ended December 31, 2019. As of December 31, 2019, the Company had negative working capital of approximately $0.5 million.

In assessing its liquidity, management monitors and analyzes the Company’s cash on-hand, its ability to generate sufficient revenue sources in the future, and its operating and capital expenditure commitments. As of December 31, 2019, the Company had cash and restricted cash of approximately $0.3 million. The Company’s accounts receivable of $0.2 million associated with its services rendered for prepaid payment network service and loan recommendation services has been billed to its customers but has not been collected as of the balance sheet dates. The Company fully collected the December 31, 2019 accounts receivable as of the date of this prospectus and such cash collection can be used to support the Company’s working capital need. As of December 31, 2019, the Company had approximately $1.2 million deferred revenue representing its unsatisfied performance obligations as of the balance sheet date. Such deferred revenue will be recognized as revenue within one year. The Company also borrowed approximately $1.2 million from its controlling shareholder, Ms. Qiaoling Lu, in order to support the Company’s working capital need. Ms. Qiaoling Lu will not seek repayment of her related party balance of 1.2 million until at least 12 months from the issuance of the financial statements. In addition, she also made pledges to provide continuous financial support to the Company for at least next 12 months from the date of this report.

In the second half of 2019, in order to diversity its business and revenue source, the Company started to provide loan recommendation services to assist borrowers to obtain loans from funding partners consisted of various financial institutions. In addition, the Company also started to provide prepaid payment network services to customers. From January to April 2020, through working together with its business partners, the Company has successfully assisted some borrowers to obtain loans from funding partners and also provided technology consulting and support services to customers under its prepaid payment network business, which enabled the Company to generate approximately $0.8 million in revenue from these new businesses during this period.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — LIQUIDITY (continued)

Based on current trend, the Company expects revenue from its loan recommendation and prepaid payment network businesses to continue to increase from May to December 2020. The Company believes that through providing loan recommendation services, which enables borrowers to obtain loans from funding partners, and offering prepaid payment network services, which enables merchant customers to accept prepaid-card payments, it will be able improve its operating cash flow going forward.

Currently, the Company is working to improve its liquidity and capital sources primarily through cash flows from operation and financial support from its principal shareholder. In order to fully implement its business plan and sustain continued growth, the Company may also seek equity financing from outside investors. At the present time, however, the Company does not have commitments of funds from any potential investors. Based on the current operating plan, management believes that the above-mentioned measures collectively will provide sufficient liquidity for the Company to meet its future liquidity and capital requirement for at least 12 months from the date of this report.

NOTE 4 — ACCOUNTS RECEIVABLE, NET

The Company’s accounts receivable includes service fees generated through providing loan recommendation and prepaid payment network services to customers. As of December 31, 2019 and 2018, the Company had accounts receivable balance of $236,582 and Nil, respectively. The entire balance of accounts receivable as of December 31, 2019 has been fully collected as of the date of this Report.

NOTE 5 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following:

	December 31, 2019	December 31, 2018
Advance to suppliers (1)	$52,536	$21,550
Other receivable, net (2)	222,165	216,731
Value-added Tax (“VAT”) recoverable (3)	164,384	168,491
Prepaid expenses (4)	9,395	34,948
Prepaid expenses and other current assets	$448,480	$441,720

(1)	Advance to suppliers represents balance paid to vendors for certain services that have not been completed. These advances are interest free, unsecured and short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. As of December 31, 2019 and 2018, there was no allowance recorded as the Company considers all of the advance to suppliers balance fully realizable.

(2)	Other receivable primarily includes advances to employees for business development and security deposits paid for third-party payment platforms. As of December 31, 2019 and 2018, there was no allowance recorded as the Company considers all of the other receivable balance fully collectible.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — PREPAID EXPENSES AND OTHER CURRENT ASSETS (continued)

(3)	VAT tax recoverable represents the amount that is overpaid by the Company before the VAT tax invoices received. Such amount can be used to offset future VAT tax liability.

(4)	Prepaid expenses include mainly prepayment for rental expense and equipment maintenance etc..

NOTE 6 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following:

	December 31, 2019	December 31, 2018
Office equipment and furniture	$444,856	$450,705
Automobiles	56,790	57,536
Subtotal	501,646	508,241
Less: accumulated depreciation	(372,811)	(363,372)
Property and equipment, net	$128,835	$144,869

Depreciation expense was $14,275 and $130,201 for the years ended December 31, 2019 and 2018, respectively.

NOTE 7 — INTANGIBLE ASSETS, NET

Intangible assets primarily consist of accounting software, which is amortized based on straight-line method over use life of 5 years.

Amortization expense was $42,747 and $43,943 for the years ended December 31, 2019 and 2018, respectively.

Estimated future amortization expense for prepayments for intangible assets is as follows:

Years ending December 31,	Amortization expense

2020	$39,320
2021	29,869
2022	20,619
2023	6,402
2024	126
Thereafter	1,686
$98,022

NOTE 8 — TAXES

(a)	Corporate Income Taxes (“CIT”)

Cayman Islands

Under the current tax laws of the Cayman Islands, the Company is not subject to tax on its income or capital gains. In addition, no Cayman Islands withholding tax will be imposed upon the payment of dividends by the Company to its shareholders.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — TAXES (continued)

Hong Kong

Sentage HK is incorporated in Hong Kong and is subject to profit taxes in Hong Kong at a rate of 16.5%. However, Sentage HK did not generate any assessable profits arising in or derived from Hong Kong for the fiscal years ended December 31, 2019 and 2018, and accordingly no provision for Hong Kong profits tax has been made in these periods.

PRC

Sentage WFOE, Daxin Wealth, Daxin Zhuohui, and Qingdao Buytop are incorporated in the PRC, and are subject to the PRC Enterprise Income Tax Laws (“EIT Laws”) and are taxed at the statutory income tax rate of 25%.

(i)	The components of the income tax provision from Cayman Islands, Hong Kong, and China are as follows:

	For the Years Ended December 31,
	2019	2018
Current tax provision
Cayman Islands	$-	$-
Hong Kong	-	-
China	-	-
	-	-
Deferred tax provision
Cayman Islands	-	-
Hong Kong	-	-
China	611,362	386,302
	611,362	386,302
Income tax provision	$611,362	$386,302

The following table reconciles the China statutory rates to the Company’s effective tax rate for the years ended December 31, 2019 and 2018:

	For the Years Ended December 31,
	2019	2018
China Income tax statutory rate	25.0%	25.0%
Nondeductible expenses-permanent difference	0.1%	0.4%
Change in valuation allowance	(0.1)%	(0.3)%
Effective tax rate	25.0%	25.1%

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — TAXES (continued)

Deferred tax assets

The Company’s deferred tax assets are comprised of the following:

	As of December 31,
	2019	2018

Deferred tax assets derived from net operating loss (“NOL”) carry forwards and deferred revenue	$1,738,483	$2,375,468
Less: valuation allowance	(1,069,358)	(1,083,413)
Deferred tax assets	$669,125	$1,292,055

The Company follows ASC 740, “Income Taxes”, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company’s deferred tax assets primarily derived from the net operating loss (“NOL”) and deferred revenue that can be carried forward to offset future taxable income. As the Company ended its offline loan recommendation business in the end of 2017, management concluded that the chances for the Company’s VIEs, Daxin Wealth and Daxin Zhuohui, to utilize their net operating loss carry forwards carry forwards were remote. Accordingly, a valuation allowance of approximately $1.1 million has been provided against part of the deferred tax assets due to expiration of some of loss carryforwards. As of December 31, 2019, the Company had deferred tax assets balance of $669,125. In connection with the newly added loan recommendation services and prepaid payment network services, management believes that the Company will continue to generate sufficient taxable income in the 2020 fiscal year. Therefore, the Company believes that it can utilize the remaining deferred tax asset to offset future taxable income.

 Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2019 and 2018, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest or penalties tax for the years ended December 31, 2019 and 2018. The Company does not anticipate any significant increases or decreases in unrecognized tax benefits in the next twelve months from December 31, 2019. As of December 31, 2019, all the tax returns of the Company’s PRC subsidiary and VIEs remain available for statutory examination by PRC tax authorities.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — RELATED PARTY TRANSACTIONS

a.	Due to a related party

Due to a related party consists of the following:

Name	Related party relationship	December 31, 2019	December 31, 2018
Qiaoling Lu	CEO and controlling shareholder of the Company	$1,209,691	$929,125
Total due to a related party		$1,209,691	$929,125

As of December 31, 2019 and 2018, the balance due to a related party in the amount of $1,209,691 and $929,125, respectively, was loan advance from the Company’s controlling shareholder and was used as working capital during the Company’s normal course of business. Such advance was non-interest bearing and due on demand.

b.	Operating lease expenses paid through borrowing from a related party

The Company’s VIEs, Daxin Wealth and Daxin Zhuohui, lease office space in Shanghai and borrows funds from the Company’s controlling shareholder, Ms. Qiaoling Lu, to pay the landlords. For the years ended December 31, 2019 and 2018, operating lease expense of $78,716 and $82,197 was paid to the landlords through borrowing loans from the Company’s CEO and controlling shareholder Ms. Qiaoling Lu, respectively (see Note 12).

NOTE 10 — CONCENTRATIONS

A majority of the Company’s revenue and expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

As of December 31, 2019 and 2018, $226,993 and $142,130 of the Company’s cash was on deposit at financial institutions in the PRC where there currently is no rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure. For the years ended December 31, 2019 and 2018, the Company’s substantial assets were located in the PRC and the Company’s substantial revenues were derived from its subsidiaries and VIEs located in the PRC.

For the year ended December 31, 2019 and 2018, no single customer accounted for more than 10% of the Company’s total revenue.

As of December 31, 2019, four customers accounted for 35.1%, 30.3%, 21.2% and 12.1% of the total accounts receivable balance, respectively.

NOTE 11 — SHAREHOLDERS’ EQUITY

Ordinary shares

Sentage Holdings was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on September 16, 2019. The original authorized number of ordinary shares was 50,000 shares with par value of $1.00 per share and 10,000 shares were issued and outstanding. On September 2, 2020, the Company amended its Memorandum of Association to subdivide the authorized shares from 50,000 shares at par value of $1.00 per share to 50,000,000 shares of ordinary shares with par value of $0.001 per share, and subdivide the already issued 10,000 shares to 10,000,000 shares at par value of $0.001 per share As a result of this forward split, there is a total of 10,000,000 ordinary shares issued and outstanding. The issuance of these 10,000,000 shares is considered as a part of the Reorganization of the Company, which was retroactively applied as if the transaction occurred at the beginning of the period presented (see Note 1).

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — SHAREHOLDERS’ EQUITY (continued)

Restricted net assets

Relevant PRC laws and regulations restrict the Company’s PRC subsidiary and VIEs from transferring a portion of their net assets, equivalent to their statutory reserves and their share capital, to the Company in the form of loans, advances or cash dividends. Only PRC entities’ accumulated profits may be distributed as dividends to the Company without the consent of a third party.

The payment of dividends by entities organized in China is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. The results of operations reflected in the consolidated financial statements prepared in accordance with U.S GAAP differ from those in the statutory financial statements of the WFOE and VIEs. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

In light of the foregoing restrictions, Sentage WFOE and the VIEs are restricted in their ability to transfer their net assets to the Company. Foreign exchange and other regulations in the PRC may further restrict Sentage WFOE and VIEs from transferring funds to the Company in the form of dividends, loans and advances. As of December 31, 2019 and 2018, there were no restricted net assets of Sentage WFOE and VIEs due to the net deficit, which amounted to $772,926 and $3,788,956, respectively.

NOTE 12 — COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. The Company’s management does not expect any liability from the disposition of such claims and litigation individually or in the aggregate to have a material adverse impact on the Company’s consolidated financial position, results of operations and cash flows.

Lease commitment

The Company’s VIEs Daxin Wealth, Daxin Zhuohui, and Qingdao Buytop, entered into operating lease agreements with landlords to lease office space in Shanghai and Qingdao.

For the years ended December 31, 2019 and 2018, total operating lease expense amounted to $126,176 and $164,016 respectively, among which, office lease expense of $78,716 and $82,197, respectively, was paid to the landlord through borrowing from the Company’s CEO and controlling shareholder Ms. Qiaoling Lu (see Note 9).

As of December 31, 2019, future minimum lease payments under non-cancelable operating lease agreement is as follows:

Year ending December 31,	Lease expense
2020	$64,143
Total	$64,143

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — SEGMENT REPORTING

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker in order to allocate resources and assess performance of the segment.

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision making group, in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different services. Based on management’s assessment, the Company has determined that it has three operating segments as defined by ASC 280, including Consumer Loan Repayment and Collection Management Services, Loan Recommendation Services and Prepaid Payment Network Services.

The following tables present summary information by segment for the years ended December 31, 2019 and 2018, respectively:

	For the Year Ended December 31, 2019
	Consumer loan repayment and collection management services	Loan recommendation services	Prepaid payment network services	Total
Revenue	$3,618,823	$260,388	$86,052	$3,965,263
Operating expenses	1,111,395	154,222	262,426	1,528,043
Income (loss) from operations	2,507,428	106,166	(176,374)	2,437,220
Income tax expense (benefit)	628,913	26,291	(43,842)	611,362
Net income (loss)	1,886,956	79,875	(132,478)	1,834,353
Depreciation	$20,643	$-	$36,379	$57,022
Capital expenditure	$-	$-	$-	$-
Total assets	$864,698	$258,176	$709,201	$1,832,075

	For the Year Ended December 31, 2018
	Consumer loan repayment and collection management services	Loan recommendation services	Prepaid payment network services	Total
Revenue	$6,389,528	$-	$-	$6,389,528
Operating expenses	4,825,830	-	-	4,825,830
Income (loss) from operations	1,563,698	-	-	1,563,698
Income tax expense (benefit)	386,302	-	-	386,302
Net income	1,154,512	-	-	1,154,512
Depreciation	174,144	-	-	174,144
Capital expenditure	13,302	-	-	13,302
Total assets	$2,186,263	$-	$-	$2,186,263

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — SUBSEQUENT EVENTS

In December 2019, a novel strain of coronavirus was reported in Wuhan, China. On March 11, 2020, the World Health Organization categorized it as a pandemic. The COVID-19 outbreak is causing lockdowns, travel restrictions, and closures of businesses and schools. The COVID-19 outbreak may result in a material adverse impact on the Company’s financial position, operations and cash flows. In the light of the current circumstances, based on available information, management estimates that for the first three months of 2020, the Company’s revenues decreased by approximately 13% as compared with the same period in 2019, to an estimated amount of $0.8 million in the first quarter of fiscal 2020. However, management expects the negative impact of the COVID-19 coronavirus outbreak on the Company’s business to be temporary and the Company’s revenues to start growing as the Company have resumed its normal business activities since March 10, 2020. The extent of the impact of COVID-19 on the Company’s results of operations and financial condition for fiscal 2020 will depend on certain developments, including the duration and spread of the outbreak and the outbreak’s impact on the Company’s customers, all of which are uncertain and cannot be predicted at this point.

NOTE 15 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X require the condensed financial information of the parent company to be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s PRC subsidiary and VIEs exceeded 25% of the consolidated net assets of the Company, therefore, the condensed financial statements for the parent company are included herein.

For purposes of the above test, restricted net assets of consolidated subsidiaries and VIEs shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries and VIEs in the form of loans, advances or cash dividends without the consent of a third party.

The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company used the equity method to account for investment in its subsidiaries and VIEs. Such investment is presented on the condensed balance sheets as “Investment in subsidiaries and VIEs” and the respective profit or loss as “Equity in earnings of subsidiaries and VIEs” on the condensed statements of comprehensive income.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S GAAP have been condensed or omitted.

The Company did not pay any dividend for the periods presented. As of December 31, 2019 and 2018, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

SENTAGE HOLDINGS INC.

PARENT COMPANY BALANCE SHEETS

	December 31, 2019	December 31, 2018
ASSETS
Non-current assets
Loss from investment in subsidiaries and VIEs	$(772,926)	$(3,788,956)

Total assets	$(772,926)	$(3,788,956)

LIABILITIES AND SHAREHOLDERS’ DEFICIT

LIABILITIES	$-	$-

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT
Ordinary shares, $0.001 par value, 50,000,000 shares authorized, 10,000,000 shares issued and outstanding as of December 31, 2019 and 2018	10,000	10,000
Additional paid-in capital	38,419,832	37,271,726
Accumulated deficit	(39,226,760)	(41,061,113)
Accumulated other comprehensive income (loss)	24,002	(9,569)
Total shareholders’ deficit	(772,926)	(3,788,956)

Total liabilities and shareholders’ deficit	$(772,926)	$(3,788,956)

*	Retrospectively restated for effect of 1-for-1,000 forward split of the ordinary shares, see Note 11

SENTAGE HOLDINGS INC.

PARENT COMPANY STATEMENTS OF COMPREHENSIVE INCOME

	For the Years Ended December 31,
	2019	2018

EQUITY IN EARNINGS OF SUBSIDIARIES AND VIES	$1,834,353	$1,154,512

NET INCOME	1,834,353	1,154,512
FOREIGN CURRENCY TRANSLATION ADJUSTMENTS	33,571	483,020
COMPREHENSIVE INCOME ATTRIBUTABLE TO THE COMPANY	$1,867,924	$1,637,532

SENTAGE HOLDINGS INC.

PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,834,353	$1,154,512
Adjustments to reconcile net cash flows from operating activities:
Equity in earnings of subsidiary and VIEs	(1,834,353)	(1,154,512)
Net cash used in operating activities	-	-

CHANGES IN CASH AND RESTRICTED CASH	-	-

CASH AND RESTRICTED CASH, beginning of year	-	-

CASH AND RESTRICTED CASH, end of year	$-	$-

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of,
	June 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash	$564,525	$227,387
Restricted cash	22,504	23,644
Accounts receivable, net	213,728	236,582
Deferred initial public offering costs	524,981	-
Prepaid expenses and other current assets	378,251	448,480
TOTAL CURRENT ASSETS	1,703,989	936,093

Property and equipment, net	120,368	128,835
Intangible assets, net	75,898	98,022
Deferred tax assets	413,063	669,125
TOTAL NONCURRENT ASSETS	609,329	895,982

TOTAL ASSETS	$2,313,318	$1,832,075

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$2,474	$4,605
Deferred revenue	423,634	1,190,106
Accrued expenses and other current liabilities	288,334	200,599
TOTAL CURRENT LIABILITIES	714,442	1,395,310

Due to a related party, non-current	1,637,838	1,209,691
Total Liabilities	2,352,280	2,605,001

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT
Ordinary shares, $0.001 par value, 50,000,000 shares authorized, 10,000,000 shared issued and outstanding*	10,000	10,000
Additional paid in capital	38,419,832	38,419,832
Accumulated deficit	(38,500,162)	(39,226,760)
Accumulated other comprehensive income	31,368	24,002
TOTAL SHAREHOLDERS’ DEFICIT	(38,962)	(772,926)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$2,313,318	$1,832,075

*	Retrospectively restated for effect of 1-for-1,000 forward split of the ordinary shares, see Note 11

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(UNAUDITED)

	For the six months ended June 30,
	2020	2019

OPERATING REVENUE
Consumer loan repayment and collection management service fees	$753,239	$2,146,046
Loan recommendation service fees	745,186	-
Prepaid payment network service fee	235,407	-
Total operating revenue	1,733,832	2,146,046

OPERATING EXPENSES
Selling, general and administrative expenses	759,221	811,333
Total operating expenses	759,221	811,333

INCOME FROM OPERATIONS	974,611	1,334,713

OTHER INCOME (EXPENSES)	(300)	9,022

INCOME BEFORE INCOME TAX PROVISION	974,311	1,343,735

PROVISION FOR INCOME TAXES	247,713	336,139

NET INCOME	726,598	1,007,596

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	7,366	(17,874)
COMPREHENSIVE INCOME	$733,964	$989,722

Earnings per common share- basic and diluted	$0.07	$0.10

Weighted average shares- basic and diluted	10,000,000	10,000,000

*	Retrospectively restated for effect of 1-for-1,000 forward split of the ordinary shares, see Note 11

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019

(UNAUDITED)

	Ordinary shares		Additional paid-in	Accumulated	Accumulated other comprehensive	Total shareholders’
	Shares*	Amount	capital	deficit	Income (loss)	deficit

Balance at December 31, 2018	10,000,000	$10,000	$37,271,726	$(41,061,113)	$(9,569)	$(3,788,956)

Conversion of shareholder loan to capital	-	-	873,770	-	-	873,770
Net income	-	-	-	1,007,596	-	1,007,596
Foreign currency translation adjustment	-	-	-	-	(17,874)	(17,874)

Balance at June 30, 2019	10,000,000	$10,000	$38,145,496	$(40,053,517)	$(27,443)	$(1,925,464)

Balance at December 31, 2019	10,000,000	$10,000	$38,419,832	$(39,226,760)	$24,002	$(772,926)

Net income	-	-	-	726,598	-	726,598
Foreign currency translation adjustment	-	-	-	-	7,366	7,366

Balance at June 30, 2020	10,000,000	$10,000	$38,419,832	$(38,500,162)	$31,368	$(38,962)

*	Retrospectively restated for effect of 1-for-1,000 forward split of the ordinary shares, see Note 11

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the six months ended June 30,
	2020	2019

Cash flows from operating activities
Net income	$726,598	$1,007,596
Adjustments to reconcile net income to cash and restricted cash provided by (used in) operating activities
Depreciation and amortization	27,468	28,930
Gain on disposition of fixed assets	-	(10,942)
Deferred income tax expense	247,713	336,139
Changes in operating assets and liabilities:
Accounts receivable	19,550	-
Prepaid expenses and other current assets	64,107	(36,454)
Accounts payable	(2,076)	-
Deferred revenue	(753,239)	(2,146,026)
Accrued expenses and other current liabilities	91,092	15,581
Net cash provided by (used in) operating activities	421,213	(805,176)

Cash flows from investing activity
Proceeds from disposal of equipment	-	10,942
Net cash provided by investing activity	-	10,942

Cash flows from financing activity
Deferred initial public offering costs	(524,981)	-
Proceeds from related party loans	445,143	728,175
Net cash provided by (used in) financing activity	(79,838)	728,175

Effect of exchange rate changes on cash and restricted cash	(5,377)	11,375
Net increase (decrease) in cash and restricted cash	335,998	(54,684)
Cash and restricted cash, beginning of period	251,031	165,368
Cash and restricted cash, end of period	$587,029	$110,684

Supplemental disclosure of cash flow information
Amount converted from shareholder loans to capital	$-	$873,770

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Business

Sentage Holdings Inc. (“Sentage Holdings” or the “Company”), through its wholly-owned subsidiaries and entities controlled through contractual arrangements, is engaged in providing customers a comprehensive range of financial services including repayment and collection management services, loan recommendation services, and prepaid payment network services in the People’s Republic of China (“PRC”).

Organization

Sentage Holdings was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on September 16, 2019. Sentage Holdings owns 100% of the equity interests of Sentage Hongkong Limited (“Sentage HK”), a limited liability company formed under the laws of Hong Kong on September 25, 2019. On December 17, 2019, Shanghai Santeng Technology Co., Ltd. (“Sentage WFOE”) was incorporated pursuant to PRC laws as a wholly foreign owned enterprise of Sentage HK.

Sentage Holdings, Sentage HK, and Sentage WFOE are currently not engaging in any active business operations and merely acting as holding companies.

Prior to the reorganization described below, Ms. Qiaoling Lu, the chairperson of the board of directors and the chief executive officer of the Company, and her close family members, were the controlling shareholders of the following entities: (1) Daxin Wealth Investment Management (Shanghai) Co., Ltd. (“Daxin Wealth”), formed in Shanghai City, China on August 13, 2014; (2) Daxin Zhuohui Financial Information Services (Shanghai) Co., Ltd. (“Daxin Zhuohui”), formed in Shanghai City, China on January 9, 2015; and (3) Qingdao Buytop Payment Services Co., Ltd. (“Qingdao Buytop”), formed in Qingdao City, Shandong Province, China on August 4, 2009. Daxin Wealth, Daxin Zhuohui, and Qingdao Buytop were all formed as limited companies pursuant to PRC laws. Daxin Wealth and Daxin Zhuohui are primarily engaged in providing consumer loan repayment and collection management services. Daxin Zhuohui also provides loan recommendation services. Qingdao Buytop is primarily engaged in providing customers with prepaid payment network services. Daxin Wealth, Daxin Zhuohui, and Qingdao Buytop are collectively referred to as the “Sentage Operating Companies” below.

Reorganization

A reorganization of our legal structure (“Reorganization”) was completed on March 9, 2020. The Reorganization involved the formation of Sentage Holdings, Sentage HK and Sentage WFOE, and entering into certain contractual arrangements Sentage WFOE, the shareholders of the Sentage Operating Companies and the Sentage Operating Companies. Consequently, the Company became the ultimate holding company of Sentage HK, Sentage WFOE, Daxin Wealth, Daxin Zhuohui, and Qingdao Buytop.

On March 9, 2020, Sentage WFOE entered into a series of contractual arrangements with the shareholders of the Sentage Operating Companies. These agreements include Exclusive Purchase Agreements, an Exclusive Business Cooperation Agreement, Equity Pledge Agreements, Powers of Attorney, Loan Agreements intended to guarantee the exercise of the Exclusive Purchase Agreements and Spouse Consents (collectively the “VIE Agreements”). Pursuant to the VIE Agreements, Sentage WFOE has the exclusive right to provide to the Sentage Operating Companies consulting services related to business operations including technical and management consulting services. The VIE Agreements are designed to provide Sentage WFOE with the power, rights, and obligations equivalent in all material respects to those it would possess as the sole equity holder of each of the Sentage Operating Companies, including absolute control rights and the rights to the assets, property, and revenue of each of the Sentage Operating Companies. As a result of our direct ownership in Sentage WFOE and the VIE Agreements, we believe that the Sentage Operating Companies should be treated as Variable Interest Entities (“VIEs”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 Consolidation and we are regarded as the primary beneficiary of our VIEs. We treat our VIEs as our consolidated entities under U.S. GAAP.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION (continued)

The Company, together with its wholly owned subsidiaries and its VIEs, is effectively controlled by the same shareholders before and after the Reorganization and therefore the Reorganization is considered as a recapitalization of entities under common control. The consolidation of the Company, its subsidiaries, and its VIEs has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

The consolidated financial statements of the Company include the following entities:

Name of Entity	Date of Formation	Place of Incorporation	% of Ownership	Principal Activities
Sentage Holdings	September 16, 2019	Cayman Islands	Parent, 100%	Investment holding

Sentage HK	September 25, 2019	Hong Kong	100%	Investment holding

Sentage WFOE	December 17, 2019	Shanghai, PRC	100%	WFOE, Consultancy and information technology support

Daxin Wealth	August 13, 2014	Shanghai, PRC	VIE	Consumer loan repayment and collection management services; and loan recommendation services to assist borrowers to obtain loans from various financial institutions services

Daxin Zhuohui	January 9, 2015	Shanghai, PRC	VIE	Consumer loan repayment and collection management services; and loan recommendation services to assist borrowers to obtain loans from various financial institutions services

Qingdao Buytop	August 4, 2009	Qingdao, Shandong, PRC	VIE	Prepaid payment network services

The VIE contractual arrangements

The Company’s main operating entities, Daxin Wealth, Daxin Zhuohui, and Qingdao Buytop (or the “Sentage Operating Companies” as referred above), are controlled through contractual arrangements in lieu of direct equity ownership by the Company.

A VIE is an entity which has a total equity investment that is insufficient to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary of, and must consolidate, the VIE.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION (continued)

Sentage WFOE is deemed to have a controlling financial interest in and be the primary beneficiary of the Sentage Operating Companies because it has both of the following characteristics:

●	The power to direct activities of the Sentage Operating Companies that most significantly impact such entities’ economic performance, and

●	The obligation to absorb losses of, and the right to receive benefits from, the Sentage Operating Companies that could potentially be significant to such entities.

Pursuant to these contractual arrangements, the Sentage Operating Companies shall pay service fees equal to all of their net profit after tax payments to Sentage WFOE. At the same time, Sentage WFOE is obligated to absorb all of their losses. Such contractual arrangements are designed so that the operations of the Sentage Operating Companies are solely for the benefit of Sentage WFOE and ultimately, the Company.

Risks associated with the VIE structure

The Company believes that the contractual arrangements with its VIEs and the shareholders of its VIEs are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

●	revoke the business and operating licenses of the Company’s PRC subsidiary and VIEs;

●	discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and VIEs;

●	limit the Company’s business expansion in China by way of entering into contractual arrangements;

●	impose fines or other requirements with which the Company’s PRC subsidiary and VIEs may not be able to comply;

●	require the Company or the Company’s PRC subsidiary and VIEs to restructure the relevant ownership structure or operations; or

●	restrict or prohibit the Company’s use of the proceeds from public offering to finance the Company’s business and operations in China.

The Company’s ability to conduct its financial service businesses may be negatively affected if the PRC government were to carry out of any of the aforementioned actions. As a result, the Company may not be able to consolidate its VIEs in its consolidated financial statements as it may lose the ability to exert effective control over the VIEs and their shareholders and it may lose the ability to receive economic benefits from the VIEs. The Company, however, does not believe such actions would result in the liquidation or dissolution of the Company, its PRC subsidiary and its VIEs. The Company, Sentage HK and Sentage WFOE are essentially holding companies and do not have active operations as of December 31, 2019 and 2018. As a result, total assets and liabilities presented on the Consolidated Balance Sheets and revenue, expenses, and net income presented on the Consolidated Statement of Comprehensive Income as well as the cash flows from operating, investing and financing activities presented on the Consolidated Statement of Cash Flows are substantially the financial position, operation and cash flow of the Company’s VIEs. The Company has not provided any financial support to the VIEs for the six months ended June 30, 2020 and 2019.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION (continued)

The following financial statement amounts and balances of the VIEs were included in the accompanying unaudited condensed consolidated financial statements after elimination of intercompany transactions and balances:

	June 30, 2020 (Unaudited)	December 31, 2019
Current assets	$1,179,008	$936,093
Non-current assets	609,329	895,982
Total assets	$1,788,337	$1,832,075
Current liabilities	$714,442	$1,395,310
Non-current liabilities	1,112,857	1,209,691
Total liabilities	$1,827,299	$2,605,001

	For the Six Months Ended June 30,
	2020	2019
	(Unaudited)	(Unaudited)
Net revenue	$1,733,832	$2,146,046
Net income	$726,598	$1,007,596

	For the Six Months Ended June 30,
	2020	2019
	(Unaudited)	(Unaudited)
Net cash provided by (used in) operating activities	$421,213	$(805,176)
Net cash provided by investing activity	-	10,942
Net cash provided by (used in) financing activity	$(79,838)	$728,175

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and the notes thereto for the year ended December 31, 2019 included in the Company’s Registration Statement Form F-1. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the financial statements not misleading have been included. Operating results for the interim period ended June 30, 2020 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2020.

Principle of consolidation

The accompanying unaudited condensed consolidated financial statements include the financial statements of Sentage, Sentage HK, Sentage WOFE, Daxin Wealth, Daxin Zhuohui and Qingdao Buytop. All inter-company balances and transactions are eliminated upon consolidation.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Uses of estimates

In preparing the unaudited condensed consolidated financial statements in conformity U.S. GAAP, the management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable, useful lives of property and equipment and intangible assets, the recoverability of long-lived assets, realization of deferred tax assets, provision necessary for contingent liabilities and revenue recognition. Actual results could differ from those estimates.

Risks and Uncertainties

The main operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the economy in the PRC. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results. The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations (see Note 14- Subsequent Events).

Cash

Cash includes currency on hand and deposits held by banks that can be added or withdrawn without limitation. The Company maintains all of its bank accounts in the PRC. The Company’s cash balances in these bank accounts in the PRC are not insured by the Federal Deposit Insurance Corporation or other programs.

Restricted cash

In connection with the Company’s newly launched prepaid payment network service business, the Company is required to make an initial one-year security deposit with designated PRC banks in order to be eligible to issue prepaid gift and debit cards to customers. Security deposit is based on 1% of the estimated proceeds to be collected from the prepaid card issuance and is subject to adjustment as be determined by the PRC banks based on actual sales volume of the prepaid cards. As of June 30, 2020 and December 31, 2019 and as of the date of this filing, the Company has not issued any prepaid cards to customers. The Company records such security deposit as restricted cash.

Accounts receivable

Accounts receivable include service fees generated from the Company’s loan recommendation and prepaid payment network services. The Company reduces accounts receivable by recording an allowance for doubtful accounts to account for the estimated impact of collection issues resulting from a client’s inability or unwillingness to pay valid obligations to the Company. The Company determines the adequacy of allowance for doubtful accounts based on individual account analysis, historical collection trend, and best estimate of specific losses on individual exposures. The Company establishes a provision for doubtful receivable when there is objective evidence that the Company may not be able to collect amounts due. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after the management has determined that the likelihood of collection is not probable. As of June 30, 2020 and December 31, 2019, there was no allowance recorded as the Company considers all of the accounts receivable fully collectible.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are provided using the straight-line method over their expected useful lives, as follows:

Useful life
Office equipment and furniture	20 years
Transportation vehicles	3-5 years
Leasehold improvement	Lesser of useful life and lease term

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of comprehensive income in other income (expenses).

Impairment of long-lived Assets

Long-lived assets with finite lives, primarily property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no impairments of these assets as of June 30, 2020 and December 31, 2019.

Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, restricted cash, accounts receivable, prepaid expenses and other current assets, accounts payable, deferred revenue, due to related parties and accrued expenses and other current liabilities approximate the fair value of the respective assets and liabilities as of June 30, 2020 and December 31, 2019 based upon the short-term nature of the assets and liabilities.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign currency translation

The functional currency for Sentage is the U.S Dollar (“US$”). Sentage HK uses Hong Kong dollar as its functional currency. However, Sentage, and Sentage HK currently only serve as the holding companies and did not have active operation as of the date of this report. The Company operates its business through its VIEs in the PRC as of June 30, 2020. The functional currency of the Company’s VIEs is the Chinese Yuan (“RMB”). The Company’s consolidated financial statements have been translated into US$. Assets and liabilities accounts are translated using the exchange rate at each reporting period end date. Equity accounts are translated at historical rates. Income and expense accounts are translated at the average rate of exchange during the reporting period. The resulting translation adjustments are reported under other comprehensive income. Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the results of operations.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	June 30, 2020	December 31, 2019	June 30, 2019
Period-end spot rate	US$1=RMB 7.0697	US$1=RMB 6.9680	US$1=RMB 6.8668
Average rate	US$1=RMB 7.0332	US$1=RMB 6.9088	US$1=RMB 6.7856

Revenue recognition

On January 1, 2018, the Company early adopted Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with customers”, using the modified retrospective approach. ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied. This new guidance provides a five-step analysis in determining when and how revenue is recognized. Under the new guidance, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the new guidance requires disclosure of the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers.

The Company has assessed the impact of the new guidance by reviewing its existing customer contracts and current accounting policies and practices and identifying differences that will result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations. Based on the assessment, the Company concluded that there was no change to the timing and pattern of revenue recognition for its current revenue streams in scope of Topic 606 and therefore there was no material changes to the Company’s consolidated financial statements upon adoption of ASC 606.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company currently generates its revenue from the following main sources:

Revenue from consumer loan repayment and collection management services

Loans facilitated through the Company were consumer loan products ranging from 30,000 RMB (approximately $4,342) to 80,000 RMB (approximately US$11,579). Loan term ranges from one year to four years. All the Company’s clients are individual customers who entered into service agreements with the Company. All these loans were facilitated through the Company’s offline loan recommendation services before November 2017. Since November 2017, the Company has not provided any intermediary services for any new customers in anticipation of changes in related governing regulations in China, and the Company has been focusing on providing services related to consumer loan repayment and collection management to its customers. These consumer loan repayment and collection management services are a part of the Company’s service obligation in its service agreements with its customers. Pursuant to the service agreements, customers authorized the Company to monitor and manage the repayment and collection process of outstanding loans for a fixed service fee, which was paid upfront by customers. The Company is required to monitor loans within the loan term to ensure timely repayment of loans when they become due. Pursuant to the Company’s agreements with customers, loan repayment and collection management services are parts of bundled services offered by the Company to customers for a fixed fee and are not capable of being distinct because the Company is required to concurrently monitor and manage the repayment and collection process of outstanding loans to be entitled to receive a fixed service fee. As a result, loan management services and collection management services are not separately identifiable in the context of the contract and accordingly are treated as a bundled single performance obligation. There is no variable consideration in the contract. Once a specific loan is repaid on time, the Company’s service obligation related to such loan is satisfied. When a loan becomes delinquent, the Company is then required to assist in collection efforts for an extended service period of 12 months starting on the day such loan becomes delinquent. No additional fee can be charged for collection management services provided to delinquent loans beyond the initial fixed fee agreed. If all or a part of the loan is still not repaid after all collection management efforts are exhausted within such required service period, the Company’s service obligation related to such loan is satisfied and the Company is not responsible for any loss from an uncollectible loan.

The Company’s loan repayment and collection management services primarily include reconciling borrower repayment record and sending payment reminder and notice periodically, facilitating repayment upon maturity and collaborating with third-party collection agents and law firms in the event of delinquency etc. Loan repayment and collection management fees received from the customers upfront are deferred first, and then ratably recognized as revenue over the loan terms or an extended service period of 12 months starting on the day such loan becomes delinquent, as the Company performs designated services.

Revenue from services provided to borrower for loan recommendation

The Company started to provide recommendation services where the Company recommends prospective borrowers to funding partners in June 2019. The Company’s services include making loan product recommendations to borrower applicants, processing paperwork related to borrowers’ applicants based on their specific needs, evaluating credentials of borrower applicants, appraising borrowers’ properties to be collateralized through data analysis and on-site inspection, and recommending qualified borrowers to various funding partners for loan approval. The Company receive a service fee from a borrower if he or she is approved for a loan and such loan is then funded by one of our funding partners. The Company acquires borrowers through cooperating with third-party referral partners as well as through its own borrower development efforts. For borrowers acquired through cooperating with third-party referral partners, pursuant to the service agreement between the Company and the referral partners, referral partners first charge borrowers service fees for their referrals. The Company then charges the referral partners a commission ranging from 1.5% to 2% based on the loan proceeds disbursed to the borrowers. For borrowers developed directly by the Company, the Company charges the borrowers a service fee of 1.75% to 3% of the loan amount received by the borrowers. Such revenue is recognized at the point when the Company’s recommendation services are performed and the loan proceeds are disbursed to a specific borrower. For the year ended December 31, 2019, the Company earned $260,388 recommendation service revenue. For the six months ended June 30, 2020 and 2019, the Company earned $745,186 and $Nil recommendation service revenue, respectively.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue from prepaid payment network services

In 2012, one of the Company’s VIE subsidiaries, Qingdao Buytop, was granted a third-party payment service license by the relevant authority in China. The Company started to provide prepaid payment network services to merchant customers in August 2019. The Company is licensed to issue generic and branded prepaid gift and debit cards and provide related services to various merchants, such as supermarket and department stores. In connection with the prepaid payment network services, the Company expects to generate revenue from: (1) technology consulting and support services fees related to payment solution planning, design, and management; (2) prepaid card payment services fees related to the issuance and use of prepaid cards. We recognize revenue from prepaid payment network consulting services when we perform the services. Since this is a relatively new line of business, the Company only generated a small amount of revenue related to technology consulting and support services during the year ended December 31, 2019. For the six months ended June 30, 2020 and 2019, the Company earned $235,407 and $Nil revenue from providing technology consulting and support service revenue to customers, respectively. As of June 30, 2020 and as of the date of this filing, the Company has not issued any prepaid cards to customers.

Contract Assets and Liabilities

The Company did not have contract assets as of June 30, 2020 and December 31, 2019.

Contract liabilities are recognized for contracts where payment has been received in advance of delivery. The Company’s contract liabilities, which are reflected in its consolidated balance sheets as deferred revenue of $423,634 and $1,190,106 as of June 30, 2020 and December 31, 2019, respectively, consist primarily of loan management and collection management fees received from customers in advance of services performed. The Company’s contract liabilities balance decreased by approximately $766,472 as of June 30, 2020 when compared to December 31, 2019, primarily due to recognition of deferred revenue as revenue when the designated services under the loan repayment and collection management agreements have been performed and the Company’s performance obligations were satisfied.

Disaggregation of revenue

The Company disaggregates its revenue from contracts by service types, as the Company believes it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors. The Company’s disaggregation of revenues for the six months ended June 30, 2020 and 2019 are disclosed in Note 13 of this unaudited condensed consolidation financial statements.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the six months ended June 30, 2020 and 2019. The Company does not believe that there was any uncertain tax provision on June 30, 2020 and December 31, 2019. The Company’s subsidiary and VIEs in China are subject to the income tax laws of the PRC. No significant income was generated outside the PRC for the six months ended June 30, 2020 and 2019. As of June 30, 2020 and December 31, 2019, all of the tax returns of the Company’s PRC subsidiary and VIEs remain available for statutory examination by PRC tax authorities.

Value added tax (“VAT”)

The Company is a general taxpayer and is subject to applicable VAT tax rate of 6% or 16%. VAT is reported as a deduction to revenue when incurred. Entities that are VAT general taxpayers are allowed to offset qualified input VAT tax paid to suppliers against their output VAT liabilities.

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six months ended June 30, 2020 and 2019, there were no dilutive shares.

Comprehensive income

Comprehensive income consists of two components, net income and other comprehensive income. The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to US$ is reported in other comprehensive income in the consolidated statements of comprehensive income.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows”, cash flows from the Company’s operations are formulated based upon the local currencies using the average exchange rate in the period. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Related parties and transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Transactions between related parties commonly occurring in the normal course of business are considered to be related party transactions. Transactions between related parties are also considered to be related party transactions even though they may not be given accounting recognition. While ASC does not provide accounting or measurement guidance for such transactions, it nonetheless requires their disclosure.

Deferred initial public offering (“IPO”) costs

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred offering costs will be charged to shareholders’ equity upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of June 30, 2020 and December 31, 2019, the Company capitalized $524,981 and $Nil of deferred offering costs. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), which requires lessees to recognize a right-of-use asset and lease liability on the balance sheet for all leases, including operating leases, with a term in excess of 12 months. The guidance also expands the quantitative and qualitative disclosure requirements. The new guidance requires the lessee to record operating leases on the balance sheet with a right-of-use asset and corresponding liability for future payment obligations. In July 2018, FASB issued ASU 2018-11 Leases (Topic 842) – Targeted Improvements that reduces costs and eases implementation of the leases standard for financial statement preparers. The ASU simplifies transition requirements and, for lessors, provides a practical expedient for the separation of non-lease components from lease components. In March 2019, the FASB issued Accounting Standards Update No. 2019-01, Leases (Topic 842): Codification Improvements (“ASU 2019-01”). ASU 2019-01 provides guidance on transition disclosures related to Topic 250, Accounting Changes and Error Corrections, specifically paragraph 205-10-50-3, which requires entities to provide in the fiscal year in which a new accounting principle is adopted the identical disclosures for interim periods after the date of adoption. The guidance in ASU 2019-01 explicitly provides an exception to the paragraph 250-10-50-3 interim disclosure requirements in the Topic 842 transition disclosure requirements. In November 2019, FASB released ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, which modified the implementation date of the standard. For public entities, the guidance will be effective for fiscal year beginning after December 15, 2018 and interim periods therein. For all other entities, the guidance is effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021. In June 2020, FASB released ASU No. 2020-05 in response to the ongoing impacts to US businesses in response to the coronavirus (COVID-19) pandemic. ASU No. 2020-05 provides a limited deferral of the effective dates for implementing ASU 842 to give some relief to businesses and the difficulties they are facing during the pandemic. Private companies and non-for profit entities may defer the adoption of ASU 842 to fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. As an emerging growth company, the Company plans to adopt this guidance effective January 1, 2022. The Company does not expect the cumulative effect resulting from the adoption of this guidance will have a material impact on its consolidated financial statements.

In February 2018, the FASB has issued ASU No. 2018-02, “Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.” This ASU amends ASC 220, Income Statement — Reporting Comprehensive Income, to “allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act.” In addition, under this ASU, an entity will be required to provide certain disclosures regarding stranded tax effects. This ASU is effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. This guidance did not have a material impact on its consolidated financial statements.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for all entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company does not expect this guidance will have a material impact on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 was subsequently amended by Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Accounting Standards Update 2019-04 Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, and Accounting Standards Update 2019-05, Targeted Transition Relief. For public entities, ASU 2016-13 and its amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, this guidance and its amendments will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. As an emerging growth company, the Company plans to adopt this guidance effective January 1, 2023. The Company is currently evaluating the impact of its pending adoption of ASU 2016-13 on its consolidated financial statements.

In November 2019, the FASB issued ASU 2019-10, “Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842)” (“ASU 2019-10”). ASU 2019-10 (i) provides a framework to stagger effective dates for future major accounting standards and (ii) amends the effective dates for certain major new accounting standards to give implementation relief to certain types of entities. Specifically, ASU 2019-10 changes some effective dates for certain new standards on the following topics in the FASB Accounting Standards Codification (ASC): (a) Derivatives and Hedging (ASC 815) – now effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021; (b) Leases (ASC 842) - now effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021; (c) Financial Instruments — Credit Losses (ASC 326) - now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years; and (d) Intangibles — Goodwill and Other (ASC 350) - now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company does not expect the cumulative effect resulting from the adoption of this guidance will have a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes. ASU 2019-12 is intended to simplify accounting for income taxes. It removes certain exceptions to the general principles in Topic 740 and amends existing guidance to improve consistent application. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years, which is 2022 fiscal year for us, with early adoption permitted. The Company does not expect adoption of the new guidance to have a significant impact on its consolidated financial statements.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — LIQUIDITY

As reflected in the Company’s consolidated financial statements, the Company’s revenue decreased by approximately $0.4 million from approximately $2.1 million in six months ended June 30, 2019 to approximately $1.7 million in six months ended June 30, 2020. As of June 30, 2020, the Company had a shareholders’ deficiency of $0.04 million.

In assessing its liquidity, management monitors and analyzes the Company’s cash on-hand, its ability to generate sufficient revenue sources in the future, and its operating and capital expenditure commitments. As of June 30, 2020, the Company had cash and restricted cash of approximately $0.6 million. The Company’s accounts receivable of $0.2 million associated with its services rendered for prepaid payment network service and loan recommendation services has been billed to its customers but has not been collected as of the balance sheet dates. The Company substantially collected the June 30, 2020 accounts receivable as of the date of this filing and such cash collection can be used to support the Company’s working capital need. As of June 30, 2020, the Company had approximately $0.4 million deferred revenue representing its unsatisfied performance obligations as of the balance sheet date. Such deferred revenue will be recognized as revenue within one year. The Company also borrowed approximately $1.6 million from its controlling shareholder, Ms. Qiaoling Lu, in order to support the Company’s working capital need. Ms. Qiaoling Lu will not seek repayment of her related party balance of $1.6 million until at least 12 months from the issuance of the interim financial statements. In addition, she also made pledges to provide continuous financial support to the Company for at least next 12 months from the date of this filing.

In the second half of 2019, in order to diversity its business and revenue source, the Company started to provide loan recommendation services to assist borrowers to obtain loans from funding partners consisted of various financial institutions. In addition, the Company also started to provide prepaid payment network services to customers. From January to June 2020, through working together with its business partners, the Company has successfully assisted some borrowers to obtain loans from funding partners and also provided technology consulting and support services to customers under its prepaid payment network business, which enabled the Company to generate approximately $1.0 million in revenue from these new businesses during the six months ended June 30, 2020 (including approximately $0.8 million revenue from loan recommendation services and $0.2 million revenue from prepaid payment network services).

Based on current trend, the Company expects revenue from its loan recommendation and prepaid payment network businesses to continue to increase in the second half of 2020. The Company believes that through providing loan recommendation services, which enables borrowers to obtain loans from funding partners, and offering prepaid payment network services, which enables merchant customers to accept prepaid-card payments, it will be able improve its operating cash flow going forward.

Currently, the Company is working to improve its liquidity and capital sources primarily through cash flows from operation and financial support from its principal shareholder. In order to fully implement its business plan and sustain continued growth, the Company may also seek equity financing from outside investors. At the present time, however, the Company does not have commitments of funds from any potential investors. Based on the current operating plan, management believes that the above-mentioned measures collectively will provide sufficient liquidity for the Company to meet its future liquidity and capital requirement for at least 12 months from the date of this filing.

NOTE 4 — ACCOUNTS RECEIVABLE, NET

The Company’s accounts receivable includes service fees generated through providing loan recommendation and prepaid payment network services to customers. As of June 30, 2020 and December 31, 2019, the Company had accounts receivable balance of $213,728 and $236,582, respectively. The entire balance of accounts receivable as of December 31, 2019 has been fully collected and the June 30, 2020 accounts receivable balance has been substantially collected as of the date of this filing.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following:

	June 30, 2020	December 31, 2019
	(Unaudited)
Advance to suppliers (1)	$51,395	$52,536
Other receivable, net (2)	217,849	222,165
Value-added Tax (“VAT”) recoverable (3)	105,664	164,384
Prepaid expenses (4)	3,343	9,395
Prepaid expenses and other current assets	$378,251	$448,480

(1)	Advance to suppliers represents balance paid to vendors for certain services that have not been completed. These advances are interest free, unsecured and short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. As of June 30, 2020 and December 31, 2019, there was no allowance recorded as the Company considers all of the advance to suppliers balance fully realizable.

(2)	Other receivable primarily includes advances to employees for business development and security deposits paid for third-party payment platforms. As of June 30, 2020 and December 31, 2019, there was no allowance recorded as the Company considers all of the other receivable balance fully collectible.

(3)	VAT tax recoverable represents the amount that is overpaid by the Company before the VAT tax invoices received. Such amount can be used to offset future VAT tax liability.

(4)	Prepaid expenses include mainly prepayment for rental expense and equipment maintenance etc..

NOTE 6 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following:

	June 30, 2020	December 31, 2019
	(Unaudited)
Office equipment and furniture	$438,455	$444,856
Automobiles	55,973	56,790
Subtotal	494,428	501,646
Less: accumulated depreciation	(374,060)	(372,811)
Property and equipment, net	$120,368	$128,835

Depreciation expense was $6,648 and $7,281 for the six months ended June 30, 2020 and 2019, respectively.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — INTANGIBLE ASSETS, NET

Intangible assets primarily consist of accounting software, which is amortized based on straight-line method over use life of 5 years.

Amortization expense was $20,820 and $21,649 for the six months ended June 30, 2020 and 2019, respectively.

Estimated future amortization expense for prepayments for intangible assets is as follows:

Twelve months ending June 30,	Amortization expense

2021	$18,685
2022	29,665
2023	20,813
2024	6,598
2025	137
$75,898

NOTE 8 — TAXES

(a)	Corporate Income Taxes (“CIT”)

Cayman Islands

Under the current tax laws of the Cayman Islands, the Company is not subject to tax on its income or capital gains. In addition, no Cayman Islands withholding tax will be imposed upon the payment of dividends by the Company to its shareholders.

Hong Kong

Sentage HK is incorporated in Hong Kong and is subject to profit taxes in Hong Kong at a rate of 16.5%. However, Sentage HK did not generate any assessable profits arising in or derived from Hong Kong for the six months ended June 30, 2020 and 2019, and accordingly no provision for Hong Kong profits tax has been made in these periods.

PRC

Sentage WFOE, Daxin Wealth, Daxin Zhuohui, and Qingdao Buytop are incorporated in the PRC, and are subject to the PRC Enterprise Income Tax Laws (“EIT Laws”) and are taxed at the statutory income tax rate of 25%.

(i)	The components of the income tax provision from Cayman Islands, Hong Kong, and China are as follows:

	For the Six Months Ended June 30,
	2020	2019
	(Unaudited)	(Unaudited)
Current tax provision
Cayman Islands	$-	$-
Hong Kong	-	-
China	-	-
	-	-
Deferred tax provision
Cayman Islands	-	-
Hong Kong	-	-
China	247,713	336,139
	247,713	336,139
Income tax provision	$247,713	$336,139

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — TAXES (continued)

The following table reconciles the China statutory rates to the Company’s effective tax rate for the six months ended June 30, 2020 and 2019:

	For the Six Months Ended June 30,
	2020	2019
	(Unaudited)	(Unaudited)
China Income tax statutory rate	25.0%	25.0%
Nondeductible expenses-permanent difference	0.4%	-
Change in valuation allowance	-	-
Effective tax rate	25.4%	25.0%

Deferred tax assets

The Company’s deferred tax assets are comprised of the following:

	As of,
	June 30, 2020	December 31, 2019
	(Unaudited)
Deferred tax assets derived from net operating loss (“NOL”) carry forwards and deferred revenue	$1,467,032	$1,738,483
Less: valuation allowance	(1,053,969)	(1,069,358)
Deferred tax assets	$413,063	$669,125

The Company follows ASC 740, “Income Taxes”, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company’s deferred tax assets primarily derived from the net operating loss (“NOL”) and deferred revenue that can be carried forward to offset future taxable income. As the Company ended its offline loan recommendation business in the end of 2017, management concluded that the chances for the Company’s VIEs, Daxin Wealth and Daxin Zhuohui, to utilize their net operating loss carry forwards carry forwards were remote. Accordingly, a valuation allowance of approximately $1.1 million has been provided against part of the deferred tax assets due to expiration of some of loss carryforwards. As of June 30, 2020 and December 31, 2019, the Company had deferred tax assets balance of $413,063 and $669,125, respectively. In connection with the newly added loan recommendation services and prepaid payment network services, management believes that the Company will continue to generate sufficient taxable income in the 2020 fiscal year and beyond. Therefore, the Company believes that it can utilize the remaining deferred tax asset to offset future taxable income.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — TAXES (continued)

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of June 30, 2020 and December 31, 2019, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest or penalties tax for the six months ended June 30, 2020 and 2019. The Company does not anticipate any significant increases or decreases in unrecognized tax benefits in the next twelve months from June 30, 2020. As of June 30, 2020 and December 31, 2019, all the tax returns of the Company’s PRC subsidiary and VIEs remain available for statutory examination by PRC tax authorities.

NOTE 9 — RELATED PARTY TRANSACTIONS

a.	Due to a related party

Due to a related party consists of the following:

Name	Related party relationship	June 30, 2020	December 31, 2019
		(Unaudited)
Qiaoling Lu	CEO and controlling shareholder of the Company	$1,637,838	$1,209,691
Total due to a related party		$1,637,838	$1,209,691

As of June 30, 2020 and December 31, 2019, the balance due to a related party in the amount of $1,637,838 and $1,209,691, respectively, was loan advance from the Company’s controlling shareholder, Ms. Qiaoling Lu, and was used as working capital during the Company’s normal course of business. Such advance was non-interest bearing and due on demand. Ms. Qiaoling Lu will not seek repayment of her related party balance of $1.6 million until at least 12 months from the issuance of the interim financial statements.

b.	Operating lease expenses paid through borrowing from a related party

The Company’s VIEs, Daxin Wealth and Daxin Zhuohui, lease office space in Shanghai and borrows funds from the Company’s controlling shareholder, Ms. Qiaoling Lu, to pay the landlords. For the six months ended June 30, 2020 and 2019, operating lease expense of $38,663 and $40,074 was paid to the landlords through borrowing loans from the Company’s CEO and controlling shareholder Ms. Qiaoling Lu, respectively (see Note 12).

NOTE 10 — CONCENTRATIONS

A majority of the Company’s revenue and expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

As of June 30, 2020 and December 31, 2019, $563,900 and $226,993 of the Company’s cash was on deposit at financial institutions in the PRC where there currently is no rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure. For the six months ended June 30, 2020 and 2019, the Company’s substantial assets were located in the PRC and the Company’s substantial revenues were derived from its subsidiaries and VIEs located in the PRC.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — CONCENTRATIONS (continued)

For the six months ended June 30, 2020 and 2019, no single customer accounted for more than 10% of the Company’s total revenue.

As of June 30, 2020, four customers accounted for 36.9%, 23.8%, 20.8% and 18.5% of the total accounts receivable balance, respectively. As of December 31, 2019, four customers accounted for 35.1%, 30.3%, 21.2% and 12.1% of the total accounts receivable balance, respectively.

NOTE 11 — SHAREHOLDERS’ EQUITY

Ordinary shares

Sentage Holdings was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on September 16, 2019. The original authorized number of ordinary shares was 50,000 shares with par value of $1.00 per share and 10,000 shares were issued and outstanding. On September 2, 2020, the Company amended its Memorandum of Association to subdivide the authorized shares from 50,000 shares at par value of $1.00 per share to 50,000,000 shares of ordinary shares with par value of $0.001 per share, and subdivide the already issued 10,000 shares to 10,000,000 shares at par value of $0.001 per share As a result of this forward split, there is a total of 10,000,000 ordinary shares issued and outstanding. The issuance of these 10,000,000 shares is considered as a part of the Reorganization of the Company, which was retroactively applied as if the transaction occurred at the beginning of the period presented (see Note 1).

Restricted net assets

Relevant PRC laws and regulations restrict the Company’s PRC subsidiary and VIEs from transferring a portion of their net assets, equivalent to their statutory reserves and their share capital, to the Company in the form of loans, advances or cash dividends. Only PRC entities’ accumulated profits may be distributed as dividends to the Company without the consent of a third party.

The payment of dividends by entities organized in China is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. The results of operations reflected in the consolidated financial statements prepared in accordance with U.S GAAP differ from those in the statutory financial statements of the WFOE and VIEs. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

In light of the foregoing restrictions, Sentage WFOE and the VIEs are restricted in their ability to transfer their net assets to the Company. Foreign exchange and other regulations in the PRC may further restrict Sentage WFOE and VIEs from transferring funds to the Company in the form of dividends, loans and advances. As of June 30, 2020 and December 31, 2019, there were no restricted net assets of Sentage WFOE and VIEs due to the net deficit, which amounted to $38,962 and $772,926, respectively.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. The Company’s management does not expect any liability from the disposition of such claims and litigation individually or in the aggregate to have a material adverse impact on the Company’s consolidated financial position, results of operations and cash flows.

Lease commitment

The Company’s VIEs Daxin Wealth, Daxin Zhuohui, and Qingdao Buytop, entered into operating lease agreements with landlords to lease office space in Shanghai and Qingdao.

For the six months ended June 30, 2020 and 2019, total operating lease expense amounted to $49,101 and $60,005 respectively, among which, office lease expense of $38,663 and $40,074, respectively, was paid to the landlord through borrowing from the Company’s CEO and controlling shareholder Ms. Qiaoling Lu (see Note 9).

As of June 30, 2020, future minimum lease payments under non-cancelable operating lease agreement is as follows:

Twelve months ending June 30,	Lease expense
2021	$31,571
2022	26,479
2023	4,130
Total	$62,180

NOTE 13 — SEGMENT REPORTING

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker in order to allocate resources and assess performance of the segment.

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision making group, in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different services. Based on management’s assessment, the Company has determined that it has three operating segments as defined by ASC 280, including Consumer Loan Repayment and Collection Management Services, Loan Recommendation Services and Prepaid Payment Network Services.

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — SEGMENT REPORTING (continued)

The following tables present summary information by segment for the six months ended June 30, 2020 and 2019, respectively:

	For the Six Months Ended June 30, 2020 (Unaudited)
	Consumer loan repayment and collection management services	Loan recommendation services	Prepaid payment network services	Total
Revenue	$753,239	$745,186	$235,407	$1,733,832
Operating expenses	329,833	326,307	103,081	759,221
Income from operations	423,406	418,879	132,326	974,611
Income tax expense	107,615	106,465	33,633	247,713
Net income	315,660	312,286	98,652	726,598
Depreciation and amortization	$6,763	$3,201	$17,504	$27,468
Capital expenditure	$-	$-	$-	$-

	For the Six Months Ended June 30, 2019 (Unaudited)
	Consumer loan repayment and collection management services	Loan recommendation services	Prepaid payment network services	Total
Revenue	$2,146,026	$-	$20	$2,146,046
Operating expenses	660,395	-	150,938	811,333
Income (loss) from operations	1,485,630	-	(150,917)	1,334,713
Income tax expense (benefit)	373,702	-	(37,563)	336,139
Net income (loss)	1,120,886	-	(113,290)	1,007,596
Depreciation and amortization	10,396	-	18,534	28,930
Capital expenditure	$-	$-	$-	$-

	June 30, 2020	December 31, 2019
	(Unaudited)
Total assets:
Consumer loan repayment and collection management services	$430,681	$864,698
Loan recommendation services	1,061,949	258,176
Prepaid payment network services	820,688	709,201
Total assets	$2,313,318	$1,832,075

SENTAGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — SUBSEQUENT EVENTS

In December 2019, a novel strain of coronavirus was reported in Wuhan, China. On March 11, 2020, the World Health Organization categorized it as a pandemic. The COVID-19 outbreak is causing lockdowns, travel restrictions, and closures of businesses across the globe. The Company temporarily closed its facilities from the beginning of February until to March 10, 2020. During this temporary business closure period, the Company’s prepaid payment network business was negatively impacted because some of the Company’s potential merchant customers in retail businesses delayed using the Company’s prepaid payment network services. In addition, COVID-19 outbreak may give rise to economic downturn and other significant changes in regional and global economic conditions. As a result, borrowers’ default and delinquency risks might increase as they experience unemployment or generate less income. Any higher default and delinquency risks may increase the Company’s operating costs and require the Company to dedicate more resources to maintain its current collection rate for the loan repayment and collection management business and pose risk-management challenges for the Company’s loan recommendation business. Although the Company resumed its business activities on March 10, 2020 and believes that the negative impact of the COVID-19 outbreak on its business was temporary, the extent of the impact of the COVID-19 on the Company’s results of operations and financial condition for the next twelve months will depend on future developments, including the duration and spread of the outbreak and the impact on the Company’s customers, which is still unknown and cannot be reasonably estimated at this point of time.

NOTE 15 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X require the condensed financial information of the parent company to be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s PRC subsidiary and VIEs exceeded 25% of the consolidated net assets of the Company, therefore, the condensed financial statements for the parent company are included herein.

For purposes of the above test, restricted net assets of consolidated subsidiaries and VIEs shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries and VIEs in the form of loans, advances or cash dividends without the consent of a third party.

The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company used the equity method to account for investment in its subsidiaries and VIEs. Such investment is presented on the condensed balance sheets as “Investment in subsidiaries and VIEs” and the respective profit or loss as “Equity in earnings of subsidiaries and VIEs” on the condensed statements of comprehensive income.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S GAAP have been condensed or omitted.

The Company did not pay any dividend for the periods presented. As of June 30, 2020 and December 31, 2019, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

SENTAGE HOLDINGS INC.

PARENT COMPANY BALANCE SHEETS

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Non-current assets
Loss from investment in subsidiaries and VIEs	$(38,962)	$(772,926)

Total assets	$(38,962)	$(772,926)

LIABILITIES AND SHAREHOLDERS’ DEFICIT

LIABILITIES	$-	$-

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT
Ordinary shares, $0.001 par value, 50,000,000 shares authorized, 10,000,000 shares issued and outstanding as of June 30, 2020 and December 31, 2019	10,000	10,000
Additional paid-in capital	38,419,832	38,419,832
Accumulated deficit	(38,500,162)	(39,226,760)
Accumulated other comprehensive income	31,368	24,002
Total shareholders’ deficit	(38,962)	(772,926)

Total liabilities and shareholders’ deficit	$(38,962)	$(772,926)

*	Retrospectively restated for effect of 1-for-1,000 forward split of the ordinary shares, see Note 11

SENTAGE HOLDINGS INC.

PARENT COMPANY STATEMENTS OF COMPREHENSIVE INCOME

	For the Six Months Ended June 30,
	2020	2019
	(Unaudited)	(Unaudited)
EQUITY IN EARNINGS OF SUBSIDIARIES AND VIES	$726,598	$1,007,596

NET INCOME	726,598	1,007,596
FOREIGN CURRENCY TRANSLATION ADJUSTMENTS	7,366	(17,874)
COMPREHENSIVE INCOME ATTRIBUTABLE TO THE COMPANY	$733,964	$989,722

SENTAGE HOLDINGS INC.

PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2020	2019
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$726,598	$1,007,596
Adjustments to reconcile net cash flows from operating activities:
Equity in earnings of subsidiary and VIEs	(726,598)	(1,007,596)
Net cash used in operating activities	-	-

CHANGES IN CASH AND RESTRICTED CASH	-	-

CASH AND RESTRICTED CASH, beginning of period	-	-

CASH AND RESTRICTED CASH, end of period	$-	$-

Until [  ], 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Ordinary Shares

SENTAGE HOLDINGS INC.

Prospectus dated [●], 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association, which will become effective upon or before completion of this offering, provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director)’s, secretary’s, or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary, or any of our officers in respect of any matter identified in above on condition that director (including alternate director), the secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Pursuant to indemnification agreements, the form of which will be filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Purchaser	Date of Issuance	Number of Ordinary Shares	Consideration
Unit Giant Limited	September 16, 2019	815	$815

Mac Joy Limited	September 16, 2019	65	$65

Better Always Limited	September 16, 2019	60	$60

Cyber Sea Limited	September 16, 2019	60	$60

Unit Giant Limited	March 24, 2020	7,055	$7,055

Mac Joy Limited	March 24, 2020	415	$415

Better Always Limited	March 24, 2020	390	$390

Cyber Sea Limited	March 24, 2020	360	$360

Prima Network Financial Group Limited	March 24, 2020	360	$360

Tong Chi Ho	March 24, 2020	240	$240

Tong Shing Yew	March 24, 2020	240	$240

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai City, People’s Republic of China, on March 22, 2021.

Sentage Holdings Inc.

By:	/s/ Qiaoling Lu
Qiaoling Lu
Chief Executive Officer, Chairman of the Board of Directors, and Director
(Principal Executive Officer)

Power of Attorney

Each person whose signature appears below constitutes and appoints Qiaoling Lu as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Qiaoling Lu	Chief Executive Officer, Chairman of the Board of Directors, and Director	March 22, 2021
Name: Qiaoling Lu	(Principal Executive Officer)

/s/ Jianhua Chen	Chief Financial Officer	March 22, 2021
Name: Jianhua Chen	(Principal Accounting and Financial Officer)

/s/ Yiheng Guo	Director	March 22, 2021
Name: Yiheng Guo

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on March 22, 2021.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.

EXHIBIT INDEX

Description
1.1*	Form of Underwriting Agreement

3.1*	Amended and Restated Memorandum and Articles of Association

4.1*	Specimen Certificate for Ordinary Shares

4.2*	Form of Underwriter’s Warrant (included in Exhibit 1.1)

5.1*	Opinion of Ogier regarding the validity of the Ordinary Shares being registered

5.2**	Opinion of Hunter Taubman Fischer & Li LLC regarding the enforceability of Underwriter’s Warrant

8.1*	Opinion of Grandall regarding certain PRC tax matters (included in Exhibit 99.2)

10.1*	Form of Employment Agreement by and between executive officers and the Registrant

10.2*	Form of Indemnification Agreement with the Registrant’s directors and officers

10.3*	English Translation of Form of Exclusive Business Cooperation Agreement between WFOE and each of our VIEs and a schedule of all Exclusive Business Cooperation Agreements adopting the same form

10.4*	English Translation of Form of Power of Attorney granted by shareholders of each of our VIEs and a schedule of all Powers of Attorney adopting the same form

10.5*	English Translation of Form of Equity Pledge Agreement among WFOE, each of our VIEs, and shareholders of each of our VIEs and a schedule of all Equity Pledge Agreements adopting the same form

10.6*	English Translation of Form of Exclusive Purchase Option Agreement among WFOE, each of our VIEs, and shareholders of each of our VIEs and a schedule of all Exclusive Purchase Option Agreements adopting the same form

10.7*	English Translation of Form of Spousal Consent granted by the spouse of each individual shareholder of our VIEs and a schedule of all Spousal Consents adopting the same form

10.8*	English Translation of Form of Loan Agreement between WFOE and shareholders of each of our VIEs and a schedule of all Loan Agreements adopting the same form

10.9*	English Translation of Strategic Cooperation Agreement between Daxin Zhuohui Financial Information Service (Shanghai) Co., Ltd. and Nanchang Jintou Puhui Information Service Co., Ltd., dated August 28, 2019

10.10*	English Translation of Cooperation Agreement For Reserve Funds between Party A: NetsUnion Clearing Corporation and Qingdao Buytop Payment Service Co., Ltd., dated July 15, 2019

10.11*	English Translation of Framework Consulting Service Agreement between Daxin Zhuohui Financial Information Service (Shanghai) Co., Ltd. and Tianjin Financial Asset Exchange Co., Ltd. dated June 12, 2020

21.1*	Subsidiaries

23.1*	Consent of Friedman LLP

23.2*	Consent of Ogier (included in Exhibit 5.1)

23.3*	Consent of Grandall (included in Exhibit 99.2)

23.4**	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.2)

99.1**	Code of Business Conduct and Ethics of the Registrant

99.2*	Opinion of Grandall, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters

99.3*	Consent of Frost &Sullivan

99.4*	Industry Report by Frost &Sullivan

99.5*	Consent of Michael John Viotto

99.6*	Consent of Angel Colon

99.7*	Consent of Shengsong Wang

*	Filed herewith.
**	To be filed by amendment.